UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Willis Towers Watson Public Limited Company

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Willis Towers Watson
2016 Proxy Statement

Willis Towers Watson

Notice of Annual General Meeting of Shareholders

Date and Time: Tuesday, June 13, 2017 at 9:30 a.m. Eastern. Registration begins at 9:00 a.m. Eastern Location: W New York- Downtown, 8 Albany Street, New York, NY 10006

We are pleased to invite you to join Willis Towers Watson’s Annual General Meeting of Shareholders.

Items of Business:

1.	Election of 11 Directors
2.	Advisory (Non-binding) Vote to Ratify the Appointment of the Independent Auditors and Binding Vote to Fix the Independent Auditors’ Remuneration

3.	Advisory (Non-binding) Vote to Approve Named Executive Officer Compensation
4.	Advisory (Non-binding) Vote on Frequency of Advisory Vote on Executive Compensation

5.	Amend the Company’s Articles of Association to Implement Proxy Access
6.	Amend the Company’s Articles of Association to (A) Provide for a Plurality Voting Standard in the Event of a Contested Election and (B) Grant the Board Sole Authority to Determine Its Size
7.	(A) Amend the Company’s Articles of Association to Enhance the Advance Notice Provisions and Make Certain Administrative Amendments and (B) Amend the Company’s Memorandum of Association to Make Certain Administrative Amendments
8.	Renewal of the Board’s Existing Authority to Issue Shares under Irish law

9.	Renewal of the Board’s Existing Authority to Opt Out of Statutory Pre-emption Rights under Irish Law

Who Can Vote:

●	Only shareholders of record on April 13, 2017 are entitled to receive notice of, and to attend and vote at, the meeting and any adjournment or postponement of the meeting.

How To Vote:

●	Shareholders may vote by mail, over the Internet, by telephone, or in person at the annual meeting. See “Additional Information — Information about the Proxy Materials and the 2017 Annual General Meeting of Shareholders” on page 102 of the Proxy Statement.

Attending the Meeting:

●	Shareholders who wish to attend the meeting in person should review page 105. You will need proof of record or beneficial ownership of the Company’s ordinary shares as of that date in order to enter the meeting.

Date of Mailing:

●	This Proxy Statement, the Company’s Annual Report on Form 10-K and the Irish Statutory Accounts are available at www.proxyvote.com. These materials were mailed or made available to shareholders on or about April 27, 2017.

Whether or not you plan to attend the Annual General Meeting of Shareholders, your vote is important. We urge you to participate in deciding the items on the agenda and to read the Proxy Statement and accompanying materials for additional information concerning the matters to be considered at this meeting. Shareholders present at the meeting will have an opportunity to ask questions regarding the Irish Statutory Accounts and related reports to the representatives of our independent auditors who will attend the meeting.

On Behalf of the Board of Directors,

Nicole Napolitano

Company Secretary & General Counsel, Corporate Governance

April 27, 2017

Important Notice Regarding the Availability of Proxy Materials for the Company’s Annual General Meeting of Shareholders to be held on June 13, 2017. This Proxy Statement, the Company’s Annual Report on Form 10-K and the Irish Statutory Accounts are available at www.proxyvote.com.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

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Proxy Statement Highlights

The below provides an overview of each of the proposals being presented at the Company’s 2017 Annual General Meeting of Shareholders. For more complete information, please review the respective proposals in their entirety.

Items of Business:		Page number	Board vote recommendation
1.	Elect Directors	5	FOR
	To elect eleven (11) persons named in the accompanying proxy statement to serve as directors for a one-year term
2.	Ratify the Appointment of the Independent Auditors in an Advisory (Non-binding) Vote and Fix the Independent Auditors’ Remuneration in a Binding Vote	28	FOR
	To ratify, on a non-binding advisory basis, the selection of (i) Deloitte & Touche LLP to audit our financial statements and (ii) Deloitte LLP to audit our Irish Statutory Accounts, and to authorize the Board, acting through the Audit & Risk Committee, to fix the remuneration of the independent auditors on a binding basis
3.	Approve Named Executive Officer Compensation in an Advisory (Non-binding) Vote	31	FOR
	To approve, by non-binding vote, the compensation of the Company’s named executive officers
4.	Set the Frequency of Advisory Vote on Executive Compensation in an Advisory (Non-binding) Vote	86	ONE YEAR
	To approve, by non-binding vote, whether the advisory vote on the Company’s named executive officer compensation should be held every year, every two years or every three years
5.	Amend the Company’s Articles of Association to Implement Proxy Access	87	FOR
	To amend the Company’s Articles of Association to grant eligible shareholders the right, subject to certain terms and conditions, to include their own director nominees in our proxy materials, along with candidates nominated by the Board
6A.	Amend the Company’s Articles of Association to Provide for a Plurality Voting Standard in the Event of a Contested Election	91	FOR
	To amend the Company’s Articles of Association to provide for a plurality voting standard when the number of director nominees exceeds the number of directors to be elected
6B.	Amend the Company’s Articles of Association to Grant the Board Sole Authority to Determine Its Size	92	FOR
	To amend the Company’s Articles of Association to grant the Board sole authority to establish its size
7A.	Amend the Company’s Articles of Association to Enhance the Advance Notice Provisions and Make Certain Administrative Amendments	93	FOR
	To amend the Company’s Articles of Association to enhance the disclosure requirements applicable to shareholder nominations submitted under the Company’s advance notice provision and to make other administrative amendments, including amendments in connection with the Companies Act 2014

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     1

Proxy Statement Highlights (continued)

7B.	Amend the Company’s Memorandum of Association to Make Certain Administrative Amendments	95	FOR
	To amend the Company’s Memorandum of Association to make certain administrative amendments, including amendments in connection with the Companies Act 2014
8.	Renew the Board’s Existing Authority to Issue Shares under Irish law	96	FOR
	Renew the Board’s authority to issue up to approximately 33% of the Company’s issued ordinary share capital as of April 13, 2017 for a period expiring 18 months from the passing of the resolution
9.	Renew the Board’s Existing Authority to Opt Out of Statutory Pre-emption Rights under Irish Law	97	FOR
	Renew the Board’s authority to issue, free of pre-emptive rights, up to 5% of the Company’s issued ordinary share capital as of April 13, 2017 (and an additional 5% provided the Company uses it only in connection with an acquisition or approved capital acquisition) for a period expiring 18 months from the passing of the resolution

2     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Table of Contents

Proxy Statement Highlights		1
Proposal No. 1:	Elect Directors	5
Corporate Governance		18
Proposal No. 2:	Advisory (Non-binding) Vote to Ratify the Appointment of Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit & Risk Committee, to Fix the Independent Auditors’ Remuneration	28
Proposal No. 3:	Advisory (Non-binding) Vote on Named Executive Officer Compensation	31
Executive Compensation: Compensation Discussion and Analysis		32
Compensation Committee Report		54
Compensation Tables		55
Proposal No. 4:	Advisory (Non-binding) Vote on Frequency of Advisory Vote on Executive Compensation	86
Proposal No. 5:	Vote to Amend the Company’s Articles of Association to Implement Proxy Access	87
Proposal No. 6:	Vote to Amend the Company’s Articles of Association to:	91
	(A) Provide for a Plurality Voting Standard in the Event of a Contested Election; and
	(B) Grant the Board Sole Authority to Determine Its Size
Proposal No. 7:	Vote to	93
	(A) Amend the Company’s Articles of Association to Enhance the Advance Notice Provisions and Make Certain Administrative Amendments; and
	(B) Amend the Company’s Memorandum of Association to Make Certain Administrative Amendments
Proposal No. 8:	Renew the Board’s Existing Authority to Issue Shares under Irish Law	96
Proposal No. 9:	Renew the Board’s Authority to Opt Out of Statutory Pre-emption Rights under Irish Law	97
Additional Information:
Security Ownership of Certain Beneficial Owners and Management		99
Securities Authorized for Issuance under Equity Compensation Plans		101
Section 16 Beneficial Ownership Reporting Compliance		101
Ethical Code		101
Incorporation by Reference		102
Information about the Proxy Materials and the 2017 Annual General Meeting of Shareholders		102
Shareholder and Other Proposals		107
Disclaimer Regarding Forward-Looking Statements		108
Annexes:
Annex A: Proxy Access Amendments to Articles of Association		A-1
Annex B: Plurality Voting in Contested Elections and Board Size Amendments to Articles of Association		B-1
Annex C: Companies Act and Advance Notice Amendments to Memorandum and Articles of Association		C-1
Annex D: Summary of Companies Act Amendments		D-1
Annex E: Reconciliation of GAAP to Non-GAAP Information		E-1

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     3

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Proposal No. 1: Elect Directors

Willis Towers Watson was formed on January 4, 2016 upon completion of the merger (the “Merger”) between Willis Group Holdings Public Limited Company (“legacy Willis Group”) and Towers Watson & Co. (“legacy Towers Watson”). We are a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. We have more than 41,000 employees and service clients in more than 140 countries and territories.

Members of the Board of Directors (the “Board”) are responsible for overseeing Willis Towers Watson’s business around the globe in a manner consistent with their fiduciary duties. This requires highly-skilled individuals with various qualities, attributes and professional experience. The Corporate Governance and Nominating Committee (the “Governance Committee”) believes that the slate of nominees as a whole reflects the collective knowledge, integrity, reputation and leadership abilities, and, as discussed more below, the diversity of skills and experience with respect to accounting and financial services, government and regulation, marketing and operations and global markets that is appropriate for the governance of Willis Towers Watson. In this Proxy Statement, we refer to Willis Towers Watson as the “Company,” “we” and “our.”

Our directors are elected by way of separate resolutions, which require the affirmative vote of a majority of the votes cast by shareholders at the Annual General Meeting of Shareholders and hold office until the next Annual General Meeting of Shareholders unless they are removed or resign before that meeting. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board. The Governance Committee has reviewed the needs of the Board and the qualities, experience and performance of each director and director nominee. At the Governance Committee’s recommendation, the Board has nominated all current directors to hold office until the next Annual General Meeting of Shareholders unless they are removed or resign before that meeting.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the directors.

Diversity

The Company is committed to maintaining diversity on the Board as provided in the Company’s Corporate Governance Guidelines. The Board and the Governance Committee believe that diversity on the Board is important to ensure a rounded perspective. Diversity is broadly interpreted by the Board to include viewpoints, background, experience, industry knowledge and geography, as well as more traditional characteristics of diversity, such as race and gender. We believe that our commitment is demonstrated by the current structure of our Board and the varied backgrounds and skill sets of our current directors and nominees, which include three women, two persons of Asian descent and a mix of American, British and German citizens.

Qualifications

When recommending a person for new or continued membership on the Board, the Governance Committee considers each nominee’s individual qualifications in light of the overall mix of attributes represented on the Board and the Company’s current and future needs. In its assessment of each nominee, the Governance Committee considers the person’s integrity, experience, reputation, independence and when the person is a current director of the Company, his or her performance as a director. At this time of integration since the Merger, extensive knowledge of the legacy business and the industry is a key quality for directors. The Governance Committee believes each of these directors being nominated possesses extensive knowledge of their respective legacy firm’s business and industry which uniquely positions them to oversee management during the integration and establish and execute the combined Company’s future strategy. Additionally, the Board Committees are almost entirely constituted by members who sat on the relevant Committee at legacy Willis Group and legacy Towers Watson.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     5

Proposal No. 1: Elect Directors (continued)

The Governance Committee also considers each director’s ability to devote the time and effort necessary to fulfill responsibilities to the Company and, for current directors, whether each director has attended at least 75% of the aggregate of the total number of meetings held by the Board and any committee on which he or she served. In 2016, the directors satisfied this criteria.

The Governance Committee believes service on other public or private boards (including international companies) also enhances a director’s knowledge and board experience. It considers the experience of a director on other boards and board committees in both this nomination decision and in recommending the membership slate for each of the Company’s Board Committees.

The Governance Committee believes that including directors that have current and previous leadership positions is important to the Board’s ability to oversee management. Additionally, because of the Company’s global reach, international experience or knowledge of a key geographic area is important. If a person has served or currently serves in the public arena (whether through political service, employment as Chief Executive Officer of a public company or membership on the board of directors of a public company), then his or her integrity and reputation are also a matter of public record on which the Company and its shareholders may rely. In light of its public and global nature (including conducting business in different countries and currencies), the Company also seeks a high level of financial literacy and experience on the Board and Audit & Risk Committee. As the Company’s business also requires continuous compliance with the regulatory requirements of various agencies, it is helpful for some directors to have legal or governmental expertise. The Governance Committee also believes that the Company distinguishes itself from its competitors through marketing and, as a result, a strong marketing perspective is helpful.

Set forth below is a summary of some of the additional key qualifications, attributes, skills and experiences that were considered by the Governance Committee for each person nominated for election at our 2017 Annual General Meeting of Shareholders. The absence of a particular bullet-point for a director does not mean that the director does not possess other qualifications or skills in that area.

6     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Anna C. Catalano
Corporate Governance & Nominating Committee

Ms. Catalano, age 57, joined the Willis Towers Watson Board on January 4, 2016 and currently serves as a member of the Corporate Governance and Nominating Committee. Ms. Catalano had joined the legacy Willis Group Board in July 2006 and had served as a member of the Corporate Governance and Nominating Committee and Compensation Committee. She was Group Vice President, Marketing for BP plc from 2001 to 2003. Prior to that, she held various executive positions at BP and Amoco, including Group Vice President, Emerging Markets at BP; Senior Vice President, Sales and Operations at Amoco; and President of Amoco Orient Oil Company. She currently serves on the boards of Mead Johnson Nutrition, Chemtura Corporation and Kraton Corporation. Her board committees include Compensation (Chemtura and Kraton), Governance (Mead Johnson and Chemtura), Environmental/Health/Safety (Chemtura) and Science/Nutrition (Mead Johnson). In the not-for-profit sector, she serves as a director on the national board of the Alzheimer’s Association, the Houston Grand Opera, the National Association of Corporate Directors (NACD) Texas/TriCities Chapter. She is also an advisory board member for the Kellogg Innovation Network of Northwestern University. Ms. Catalano holds a B.S. degree in Business Administration from the University of Illinois, Champaign-Urbana.

Ms. Catalano’s (i) more than 25 years of experience in global marketing and operations and executive experience in international business operations, including her instrumental efforts in repositioning the BP brand, (ii) frequent speaking engagements in strategic and global branding, (iii) recognition in 2001 by Fortune Magazine as among the “Most Powerful Women in International Business” and (iv) service on public company boards, particularly her membership on the Governance Committee of Willis Towers Watson, legacy Willis Group and Mead Johnson Nutrition, provide her with the following qualifications, among others, to continue to serve on the Willis Towers Watson Board and as a member of its Governance Committee:

● Marketing experience

● International business experience

● Relevant board and committee experience

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     7

Proposal No. 1: Elect Directors (continued)

Victor F. Ganzi
Audit & Risk Committee (Chairman)

Mr. Ganzi, age 70, joined the Willis Towers Watson Board on January 4, 2016 and currently serves as the Chairman of the Audit & Risk Committee. Mr. Ganzi had joined the board of directors of legacy Towers Watson in January 2010 and had served as Chairman of the Audit Committee and a member of the Nominating and Governance Committee. He is presently a consultant and corporate director. Mr. Ganzi was the President and Chief Executive Officer of The Hearst Corporation, a private diversified communications company, from 2002 to 2008. He served as Hearst’s Executive Vice President from 1997 to 2002 and as its Chief Operating Officer from 1998 to 2002. Prior to joining Hearst in 1990, Mr. Ganzi was the managing partner at the international law firm of Rogers & Wells (now part of Clifford Chance) and, prior to that, practiced as a certified public accountant in taxation at a Big Four accounting firm. Mr. Ganzi previously served as a director of several public companies, including Gentiva Health Services, Inc., Wyeth and Hearst-Argyle Television, Inc. Additionally, he currently serves as the non-executive Chairman of the board of several private companies. Mr. Ganzi graduated summa cum laude from Fordham University with a B.S. in Accounting, received a J.D. degree from Harvard Law School and holds an L.L.M. in Taxation from New York University.

Mr. Ganzi’s experience gained through (i) management, strategic and operational experience gained from leadership roles as General Counsel, CEO and CFO of a large media company, where, among other things, he focused on expanding the company’s international operations and diversifying the company’s revenue base and growing the company into a more than $8 billion revenue entity, (ii) his long legal and financial career and (iii) service on numerous company boards, including his service as the Chairman of Willis Towers Watson’s Audit & Risk Committee and legacy Towers Watson’s Audit Committee, provide him with the following qualifications, among others, to continue to serve on the Willis Towers Watson Board and as Chairman of its Audit & Risk Committee:

● CEO/Management experience

● Relevant board and committee experience

● Financial and legal expertise

8     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

John J. Haley

Mr. Haley, age 67, has served as Chief Executive Officer and Director of Willis Towers Watson since January 4, 2016. Previously, Mr. Haley served as the Chief Executive Officer and Chairman of the board of legacy Towers Watson since January 1, 2010, and as President since October 3, 2011. Prior to that, Mr. Haley served as President and Chief Executive Officer of Watson Wyatt beginning on January 1, 1999, as Chairman of the board of Watson Wyatt beginning in 1999 and as a director of Watson Wyatt beginning in 1992. Mr. Haley joined Watson Wyatt in 1977. Prior to becoming President and Chief Executive Officer of Watson Wyatt, he was the Global Director of the Benefits Group at Watson Wyatt. Mr. Haley is a Fellow of the Society of Actuaries, and a member of the American Academy of Actuaries and the Conference of Consulting Actuaries. He is also a co-author of Fundamentals of Private Pensions (University of Pennsylvania Press). Mr. Haley also serves on the board of MAXIMUS, Inc., a provider of health and human services program management, consulting services and system solutions, and the Miami Cancer Institute. He previously served on the board of Hudson Global, Inc., an executive search, specialty staffing and related consulting services firm. He holds an A.B. in Mathematics from Rutgers College and studied under a Fellowship at the Graduate School of Mathematics at Yale University.

Mr. Haley’s experience gained through (i) nearly a combined 40 years of service as an employee, manager, officer, director of Willis Towers Watson, legacy Towers Watson and legacy Watson Wyatt, which includes over 15 years as CEO, (ii) his substantive expertise in employee benefits and actuarial consulting, including his education and affiliations as a Fellow of the Society of Actuaries and member of American Academy of Actuaries and the Conference of Consulting Actuaries and (iii) his service as Chairman of the board of legacy Towers Watson and director of other companies provide him with the following qualifications, among others, to continue to serve on the Willis Towers Watson Board:

●	CEO/Management experience

●	Extensive industry and business knowledge gained from both a management and director perspective

●	International business experience

●	Relevant board and committee experience

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     9

Proposal No. 1: Elect Directors (continued)

Wendy E. Lane
Compensation Committee (Chairman)

Audit & Risk Committee

Ms. Lane, age 65, joined the Willis Towers Watson Board on January 4, 2016 and currently serves as the Chairman of the Compensation Committee and as a member of the Audit & Risk Committee. Ms. Lane had joined the legacy Willis Group Board in April 2004 and had served as Chairman of the Compensation Committee and as a member of the Audit Committee and former Executive Committee as well as a strategic alternatives and search committee. She has been Chairman of Lane Holdings, Inc., an investment firm, since 1992. Prior to forming Lane Holdings, Inc., Ms. Lane was a Principal and Managing Director of Donaldson, Lufkin and Jenrette Securities Corporation, an investment banking firm, serving in these and other positions from 1981 to 1992. Prior to that, Ms. Lane was an investment banker at Goldman, Sachs & Co. Ms. Lane also has international experience as a director and Audit Committee member of UPM-Kymmene Corporation, a Finnish publicly-held corporation, and a director of Al Dabbagh Group, a private Saudi Arabian company. Ms. Lane is also a director of MSCI Inc., a New York-based public company. She previously served as a member of the board, Nominating and Corporate Governance Committee and chaired the Audit and Compensation Committees of Laboratory Corporation of America and served on the boards of four other public companies. Ms. Lane holds a B.A. from Wellesley College in Mathematics and French and an M.B.A. from Harvard Business School.

Ms. Lane’s (i) more than 15 years of experience in investment banking, including financings, mergers and acquisitions and advisory projects, (ii) current and past extensive service on boards of public and private companies located across the globe and (iii) service as a member of Willis Towers Watson’s Audit & Risk Committee, legacy Willis Group’s Audit Committee and Chairman of the Willis Towers Watson and legacy Willis Group Compensation Committee provide her with the following qualifications, among others, to continue to serve on the Willis Towers Watson Board and to maintain her dual service as Chairman of the Compensation Committee and member of the Audit & Risk Committee:

● CEO/Management experience

● Relevant board and committee experience

● Financial expertise

10     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

James F. McCann
Non-Executive Chairman of the Board

Corporate Governance & Nominating Committee (Chairman)

Mr. McCann, age 65, joined the Willis Towers Watson Board on January 4, 2016 and currently serves as the non-executive Chairman of the Board and as Chairman of the Corporate Governance and Nominating Committee. Mr. McCann joined the legacy Willis Group Board in April 2004 and had served as non-executive Chairman, as Chairman of the Corporate Governance and Nominaing Committee and as a member of the former Executive Committee. Prior to serving as the non-executive Chairman of the legacy Willis Group board, Mr. McCann served as legacy Willis Group’s Presiding Independent Director. He served as Chairman and CEO of 1-800-Flowers.com, Inc., a florist and gift company, from 1976 until June 30, 2016. Following that date, he has served solely as an executive chairman of that company. Mr. McCann serves as a director of Scott’s Miracle-Gro and a director and Chairman of the Nominating and Corporate Governance Committee of International Game Technology PLC (formerly GTECH plc and Lottomatica S.p.A.), a leading commercial operator and provider of technology in regulated worldwide gaming markets. Mr. McCann holds a B.A. in Psychology from John Jay College of Criminal Justice.

Mr. McCann’s experience gained through (i) his role as CEO and Chairman of the Board of a consumer-product and service-based public company for more than 30 years, (ii) his service as Non-Executive Chairman of the Board, Presiding Independent Director and Chairman of the Governance Committee of Willis Towers Watson and legacy Willis Group and (iii) his service on other domestic and international company boards provide him with the following qualifications, among others, to continue to serve on the Willis Towers Watson Board, as non-Executive Chairman of the Board and as Chairman of the Governance Committee:

● CEO/Management experience

● Extensive industry and business knowledge gained as the Non-Executive Chairman of the Board including for a period commencing prior to the Merger

● Relevant board and committee experience

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     11

Proposal No. 1: Elect Directors (continued)

Brendan R. O’Neill
Corporate Governance & Nominating Committee

Dr. O’Neill, age 68, joined the Willis Towers Watson Board on January 4, 2016 and currently serves as a member of the Corporate Governance and Nominating Committee. Dr. O’Neill had joined the legacy Towers Watson Board in January 2010 and had served as Chairman of the Nominating and Governance Committee and as a member of the Compensation Committee. He previously served as a director of Watson Wyatt from July 2006 to 2009. From 2003 until 2006, Dr. O’Neill was an independent director for a range of companies. Dr. O’Neill was Chief Executive Officer and Director of Imperial Chemical Industries PLC (“ICI”), a manufacturer of specialty products and paints, until April 2003. Dr. O’Neill joined ICI in 1998 as its Chief Operating Officer and Director, and was promoted to Chief Executive Officer in 1999. Prior to Dr. O’Neill’s career at ICI, he held numerous positions at Guinness PLC, including Chief Executive of Guinness Brewing Worldwide Ltd, Managing Director International Region of United Distillers, and Director of Financial Control. Dr. O’Neill also held positions at HSBC Holdings PLC, BICC PLC and the Ford Motor Company. He is a director of Informa Group PLC. He previously served as a director of Tyco International Ltd., Endurance Specialty Holdings Ltd., Aegis Group PLC and Drambuie Ltd. He holds an M.A. in Natural Sciences from the University of Cambridge and a Ph.D. in Chemistry from the University of East Anglia, and is a Fellow of the Chartered Institute of Management Accountants (U.K.).

Dr. O’Neill’s experience gained through (i) his decades-long years of service as CEO and senior executive of UK-based businesses, including ICI–a former constituent of the FTSE 100 Index, (ii) his accounting and financial background, (iii) his service as a member of the Willis Towers Watson Governance Committee and the Chairman of the legacy Towers Watson Governance Committee and (iv) his current and former service on international public company boards, including both Irish and UK companies such as Tyco International Ltd., provide him with the following qualifications, among others, to continue to serve on the Willis Towers Watson Board and as a member of its Governance Committee:

● CEO/Management experience

● International business experience

● Relevant board and committee experience

12     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Jaymin Patel
Compensation Committee

Mr. Patel, age 49, joined the Willis Towers Watson Board on January 4, 2016 and currently serves as a member of the Compensation Committee. Mr. Patel had joined the legacy Willis Group Board in July 2013 and had served as a member of the Compensation Committee. Mr. Patel is currently the President and CEO of Brightstar Corporation, a leading provider of services and distribution for the global wireless industry. Prior to joining Brightstar Corporation in 2015, Mr. Patel served as the President and CEO of GTECH Corporation, a division of GTECH S.p.A. (now International Game Technology PLC listed on the NYSE), a leading commercial operator and provider of technology in regulated worldwide gaming markets. Before becoming CEO of GTECH Corporation, then a subsidiary of Lottomatica Group S.p.A. in 2008, Mr. Patel held various executive positions at GTECH, including President and Chief Operating Officer (2007), Senior Vice President and CFO (2000-2007), Vice President, Financial Planning and Business Evaluation (1998-2000) and Finance Director, European and African Operations (1995-1997). From August 2006 until April 2007, Mr. Patel also served as CFO of Lottomatica S.p.A. (now IGT PLC). Prior to joining GTECH, Mr. Patel worked at PricewaterhouseCoopers in London. Mr. Patel served as a member of the Board and the Executive Management Committee of GTECH S.p.A. (now IGT PLC) until March 2015, and since April 2015 has served as a director of Brightstar Corporation. Mr. Patel holds a B.A. with honors from Birmingham Polytechnic in the United Kingdom and qualified as a Chartered Accountant with PricewaterhouseCoopers in London.

Mr. Patel’s experience gained through (i) an aggregate of approximately 20 years of experience as a CEO and a senior executive of global businesses, (ii) his prior experience as CEO of GTECH Corporation where he grew that company in developing countries, including across Latin America, Eastern Europe and Asia Pacific regions, (iii) his 7 years of experience as CFO of a public company and (iv) his 8-year prior service on the board of an Italian-based public company and service on the Willis Towers Watson and legacy Willis Group Compensation Committee provide him with the following qualifications, among others, to continue to serve on the Willis Towers Watson Board and as a member of its Compensation Committee:

● CEO/Management experience

● International business experience

● Relevant board and committee experience

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     13

Proposal No. 1: Elect Directors (continued)

Linda D. Rabbitt
Compensation Committee

Ms. Rabbitt, age 68, joined the Willis Towers Watson Board on January 4, 2016 and currently serves as a member of the Compensation Committee. Ms. Rabbitt had joined the legacy Towers Watson Board in January 2010 and served as the Lead Director and a member of the Compensation Committee and Nominating and Governance Committee. She previously served as a director of Watson Wyatt from 2002 to 2009 and is the founder and Chief Executive Officer of Rand Construction Corporation, a commercial construction company founded in 1989 that specializes in building renovation and tenant build-outs. Prior to founding Rand Construction Corporation, Ms. Rabbitt was the co-founder and co-owner of Hart Construction Company, Inc., a commercial tenant construction company. From 1981 to 1985, Ms. Rabbitt was with KPMG (formerly Peat Marwick), where she was Director of Marketing from 1982 to 1985. Ms. Rabbitt previously served as a director of Brookfield Properties, a commercial real estate company, and as a Class C director of the Federal Reserve Bank of Richmond and served as Chairman of the board from January 2013 through December 2014. Ms. Rabbitt is also a director of the Greater Washington Board of Trade and served as its Chair in 2002. Ms. Rabbitt is a director of the Economic Club of Washington, D.C., previously served as a director of Leadership Greater Washington and as a trustee of George Washington University, and is a past Chairman and the current Treasurer of the Federal City Council. Ms. Rabbitt holds a B.A. from the University of Michigan, Ann Arbor and an M.A. from George Washington University.

Ms. Rabbitt’s experience gained through (i) her experience as founder and CEO of a prominent construction business, (ii) her prior experience with a global auditing/consulting firm, (iii) her service as the former independent lead director of legacy Towers Watson and (iv) her service on the Willis Towers Watson and legacy Towers Watson Compensation Committee provide her with the following qualifications, among others, to continue to serve on the Willis Towers Watson Board and as a member of the Compensation Committee:

● CEO/Management experience

● Relevant board and committee experience

● Marketing expertise

14     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Paul Thomas
Audit & Risk Committee

Mr. Thomas, age 60, joined the Willis Towers Watson Board on January 4, 2016 and currently serves as a member of the Audit & Risk Committee. Mr. Thomas had joined the legacy Towers Watson Board in January 2010 and had served as a member of both the Audit Committee and the Risk Committee. Mr. Thomas retired on March 31, 2016 from his role as senior executive with the Rank Group NA, a position he had held since January 2011. He was previously the Chief Executive Officer of Reynolds Packaging Group from February 2008 through January 2011, when Alcoa sold the Reynolds Packaging Group business to the Rank Group. Mr. Thomas joined Alcoa in 1978 and, prior to the sale of its packaging businesses, most recently served as Executive Vice President for Alcoa and Group President for its Packaging and Consumer businesses. His prior roles included Executive Vice President responsible for the Alcoa Rolled and Engineered Products Group and Executive Vice President for People and Culture. Mr. Thomas currently serves as a Senior Advisor of ProAmpac, a leading global flexible packaging company. Mr. Thomas holds a B.S. in Metallurgical Engineering and Material Sciences from Lehigh University and an Executive M.B.A. from the University of Tennessee.

Mr. Thomas’s experience gained through (i) a decade of experience as an executive of various companies, including his service as senior executive of the Rank Group NA, CEO of Reynolds Packaging Group and Executive Vice President of Alcoa and (ii) his former dual service on both the Audit & Risk Committees of legacy Towers Watson provide him with the following qualifications, among others, to serve on the Willis Towers Watson Board and as a member of its Audit & Risk Committee:

● CEO/Management experience

● Relevant board and committee experience

● Financial expertise

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     15

Proposal No. 1: Elect Directors (continued)

Jeffrey W. Ubben
Compensation Committee

Mr. Ubben, age 55, joined the Willis Towers Watson Board on January 4, 2016 and currently serves as a member of the Compensation Committee. Mr. Ubben had joined the legacy Willis Group Board in July 2013 and had served as a member of the Risk Committee. Mr. Ubben is a Founder, the Chief Executive Officer and the Chief Investment Officer of ValueAct Capital. As of November 2015, Mr. Ubben became a member of the board of directors of Twenty-First Century Fox. Mr. Ubben is a former chairman and director of Martha Stewart Living Omnimedia, Inc., and a former director of Valeant Pharmaceuticals International, Inc., Catalina Marketing Corp., Gartner Group, Inc., Mentor Corporation, Misys, plc, Sara Lee Corp. and several other public and private companies. In addition, Mr. Ubben serves on the board of trustees of Northwestern University and Duke University. He holds a B.A. from Duke University and an M.B.A. from the J. L. Kellogg Graduate School of Management at Northwestern University.

Mr. Ubben’s experience gained through (i) his role as founder, CEO and Chief Investment Officer of ValueAct Capital, which manages more than $11 billion on behalf of several institutional and individual investors, (ii) ValueAct Capital’s beneficial ownership (as of April 13, 2017) of approximately 5.9% of Willis Towers Watson shares and long-standing status as a major shareholder of legacy Willis Group for several years and (iii) his current and former service on a multitude of public and private company boards, including Twenty-First Century Fox, provide him with the following qualifications, among others, to continue to serve on the Willis Towers Watson Board and as a member of its Compensation Committee:

● CEO/Management experience

● Extensive industry and business knowledge gained from both a shareholder and director perspective

● Relevant board experience

16     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Wilhelm Zeller
Audit & Risk Committee

Mr. Zeller, age 72, joined the Willis Towers Watson Board on January 4, 2016 and currently serves as a member of the Audit & Risk Committee. Mr. Zeller had joined the legacy Towers Watson Board in January 2010 and had served as Chairman of the Risk Committee and as a member of the Compensation Committee. He is presently a consultant and corporate director. Formerly, he served as the chief executive officer of Hannover Re Group from 1996 until his retirement in June 2009. Prior to joining Hannover Re, Mr. Zeller was a member of the executive board of Cologne Re and then a member of the executive council of General Re Corporation, Cologne Re’s new principal shareholder. Currently, Mr. Zeller serves on the board of directors of Axis Capital Holdings Ltd. and EIS Group Ltd. He holds a B.A. in Business Administration from the University of Applied Sciences in Cologne, Germany.

Mr. Zeller’s experience gained through (i) his 32 years of service at the chief level of international reinsurance operations, including his 13-year service as the CEO of one of the largest global reinsurance companies, and in other international executive positions, (ii) his familiarity with the international insurance and reinsurance industry, (iii) his current and former service on the boards of global companies, including EIS Group Ltd., Axis Capital Holdings Ltd. and Hannover Re, and (iv) his service as a member of the Willis Towers Watson Audit & Risk Committee and the Chairman of the legacy Towers Watson Risk Committee provide him with the following qualifications, among others, to continue to serve on the Willis Towers Watson Board and as a member of its Audit & Risk Committee:

● CEO/Management experience

● International business experience

● Financial expertise

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     17

Corporate Governance

The Company believes good governance is one critical element to achieving long-term shareholder value. We are committed to governance policies and practices that serve the long-term interests of the Company and its shareholders.

Corporate Governance Highlights

●    Split CEO and Chairman roles; James McCann has served as the independent non-executive Chairman of the Company since July 2013.

●    Maintain share ownership guidelines for directors and executive officers.

●    Prohibit all employees from hedging Company shares.

●    Prohibit directors and executive officers from having margin accounts and pledging Company shares.

●    Majority voting for directors in uncontested elections; directors that do not receive a majority vote are not elected to the Board.

●    Active Board participation in succession and strategic planning.

●    Require a director who experiences materially changed circumstances to offer his or her resignation from the Board.

●    All directors (except the CEO) are independent.

●    Annual election of directors.

●    Annual review of the slates of the Board Committees.

●    Executive sessions of independent directors.

●    Annual Board and Committee self-evaluations.

●    Continuing director education.

●    Proactive recommendation that shareholders approve implementing proxy access at our 2017 Annual General Meeting of Shareholders.

Board and Committee Member Independence

Based on the recommendation of the Governance Committee, the Board has determined that, with the exception of Mr. Haley, (i) all of the current directors and director nominees shown above and (ii) the members of the Audit & Risk Committee, Compensation Committee and Governance Committee are independent under the relevant SEC rules, NASDAQ listing standards and the Board’s Director Independence Standards. The Board’s Director Independence Standards are part of the Company’s Corporate Governance Guidelines, which were adopted by the Board and which comply with the requirements of NASDAQ listing standards.

As discussed above, each director has significant experience and affiliations with other organizations. Accordingly, in evaluating the independence of each director, the Governance Committee considered that, in the ordinary course of business, the Company provides services (such as insurance broking or consulting services) to, receives services from or provides charitable donations to organizations affiliated with the directors by virtue of their directorship, employment status or share ownership. In addition, in the ordinary course of business and on an arm’s-length basis, certain directors receive broking services from the Company on a personal basis. The Governance Committee determined that, in all of the above cases, the transactions do not impair the relevant director’s independence under the applicable SEC rules, NASDAQ listing standards or the Company’s Governance Guidelines.

18     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

Board Meetings and Attendance

The Willis Towers Watson Board met formally 7 times in 2016. Additionally, the Board met informally with management on several occasions during the course of the year. All directors attended at least 75% of the aggregate of the total number of Board meetings and of any committee on which they served in 2016.

The independent directors held separate executive sessions without management either before or after each of the Board’s regularly scheduled meetings in 2016. The non-executive Chairman of the Board chaired each executive session. Neither the CEO nor any member of management at any level attends the executive sessions of the independent directors unless invited to discuss a particular matter.

All directors are expected to make every effort to attend each Annual General Meeting of Shareholders. 9 out of the 11 directors standing for re-election participated in the 2016 Annual General Meeting of Shareholders.

Board Leadership Structure

As noted above, the members and chairs of each of our Board committees are independent based on the SEC’s, NASDAQ’s and our governance standards. As a result, independent directors directly oversee such critical matters as the compensation policy for our executive officers, our nomination and corporate governance practices, and the integrity of our financial statements and internal controls over financial reporting.

The Board has determined that the Company and its shareholders are currently best served by having the roles of Chairman and CEO undertaken by different individuals. In the event they are not, our Corporate Governance Guidelines provide for the appointment of a Presiding Independent Director.

Mr. McCann has served as the independent non-executive Chairman of the Board since July 8, 2013. From October 17, 2012 until his appointment as non-executive Chairman of the Board, Mr. McCann served as the Presiding Independent Director. Pursuant to the Company’s Corporate Governance Guidelines, Mr. McCann:

●	convenes and presides at executive sessions of the independent and non-management directors;

●	serves as principal liaison on Board-related issues between the independent and non-management directors and the CEO and provides the CEO with feedback from executive sessions;

●	prior to Board meetings, discusses with the CEO the information to be provided to directors and reviews and approves such information;

●	approves Board meeting agenda items and, with the CEO, proposes for Board approval the Board’s calendar, including the number and frequency of Board meetings, to ensure there is sufficient time for discussion of all agenda items;

●	recommends to the Board the retention of outside advisors and consultants who report directly to the Board on Board-related issues;

●	consults with the Governance Committee on the appointment of chairs and members for Board Committees;

●	is available for consultation and communication with shareholders in appropriate circumstances, as instructed by the Board; and

●	performs such other functions and responsibilities as requested by the Board from time to time.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     19

Corporate Governance (continued)

Willis Towers Watson Board Committees

The current Board Committees, members and a description of each Committee’s function are set forth below in further detail.

Committee Membership
	Audit & Risk	Compensation	Corporate Governance & Nominating
Anna C. Catalano			X
Victor F. Ganzi	X*
John J. Haley
Wendy E. Lane	X	X*
James F. McCann			X*
Brendan R. O’Neill			X
Jaymin B. Patel		X
Linda D. Rabbitt		X
Paul Thomas	X
Jeffrey W. Ubben		X
Wilhelm Zeller	X

*	Designates Committee Chairman.

The Audit & Risk Committee generally assists the Board with the following:

●	the selection and oversight (including compensation) of the independent auditors;

●	the integrity of the Company’s financial statements;

●	the Company’s compliance with financial, legal and regulatory requirements;

●	the independent auditors’ qualifications and independence;

●	the performance of the independent auditors and the Company’s internal audit function;

●	the establishment and maintenance of proper internal accounting controls and procedures; and

●	the treatment of concerns regarding accounting or auditing matters as reported under the Company’s whistleblower policy.

Additionally, the Audit & Risk Committee has the following risk-related responsibilities:

●	monitoring oversight of the Company’s enterprise risk management;

●	overseeing the development of plans for risk mitigation for the most significant risks to the Company and monitoring management’s implementation of such plans, and the effectiveness generally of risk mitigation strategies and activities;

●	reviewing the adequacy of the Company’s resources to perform its risk management responsibilities;

●	reviewing and making recommendations regarding the adequacy of the Company’s resources to perform its risk management responsibilities; and

●	conferring annually with the Company’s Compensation Committee concerning the risk assessment of the Company compensation programs as required by SEC regulations.

The Audit & Risk Committee provides an avenue for communication among internal audit, the independent auditors, management and the Board. The Audit & Risk Committee also focuses on major financial risk exposures, the steps management has taken to monitor and control such exposures, and, if appropriate, discusses with the independent auditors the guidelines and policies governing the process by which senior management and the relevant departments of the Company assess and manage the Company’s financial risk exposure.

20     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

The Audit & Risk Committee is currently composed of Victor F. Ganzi (Chairman), Wendy E. Lane, Paul Thomas and Wilhelm Zeller. The Willis Towers Watson Audit & Risk Committee Chairman is an audit committee financial expert, as defined by Regulation S-K, and all Audit & Risk Committee members are financially sophisticated under NASDAQ listing standards in light of their financial experience. In 2016, the Audit & Risk Committee met formally 5 times. In addition to holding formal meetings, the Committee members met informally during the course of the year to discuss and review financial matters related to the Company and its SEC filings. The Committee also frequently meets in executive sessions, including separate meetings with management, the internal auditors and external auditors.

The Compensation Committee generally assists the Board with the following:

●	establishing, in consultation with senior management, the Company’s general compensation philosophy and overseeing the development and implementation of compensation programs in accordance with the philosophy;

●	designing, with outside advisors, and approving (either as a Committee or together with the other independent directors) the overall compensation for the CEO, including salary, annual incentive compensation, long-term incentive awards and perquisites based upon the CEO’s attainment of certain goals and objectives, the Company’s performance, relative total shareholder returns and/or other factors that the Committee deems relevant;

●	reviewing with management and approving the overall compensation program for the executive team, including salaries, annual incentive compensation, long-term incentive awards and perquisites;

●	reviewing and approving compensation policies applicable to the Operating Committee;

●	evaluating executive compensation competitive practices and trends;

●	reviewing incentive compensation plans for the Operating Committee, and equity-based plans and their execution;

●	in consultation with senior management, overseeing regulatory compliance with respect to compensation matters;

●	reviewing and discussing with senior management the Compensation Discussion and Analysis and approving its inclusion in the Company’s Proxy Statement and Annual Report on Form 10-K;

●	reviewing the results of the “say-on-pay” and “say-on-frequency” proposals included in this Proxy Statement and the appropriate response;

●	making recommendations to the Board on the compensation for non-employee directors, committee chairpersons and committee members;

●	making recommendations to the Board on Board and executive officer share ownership guidelines;

●	annually evaluating the independence of its compensation consultants, legal counsel and/or other advisors taking into consideration the factors enumerated in NASDAQ listing standards and evaluating whether any conflict of interest exists with respect to its compensation consultant;

●	reviewing an assessment of compensation risk to determine whether any material risks were deemed to be likely to arise from the Company’s compensation policies and talent development programs, what mitigating factors are in place, and whether these risks would be reasonably likely to have a material adverse effect on its business; and

●	providing input and advice on the implementation of the Company’s talent strategy, including recruiting and development strategies, and the development of senior leaders as well as Inclusion and Diversity initiatives.

The Compensation Committee is currently composed of Wendy E. Lane (Chairman), Jaymin B. Patel, Linda D. Rabbitt and Jeffrey W. Ubben. In 2016, the Committee met formally 7 times. In addition to holding formal meetings, the Committee members met informally during the course of the year to discuss compensation-related matters and acted from time to time by unanimous written consent. After regularly scheduled meetings, the Committee also met in executive session, which included meetings with the compensation consultant.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     21

Corporate Governance (continued)

The Corporate Governance and Nominating Committee generally assists the Board with the following:

●	recommending to the Board the nominees to stand for election as directors at the next annual shareholder meeting and in the event of director vacancies in light of the Board’s qualifications and the Company’s strategy;

●	evaluating the independence of the non-employee directors;

●	developing and recommending to the Board the director selection process for identifying, considering and recommending candidates to the Board and director qualification standards for use in selecting new nominees and periodically reviewing the process and standards;

●	developing and recommending director independence standards to the Board and periodically reviewing those standards;

●	reviewing the appropriateness of continued service on the Board of members whose circumstances have changed, including if members contemplate accepting a directorship at another company or an appointment to an audit committee of another company;

●	making recommendations to the Board on matters relating to director tenure, which may include the retirement of Board members, term limits or a mandatory retirement age;

●	recommending to the Board, from time to time, changes the Committee believes is desirable to the size of the Board or any Committee thereof;

●	recommending to the independent and non-management directors a nominee for Chairman and recommending to the Board the nominees and the chairman for each Board Committee;

●	reviewing periodically and recommending changes to the Board, from time to time, to the Company’s Corporate Governance Guidelines;

●	reviewing the orientation process for all new directors and a continuing education program for all directors;

●	developing a policy with regards to the Committee’s consideration of any director candidates recommended by the Company’s shareholders and consider director candidates recommended by the Company’s shareholders in accordance with such policy;

●	administering and overseeing, on behalf of the Board, the evaluation process for the overall effectiveness of the Board (including the effectiveness of the Committees and the Board’s performance of its governance responsibilities); and

●	reviewing succession plans prepared by management for all senior management.

Additionally, during the past year, the Governance Committee reviewed the “Commonsense Principles of Corporate Governance,” which were authored by a group of leading executives and investors. As a general matter, the Company believes it is in compliance with applicable principles, or the principles are not applicable to the Company’s circumstances.

The Governance Committee identifies potential director nominees by preparing a candidate profile based upon the current Board’s strengths and needs and through a variety of sources, including by engaging search firms or utilizing business contacts of the Board and senior management. Nominees must meet minimum qualification standards with respect to a variety of criteria including integrity, reputation, judgment, knowledge, experience, maturity, skills and personality, commitment and independence. The Governance Committee may also take into consideration additional factors it deems appropriate, which may include diversity, experience with business and other organizations, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committee thereof.

22     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

With feedback from the Board members, members of the Governance Committee initiate contact with preferred candidates and, following feedback from interviews conducted by Governance Committee and Board members, recommend candidates to join the Board. The Governance Committee has the authority to retain a search firm to assist with this process. The Governance Committee considers candidates nominated by shareholders and ensures that such nominees are given appropriate consideration in the same manner as other candidates. Recommendations may be submitted to any member of the Governance Committee pursuant to the procedures set forth below under “Communications with Shareholders and Other Constituencies” by writing to the Company Secretary, c/o Office of the General Counsel, Willis Towers Watson Public Limited Company, 200 Liberty Street, New York, NY 10281.

The Governance Committee is currently composed of James F. McCann (Chairman), Anna C. Catalano and Brendan R. O’Neill. In 2016, the Governance Committee met formally 4 times. After regularly scheduled meetings, the Governance Committee also met in executive session. In addition to holding formal meetings, the Committee members met informally during the course of the year to discuss governance-related matters.

Our Corporate Governance Guidelines and all Board Committee Charters can be found in the “Investor Relations — Corporate Governance” section of our website at www.willistowerswatson.com. Copies are also available free of charge on request from the Company Secretary.

Non-Employee Director Compensation

In designing the compensation of Willis Towers Watson non-employee directors, the Willis Towers Watson Compensation Committee reviewed and considered the combined Company’s significantly increased size and complexity as a result of the Merger, as well as the non-employee director compensation of peer companies. The below table sets forth the annual fees paid to the non-employee directors for each term of service (which runs from the date of election at our Annual General Meeting of Shareholders to the date of our Annual General Meeting of Shareholders the subsequent year).

All Non-Employee Directors	● $100,000 cash fee and time-based restricted share units equal to
$130,000 (based on the closing price of the Company’s shares as quoted on
NASDAQ on the date of grant) that vest in full on the 1-year anniversary of the grant date
Non-Executive Chairman of the Board

●    $200,000, payable 50% in equity and 50% in cash, provided that the non-executive Chairman may elect to receive the fee 100% in equity

●    The legacy Willis Group Compensation Committee approved a temporary increase in the non-executive Chairman’s fee for the period of July 1, 2015 through December 31, 2016 at the rate of $50,000 per annum in recognition of the additional services that have been required of the Chairman with respect to integration and transition planning

Audit & Risk Committee Chairman	● $35,000† cash fee
All Other Audit & Risk Committee Members	● $15,000 cash fee
Compensation Committee Chairman	● $32,500† cash fee
All Other Compensation Committee Members	● $12,500 cash fee
Governance Committee Chairman	● $28,000† cash fee
All Other Governance Committee Members	● $8,000 cash fee

† Includes Committee membership fee.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     23

Corporate Governance (continued)

The following table sets forth cash and other compensation paid or accrued to the non-employee directors of Willis Towers Watson during 2016.

Willis Towers Watson Non-Employee Director	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Anna C. Catalano	103,499	130,000	102,074	335,573
Victor F. Ganzi(3)	132,775	130,000	—	262,775
Wendy E. Lane(4)	139,712	130,000	—	269,712
James F. McCann(5)	174,440	330,000	—	504,440
Brendan R. O’Neill(6)	104,440	130,000	—	234,440
Jaymin Patel	106,937	130,000	—	236,937
Linda D. Rabbitt	106,937	130,000	—	236,937
Paul Thomas	112,775	130,000	—	242,775
Jeffrey W. Ubben	106,937	130,000	—	236,937
Wilhelm Zeller	112,775	130,000	—	242,775

(1)	On August 15, 2016, each of the non-employee directors received 1,069 RSUs. Mr. McCann elected to receive 100% of his 2016 non-executive Chairman fee in equity and, as a result, received an additional 1,646 RSUs, which will vest on August 15, 2017. The share award value shown is the full fair value as of the date of grant.

(2)	In connection with the Company’s redomicile to Ireland, the Company agreed to indemnify the directors in the event they may need to pay additional taxes as a result of the redomicile. The above amounts reflect the gross-up payment made to the non-employee directors in 2016 in connection with taxes paid by them. For Ms. Catalano, “All Other Compensation” includes gross-up payments for tax years 2010 through 2015. The Company reimburses directors for reasonable travel and related expenses incurred in connection with their participation in Board or Board committee meetings. The Company also hired auditors in Dublin, Ireland to prepare the directors’ Irish 2016 tax returns, whose fees are expected to be less than $50,000 in the aggregate.

(3)	The above fees reflect Mr. Ganzi’s role as the Chairman of the Audit & Risk Committee.

(4)	The above fees reflect Ms. Lane’s role as the Chairman of the Compensation Committee and a member of the Audit & Risk Committee.

(5)	The above fees reflect (i) Mr. McCann’s role as non-executive Chairman of the Board and Chairman of the Governance Committee, (ii) Mr. McCann’s election to receive his 2016 non-executive Chairman of the Board fee 100% in equity and (iii) the temporary increase in the non-executive Chairman’s fee for the period of July 1, 2015 through December 31, 2016 at the rate of $50,000 per annum.

(6)	Effective May 1, 2017, Mr. O’Neill will serve as a board observer of Willis Limited, the Company’s principal insurance brokerage subsidiary outside of the United States, pursuant to which he will receive an annual cash fee of £50,000. Subject to FCA approval, Mr. O’Neill will become a member of the Willis Limited board.

Upon consummation of the Merger, 6 legacy Willis Group directors resigned from the Board. The following table sets forth cash and other compensation paid or accrued to these directors during 2016.

Legacy Willis Group Non-Employee Director	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Sir Roy Gardner	1,318	—	—	1,318
Sir Jeremy Hanley	1,208	—	—	1,208
Robyn S. Kravit	1,098	—	125,286	126,384
Francisco Luzón	1,098	—	—	1,098
Douglas B. Roberts	1,428	—	119,337	120,765
Michael J. Somers	1,208	—	—	1,208

(1)	Each of the 6 legacy Willis Group directors who resigned from the Board upon consummation of the merger had received 2,154 RSUs on August 10, 2015 in connection with their directors’ fees. Vesting of their RSUs was accelerated upon consummation of the Merger and their RSUs vested in full.

(2)	In connection with the Company’s redomicile to Ireland, the Company agreed to indemnify the directors in the event they may need to pay additional taxes as a result of the redomicile. The above amounts reflect the gross-up payment made to the non-employee directors in 2016 in connection with taxes paid by them. The Company reimburses directors for reasonable travel and related expenses incurred in connection with their participation in Board or Board committee meetings, including the impact of excess foreign taxes for which a home country credit is either limited or unavailable. In 2016, the Company grossed up the reimbursement for additional home country taxes due to foreign tax credit limitations. This gross-up is not reflected above. The Company also hired auditors in Dublin, Ireland to prepare the directors’ Irish 2016 tax returns, whose fees are expected to be less than $50,000 in the aggregate.

24     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

In April 2016, the Willis Towers Watson Board adopted revised share ownership guidelines for its non-employee directors. Under the guidelines, non-employee directors are required to hold Willis Towers Watson shares equal to 5 times the directors’ annual cash retainer of $100,000 (i.e.,$500,000) within 8 years of (i) their appointment to the board of their respective legacy company (for legacy Willis Group or legacy Towers Watson directors who serve on the Willis Towers Watson Board) or (ii) their appointment to the Willis Towers Watson Board (for all other directors who join the Willis Towers Watson Board after the consummation of the Merger). The increased dollar amount is intended to ensure alignment with the Company’s long-term strategy and the extended time period is intended to attract and retain qualified new board members and candidates. Ordinary shares, deferred shares, share equivalents, restricted share units (“RSUs”) and restricted shares count toward satisfying the guidelines, but options to purchase shares do not. Each director is prohibited from transferring these shares until 6 months after he or she leaves Board service (other than to satisfy tax obligations on the vesting/distribution of existing equity awards), but is permitted to transfer any shares in excess of this amount. In the event a non-employee director has not acquired this threshold of shares, he or she is prohibited from transferring any Willis Towers Watson shares (other than to satisfy tax obligations on the vesting/distribution of existing equity awards). In the case of financial hardship, the ownership guidelines may be waived in the discretion of the Compensation Committee until the hardship no longer applies or such other appropriate time as the Compensation Committee determines. Willis Towers Watson non-employee directors who have served on either the legacy Willis Group or legacy Towers Watson Board for at least 8 years have satisfied the new share ownership guidelines.

The following table sets forth the non-employee directors’ equity ownership as of December 31, 2016.

Non-Employee Director	Shares	RSUs	Deferred RSUs(1)
Anna C. Catalano	3,774	1,069	513
Victor F. Ganzi	14,897	1,069	—
Wendy E. Lane	4,849	1,069	—
James F. McCann	8,721	2,715	513
Brendan R. O’Neill	15,242	1,069	—
Jaymin B. Patel	2,630	1,069	—
Linda D. Rabbitt	10,929	1,069	—
Paul Thomas	12,705	1,069	—
Jeffrey W. Ubben(2)	8,109,358	1,069	—
Wilhelm Zeller	5,659	1,069	—

(1)	Deferred RSUs settled on January 3, 2017.

(2)	Mr. Ubben’s shares include 8,108,015 ordinary shares directly beneficially owned by ValueAct Capital Master Fund, L.P., as to which Mr. Ubben may be deemed to be a beneficial owner. Mr. Ubben disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

For more information regarding the number of shares beneficially owned by each director as of April 13, 2017, see the section entitled “Additional Information — Security Ownership of Certain Beneficial Owners and Management — Directors, Director Nominees, Named Executive Officers and Other Executive Officers.”

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     25

Corporate Governance (continued)

The Board’s Role in Risk Oversight

The Company’s management is responsible for the day-to-day management of risks. The Board has delegated to the Audit & Risk Committee through its charter the primary responsibility for the oversight of risks facing the Company. The Audit & Risk Committee’s charter provides that the Committee “shall oversee the Company’s management of material enterprise risks” and provides for, among other things, discussions with management of efforts and strategy to evaluate and manage the Company’s business from a risk perspective, oversight of plans for risk mitigation, and review and recommendations regarding the adequacy of resources for risk management. While the Board’s oversight of risk management primarily is performed by the Audit & Risk Committee, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, the Compensation Committee oversees risks associated with the Company’s compensation practice. The Governance Committee oversees risks associated with the Company’s overall governance and its succession planning process. In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with those efforts.

Review and Approval of Related Person Transactions

The Company has adopted written policies and procedures governing the review and approval of transactions between the Company and any of its directors or executive officers, director nominees, any security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities or their immediate family members (each, a “Related Person”) to determine whether such persons have a direct or indirect material interest. The Company’s directors, director nominees and executive officers complete an annual director and officer questionnaire, which requires the disclosure of Related Person transactions. In addition, directors, director nominees and executive officers are obligated to advise the Audit & Risk Committee of any Related Person transaction of which they are aware, or become aware, and, in the event that any such transactions involve difficult or complex issues, the directors and executive officers are obligated to advise the General Counsel. Further, transactions that are determined to be directly or indirectly material to a Related Person are disclosed in the Company’s Proxy Statement or Annual Report on Form 10-K in accordance with SEC rules. The Audit & Risk Committee reviews and approves or ratifies any Related Person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, the Audit & Risk Committee considers, among other factors it deems appropriate:

●	the position within or relationship of the Related Person with the Company;

●	the materiality of the transaction to the Related Person and the Company, including the dollar value of the transaction, without regard to profit or loss;

●	the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to the Company for attaining the purposes of the transaction;

●	whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the Company offers generally to persons who are not Related Persons;

●	whether the transaction is in the ordinary course of the Company’s business and was proposed and considered in the ordinary course of business; and

●	the effect of the transaction on the Company’s business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

26     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

Any member of the Audit & Risk Committee who is a Related Person with respect to a transaction under review may not participate in the deliberations or vote regarding the approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting at which the Audit & Risk Committee considers the transaction.

2016 Related Person Transactions under Item 404 of Regulation S-K

No transactions are required to be disclosed under Item 404 of Regulation S-K.

Communications with Shareholders and Other Constituencies

The CEO is responsible for establishing effective communications with the Company’s stakeholder groups, including shareholders, the press, analysts, clients, suppliers, governments and representatives of the communities in which it operates. It is the policy of the Company for the CEO to appoint individuals to communicate and interact fully with these stakeholders. The Chairman or another spokesperson chosen by the Board will speak for the Board when the Board determines it is appropriate for the Board to have a distinct and separate spokesperson. Often the Board will look to senior management to speak for the Company; however, the Board is also committed to engaging with shareholders to promote open and sustained dialogue in a manner consistent with the Company’s communications policies and procedures.

The Company frequently engages with shareholders regarding the Company’s business and governance matters. During the year, we reached out to many of our largest shareholders to establish channels of communication for governance- related issues and discuss any concerns or questions they may have. Shareholders representing over 40% of the Company’s outstanding shares (at the time) responded in some manner to the outreach. The Governance Committee and the Board discussed significant feedback from that outreach, including on a number of governance matters such as proxy access. For further information regarding the Company’s shareholder engagement, see “Executive Compensation: Compensation Discussion & Analysis — Executive Summary — Shareholder Outreach and Say-on-Pay Vote.”

Non-employee directors are not precluded from communicating directly with shareholders or other constituencies about Company matters, although directors are expected to coordinate with the Chairman and senior management before doing so. An interested person may communicate with independent directors or the non-management directors as a group by writing to the Company Secretary who will forward the communication to the director(s) to which it is addressed:

The Company Secretary

c/o Office of General Counsel

Willis Towers Watson Public Limited Company

200 Liberty Street, New York, NY 10281

All communications should include the following information:

●	If the person submitting the communication is a security holder, a statement of the type and amount of the securities of the Company that the person holds;

●	If the person submitting the communication is not a security holder and is submitting the communication as an interested party, the nature of the person’s interest;

●	The address, telephone number and e-mail address, if any, of the person submitting the communication.

Please note that communications may be shared with Company management.

Please see the section “Additional Information — Shareholder and Other Proposals” at the end of this Proxy Statement for shareholders seeking to present a proposal for inclusion in the Company’s proxy materials for the 2017 Annual General Meeting of Shareholders.

Vote Required for Special Meetings

Shareholders holding 10% of the Company’s share capital have the ability to convene a special meeting.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     27

Proposal No. 2: Advisory (Non-binding) Vote to Ratify the Appointment of Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit & Risk Committee, to Fix the Independent Auditors’ Remuneration

For the fiscal year ending December 31, 2017, the Willis Towers Watson Audit & Risk Committee approved, and the Board ratified, the appointment of (i) Deloitte & Touche LLP, Independent Registered Public Accounting Firm, to audit the financial statements of Willis Towers Watson and (ii) Deloitte LLP, Chartered Accountants and Statutory Audit Firm, to audit the Irish Statutory Accounts of Willis Towers Watson. For the year ended December 31, 2016, Deloitte LLP, a UK entity, audited our financial statements (including for our Irish Statutory Accounts). However, as proposed, for the year ending December 31, 2017, Deloitte & Touche LLP, a US entity, will audit our financial statements and Deloitte LLP, a UK entity, will audit our Irish Statutory Accounts. Deloitte & Touche LLP and Deloitte LLP are the respective US and UK member firms of the Deloitte Touche Tohmatsu Limited network. We are seeking ratification of both of these appointments in a non-binding advisory vote from our shareholders at the 2017 Annual General Meeting of Shareholders. We are not required to have our shareholders ratify the appointments of our independent auditors, but we are nonetheless doing so because we believe it to be a matter of good corporate practice. If our shareholders do not ratify the appointments, it will be regarded as notice to the Board and the Audit & Risk Committee to consider selecting different firms. Even if the appointments are ratified, the Audit & Risk Committee may select different independent auditors at any time if it determines that such selections would be in the best interest of Willis Towers Watson and our shareholders.

A majority of the votes cast by shareholders at the 2017 Annual General Meeting of Shareholders is required to ratify the appointments of the independent auditors on a non-binding advisory basis, and, on a binding basis, to authorize the Board of Directors, acting through the Audit & Risk Committee, to set the remuneration to be paid to the independent auditors. In accordance with the Company’s Articles of Association, the Board of Directors delegates the determination of the audit fees, as well as fees for permitted non-audited services, to the Audit & Risk Committee.

We expect that one or more representatives of Deloitte & Touche LLP and Deloitte LLP will be present at the 2017 Annual General Meeting of Shareholders. Each of these representatives will have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to appropriate questions.

The Board unanimously recommends that you vote, on a non-binding advisory basis, “FOR” the ratification of the appointment of (i) Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm and (ii) Deloitte LLP as the Company’s Chartered Accountants and Statutory Audit Firm for the Irish Statutory Accounts; and, on a binding basis, the authorization of the Board, acting through the Audit & Risk Committee, to fix the independent auditors’ remuneration.

The Audit & Risk Committee reviews the auditors’ independence and performance in deciding whether to retain them or engage different independent auditors. In the course of this review, the Committee considers, among other things, the auditors’:

●	independence;

●	historical and recent performance on the audit;

●	capability and expertise in handling the breadth and complexity of our worldwide operations; and

●	the appropriateness of fees for audit and non-audit services.

28     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 2: Advisory (Non-binding) Vote to Ratify the Appointment of Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit & Risk Committee, to Fix the Independent Auditors’ Remuneration (continued)

Fees Paid to the Independent Auditors

The following fees have been, or will be, billed by Deloitte LLP or its respective affiliates for professional services rendered to Willis Towers Watson for the fiscal year ended December 31, 2016 and for legacy Willis Group for the fiscal year ended December 31, 2015 ($ in thousands).

	2016	2015
Audit fees(1)	$17,180	$8,643
Audit-related fees(2)	1,445	1,003
Tax fees(3)	353	101
All other fees(4)	120	240
Total fees	$19,099	$9,987

(1)	Fees for the audits of annual financial statements (in 2016, for Willis Towers Watson; in 2015, for legacy Willis Group), reviews of the financial statements included in the quarterly reports for that fiscal year and statutory audits for subsidiary undertakings.

(2)	Fees for audit-related services that are traditionally performed by the Company’s independent auditor, such as employee benefit plan audits, review of SEC filings and non-statutory audits.

(3)	Tax fees comprise fees for various tax compliance engagements.

(4)	All other fees includes other permitted services, which in 2016 primarily relate to other regulatory review, and in 2015, relate to the anti-money laundering compliance framework review and other regulatory review.

Audit & Risk Committee Pre-approval Process

The Audit & Risk Committee has adopted a policy regarding the pre-approval of services provided by the Company’s independent auditors, which can be found in the Investor Relations — Corporate Governance section of the Company’s website at www.willistowerswatson.com. This policy requires all services provided by the Company’s independent auditors, both audit and permitted non-audit services, to be pre-approved by the Audit & Risk Committee or the Chairman of the Audit & Risk Committee or, in his absence, any other member of the Committee. The pre-approval of audit and permitted non-audit services may be given at any time before the commencement of the specified service. The decisions of a designated member of the Audit & Risk Committee shall be reported to the Audit & Risk Committee at each of its regularly scheduled meetings.

The Audit & Risk Committee approved all services described in the “Fees Paid to the Independent Auditors” section above in accordance with this policy.

Audit & Risk Committee Report

The Audit & Risk Committee is composed of 4 non-executive directors: Victor F. Ganzi (Chairman), Wendy E. Lane, Paul Thomas and Wilhelm Zeller. The Audit & Risk Committee Chairman is an independent audit committee financial expert, as defined by Regulation S-K, and all Audit & Risk Committee members are considered to be financially sophisticated under NASDAQ listing standards in view of their respective financial expertise. The Audit & Risk Committee operates under a Charter, which is described in detail under “Corporate Governance — Willis Towers Watson Board Committees.”

Among its other responsibilities described in its Charter above, the Audit & Risk Committee assists the Board in its oversight of the quality and integrity of the Company’s financial reporting, internal controls, management processes and risk management at the Company and subsidiary level. The Audit & Risk Committee’s focus on risk includes, among other items, business, regulatory and major financial risk exposures and the steps management has taken to monitor and control such risks. Executive management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     29

Proposal No. 2: Advisory (Non-binding) Vote to Ratify the Appointment of Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit & Risk Committee, to Fix the Independent Auditors’ Remuneration (continued)

In the performance of its oversight function, the Audit & Risk Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2016, with management and the independent auditors. These discussions included the quality, the clarity of the disclosures and the appropriateness of the accounting principles and underlying estimates and other communications required to be discussed under Public Company Accounting Oversight Board standards. The Audit & Risk Committee has also discussed with the auditors, the auditors’ independence from Willis Towers Watson and its management, including the written disclosures and the report received from the auditors regarding the auditors’ communications with the Audit & Risk Committee concerning independence as required by the Public Company Accounting Oversight Board in Rule 3526, Communication with Audit & Risk Committees Concerning Independence. The independent auditors and the Company’s internal auditors had full access to the Audit & Risk Committee, including at regular meetings without management present.

It is not the duty or responsibility of the Audit & Risk Committee to conduct auditing or accounting reviews or procedures. In performing their oversight function, members of the Audit & Risk Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit & Risk Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with U.S. GAAP or that the financial statements are presented in accordance with U.S. GAAP.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities referred to above, the Willis Towers Watson Audit & Risk Committee agreed that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC.

Submitted by the Audit & Risk Committee of the Board of Directors of Willis Towers Watson Victor F. Ganzi (Chairman), Wendy E. Lane, Paul Thomas and Wilhelm Zeller

30     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 3: Advisory (Non-binding) Vote on Named Executive Officer Compensation

Recognizing that executive compensation is an important matter for our shareholders, and in accordance with SEC rules, we are asking our shareholders to approve an advisory resolution on the compensation of our named executive officers as disclosed in this Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, policies and practices as described in this Proxy Statement. Although the voting results are not binding, the Board and the Compensation Committee will take into account the results of the vote when considering future executive compensation arrangements.

We encourage our shareholders to read the Compensation Discussion and Analysis, which immediately follows this proposal. The Compensation Discussion and Analysis describes in more detail our executive compensation program and related policies and practices and explains the decisions the Compensation Committee has made under this program and the factors considered in making those decisions. We also encourage our shareholders to review the 2016 Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers.

Accordingly, we ask our shareholders to vote “FOR” the following resolution, which requires the affirmative vote of a majority of the votes cast:

“RESOLVED, that the shareholders of Willis Towers Watson Public Limited Company approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2017 Annual General Meeting of Shareholders in accordance with the SEC’s rules, including the ‘Executive Compensation: Compensation Discussion and Analysis,’ the ‘Summary Compensation Table’ and related tables and disclosure.”

The Board of Directors unanimously recommends a vote “FOR” the advisory resolution approving the overall executive compensation of Willis Towers Watson’s named executive officers, described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     31

Executive Compensation: Compensation Discussion and Analysis

Executive Summary

Overview

On January 4, 2016, legacy Willis Group completed the Merger with legacy Towers Watson, forming the Company with nearly double the revenue and number of employees compared to the prior legacy companies. As the Merger was completed early in the year, 2016 was largely a transition year for executive pay practices, as discussed in more detail below. The Compensation Committee’s primary objectives included approving the new CEO’s compensation package, overseeing 2016 compensation for the executive officers, and beginning to harmonize the executive compensation programs of the two legacy companies.

The Compensation Discussion and Analysis will provide you with an overview and analysis of (i) our compensation programs and policies for certain of our named executive officers identified below; (ii) the material compensation decisions made by the Compensation Committee under those programs and policies as reflected in the executive compensation tables that appear following this Compensation Discussion and Analysis; and (iii) the material factors that the Committee considered in making those decisions. It also includes the pay packages of former executives who have left the Company following the Merger.

Named Executive Officers

The 2016 Willis Towers Watson named executive officers include:

●	John Haley (CEO)

●	Roger Millay (CFO)

●	Todd Jones (Head of Corporate Risk & Broking; Former Head of North America)

●	Gene Wickes (Head of Exchange Solutions)

●	Nicolas Aubert (Head of Great Britain)

Under applicable SEC rules, the Company is also required to include the following persons who departed the Company following the Merger:

●	Dominic Casserley (former Willis Towers Watson President & Deputy CEO; former legacy Willis Group CEO)

●	John Greene (former legacy Willis Group CFO)

●	Celia Brown (former legacy Willis Group Head of Human Resources)

●	Timothy Wright (former Willis Towers Watson Head of Corporate Risk & Broking; former legacy Willis Group CEO of International)

2016 Business Highlights

During 2016, the Company(1):

●	generated revenues of $7.9 billion - or an increase of 5% (8% increase constant currency, 1% increase organic) as compared to legacy Willis Group and legacy Towers Watson pro forma revenues for the same period in the prior year; generated adjusted revenues of $7.9 billion - or an increase of 6% (9% increase constant currency, 2% increase organic) as compared to legacy Willis Group and legacy Towers Watson pro forma revenues for the same period in the prior year;

32     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

(1)	Adjusted and organic measures set forth above are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation of GAAP to non-GAAP figures is located in Annex E. The pro forma financial information above is only for legacy Willis Group and legacy Towers Watson and does not include Gras Savoye or other merger and acquisition activity on a pro forma basis. For further information on the unaudited pro forma financial information, including limitations of such pro forma financial information, adjustments reflected in such pro forma financial information, and how such pro forma financial information was calculated from legacy Willis Group and legacy Towers Watson financial information see Annex E.

●	produced net income of $438 million or 5.6% of revenues, versus pro forma net income of $652 million or 8.7% of revenues for the same period in the prior year;

●	achieved adjusted EBITDA of $1.8 billion or 22.3% of adjusted revenues, versus pro forma adjusted EBITDA of $1.7 billion or 22.5% of revenues for the same period in the prior year;

●	reported diluted earnings per share (“EPS”) of $3.04, and adjusted diluted EPS of $7.96; and

●	returned $595 million cash to shareholders through cash dividends of $199 million and share repurchases of $396 million. In February 2017, the Board approved a quarterly cash dividend of $0.53 per share, which is a 10% increase over the 2016 quarterly dividends of $0.48 per share.

Although this performance represented an improvement over 2015 across multiple dimensions, the actual results fell short of the stretch performance objectives established for our named executive officers in 2016. As a result, the Enterprise Component of our annual incentive compensation awards paid below target for the year (at 90%) and overall awards for our named executive officers (based on Segment, Geography, Functional and Individual performance factors) generally ranged below target from 92% to 97%; however Mr. Wright’s payout was 61.4% due to his departure and Mr. Wickes’ payout was above target at 147.0% due to superior segment and individual performance. See “— Our Executive Compensation Program in Detail — Annual Incentive Compensation” below for additional details.

2016 CEO Pay at a Glance

Following completion of the Merger, the Compensation Committee of the combined Company completed a detailed assessment of the compensation arrangements with the CEO and determined to enter into an employment agreement with Mr. Haley covering the material elements of his compensation and employment terms. The reason for this focus on the CEO is that the Board believes that Mr. Haley’s services will be critical to achieving the effective integration of the two legacy companies and effecting the intended benefits of the Merger.

As a result, the Committee approved, and the independent members of the Board ratified, a new compensation package for Mr. Haley that was designed both to retain his services through a meaningful period post-Merger as well as create strong incentives for Mr. Haley to deliver on the growth and shareholder value creation opportunities created by the Merger. Specifically, the key components of this package included:

●	a new employment agreement with an initial three-year term;

●	a total direct compensation package (base, target annual incentive compensation award, and annualized value of long-term equity grants) targeted at the 75th percentile of the relevant market for executive talent given Mr. Haley’s considerable experience and track record as CEO of legacy Towers Watson, among other reasons;

●	a front-loaded award of equity for the next three years (included in the total direct compensation package listed above) which is 100% performance-based, cliff-vests at the end of the three-year performance period and is tied to challenging EPS and Total Shareholder Return (“TSR”) objectives; and

●	an above market upside opportunity for the performance-based shares equal to 350% of the target award for delivering exceptional performance, with the possibility of earning none of the shares if performance over the next three years is below a minimum standard.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     33

Executive Compensation: Compensation Discussion and Analysis (continued)

The Committee targeted the 75th percentile pay positioning relative to a new peer group designed to take the larger size and scope of the organization into account (see “— Compensation Decision Process and Methodology — Use of Peer Company Market Data” below for more detail). In particular, the Committee referenced the target pay levels for the CEOs of Aon plc and Marsh & McLennan Companies, Inc. when establishing the target pay for Mr. Haley, as these two companies represent our most direct competitors. In both cases, annualized target pay for Aon’s and Marsh’s CEOs (based on prior year publicly disclosed compensation data) were higher than Mr. Haley’s. The Committee also believed that the combination of an above market pay opportunity with a strong upside potential tied to performance will create the right balance between motivation and retention for Mr. Haley during his initial three-year employment period.

The front-loaded equity compensation for Mr. Haley in 2016 is the only equity compensation awarded to Mr. Haley for fiscal years 2016, 2017 and 2018. The Committee decided upon a front-loaded award to emphasize the critical importance of executing on the consolidation and synergy plan over the initial three-year period following the Merger. The EPS goal in Mr. Haley’s equity awards is consistent with what the Company expressed in 2016 as its goal for EPS at the end of the three-year merger integration period.

Additional details of Mr. Haley’s 2016 compensation package include:

●	an annual base salary of $1.2 million (increased from $1,040,000 at legacy Towers Watson);

●	a target annual cash incentive award of 200% annual base salary (increased from 150% of annual base salary at legacy Towers Watson) (with a maximum opportunity equal to 350% annual base salary) beginning in fiscal year 2016;

●	a performance-based restricted share unit award (“PSU Award”) with a target amount of 225,000 restricted share units plus reinvested dividend equivalents (with a maximum opportunity equal to 200% of such units) based on the satisfaction of certain performance goals over a three year period (January 1, 2016 through December 31, 2018); and

●	a supplemental performance-based restricted share unit award (“Supplemental Award”) with an opportunity to earn in the aggregate up to a 350% maximum payout based on achieving significantly higher performance goals than the PSU Award.

Pursuant to Mr. Haley’s employment agreement, the PSU Award and the Supplemental Award were intended to constitute a single award. At the time the PSU Award was granted, the Board intended to grant the Supplemental Award of 225,000 performance-based restricted share units (“PSUs”) to Mr. Haley. The Supplemental Award was made at a subsequent time based on the shares available under the Company’s equity plans and to comply with applicable tax obligations. The PSU Award and the Supplemental Award to Mr. Haley are intended to be viewed in tandem and represent front-loaded 100% performance-based equity incentive compensation reflecting three years of equity compensation for Mr. Haley. The performance goals of the front-loaded grant represent aggressive stretch goals with significant upside for superior performance over a multi-year period. No additional equity awards will be granted to Mr. Haley through the duration of the 2018 fiscal year. Further, the awards were structured such that if Mr. Haley’s employment were terminated by the Company, absent a change of control, (i) in 2016, he would receive only one-third of the total award value and (ii) in 2017, he would receive only two-thirds of the total award value, in each case subject to actual performance through the date of termination. Compensation for Mr. Haley for the 2017 and 2018 fiscal years will primarily consist of base salary and annual incentive compensation.

The below table represents Mr. Haley’s actual 2016 total direct compensation on an annualized basis. Pursuant to SEC rules, the Summary Compensation Table is required to report the full front-loaded value of Mr. Haley’s 2016 equity grant. We believe it is important to view Mr. Haley’s compensation on an annualized basis as he will not receive any additional grants in 2017 and 2018.

CEO 2016 Annualized Total Direct Compensation ($)
2016 Annualized	2016 Annual Incentive	2016 Annualized Long-Term Incentive	2016 Annualized
Base Salary	Compensation Award	Compensation Award	Total Direct Compensation
$1,200,000	$2,208,000*	$8,213,811	$11,621,811

* Reflects payout of 92.0% of Mr. Haley’s annual incentive compensation award target.

34     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

At target performance, Mr. Haley’s compensation package is nearly 90% performance-based reflecting the strong pay-for-performance orientation of the Committee.

For additional detail relating to Mr. Haley’s compensation arrangements, see “— Our Executive Compensation Programs in Detail — CEO Long-Term Incentive Compensation,” “Compensation Tables,” and “Compensation Tables — Named Executive Officers’ Employment Agreements.”

Harmonizing the Compensation of Two Different Legacy Companies

Following the Merger, the Committee considered total compensation for the executives and acknowledged that there were very different pay levels and mixes among executives of the legacy organizations. The Committee determined that in its efforts to harmonize compensation, the 2016 fiscal year would be treated largely as transitional, in large part maintaining legacy company total target compensation levels for executives who had worked for the respective legacy companies prior to the Merger, other than with the exception of increasing certain target long-term incentive payout percentages. This approach reflected the Committee’s determination that it was necessary first to focus on integrating the management, operations and business plan of the two companies before implementing an integrated and comprehensive executive compensation structure, as well as the fact that prior to the Merger the two companies had different fiscal years and thus different compensation cycles.

However, the Committee did make the determination to align the incentive goals and metrics for all executive officers to ensure a common focus on annual and long-term results for the senior leadership of the Company. In establishing the 2016 compensation for executive officers other than the CEO, the Committee followed a pay-for-performance philosophy similar to the one it used in designing the CEO’s compensation. The Committee placed an emphasis on variable pay linked to performance; on average 74% of the other named executive officers’ total target compensation is variable. Annual incentive compensation awards were predominantly structured based on financial performance with a smaller percentage weighted on individual or functional goals. To align management’s interests, the other executive officers also were granted long-term incentive awards similar to Mr. Haley in that they were PSUs based on a three-year performance period with the same performance metrics and payout thresholds as Mr. Haley’s PSU Award with the 200% upside potential. However, the grants made to the other named executive officers were not front-loaded and did not have the additional upside opportunity of Mr. Haley’s Supplemental Award.

Former Executives

Several executives departed Willis Towers Watson following the date of the Merger and received severance payments and other remuneration consistent with the terms of agreements in place prior to the Merger. Further detail regarding the amounts paid by the Company and the terms of the relevant agreements are provided further below.

Shareholder Outreach and Say-on-Pay Vote

The Company values the input of shareholders and frequently engages with shareholders regarding the Company’s business, compensation and governance matters. During the year, we reached out to many of our largest shareholders, holding in excess of 40% of the Company’s outstanding shares (at the time). The purpose of the outreach was to enhance channels of communication for governance and compensation-related issues and discuss any concerns or questions shareholders may have. As a result of disclosure in last year’s proxy statement and filings reporting the agreement and equity awards, many shareholders were familiar with Mr. Haley’s employment contract, including the three-year front-loaded structure of Mr. Haley’s equity grant, all of which is subject to performance-based vesting. As a general matter, these shareholders were either supportive of, or did not raise concerns with the financial performance goals aligned with the three-year Merger integration period. Both the Governance Committee and the Compensation Committee reviewed the results of the outreach efforts. Following the discussion of the outreach, the Compensation Committee has not made material changes to the compensation structure and will continue to consider shareholder feedback, among other items, as it evaluates compensation programs in the future.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     35

Executive Compensation: Compensation Discussion and Analysis (continued)

In connection with Willis Towers Watson’s 2016 Annual General Meeting of Shareholders, the proposal to approve the executive compensation of the named executive officers for the 2015 fiscal year of legacy Willis Group received 110,007,745 votes, or approximately 95.8% of the votes cast, in favor.

Summary of Our Executive Compensation Practices

The Company developed and maintains the comprehensive compensation and governance framework that is shown below and that we believe is aligned with market practices and standards.

What We Do:

✓	Annual “say-on-pay” vote (as recommended by the Board and management and as supported by a majority of shareholders).

✓	Independent compensation consultant selected and overseen by the Compensation Committee.

✓	A substantial portion of total compensation for executives tied to performance (90% of Mr. Haley’s total target compensation is performance-based and on average 74% of total target compensation of the other named executive officers is performance-based).

✓	Equity awards are subject to performance-based and time-based vesting requirements.

✓	Dividend equivalents accrued on PSUs are only paid if and when the underlying shares vest.

✓	Clawback policy applicable to executive officers for incentive payments and equity-based awards.

✓	All long-term incentive awards subject to double-trigger vesting upon change of control.

✓	Minimal perquisites for executives.

✓	Significant share ownership guidelines for executive officers and non-employee directors, including a requirement that executive officers retain at least 50% of the net shares of awards granted since the adoption of the guidelines under the equity awards programs until ownership guidelines are achieved.

✓	Compensation Committee oversight of risks associated with compensation policies and practices.

What We Don’t Do:

x	No backdating of stock options and no option repricings without shareholder approval.

x	No excise tax gross-ups.

x	No share reserve automatic replenishment (evergreen) provision in any stock-based plans.

x	No hedging or pledging of Company shares.

Our Executive Compensation Programs in Detail

Our Pay Philosophy

The main objectives of the Company’s executive compensation program are to attract, motivate and retain highly qualified executives and align their interests with our strategy of maximizing shareholder value. Accordingly, the Committee felt it was important for the Company’s executive officers to be aligned with each other to drive profitable growth and achieve cost savings. The Committee continues to consider all relevant external and internal factors in determining compensation for our named executive officers, including the two legacy companies’ historical pay practices which substantially differed from one another.

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Executive Compensation: Compensation Discussion and Analysis (continued)

After considering the historical legacy pay practices on a total rewards basis, the Committee determined that it would be in the Company’s best interest to treat the 2016 fiscal year largely as transitional and to maintain, in large part, legacy company target levels (with the exception of certain target long-term incentive payout percentages described below) of compensation for executives who had worked for their respective companies prior to the Merger. However, the Committee did make the determination to align the incentive goals and metrics for all executive officers to ensure a common focus on annual and long-term results for the senior leadership of the Company. Consistent with this pay philosophy the Committee made the following executive compensation decisions for the 2016 fiscal year:

●	Direct compensation consists of base salary and annual and long-term incentive awards based on performance.

●	The named executive officers maintained their respective base salaries (other than the CEO whose salary was increased to reflect increased responsibilities of leading a company twice its former size that was undergoing complex integration efforts). The Committee has placed an emphasis on variable pay; 90% of Mr. Haley’s total target compensation is performance-based and on average 74% of the other named executive officers’ total target compensation is variable.

●	With respect to the 2016 annual incentive compensation awards, (i) executive officers (other than the CEO) maintained their target payout percentages but (ii) consistent with aligning all interests, all executive officers had the same financial metrics, weightings and assessment approach for 2016.

●	With respect to long-term incentive compensation awards, (i) target payout percentages for the executive officers were brought in-line by maintaining targets for those from legacy Willis Group and generally increasing targets for those from legacy Towers Watson and (ii) to align management’s interests with the CEO, the other named executive officers received an award in the form of 100% performance-based PSUs, with a performance period beginning February 26, 2016 (the grant date of Mr. Haley’s PSU Award) and ending December 31, 2018. The awards had performance metrics and payout thresholds identical to Mr. Haley’s PSU Award with the 200% maximum award potential. However, the grants made to the other named executive officers were not front-loaded and did not have the additional increased maximum award opportunity provided by Mr. Haley’s Supplemental Award.

●	The Committee maintained legacy company pension benefits, with any changes to be made in 2017 consistent with the broader workforce.

The total compensation for the Company’s executive officers (including the CEO) generally falls between the 50th - 75th percentiles of the competitive market based on the market assessments conducted during 2016, which is a function of legacy company pay practices, and the individual incumbent’s role and experience. Because the Company is in the process of integrating two legacy companies with different pay practices, the current focus of the Committee is ensuring that the total compensation of our executives is market competitive rather than undertaking a component-by-component mapping of each element of compensation to the market. It is the expectation of the Committee that, in due course, the Company will harmonize all elements of compensation for the full executive team to achieve appropriate internal alignment.

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Executive Compensation: Compensation Discussion and Analysis (continued)

These compensation programs and determinations are discussed in greater detail below.

Components of the Willis Towers Watson 2016 Named Executive Officers’ Compensation

Type	Component	Objective	Additional Detail
Variable Compensation	Annual Incentive Awards

●      Incent and reward executive officer contribution in generating strong financial performance at enterprise, segment and geography levels and strategic performance at corporate function and individual levels

●      Retain high-performing executives

●      Provide annual performance-driven compensation

●      Enterprise, segment and geography performance is measured against budgeted revenue and profit metrics (1)(2):

-     Total Adjusted Revenues

-     Adjusted Operating Income

●      Payout determined using annual incentive sliding scale that correlates performance and payouts

●      Paid entirely in cash

Long-Term Incentive Awards

●      Align executive officers’ interests with those of our shareholders

●      Incent long-term decision making and meaningful value creation

●      Reward exceptional performance for executive officers

●      Retain high-performing executives

●      Grants under the 2016 LTI Program made 100% in the form of PSUs

●      The 2016 LTI Program includes a multi- year performance period to better align pay with long-term performance.

●      Earned PSUs will be determined based on:

-     Adjusted Diluted EPS

-     TSR

●      Dividends accrue on PSUs in the form of additional shares but are only payable to the same extent and at the same time the underlying shares vest

Fixed Compensation	Base Salary	● Provide market-competitive fixed pay reflective of an executive’s role, responsibilities, and individual performance ● Attract and retain highly talented executives	● Salary adjustments made only to reflect changes in responsibilities or when market or internal conditions warrant
Pension Benefits

●      For legacy Towers Watson executive officers in the U.S., encourages sustained service and provides future retirement security

●      Qualified and non-qualified defined benefit plans utilizing stable value plan formula

● Legacy Willis Group executive officers in the U.S. to begin participating effective July 1, 2017

(1)	The Willis Towers Watson Board and Compensation Committee believes these metrics are key drivers of shareholder value creation.

(2)	These financial metrics were the same for all named executive officers who received annual incentive compensation awards in 2016.

Base Salary

Base salary is intended to provide a fixed level of remuneration to fairly compensate and retain executives based on the individual’s role, experience and skill. The Compensation Committee strived to set base salary at a competitive level in the relevant markets in which its executive officers operate. Base salaries were reviewed by the Compensation Committee for all executive officers relative to U.S. or U.K. survey data, as applicable. The Committee does not normally grant annual merit increases to executives. In line with the Committee’s compensation philosophy, exceptional performance by the executive officers is generally rewarded through annual and/or long-term incentive compensation and not through base

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Executive Compensation: Compensation Discussion and Analysis (continued)

salaries. Adjustments to base salaries are made by the Compensation Committee to reflect changes in responsibilities or when competitive market or internal conditions warrant. As part of the post-Merger transition strategy, none of the named executive officers other than the CEO received an increase to their base salary in 2016.

Annual Incentive Compensation

The annual incentive compensation plan is designed to incent and reward the Company’s executive officers for their contribution in generating exceptional performance, both financially and strategically at the (i) enterprise level, (ii) segment, geography or corporate function level (as applicable) and (iii) individual level.

Each executive officer was eligible to receive an annual incentive compensation award under the Annual Incentive Plan (“AIP”) expressed as a percentage of his or her base salary. AIP awards were an integral component of the executive officer’s total compensation and were based on specific enterprise financial results, segment/geography or corporate function performance, and individual executive officer performance against strategic objectives. Each executive officer had specific individual goals for 2016 grouped into three categories: Client, People and Operational Excellence/Innovation. The AIP was intended to deliver exceptional pay for exceptional performance and provides a well-timed link between recent performance and individual compensation, which is especially pertinent with the de-emphasis on regular base-pay increases.

Annual incentive compensation, payable in cash and/or equity, was granted under the Senior Management Incentive Plan (the “SMIP”) to the extent named executive officers are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Generally, annual incentive compensation awards to the executive officers were approved and, for named executive officers who are “covered employees” under Section 162(m), certified by the Compensation Committee.

The following table sets forth the annual incentive compensation awards paid in cash to the named executive officers for the fiscal year ended December 31, 2016. The criteria upon which these awards were determined by the Committee is discussed in the sections following the table.

Summary of 2016 Annual Incentive Compensation Awards for Named Executive Officers(1)

Named Executive Officer	2016 Base Salary ($/£)	AIP Target as % of Base Salary	Enterprise Component Blended Performance Result	Segment or Geography Component Blended Performance Result	Functional Component Performance Result	Individual Component Performance Result	Total Annual Incentive Compensation Award ($/£)	Total Award as % of AIP Target
John Haley(2)	$1,200,000	200%	90.0%	n/a	n/a	100.0%	$2,208,000	92.0%
Roger Millay	$650,000	80%	90.0%	n/a	115.0%	100.0%	$504,400	97.0%
Todd Jones	$725,000	175%	90.0%	93.7%	n/a	100.0%	$1,195,416	94.2%
Gene Wickes	$650,000	80%	90.0%	175.0%	n/a	120.0%	$764,400	147.0%
Nicolas Aubert(3)	£440,000 or $596,068	150%	90.0%	96.6%	n/a	100.0%	£633,336 or $857,980	96.0%
Timothy Wright(3)	£500,000 or $677,350	175%	90.0%	72.3%	n/a	0.0%	£537,075 or $727,576	61.4%

(1)	Reflects 2016 annual incentive compensation awards for named executive officers who participated in 2016 AIP. Mr. Wright participated in 2016 AIP as Head of Corporate Risk & Broking through October 27, 2016. For all other former executives, any amounts payable in connection with 2016 were set forth in their severance and transition agreements discussed further in the section entitled “Compensation Tables - Named Executive Officers’ Employment Agreements - Former Executive Officers.”

(2)	Pursuant to Mr. Haley’s employment agreement, he had a maximum payout opportunity of 350% of his base salary.

(3)	The figures for Messrs. Aubert and Wright have been converted into dollars at an average exchange rate for 2016 (£1:$1.3547).

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Executive Compensation: Compensation Discussion and Analysis (continued)

2016 Annual Incentive Compensation Award Structure for Named Executive Officers

2016 AIP Component Weightings

Haley	Millay	Jones / Wickes / Aubert / Wright

2016 AIP Component Performance Measures

Enterprise Component Financial Performance	Segment/Geography Component Financial Performance	Functional Component Performance	Individual Component Performance
● 20% Total Adjusted Revenues ● 80% Adjusted Operating Income	● 20% Total Adjusted Revenues ● 80% Adjusted Operating Income	Function objectives related to key performance areas	Individual objectives related to key enterprise performance areas

Enterprise Component & Segment/Geography Component - For annual incentive compensation award purposes, the financial performance metrics are defined below (note that these metrics may differ from the definitions used in the Company’s other public disclosures such as quarterly earnings press releases and reports filed with the SEC such as Forms 10-Q and 10-K):

●	Total Adjusted Revenues - Total Revenues adjusted for the fair value adjustment for deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of these transactions. US GAAP accounting requires the elimination of this revenue. This is on a “Constant Currency” basis which represents the year over year change in revenues excluding the impact of foreign currency fluctuations.

●	Adjusted Operating Income - Income from operations adjusted for amortization, integration expenses, the fair value adjustment of deferred revenue, restructuring costs and the Stanford litigation provision (a non-recurring item). This is calculated pre-bonus and on a “Constant Currency” basis which represents the year over year change in revenues excluding the impact of foreign currency fluctuations.

The Company’s Compensation Committee selected the above metrics because they believed they were key drivers of increasing cash flow and, therefore, important constituents of shareholder value creation. Additionally, the Committee believed adjusted operating income was an appropriate short-term metric because it measured cash-based operating income and encouraged appropriate management of expenses. As reflected above, there was greater emphasis on the short-term profitability metric as the Company and Committee believed that cost management and profitable growth were the more important factors in the first year of integration following the Merger. Enterprise component and segment/geography component results were determined using an annual incentive grid that correlates performance and results for each of the financial performance metrics above. Actual performance for each metric is measured against target performance for the enterprise, segments and geographies approved by the Committee at the beginning of the performance year. The resulting payout percentage was applied to the corresponding portion of each officer’s target annual incentive compensation award.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Each component of the annual incentive compensation award allows for opportunity potential payout of 0% - 175% of target for named executive officers.

The following sections discuss the results for each of the 2016 AIP components that were used to determine the named executive officer annual incentive compensation awards.

Enterprise Financial Results

The Committee set challenging but achievable stretch target levels at 100% payout to incent strong financial performance. For compensation purposes, the total adjusted revenues target was $8,221.0 million (which represented 13% growth over the prior year pro forma results) and the adjusted operating income target was $2,161.1 million (which represented 10% growth over the prior year pro forma results). In addition, the Committee believed it set very aggressive metrics for the maximum level of financial performance, which would be extremely difficult to obtain but which, if attained, would have resulted in the creation of substantial long-term value.

For compensation purposes, the Company achieved total adjusted revenues of $7,948.1 million. Based on the interpolation of the below total adjusted revenues sliding scale, this produced a performance result of 84.6% for this portion of each of the named executive officers’ annual incentive compensation awards. For compensation purposes, the Company achieved adjusted operating income of $2,060.8 million. Based on the interpolation of the below adjusted operating income sliding scale, this produced a performance result of 91.3% for this portion of each of the named executive officers’ annual incentive compensation awards.

Total Adjusted Revenues (20% of Enterprise Component Results)			Adjusted Operating Income (80% of Enterprise Component Results)
Total Adjusted Revenues Performance % of Budget	Total Adjusted Revenues ($M)	Payout %	Adjusted Operating Income Performance % of Budget	Adjusted Operating Income ($M)	Payout %
≥ 102.9%	≥ $8,459.4	175%	≥ 115.0%	≥ $2,485.3	175%
100.0%	$8,221.0	100%	100.0%	$2,161.1	100%
97.1%	$7,982.6	90%	92.0%	$1,988.3	85%
94.0%	$7,727.7	50%	85.0%	$1,837.0	50%
< 94.0%	< $7,727.7	0%	< 85.0%	< $1,837.0	0%

Based on the application of the above two scales, the blended performance result for the enterprise component performance against the total adjusted revenues and adjusted operating income targets was 90.0% of target.

This comprised 80% of Mr. Haley’s annual incentive compensation award, 60% of Mr. Millay’s annual incentive compensation award and 20% of Messrs. Jones’, Wright’s, Wickes’ and Aubert’s annual incentive compensation awards.

Segment/Geography Component Financial Results

The Compensation Committee then reviewed the segment and geography financial targets established at the beginning of 2016 versus the actual performance against those objectives. The following scales for total adjusted revenues and adjusted operating income were populated with the applicable segment or geography financial targets.

Total Adjusted Revenues (20% of Segment or Geography Component Results)		Adjusted Operating Income (80% of Segment or Geography Component Results)
Total Adjusted Revenues Performance % of Budget	Payout %	Adjusted Operating Income Performance % of Budget	Payout %
≥ 102.9%	175%	≥ 115.0%	175%
100.0%	100%	100.0%	100%
97.1%	90%	92.0%	85%
94.0%	50%	85.0%	50%
< 94.0%	0%	< 85.0%	0%

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Executive Compensation: Compensation Discussion and Analysis (continued)

Actual achievement and resulting blended performance results for the named executive officers who were segment or geography business leaders in 2016 (Messrs. Jones, Wright, Wickes and Aubert) were as follows:

Todd Jones, Head of Corporate Risk & Broking (Former Head of North America*)

	Budget ($M)	Actual ($M)	Actual as % of Budget	Performance Result
Total Adjusted Revenues	$3,497.5	$3,442.8	98.4%	94.6%
Adjusted Operating Income	$952.5	$919.5	96.5%	93.5%
North America Blended Performance Result:				93.7%

*	Mr. Jones served as the Head of North America through October 27, 2016, thus, this component of his 2016 annual incentive compensation award was based on North America geography performance.

Gene Wickes, Head of Exchange Solutions
	Budget ($M)	Actual ($M)	Actual as % of Budget	Performance Result
Total Adjusted Revenues	$600.6	$656.9	109.4%	175.0%
Adjusted Operating Income	$67.9	$126.4	186.2%	175.0%
Exchange Solutions Blended Performance Result:				175.0%
Nicolas Aubert, Head of Great Britain
	Budget ($M)	Actual ($M)	Actual as % of Budget	Performance Result
Total Adjusted Revenues	$1,057.7	$1,053.3	99.6%	98.6%
Adjusted Operating Income	$367.4	$359.8	97.9%	96.1%
Great Britain Blended Performance Result:				96.6%
Timothy Wright, Former Head of Corporate Risk & Broking; Former legacy Willis Group CEO of International
	Budget ($M)	Actual ($M)	Actual as % of Budget	Performance Result
Total Adjusted Revenues	$2,627.3	$2,530.8	96.3%	80.1%
Adjusted Operating Income	$683.5	$608.9	89.1%	70.4%
Corporate Risk & Broking Blended Performance Result:				72.3%

*	Mr. Wright served as the Head of Corporate Risk & Broking through October 27, 2016.

Functional Component & Individual Component Results

The Compensation Committee then considered performance against functional strategic objectives for Mr. Millay and individual performance against strategic objectives for all of the named executive officers. As reflected above, a greater emphasis was placed on financial performance than individual objectives in the design of the executive officers’ annual incentive compensation awards. For the individual and functional component areas, the Committee and Mr. Haley (and, in the case of Mr. Haley, solely the Committee) assessed each of the active named executive officer’s strategic performance as at or slightly above target and determined the component payout percentage accordingly. The Committee considered the achievements made by each executive officer as follows:

●	Mr. Haley’s strong leadership of a newly formed executive team and of a combined Company that (i) has more than doubled in revenue and employees and (ii) is entering into new markets and tackling all aspects of the business integration to position itself for future growth and profitability;

●	Mr. Wickes’ superior efforts leading the enterprise Integration Office project team, in addition to leading Exchange Solutions to approximately 34% revenue growth from the prior year pro forma financial results;

●	Mr. Millay’s leadership in ensuring the timely consolidation of financial and corporate systems, establishing new processes and procedures, and a disciplined budget and financial reporting system;

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Executive Compensation: Compensation Discussion and Analysis (continued)

●	Mr. Jones’ focused efforts on client and top talent retention, co-leading the integration of the NA leadership teams and the pursuit of go-to market synergies.

●	Mr. Aubert’s rapid establishment of the Great Britain leadership team, focusing on key cultural elements such as inclusion and diversity, and working effectively with the Willis LTD Board and regulators during this integration period.

Mr. Wright was not considered for an individual component as a result of his departure before year end.

Long-Term Incentive Compensation

Long-term incentives are a significant element of the named executive officers’ compensation and are in the form of equity awards under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”). All executive officers are eligible to participate in the LTI Programs. Beginning in 2016, the awards to the named executive officers were 100% in the form of PSUs driven by Company profitability and share-price performance. Executives become vested in a number of PSUs at the end of a three-year performance period, based on the achievement of specified performance goals. Any PSUs that become vested are payable in Company shares. Dividend equivalents will accrue on the PSUs, but are only paid to the same extent and at the same time as the underlying shares vest.

CEO Long-Term Incentive Compensation

Effective February 26, 2016, the Company granted Mr. Haley the PSU Award with a target amount of 225,000 performance-based restricted share units plus reinvested dividend equivalents (with a maximum opportunity equal to 200% of such units). The number of shares that vest under the award will be based on the achievement of applicable performance targets in the table below relating to the Company’s (i) adjusted diluted EPS at the end of the three-year performance period through December 31, 2018 and (ii) TSR over the period from the Grant Date (on which the closing price was $112.75) through December 31, 2018. Generally, 50% of any vested shares under the award will be settled on the later of March 15, 2019 and the date of Mr. Haley’s termination of employment, and the other 50% will be settled on the later of March 15, 2020 and the date of Mr. Haley’s termination of employment.

3-Year Annualized TSR	2018 EPS < $10.10	2018 EPS = $10.10	2018 EPS = $11.50
< 8%	0%	50%	100%
8%	25%	75%	125%
10%	50%	100%	125%
20%	200%	200%	200%

Effective June 14, 2016, the Company granted the Supplemental Award to Mr. Haley under the 2012 Plan approved by the Company’s shareholders at the 2016 Annual General Meeting of the Shareholders. Shareholders were informed at the shareholder meeting that the grant of the Supplemental PSU Award was subject to their approval of the plan. The Supplemental Award would vest based upon achievement of superior TSR goals that exceed those for the 200% maximum payout (i.e., 450,000 shares) under the PSU Award, such that Mr. Haley has the opportunity to earn in the aggregate up to a 350% maximum payout (i.e., an additional 337,500 shares, for a total of 787,500 shares) as shown in the following table:

3-Year Annualized TSR	2018 EPS < $10.10	2018 EPS = $10.10	2018 EPS = $11.50
≤ 20%	0%	0%	0%
30%	100%	100%	100%
34%	150%	150%	150%

At the time the PSU Award was granted, the Company intended to grant a supplemental PSU award to Mr. Haley with terms and conditions substantially similar to the PSU Award but with higher Company performance goals and a higher maximum payout. The Supplemental Award was made at a subsequent time in order to obtain shareholder approval to issue additional shares under the Company’s equity plans and to comply with applicable tax obligations. Because the

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Executive Compensation: Compensation Discussion and Analysis (continued)

Supplemental Award provides for vesting and payment of shares only upon achievement of superior TSR goals that exceed those for the maximum payout under the PSU Award, the two awards are intended to be viewed in tandem and represent front-loaded equity incentive compensation reflecting three years of equity compensation for Mr. Haley.

Both the PSU Award and the Supplemental Award provide for cliff vesting at the end of the three-year performance period. Mr. Haley’s compensation was designed both to retain his services through a meaningful period post-Merger as well as to create strong incentives for Mr. Haley to deliver on the growth and shareholder value creation opportunities created by the Merger. No additional equity awards will be granted to Mr. Haley through the duration of the 2018 fiscal year. The Committee decided upon a front-loaded award to emphasize the critical importance of executing on the consolidation and synergy plan over the initial three-year period following the Merger.

In the event that Mr. Haley ceases to be employed on account of his termination of employment by the Company without cause, his resignation for good reason, or his death or disability (as such terms may be defined in the Employment Agreement), he will become vested in a number of shares underlying his PSU Award and Supplemental Award based upon the achievement of the performance measures as of the end of the year in which such termination occurs multiplied by one-third if the termination had occurred during 2016, two-thirds if the termination occurs during 2017 and the full amount if the termination occurs during 2018. Any shares so vested will be settled by the March 15th immediately following the year in which the termination occurs.

In the event of a “change in control” of the Company (as defined in the respective award agreements), the number of PSUs that may become payable will be determined at the greater of (i) the target number of PSUs or (ii) a number of PSUs based on actual performance as of the date of such change in control (together, “Converted PSUs”). The Converted PSUs will remain eligible to vest subject to Mr. Haley’s continued employment through December 31, 2018. However, if Mr. Haley is terminated by the Company without cause or resigns for good reason, in either case, upon or within 12 months following a change in control, he will become vested in a prorated number of Converted PSUs based on the number of whole months elapsed from January 1, 2016, plus 12 additional months (up to a maximum of 36 months). Any shares so vested will be settled within 30 days following the date of his termination of employment.

2016 Long-Term Incentive Program for Executive Officers other than the CEO

Effective July 20, 2016, the Compensation Committee granted PSUs to the named executives other than Mr. Haley, Mr. Greene and Ms. Brown. When harmonizing long-term incentive compensation awards for 2016, the Compensation Committee adjusted target grant levels to be in-line with the market by maintaining targets for those from legacy Willis Group and generally increasing targets for those from legacy Towers Watson. Of the named executive officers, Mr. Millay’s long-term incentive compensation award target was increased from 125% to 160% of his base salary and Mr. Wickes’ target was increased from 125% to 140% of his base salary.

To align management’s interests, the other executive officers also received long-term incentive compensation similar to Mr. Haley in that they were PSUs based on a three-year performance period, from February 26, 2016 through December 31, 2018, and with performance metrics and payout thresholds identical to Mr. Haley’s PSU Award, including the 200% maximum award potential. However, the grants made to the other named executive officers were not front-loaded and did not have the increased maximum award opportunity provided by Mr. Haley’s Supplemental Award.

The PSUs that have been earned based on the performance of the 2016 Long-Term Incentive Program (the “2016 LTI Program”) performance goal will generally vest on March 15, 2019, subject to the continued employment of the participant during the vesting period.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Retirement and Savings Plans

Messrs. Haley, Millay and Wickes participate in qualified and supplemental non-qualified defined benefit plans sponsored by the Company that are available to legacy Towers Watson associates in the United States. Legacy Towers Watson’s sponsorship of such plans is consistent with its belief that defined benefit plans continue to represent a crucial and viable means to encourage sustained service with Towers Watson and to provide for the future retirement security of our associates. When the Committee assesses the competitiveness of executive compensation for legacy Towers Watson executives, it takes into account the impact of changes in pension value to positioning of total compensation. More details regarding the defined benefit plans are included in the discussion following the Pension Benefits table on page 65. Messrs. Haley, Millay and Wickes are also eligible to participate in a 401(k) plan that is available to associates in the United States.

The Towers Watson defined benefit plans provide benefits using a stable value formula for service rendered on or after January 1, 2012. Under this formula, the qualified and supplemental non-qualified plans will provide each eligible participant with a lump sum benefit payable equal to 15 percent of each covered year’s pay up to the Social Security wage base, and 20 percent of each covered year’s pay in excess of the wage base, with pay for these purposes consisting of salary, bonuses and, for non-executives, any overtime wages. The lump sum will be reduced for benefit commencement prior to age 62. Participants in the qualified pension plan may, in most instances, choose to receive the value of their lump sum benefit as an annuity at the time of retirement.

Newly hired named executive officers from legacy Willis Group only participate in defined contribution retirement plans. For U.S. employees, a 401(k) Plan is available for saving towards retirement pursuant to which legacy Willis Group made matching contributions. For U.K. employees, a defined contribution plan is available for new employees: the Willis Stakeholder Pension Scheme was replaced from February 1, 2015 with the Willis Group Personal Pension Plan. Some of the named executive officers elected to receive cash supplements in lieu of Company contributions to the Willis Group Personal Pension Plan. Details of the retirement benefits received by the named executive officers are contained in the compensation tables in the section entitled “Pension Benefits at 2016 Fiscal Year-End.”

In 2006, it was replaced by the Willis Stakeholder Pension Scheme, a defined contribution plan for new employees which was in turn replaced from February 1, 2015 by the Willis Group Personal Pension Plan. Some of the named executive officers elected to receive cash supplements in lieu of Company contributions to the Willis Group Personal Pension Plan. Details of the retirement benefits received by the named executive officers are contained in the compensation tables in the section entitled “Pension Benefits at 2016 Fiscal Year-End.”

Effective July 1, 2017, changes will become effective for the existing Towers Watson Pension Plan and Towers Watson Supplemental Executive Retirement Plan (“SERP”). Legacy Towers Watson employees earning a benefit in the Towers Watson Pension Plan as of December 31, 2016 will begin earning benefits under a modified stable value formula. Other U.S. employees not earning a benefit in the Towers Watson Pension Plan as of December 31, 2016 will become eligible to participate in the plan under a separate stable value formula within the Towers Watson Pension Plan. Employees not earning a benefit in the plan as of December 31, 2016 will be required to make employee contributions to the plan in order to be eligible to participate beginning July 1, 2017.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Other Benefits for Named Executive Officers

Non-Qualified Deferred Savings Plan for U.S. Employees

Messrs. Haley, Millay and Wickes participate in the Towers Watson Non-Qualified Deferred Savings Plan for U.S. Employees (the “Towers Watson Deferred Savings Plan”). The Towers Watson Deferred Savings Plan is an unfunded deferred compensation plan for select management and other highly-compensated associates, including legacy Towers Watson’s executive officers. The purpose of the Towers Watson Deferred Savings Plan is to provide a select group of associates who contribute significantly to the future success of legacy Towers Watson with a means to defer receipt of a portion of their compensation, and potentially to receive a discretionary matching contribution from the Company. All associate deferrals, and all Company matches, are credited in the form of Company stock units and will be paid in shares of Company stock under the Willis Towers Watson 2012 Executive Incentive Plan. As a result, the value of the notional account is aligned with the value of the Company’s stock. Payments will be made on the first business day of the month following the date that is six months after the participant’s separation from service. This transitioned from the prior arrangement whereby all eligible associates received an annual cash distribution for the “missed” Company match related to compensation above IRS limits. Effective January 1, 2014 under the new Towers Watson Deferred Savings Plan, eligible associates are required to make their own compensation deferrals in order to receive credit for the match. Effective January 1, 2017, the name of the plan was changed to the Willis Towers Watson Non-Qualified Deferred Savings Plan for U.S. Employees and the plan was amended to allow for participation by certain colleagues from legacy Willis Group, including Mr. Jones executive officers from legacy Willis Group.

Employee Welfare Benefit Plans

Our named executives are eligible to participate in the medical, life insurance and other welfare benefits available to all other associates. There are no special medical plans or other welfare plans for our named executives.

Perquisites

The Company’s Compensation Committee does not believe that providing generous executive perquisites is either necessary to attract and retain executive talent or consistent with its pay-for-performance philosophy. Therefore, other than the benefits described in the “Summary Compensation” table, it did not provide perquisites such as personal use of aircraft, excise tax gross-ups, financial planning services, club memberships or vacation homes to our executive officers.

Clawback Policy

Under the clawback policy, the Board, or any of its committees, may to the extent permitted by applicable law, cancel or require reimbursement of any incentive payments or equity-based awards received by an executive officer, if and to the extent that (i) the incentive payment or equity award was based on the achievement of financial results which are subsequently restated, (ii) the Compensation Committee determines that the executive officer engaged in fraud, negligence or other misconduct that contributed to the need to restate the financial results and (iii) the incentive payments or equity-based award values made to the executive officer would have been lower if the Company’s results had been properly reported. In such cases, the Company would seek to recover from the executive officer the amount by which the actual incentive payment or equity award for the relevant period exceeded the amount that the executive officer would have received based on the restated results. The clawback policy is posted on the website under “Investor Relations - Corporate Governance.”

The Company will comply with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act once the SEC’s rules are finalized. These rules would require the Company, in the event of a restatement, to recover from current and former executives any incentive-based compensation, for the three years preceding the restatement, that would not have been awarded under the restated financial statement. The Compensation Committee periodically reviews the Company’s clawback policy and, to ensure full compliance, will propose its final recommendations to the full Board once it has had the benefit of reviewing the SEC’s final rules for the legislation.

46     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

Executive Officer Share Ownership Guidelines

Effective February 7, 2017, the Committee adopted revised executive share ownership guidelines that replaced the legacy company guidelines:

Position	Multiple
CEO	6.0x Base Salary
Other Executive Officers	3.0x Base Salary

For purposes of meeting the executive officer share ownership guidelines, the related value, based on the average daily share price over the last 30 business days of the Company’s fiscal year of the following shares will be counted: shares owned outright or in a trust for benefit (including shares acquired from equity awards or from share market purchases); shares or units held in broad-based share purchase plans ( i.e., the ESPP, U.K. Sharesave); shares held in a 401(k) self-directed brokerage account; shares deemed held in the Willis Towers Watson Non-Qualified Deferred Savings Plan; unvested and vested restricted shares or RSUs that are subject to time-based vesting; and unvested earned PSUs. Unvested or vested/unexercised share options and unvested/unearned PSUs are not counted as shares owned for purposes of the guidelines. Executives are required to retain at least 50% of the net shares received under equity award programs granted following adoption of the policy until the ownership guidelines are met.

Under the guidelines, executives are encouraged to comply with their applicable guideline as soon as practical given their individual circumstances and no later than five years from (i) February 7, 2017 (the date of adoption of the policy) or (ii) the date of the executive’s hiring or promotion. The failure to comply with or make reasonable progress towards meeting the share ownership guidelines in a timely fashion would result in the executive being required to retain all of the net shares received upon (i) the exercise of options to purchase Willis Towers Watson shares; (ii) the vesting of RSUs; and (iii) the vesting of PSUs, and may impact future grants.

The current executive officers have either satisfied the minimum required share ownership requirements or are on track to achieve the ownership guidelines within the prescribed time period.

Anti-Hedging and Anti-Pledging Policies

The Company prohibits directors and executive officers from pledging any Company shares entering into margin accounts and prohibits all employees from engaging in hedging transactions, including short selling any Company shares, selling shares “against the box” and buying or selling puts or calls relating to Company shares.

Share Award Policy

The Board has a policy governing the granting of options and other share-based awards under the Company’s equity plans.

It is the Company’s policy to neither backdate option grants or other share-based awards to take advantage of a lower share price nor to schedule grants of options or other share-based awards before or after specific events to take advantage of anticipated movements in the price of our shares.

It is also the Company’s policy to grant options with an exercise price no less than the closing sales price as quoted on the Nasdaq on the date of grant, except in the case of any sharesave sub-plans adopted by the Company for non-U.S. employees, for which the exercise price of the option was set at a 5% or 10% discount off the closing sales price on the date before employees are invited to participate. In addition, none of the Company’s share-based plans do not permit the re-pricing of options without obtaining shareholder approval.

Under this policy, annual share-based awards for executive officers are authorized by the Compensation Committee and the grant date is on the date of that meeting or a date specified by the Compensation Committee no later than 30 days following that meeting. Except as directed by the Compensation Committee, share-based awards granted in connection with a new hire, a promotion or the assignment of additional responsibilities to an existing employee or for retention

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Executive Compensation: Compensation Discussion and Analysis (continued)

purposes will be considered granted on March 5th, May 10th, August 10th, November 10th or December 5th (or if the applicable grant date was not a trading day, the next trading day) on the date most closely following the date on which such recipient’s employment or promotion or assignment of new responsibilities commenced and such award was approved.

Tax and Accounting Implications

The Compensation Committee considered the anticipated tax treatment to the Company and to the executive officers in its review and establishment of compensation programs and payments. Section 162(m) imposes a limit on the amount a company may deduct for U.S. tax purposes for compensation paid to its CEO and its three most highly compensated executive officers employed at the end of the year (other than the CFO). However, compensation that qualifies as “performance-based” under Section 162(m) is excluded from the limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals under a plan approved by a company’s shareholders.

The SMIP, which was approved by the legacy Willis Group shareholders at its 2005 Annual General Meeting of Shareholders and continues in place for Willis Towers Watson, is intended to comply with the provisions of, and to be administered in compliance with the requirements of, Section 162(m). The Company is authorized to grant equity awards that are intended to qualify as “performance-based” compensation under the 2012 Plan.

The SMIP provides for an annual incentive compensation award for each participant equal to 5% of the Company’s earnings for the fiscal year, which the Compensation Committee may reduce (but not increase) in its discretion. For this purpose, “earnings” means the Company’s operating income as reported in its audited consolidated financial statements, as adjusted to eliminate the effect of certain events specified in the SMIP. The Compensation Committee also takes other performance metrics and other factors into consideration in determining amounts payable under the SMIP (including, among other things, revenue and profit metrics), but the amounts payable under the SMIP may not exceed the amount described above. The Compensation Committee designates the executive officers who participate in the SMIP.

The performance goals applicable to equity awards granted under the 2012 Plan that are intended to qualify as “performance-based” compensation may be based on a number of different performance criteria set forth in the 2012 Plan. In determining the payout amounts under AIP awards granted pursuant to the SMIP, the Compensation Committee may also consider attainment of performance goals that are based on a combination of the performance criteria.

Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Compensation Committee can affect deductibility of compensation and there can be no assurance that compensation paid to our executive officers who are covered by Section 162(m) will be treated as qualified performance-based compensation. Our general policy is to preserve the tax deductibility of compensation paid to executive officers. The Compensation Committee reserves the right to use its judgment to authorize compensation payments that may not be deductible when the Compensation Committee believes that such payments are appropriate and in the best interests of the Company, taking into consideration changing business conditions and the performance of its employees.

The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its shareholders.

Payments on Change of Control and Termination

The Compensation Committee believes that severance benefits are a necessary component of a competitive compensation program because they minimize distraction and ensure continuity during times of uncertainty or transition, including during a change of control; in certain cases, such benefits are consideration for an executive’s agreement not to compete. Set forth below is a summary of the termination payments for the Company’s current executive officers and the named executive officers departing following the Merger.

48     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

Current Executive Officers

CEO

Mr. Haley’s employment contract provides that upon the earliest to occur of a termination of Mr. Haley’s employment by the Company without “cause,” Mr. Haley’s resignation for “good reason,” and a termination of employment due to his death or disability (as such terms may be defined in the employment contract), Mr. Haley is entitled to (i) a severance payment equal to the sum of two times his annual base salary and two times his target annual incentive compensation award, payable in a lump sum, (ii) the full amount of his annual incentive compensation award for the year of termination, based on actual performance, (iii) continued medical coverage at the active employment rate for up to 18 months, (iv) treatment of his equity incentive awards in accordance with the terms of the applicable award agreements, and (v) the waiver of service requirements under any retention policy applicable to Mr. Haley’s prior cash incentive compensation awards.

With respect to Mr. Haley’s equity awards, in the event that his employment is terminated by the Company without cause, he resigns for good reason, or is terminated due to his death or disability, he will become vested in a number of shares underlying his PSU Award and Supplemental Award based upon the achievement of the performance measures as of the end of the year in which such termination occurs multiplied by one-third if the termination had occurred during 2016, two-thirds if the termination occurs during 2017, and the full amount if the termination occurs during 2018. Any shares so vested will be settled by the March 15th immediately following the year in which the termination occurs.

Further, in the event of a “change in control” of the Company (as defined in the respective award agreements), the number of restricted share units that may become payable will be the target number of units or a number of units based on actual performance as of the date of such change in control, whichever is greater (the “Converted PSUs “). The Converted PSUs will remain eligible to vest subject to Mr. Haley’s continued employment through December 31, 2018. However, if Mr. Haley is terminated by the Company without cause or resigns for good reason, in either case, upon or within 12 months following a change in control, he will become vested in a prorated number of Converted PSUs based on the number of whole months elapsed from January 1, 2016, plus 12 additional months (up to a maximum of 36 months). Any shares so vested will be settled within 30 days following the date of his termination of employment.

Other Current Executive Officers

Willis Towers Watson continued the legacy Willis Group and legacy Towers Watson severance arrangements for the respective executive officers based on their legacy company. Neither legacy company nor Willis Towers Watson provides any form of tax gross-ups, significant perquisites or automatic payments in connection with a change of control of the Company.

Named executive officers from legacy Willis Group receive severance protection in limited circumstances primarily where the officer is terminated by the Company without cause or the employee resigns for good reason. The named executive officers from legacy Willis Group are entitled to enhanced severance benefits in the event that the officer’s employment is terminated by the Company without cause or by the officer for good reason within 24 months following a change of control. In addition, the named executive officers would be entitled to full service-vesting credit for certain equity awards. This is intended to ensure that the officers are motivated primarily by the needs of the businesses for which they are responsible, and, therefore, that they act in the best interests of our shareholders, even if such actions are contrary to their personal interests.

In connection with the Merger and consistent with certain market practices, the legacy Willis Group Compensation Committee amended the named executive officers’ employment agreements to clarify that the consummation of the Merger would constitute a “change of control” under the respective officers’ employment agreements in order to provide assurance to the officers in a time of uncertainty and allow them to focus on their responsibilities during the pendency of the Merger.

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Executive Compensation: Compensation Discussion and Analysis (continued)

The severance for named executive officers who departed Willis Towers Watson following the Merger is discussed further below.

Executive officers from legacy Towers Watson are not a party to any employment or change-in-control severance agreements. They are eligible for the same severance pay plan as all U.S.-based associates from legacy Towers Watson. The plan provides for severance pay in an amount equal to three weeks’ base pay for each completed year of the named executive officer’s service, plus twelve weeks, up to a maximum of 44 weeks’ pay, payable in a lump sum upon termination.

Named Executive Officers Departing Following the Merger

Dominic Casserley (Former Willis Towers Watson President & Deputy CEO; Former Legacy Willis Group CEO)

Effective upon the closing of the Merger, Mr. Casserley commenced his role as President and Deputy Chief Executive Officer pursuant to the terms of his amended and restated employment agreement (“Amended Agreement”). The Amended Agreement approved by the legacy Willis Group Compensation Committee was conditioned upon the closing of the Merger and provided for him to receive the same severance benefits he would have been entitled to had he resigned at the time of the Merger. Mr. Casserley departed the Company on December 30, 2016 (the “Expiration Date”). Mr. Casserley was entitled to severance benefits under his Amended Agreement in the event of certain terminations of employment occurring after the Merger, specifically, the earliest to occur of his termination of employment by the Company without “cause,” his resignation for “good reason,” and a termination of employment due to his death or disability, and the expiration of his employment term on the Expiration Date.

Accordingly, on the Expiration Date, and in accordance with the terms of the agreement, Mr. Casserley became entitled to receive, subject to his execution of a release of claims, a separation payment of $6,500,000 (two times the sum of his annual base salary and target annual incentive compensation award) payable over two years following the Expiration Date, a payment of $2,250,000 reflecting the full target annual incentive compensation award for 2016, payable in a lump sum, accelerated vesting on his outstanding equity awards, as well as other benefits.

John Greene (Former Legacy Willis Group CFO)

Effective upon the closing of the Merger, Mr. Greene ceased his role as Chief Financial Officer and entered into a transition agreement with the Company approved by the legacy Willis Group Compensation Committee, under which he served as a full-time Transition Advisor to the Company through May 15, 2016. During his service as a Transition Advisor, Mr. Greene’s annual base salary was $750,000, and he was entitled to a fixed cash payment equal to the pro rata portion of his 2016 target annual incentive compensation award through his termination date, a fixed cash payment equal to the pro rata portion of his 2016 target long-term equity incentive award through his termination date and reimbursement of all reasonable moving expenses incurred in relocating from London, England, to the United States. Upon the termination of Mr. Greene’s employment under the transition agreement on May 15, 2016, which was considered a termination without “good cause,” he became entitled to receive a lump sum cash severance payment of $3,750,000 (two times the sum of his annual base salary and target annual incentive opportunity), full vesting of his unvested equity incentive awards and generally one year to exercise vested options, as well as other benefits.

Celia Brown (Former Legacy Willis Group Head of Human Resources)

Effective upon the closing of the Merger on January 4, 2016, Ms. Brown ceased her role as Executive Vice President and Group Human Resources Director and entered into a transition agreement with the Company approved by the legacy Willis Group Compensation Committee, under which she served as a full-time Transition Advisor to the Company through June 30, 2016. During her service as a Transition Advisor, Ms. Brown’s annual base salary was $500,000 and she was entitled to a fixed cash payment equal to the pro rata portion of her 2016 annual incentive compensation award through her termination date. Upon the termination of Ms. Brown’s employment under the transition agreement on June 30, 2016, which was considered a termination without “good cause,” she became entitled to receive a lump sum cash severance

50     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

payment of $2,250,000 (two times the sum of her annual base salary and target annual incentive compensation award), full vesting of her unvested equity incentive awards and deferred cash awards, and generally one year to exercise vested options, as well as other benefits.

Timothy Wright (Former Willis Towers Watson Head of Corporate Risk & Broking; Former Legacy Willis Group CEO of International)

Effective October 27, 2016 (when he was served with notice to terminate his employment (the “Notice of Termination”)), Mr. Wright ceased his role as Head of Corporate Risk and Broking and commenced a period of “garden leave,” which lasted through his departure from the Company on February 17, 2017 (the “Termination Date”). During his garden leave, Mr. Wright continued to receive his annual base salary of $677,350. Upon the termination of his garden leave period, which was considered a termination without “good cause” within 24 months following a change of control, Mr. Wright became eligible to receive the change of control severance payments and benefits in accordance with his employment agreement. Effective as of the Termination Date, Mr. Wright entered into a settlement agreement with the Company reiterating Mr. Wright’s entitlements to such change of control severance payments and benefits, with the exception of the differences detailed in the section entitled “Compensation Tables - Named Executive Officers’ Employment Agreements - Former Executive Officers.” Mr. Wright received: (i) a lump sum severance payment of $3,511,799 (equal to two times base salary plus target annual incentive compensation award less the gross amount of salary paid during the period from the date of Notice of Termination through the Termination Date) to be paid 60 days following the Termination Date; and (ii) a fixed cash payment in the amount of $188,359, representing approximately 50% of the amount of his 2017 target annual incentive compensation award prorated through the date when his employment would otherwise have ended (i.e. April 26, 2017), to be paid 60 days following the Termination Date. Mr. Wright is entitled to continued medical coverage for himself, his spouse and covered dependents as of the termination date through April 25, 2018 in accordance with the terms of the effective applicable group plan. The benefits described above were materially consistent with Mr. Wright’s employment approved by the legacy Willis Group Compensation Committee prior to the Merger.

Further information regarding our named executive officers’ employment agreements and details of their change of control and severance provisions is set forth in the sections entitled “Compensation Tables - Named Executive Officers’ Employment Agreements” and “- Potential Payments to Named Executive Officers Upon Termination and/or Change of Control.”

Compensation Decision Process and Methodology

Role of the Committee

The Committee is responsible for evaluating the compensation levels for each of the named executives and for administering the Company’s executive compensation program. The Committee reviews and approves all components of executive compensation for the named executive officers, including the CEO whose compensation is ratified by the other independent directors. In addition, each year, the Committee reviews and approves the corporate goals and key objectives related to the compensation of the named executive officers, evaluates their performance in light of those goals and objectives and determines and approves their compensation, including for the CEO, whose compensation may be approved by the Committee together with the other independent directors.

Compensation Risk Analysis

In reviewing the Company’s pay programs, the Committee considers whether the programs encourage unnecessary or excessive risk taking that might have an adverse impact on the Company. At the request of the Committee, the Company’s internal compensation consultants (the “WTW consultants”) completed a 2016 risk assessment of the Company’s compensation programs with the review and concurrence of Semler Brossy Consulting Group LLC (“SBCG”), the Committee’s independent compensation consultant. The 2016 risk assessment included a review of the design and features of the Company’s incentive compensation programs in place, as well as an evaluation of program structure

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Executive Compensation: Compensation Discussion and Analysis (continued)

and philosophy, design characteristics, performance management and governance practices relative to compensation risk factors. The 2016 compensation risk assessment led SBCG and the Committee to conclude that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Role of External Compensation Committee Consultant

The Compensation Committee has the independent authority to hire external consultants as well as the sole authority to retain and terminate the services of its consultant. Since April 2011, the legacy Willis Group Compensation Committee had retained legacy Towers Watson to provide advice on all matters related to the senior executives’ compensation and compensation programs. As discussions concerning the Merger progressed in 2015, the legacy Willis Group Compensation Committee decided to undertake a comprehensive search for a new compensation consultant to ensure its independence. As a result, prior to the announcement of the Merger in June 2015, the Committee engaged SBCG as its new independent consultant.

During the course of 2016, SBCG worked directly under the guidance of the Company’s Compensation Committee, in cooperation with management, to assist the Committee with executing its executive compensation-related responsibilities. In such role, the Compensation Committee’s consultant served as an objective third-party advisor in assessing the reasonableness of compensation levels and the appropriateness of the design of the evolving compensation program structure in supporting the current and future business strategy and human resource objectives. An SBCG consultant attended all of the formal meetings of the Company’s Compensation Committee during 2016.

During 2016, SBCG supported the Company’s Compensation Committee by assisting with transition issues resulting from the Merger and assisting with administering the executive compensation pay practices, including:

●	Evaluating existing compensation arrangements for key executives and the implications of the Merger;

●	Negotiating the employment agreement with Mr. Haley in light of the proposed Merger and his new role as CEO of the combined organization;

●	Reviewing and providing input on the Company’s considerations for its future incentive program designs, including the Company’s aggregate use of equity;

●	Developing new performance metrics for Mr. Haley’s PSU Award and Supplemental Award as well as for the 2016 performance share awards to the remaining executive officers;

●	Reviewing and providing input on the peer group used to benchmark executive pay;

●	Assessing the market pay data used to inform 2017 pay decisions; and

●	Helping to structure alternatives for further harmonization of executive pay practices in the future.

The Committee was also provided compensation data and inputs from a team of Willis Towers Watson compensation consultants (the “WTW consultants”). The Committee along with SBCG used the data and analysis provided by the WTW consultants to ensure that the compensation practices were consistent with the compensation philosophy and objectives for both the amount and composition of executive compensation, including that of Mr. Haley. Based on the data and analysis provided by the WTW consultants as well as information from management, SBCG and outside counsel, the Compensation Committee applied business judgment in recommending compensation awards, taking into account the dynamic nature of the brokerage and consulting businesses internationally and the adaptability and response required by the senior leadership to manage significant changes that arose during the course of the year.

Other than serving as the consultant to the Willis Towers Watson Compensation Committee, SBCG provides no other services to the Company. The Willis Towers Watson Compensation Committee determined that, based on the factors specified in the exchange listing rules, SBCG’s services produced no conflicts of interest. The Willis Towers Watson consultants work for the Company and are therefore by definition not independent advisors, although they do provide professional advice, data and guidance to the Committee with the concurrence of SBCG.

52     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

Role of the CEO and Management

The CEO does not participate in the Committee’s determination of his own compensation. However, he makes recommendations to the Committee for each of the other named executives. The CEO bases these recommendations on his assessment of each executive’s performance, as well as segment/geography/function and overall Company goals for the fiscal year as described above. The Committee reviews the CEO’s recommendations, makes adjustments as it determines appropriate, and approves compensation at its sole discretion.

Use of Peer Company Data

In making its determinations for fiscal year 2016, the Committee relied on publicly available information of a select group of peer companies and its own knowledge of the market for determining the new pay package for the CEO. As part of the transition strategy, the Committee did not benchmark pay decisions for the other named executive officers as no changes were being recommended from legacy practices. The peer group was selected by the Committee based on the recommendations of the WTW consultants and SBCG based on input from management on the comparability of the business operations of potential peer group companies, including reasonably comparable size (based on revenue and market capitalization) and industry. Information about the peer group companies was used to inform decisions regarding the assessment of competitive pay levels and mix, annual performance/merit driven compensation and future program design.

For conducting a competitive assessment of the compensation levels for the CEO for fiscal year 2016, the Committee approved the following peer group of 18 companies:

●	Marsh & McLennan Companies, Inc.	●	Fidelity National Information Services, Inc.

●	Aon plc	●	Fidelity National Financial, Inc.

●	Progressive Corp.	●	Nielsen Holdings plc

●	The Hartford Financial Services Group, Inc.	●	McGraw Hill Financial, Inc.

●	Xerox Corporation	●	Arthur J. Gallagher & Co.

●	Cognizant Technologies Solutions Corporation	●	Booz Allen Hamilton Holding Corporation

●	Principal Financial Group Inc.	●	Fiserv, Inc.

●	Automatic Data Processing, Inc.	●	First American Financial Corporation

●	Unum Group	●	Robert Half International Inc.

At the time the peer group was approved by the Committee, Willis Towers Watson was at the 39th percentile in terms of total revenues and is at the 44th percentile in terms of market capitalization among this peer group.

Although the Committee references target pay for all of the companies listed in the peer group, particular attention was given to the pay practices of Aon plc and Marsh & McLennan Companies, Inc. as these two companies represent our most direct competitors.

The same peer group was used to assess competitive pay in late 2016 to help inform 2017 pay decisions.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     53

Compensation Committee Report

This report is submitted to the shareholders of Willis Towers Watson Public Limited Company by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee consists solely of non-executive directors who are independent, as determined by the Board in accordance with the Company’s guidelines and NASDAQ listing standards.

The Compensation Committee has reviewed, and discussed with management, the Compensation Discussion and Analysis contained in this Proxy Statement, and based on this review and discussion, recommended to the Board that it be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors of Willis Towers Watson Wendy E. Lane (Chairman), Jaymin B. Patel, Linda D. Rabbitt and Jeffrey W. Ubben

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board.

54     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables

Summary Compensation Table

The named executive officers are each executive who served as the Company’s principal executive officer, each executive who served as the Company’s principal financial officer, the Company’s three most highly compensated executive officers, other than the CEO and CFO, who were serving as executive officers at the end of the last completed fiscal year, and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. For fiscal year 2016, we have nine named executive officers because two individuals served as CEO (John Haley, current CEO; Dominic Casserley, former CEO), two individuals served as CFO (Roger Millay, current CFO; John Greene, former CFO), and, in addition to the three highest paid executive officers serving at the end of fiscal year 2016 (Todd Jones, Gene Wickes and Nicolas Aubert), there are two additional individuals who were not serving as executive officers at the end of fiscal year 2016 (Celia Brown and Timothy Wright).

A	B	C	D	E	F	G	H	I	J
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Share Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Current Executives
John Haley CEO	2016	1,173,333	—	24,641,432	—	2,208,000	653,345	170,011	28,846,121
Roger Millay CFO	2016	650,000	—	1,031,236	—	504,400	321,319	49,939	2,556,894
Todd Jones Head of Corporate Risk & Broking; Former Head of North America	2016 2015 2014	725,000 718,750 675,000	— — 56,250	1,006,399 750,719 749,995	— 249,921 249,997	1,195,416 1,052,668 904,575	20,040 — 63,531	18,198 13,649 45,541	2,965,053 2,785,707 2,744,888
Gene Wickes Head of Exchange Solutions	2016	650,000	—	902,255	—	764,400	311,608	49,939	2,678,202
Nicolas Aubert Head of Great Britain	2016 2015	596,068 641,844	— 592,178	873,360 3,050,859	— 249,995	857,980 943,495	— —	33,776 29,681	2,361,184 5,508,052
Former Executives
Dominic Casserley(3) Former Willis Towers Watson President & Deputy CEO; Former Legacy Willis Group CEO	2016 2015 2014	1,000,000 1,000,000 1,000,000	— — —	5,242,720 4,151,258 4,467,978	— 1,312,497 1,842,998	— 2,284,880 1,653,750	— — —	9,187,619 264,528 167,942	15,430,339 9,013,163 9,132,668
John Greene(3) Former Legacy Willis Group CFO	2016 2015 2014	259,240 750,000 437,500	— — 500,000	— 674,978 1,049,981	— 224,997 224,995	— 1,023,400 1,004,063	— — —	4,638,857 61,214 10,854	4,898,097 2,734,589 3,227,393
Celia Brown(3) Former Legacy Willis Group Head of Human Resources	2016	250,000	—	—	—	—	—	3,088,522	3,338,522
Timothy Wright(3) Former Willis Towers Watson Head of Corporate Risk & Broking; Former Legacy Willis Group CEO of International	2016 2015 2014	677,350(4) 764,100 823,800	— 207,346 187,500	1,050,540 901,043 899,933	— 299,995 300,000	727,576 1,565,416 1,258,921	— — —	59,079 51,867 41,509	2,514,545 3,789,767 3,511,663

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     55

Compensation Tables (continued)

(1)    Messrs. Aubert, Greene and Wright received their salaries, as well as their annual incentive compensation in pounds sterling and these figures have been converted into dollars at an average exchange rate for 2016 (£1:$1.3547). 2015 figures have been converted into dollars at an average exchange rate for 2015 (£1:$1.5282). 2014 figures have been converted into dollars at an average exchange rate for 2014 (£1:$1.6476). Per the terms of his employment agreement, the portion of Mr. Haley’s salary in any calendar year in excess of $1,000,000 shall be deferred under the terms of the Towers Watson Non-Qualified Deferred Savings Plan for U.S. Employees.

(2)    As discussed further below, the Share Awards column for 2016 reflects equity granted to the named executive officers (excluding Mr. Haley) pursuant to the 2016 LTI Program. For Mr. Haley, this reflects his PSU Award and Supplemental Award granted in 2016 in connection with his employment agreement; together these awards represent front-loaded 100% performance-based equity incentive compensation reflecting 3 years of equity compensation for Mr. Haley and no additional equity awards will be granted to Mr. Haley through the duration of the 2018 fiscal year.

(3)    Mr. Casserley left the Company on December 30, 2016. Mr. Greene left the Company on May 15, 2016. Ms. Brown left the Company on June 30, 2016. Mr. Wright ceased his role as executive officer on October 27, 2016 and left the Company on February 17, 2017.

(4)    Portions of Mr. Wright’s severance payment were subject to certain conditions that were not satisfied as of December 31, 2016 and therefore had not accrued for fiscal year 2016. See footnote 4 to Column I (All Other Compensation) to the Summary Compensation Table and the section entitled “— Potential Payments to Named Executive Officers Upon Termination and/or Change of Control — Payments to Former Executive Officers” for severance amounts due to Mr. Wright.

(5)    For the value of accelerated equity awards for former executive officers, see the section entitled “— Potential Payments to Named Executive Officers Upon Termination and/or Change of Control — Payments to Former Executive Officers.”

Salary (Column C)

The amounts shown in column C reflect base salaries earned by each named executive officer during the listed year.

Effective March 1, 2016, Mr. Haley received a base salary increase from $1,040,000 to $1,200,000.

Bonus (Column D)

The table above does not reflect payments made by legacy Towers Watson to its former executives. However, in March 2016, Willis Towers Watson paid the following amounts in respect of service to legacy Towers Watson in 2015, not 2016. Because legacy Towers Watson and legacy Willis Group had different fiscal calendar year ends, 3 of our named executive officers were on a different bonus schedule and would have gotten bonuses based on a fiscal year ended June 30. In order for all of the Company’s named executive officers to be on the same bonus schedule, the Company paid 3 bonuses to legacy Towers Watson executives in March 2016 for the stub period from July 1, 2015 to December 31, 2015 for their service at legacy Towers Watson during that stub period.

●    Mr. Haley received a stub year-end bonus of $975,000;

●    Mr. Millay received a stub year-end bonus of $350,000; and

●    Mr. Wickes received a stub year-end bonus of $370,000.

56     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

Share Awards (Column E)

The amounts shown in column E reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in “Note 17-Share Based Compensation” to our Fiscal Year 2016 Consolidated Financial Statements included in our Annual Report on Form 10-K for Fiscal Year 2016. For awards shown in column E that are subject to performance conditions, the amount included in the table is the full fair value at the grant date based on the probable outcome with respect to the satisfaction of the performance condition consistent with the recognition criteria in FASB ASC Topic 718 (excluding the effect of estimated forfeiture). Additional details regarding the amounts shown in column E for the named executive officers are below:

					Column E
Name	Award	Grant Date	PSU Award Aggregate Grant Date Fair Value ($)	RSU Award Aggregate Grant Date Fair Value ($)	Total Share Award Aggregate Grant Date Fair Value ($)
John Haley	PSU Award	26-Feb-2016	22,251,678	—	24,641,432
	Supplemental Award	14-Jun-2016	2,389,754	—
Roger Millay	2016 LTI Award	20-Jul-2016	1,031,236	—	1,031,236
Todd Jones	2016 LTI Award	20-Jul-2016	1,006,399	—	1,006,399
Gene Wickes	2016 LTI Award	20-Jul-2016	902,255	—	902,255
Nicolas Aubert	2016 LTI Award	20-Jul-2016	873,360	—	873,360
Dominic Casserley	2016 LTI Award	20-Jul-2016	5,242,720	—	5,242,720
Timothy Wright	2016 LTI Award	20-Jul-2016	1,050,540	—	1,050,540

The aggregate grant date fair value shown in the table above for Mr. Haley’s PSU Award and Supplemental Award and for the other named executive officers’ PSUs granted pursuant to the 2016 LTI Program reflects the value of each award at the grant date based on the probable outcome of the performance conditions as of the grant date. Below is a comparison of the value of each award at the grant date based on the probable outcome of the performance conditions and the value of each award at the grant date assuming the highest level of performance conditions will be achieved.

Name	Award	Grant Date	PSU Award Aggregate Grant Date Fair Value Based on Probable Performance Achievement ($)	PSU Award Aggregate Grant Date Fair Value Assuming Maximum Performance Achievement ($)
John Haley	PSU Award	26-Feb-2016	22,251,678	30,597,470
	Supplemental Award	14-Jun-2016	2,389,754	2,389,754
Roger Millay	2016 LTI Award	20-Jul-2016	1,031,236	1,335,633
Todd Jones	2016 LTI Award	20-Jul-2016	1,006,399	1,303,465
Gene Wickes	2016 LTI Award	20-Jul-2016	902,255	1,168,580
Nicolas Aubert	2016 LTI Award	20-Jul-2016	873,360	1,131,156
Dominic Casserley	2016 LTI Award	20-Jul-2016	5,242,720	5,242,720
Timothy Wright	2016 LTI Award	20-Jul-2016	1,050,540	1,360,636

For more information regarding the equity awards, see the “Grants of Plan-Based Awards” table, the “Outstanding Equity Awards at Fiscal Year-End” table and the section entitled “Executive Compensation: Compensation Discussion and Analysis — Components of the Willis Towers Watson 2016 Named Executive Officers’ Compensation — Long-Term Incentive Compensation.”

Non-Equity Incentive Plan Compensation (Column G)

The amounts shown in column G reflect the named executive officers’ 2016 annual incentive compensation awards which were paid 100% in cash in March 2017.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     57

Compensation Tables (continued)

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column H)

This column reflects any aggregate increase in actuarial present values of accumulated benefits during the relevant fiscal year for the named executives under the Towers Watson Pension Plan, the Towers Watson SERP and the Willis Pension Plan. Any increase in actuarial present value was determined using assumptions that are the same as those used in the Company’s financial statements for the fiscal year ended December 31, 2016, except that retirement is assumed to occur at the earliest unreduced retirement age for the named executives and no pre-retirement terminations or deaths are assumed to occur.

The earliest unreduced retirement ages are age 62 for Mr. Millay and age 64 for Mr. Jones. The earliest unreduced retirement age for Mr. Haley and Mr. Wickes are their current ages because they were over age 62 at the end of the fiscal year.

The increases in the actuarial present values for Messrs. Haley, Millay, Wickes and Jones for fiscal year 2016 of $653,345, $321,319, $311,608 and $20,040, respectively, can be attributed to several factors. First, the assumed discount rate used to determine the value of benefits decreased during the year. The rates changed from 4.31% to 4.06% for benefits from the Towers Watson Pension Plan, 3.49% to 3.39% for the Towers Watson SERP and from 4.19% to 4.00% for the Willis Pension Plan. The discount rate changes had the effect of increasing the present values. The assumed interest rate for estimating the lump sum value of the Towers Watson SERP benefits payable at retirement was changed from 2.00%, 2.50% and 3.00% for retirements in fiscal year 2017, 2018, and 2019 and thereafter, respectively, to 1.50%, 2.00%, 2.50% and 3.00% for retirements in fiscal year 2017, 2018, 2019 and 2020 and thereafter, respectively. The assumption changes increased the actuarial present value amounts by $51,253 for Mr. Haley, $52,863 for Mr. Millay, $40,060 for Mr. Wickes and $10,092 for Mr. Jones. Second, the named executives who participated in the Towers Watson Pension Plan and the Towers Watson SERP accrued an additional year of service, which increased the present values by $659,746 for Mr. Haley, $203,715 for Mr. Millay and $273,047 for Mr. Wickes. Third, the passage of time means that Messrs. Millay and Jones are all one year closer to their assumed retirement dates and therefore payment of benefits, resulting in increases to the actuarial present value. For Messrs. Haley and Wickes, the passage of time results in a decrease to the actuarial present value because their benefits were assumed to have commenced and they have foregone receipt of benefits because of their continued employment.

All Other Compensation (Column I)

The amounts shown in column I reflect the aggregate dollar amount of perquisites and other personal benefits, Company contributions to defined contribution plans, earnings on share awards and severance for each named executive officer during 2016. Additional details are shown below:

Name	Perquisites and Other Personal Benefits ($)(1)	Registrant Contributions to Defined Contribution Plans ($)(2)	Earnings on Share Awards ($)(3)	Severance ($)(4)	2016 All Other Compensation Total ($)
John Haley	92,344	77,667	—	—	170,011
Roger Millay	13,472	36,467	—	—	49,939
Todd Jones	—	7,950	10,248	—	18,198
Gene Wickes	13,472	36,467	—	—	49,939
Nicolas Aubert	—	32,023	1,753	—	33,776
Dominic Casserley	86,336	7,950	81,162	9,012,171	9,187,619
John Greene	—	13,922	—	4,624,935	4,638,857
Celia Brown	—	7,500	—	3,081,022	3,088,522
Timothy Wright	13,743	29,770	15,566	—	59,079

(1)	During 2016, the named executive officers received the following perquisites and other personal benefits:

●	For Mr. Haley, (i) legal expenses in the amount of $74,162 in connection with his employment agreement and (ii) payment for the cash out or sale back to the Company of excess unused paid time off in the amount of $18,182.

58     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

●	For Mr. Millay, (i) premiums paid for group term life insurance in the amount of $972 and (ii) payment for the cash out or sale back to the Company of excess unused paid time off in the amount of $12,500.

●	For Mr. Wickes, (i) premiums paid for group term life insurance in the amount of $972 and (ii) payment for the cash out or sale back to the Company of excess unused paid time off in the amount of $12,500.

●	For Mr. Casserley, (i) reimbursement for use of his London apartment for business travel at the rate of £560 per night in the aggregate amount of $40,966, (ii) commuting expenses in the amount of $15,238 and (iii) reimbursement for legal expenses in connection with his employment arrangements and termination of employment in the amount of $30,132.

●	For Mr. Wright, (i) a car allowance in the amount of $9,933 and (ii) a parking space in the amount of $3,810.

(2)	The amounts in this column reflect Company contributions to defined contribution plans for the named executive officers during 2016:

●	For Mr. Haley, (i) Company matching contributions made to a legacy Towers Watson qualified savings plan in the amount of $10,600 and (ii) Company matching contributions made in the form of fully vested restricted stock units to a legacy Towers Watson defined contribution supplemental executive retirement plan in the amount of $67,067.

●	For Mr. Millay, (i) Company matching contributions made to a legacy Towers Watson qualified savings plan in the amount of $10,600 and (ii) Company matching contributions made in the form of fully vested restricted stock units to a legacy Towers Watson defined contribution supplemental executive retirement plan in the amount of $25,867.

●	For Mr. Jones, the Company’s contribution to his 401(k) Plan.

●	For Mr. Wickes, (i) Company matching contributions made to a legacy Towers Watson qualified savings plan in the amount of $10,600 and (ii) Company matching contributions made in the form of fully vested restricted stock units to a legacy Towers Watson defined contribution supplemental executive retirement plan in the amount of $25,867.

●	For Mr. Aubert, (i) the Company’s contribution to the Willis Group Personal Pension Plan in the amount of $18,627 and (ii) a cash supplement paid in lieu of Company pension contributions in the amount of $13,396.

●	For Mr. Casserley, the Company’s contribution to his 401(k) Plan.

●	For Mr. Greene, the Company’s contribution to the Willis Group Personal Pension Plan.

●	For Ms. Brown, the Company’s contribution to her 401(k) Plan.

●	For Mr. Wright, a cash supplement paid in lieu of Company pension contributions.

(3)	The amounts in this column reflect cash dividend equivalents on vested RSUs.

(4)	The amounts in this column reflect severance payments for executive officers who have left the Company in 2016:

●	For Mr. Casserley, (i) his 2016 annual incentive compensation award which was paid out at target in the amount of $2,250,000 in March 2017, the value of which was determined as the greater of target or actual performance per his employment agreement; (ii) a separation payment of $6,500,000 (equal to two times base salary plus target annual incentive compensation award), payable bi-monthly over 24 months following his termination date through December 31, 2018, subject to certain payment timing rules under the employment agreement relating to a release waiting period and IRC Section 409A; (iii) 61,341 in cash dividend equivalents on RSUs that received accelerated vesting treatment due to his termination and fully vested as of the day immediately preceding his termination date; (iv) return relocation expenses per his employment agreement estimated at $200,000 based on expenses incurred in connection with previous relocation from UK to US; and (v) $830 in interest on payments delayed under 409A (applying an interest rate of 0.68%).

●	For Mr. Greene, (i) a lump sum cash severance payment of $3,853,097 (which represents the sum of two times (i) annual base salary and (ii) target annual incentive opportunity) paid in July 2016 in GBP; (ii) a fixed cash payment in the amount of $396,504, representing the amount of his 2016 target annual incentive compensation award prorated through his termination date, paid in June 2016 in GBP; (iii) a fixed cash payment in the amount of $317,204, representing the amount of his 2016 target long-term incentive award prorated through his termination date, paid in June 2016 in GBP; (iv) $28,437 in cash dividend equivalents on RSUs that received accelerated vesting treatment due to his termination and fully vested on his termination date; and (v) up to 12 months of continued health coverage with a maximum benefit of $29,693.

●	For Ms. Brown, (i) a lump sum cash severance payment of $2,250,000 (equal to two times base salary plus target annual incentive compensation award) paid in August 2016; (ii) a fixed cash payment in the amount of $312,500, representing the amount of her 2016 target annual incentive compensation award prorated through her termination date, paid in July 2016; (iii) a deferred cash stay bonus granted in March 2015 in the amount of $500,000 that received accelerated vesting treatment due to her termination (and fully vested on her termination date) and was paid in July 2016; and (iv) $18,522 in cash dividend equivalents on RSUs that received accelerated vesting treatment due to her termination and fully vested on her termination date.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     59

Compensation Tables (continued)

●	Mr. Wright is entitled to the following payments in 2017 which are not reflected above: (i) a lump sum severance payment of $3,511,799 (equal to two times base salary plus target annual incentive compensation award less the gross amount of salary paid during the period from the date of notice of termination (October 27, 2016) through the termination date (February 17, 2017)) to be paid 60 days following the termination date (by April 18, 2017); (ii) a fixed cash payment in the amount of $188,359, representing approximately 50% of the amount of his 2017 target annual incentive compensation award prorated through the date when his employment would otherwise have ended (i.e. April 26, 2017), to be paid 60 days following the termination date (by April 18, 2017); (iii) continued medical coverage for the officer, his spouse and covered dependents as of his termination date through April 25, 2018 estimated at $6,774; and (iv) $10,042 in cash dividend equivalents on RSUs that received accelerated vesting treatment due to his termination and fully vested on his termination date.

Total (Column J)

The amounts shown in column J reflect the sum of columns C through I for each named executive officer.

Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards made to the named executive officers during 2016. Amounts shown in columns C through E relate to the annual incentive compensation award opportunities in respect of 2016. The terms and conditions of these awards are described in the section entitled “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Programs in Detail — Components of the Willis Towers Watson 2016 Named Executive Officers’ Compensation” and “— Annual Incentive Compensation.” The remaining columns relate to plan-based equity awards granted in 2016. The equity-based awards consist of PSUs.

A	B		C	D	E	F	G	H	I	J	K	L
Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Units #	Exercise Or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Current Executives
John Haley	2/26/2016 6/14/2016	2/26/2016 6/10/2016	—	2,400,000	4,200,000	56,250 —	225,000 225,000	450,000 337,500	— —	— —	— —	22,251,678 2,389,754
Roger Millay	7/20/2016	7/20/2016	—	520,000	910,000	2,096	8,387	16,774	—	—	—	1,031,236
Todd Jones	7/20/2016	7/20/2016	—	1,268,750	2,220,313	2,046	8,185	16,370	—	—	—	1,006,399
Gene Wickes	7/20/2016	7/20/2016	—	520,000	910,000	1,834	7,338	14,676	—	—	—	902,255
Nicolas Aubert	7/20/2016	7/20/2016	—	894,102	1,564,679	1,775	7,103	14,206	—	—	—	873,360
Former Executives
Dominic Casserley	7/20/2016	7/20/2016				10,570	42,280	84,560	—	—	—	5,242,720
John Greene	—	—	—	—	—	—	—	—	—	—	—	—
Celia Brown	—	—	—	—	—	—	—	—	—	—	—	—
Timothy Wright	7/20/2016	7/20/2016	—	1,185,363	2,074,384	2,136	8,544	17,088	—	—	—	1,050,540

60     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

(1)	The amounts shown in columns C through E reflect threshold, target and maximum performance for the annual incentive compensation awards granted to each named executive officer who participated in 2016 AIP. The threshold payout reflects the minimum possible payout of $0. The maximum amount shown in column E for Mr. Haley reflects the maximum annual incentive compensation award opportunity of 350% of his base salary pursuant to his employment agreement. The actual awards granted are shown in column G of the Summary Compensation Table.

(2)	The amounts shown in columns F through H reflect threshold, target and maximum performance for the PSUs granted to Mr. Haley per the terms of his employment agreement and to the other named executive officers pursuant to the 2016 LTI Program. For Mr. Haley’s PSU Award granted February 26, 2016 and the other named executive officers’ PSUs granted on July 20, 2016, earned PSUs will be determined based on the achievement of the applicable performance targets relating to the Company’s (i) adjusted diluted EPS at the end of the three-year performance period through December 31, 2018 and (ii) TSR over the period from February 26, 2016 through December 31, 2018. PSUs are eligible to vest based on the target award and EPS relative to TSR as set forth below with performance in between the points shown determined by linear interpolation for both EPS and TSR.

3-Year Annualized TSR	2018 EPS < $10.10	2018 EPS = $10.10	2018 EPS = $11.50
< 8%	0%	50%	100%
8%	25%	75%	125%
10%	50%	100%	125%
20%	200%	200%	200%

For Mr. Haley, generally, 50% of any vested shares under the award will be settled on the later of March 15, 2019 and the date of Mr. Haley’s termination of employment, and the other 50% will be settled on the later of March 15, 2020 and the date of Mr. Haley’s termination of employment. For the other named executive officers, the earned PSUs will generally vest on March 15, 2019, subject to the continued employment of the participant during the vesting period.

Mr. Haley’s Supplemental Award granted on June 14, 2016 has terms and conditions substantially similar to his PSU Award, except that it provides for vesting and payment of shares only upon achievement of significantly higher Company performance levels. The Supplemental Award would vest based upon achievement of superior TSR goals that exceed those for the 200% maximum payout under the PSU Award (as shown in the above table), such that Mr. Haley has the opportunity to earn in the aggregate up to a 350% maximum payout as shown in the following table.

3-Year Annualized TSR	2018 EPS < $10.10	2018 EPS = $10.10	2018 EPS = $11.50
≤ 20%	0%	0%	0%
30%	100%	100%	100%
34%	150%	150%	150%

Dividend equivalents in the form of additional shares will accrue on the PSUs, but are only paid to the same extent and at the same time as the underlying shares vest.

For additional information regarding the equity awards granted to the named executive officers in 2016, refer to the section entitled “Executive Compensation: Compensation Discussion and Analysis — Components of the Willis Towers Watson 2016 Named Executive Officers’ Compensation — Long-Term Incentive Compensation.”

(3)	The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718. For awards that are subject to performance conditions, the amounts included in this column are the full fair value at the grant date based on the probable outcome with respect to the satisfaction of the performance condition consistent with the recognition criteria in FASB ASC Topic 718 (excluding the effect of estimated forfeiture).

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     61

Compensation Tables (continued)

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the options and share-based awards held by the named executive officers as of December 31, 2016.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested ($)(1)
Current Executives
John Haley	—	150,235(2)	110.58	9/11/2022	—	—	—	—
	—	—	—	—	—	—	55,633(3)	6,802,803
	—	—	—	—	—	—	228,510(4)	27,942,203
	—	—	—	—	—	—	227,588(5)	27,829,461
Roger Millay	—	47,910(2)	110.58	9/11/2022	—	—	—	—
	—	—	—	—	—	—	17,423(3)	2,130,484
	—	—	—	—	—	—	8,450(15)	1,033,266
Todd Jones	2,450(6)	—	109.95	5/2/2019	—	—	—	—
	3,856(7)	—	88.84	12/26/2020	—	—	—	—
	8,070(8)	—	117.40	12/16/2021	—	—	—	—
	10,794(22)	5,561(9)	114.99	12/16/2022	—	—	—	—
	5,531(21)	11,231(10)	116.68	11/9/2023	—	—	—	—
	—	—	—	—	739(11)	90,365	—	—
	—	—	—	—	4,348(12)	531,673	—	—
	—	—	—	—	1,436(13)	175,594	—	—
	—	—	—	—	—	—	4,292(14)	524,826
	—	—	—	—	—	—	8,247(15)	1,008,443
Gene Wickes	—	47,910(2)	110.58	9/11/2022	—	—	—	—
	—	—	—	—	—	—	17,842(3)	2,181,720
	—	—	—	—	—	—	7,393(15)	904,016
Nicolas Aubert	5,531(21)	11,231(10)	116.68	11/9/2023	—	—	—	—
	—	—	—	—	12,178(16)	1,489,126	—	—
	—	—	—	—	—	—	4,292(14)	524,826
	—	—	—	—	1,436(13)	175,594	—	—
	—	—	—	—	—	—	7,157(15)	875,158
Former Executives
Dominic Casserley	54,328(17)	—	107.84	12/30/2019	—	—	—	—
	33,266(18)	—	116.90	12/30/2019	—	—	—	—
	72,015(19)	—	110.17	12/30/2019	—	—	—	—
	75,184(20)	—	125.95	12/30/2019	—	—	—	—
	—	—	—	—	—	—	22,536(14)	2,755,702
	—	—	—	—	—	—	42,602(15)	5,209,373
John Greene	—	—	—	—	—	—	—	—
Celia Brown	12,571(21)	—	116.68	6/30/2018	—	—	—	—
	12,266(22)	—	114.99	6/30/2018	—	—	—	—
	8,070(8)	—	117.40	6/30/2018	—	—	—	—
	6,428(7)	—	88.84	6/30/2018	—	—	—	—
	2,450(6)	—	109.95	6/30/2018	—	—	—	—
Timothy Wright	8,171(6)	—	109.95	5/2/2019	—	—	—	—
	19,286(7)	—	88.84	12/26/2020	—	—	—	—
	12,913(8)	—	117.40	12/16/2021	—	—	—	—
	12,952(22)	6,675(9)	114.99	12/16/2022	—	—	—	—
	6,637(21)	13,478(10)	116.68	11/9/2023	—	—	—	—
	—	—	—	—	887(11)	108,462	—	—
	—	—	—	—	5,217(12)	637,935	—	—
	—	—	—	—	1,722(13)	210,566	—	—
	—	—	—	—	—	—	5,151(14)	629,864
	—	—	—	—	—	—	8,609(15)	1,052,709

62     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

(1)	The market value of shares or units that have not vested has been calculated using the closing price of the Company’s shares on December 30, 2016, as quoted on the NASDAQ ($122.28), the last business day of the year.

(2)	The time-based options were granted on September 11, 2015. The options vest and become exercisable on July 1, 2018. The exercise price on date of grant was $120.58; however, this exercise price was adjusted to $110.58 to reflect the special dividend declared and paid by legacy Towers Watson on December 29, 2015.

(3)	Represents the number of PSUs granted under the Towers Watson 2009 Long Term Incentive Plan and credited with dividend equivalents through December 31, 2016, shown at an earn-out of 204% following completion of the 3-year performance period ending June 30, 2017 which earn-out percentage became fixed at the time of the Merger. Awards vest subject to the named executive officer’s continued employment with the Company through the end of the performance period.

(4)	The PSU Award was granted to Mr. Haley on February 26, 2016 with a performance period from February 26, 2016 to December 31, 2018. The table reflects the target amount of the award credited with dividend equivalents accrued through December 31, 2016, as discussed further in “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Programs in Detail — Long-Term Incentive Compensation” and “— CEO Long-Term Incentive Compensation.”

(5)	The Supplemental Award was granted to Mr. Haley on June 14, 2016 with a performance period from February 26, 2016 to December 31, 2018. The table reflects the target amount of the award credited with dividend equivalents accrued through December 31, 2016, as discussed further in “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Programs in Detail — Long-Term Incentive Compensation” and “— CEO Long-Term Incentive Compensation.”

(6)	The performance-based options were granted on May 2, 2011. The options are fully exercisable.

(7)	The time-based options were granted on December 26, 2012. The options are fully exercisable.

(8)	The time-based options were granted on December 16, 2013. The options are fully exercisable.

(9)	The time-based options were granted on December 16, 2014. 33% of the options vested on the first and second anniversaries of the grant date and are exercisable and the outstanding options vest 34% on the third anniversary of the grant date.

(10)	The time-based options were granted on November 9, 2015. 33% of the options vested on the first anniversary of the grant date. The outstanding options vest 33% on the second anniversary of the grant date and 34% vest on the third anniversary of the grant date.

(11)	The time-based RSUs were granted on December 16, 2014. 33% of the RSUs vested on the first and second anniversaries of the grant date and the outstanding RSUs will vest 34% on the third anniversary of the grant date.

(12)	The table reflects PSUs granted to Messrs. Jones and Wright on December 16, 2014 under the 2014 LTI Program at target amounts on December 31, 2016. Upon consummation of the Merger on January 4, 2016, these PSUs were converted to time-based RSUs at target and will vest on March 3, 2017.

(13)	The time-based RSUs were granted on November 9, 2015. 33% of the RSUs vested on the first anniversary of the grant date. The outstanding RSUs vest 33% on the second anniversary of the grant date and 34% vest on the third anniversary of the grant date.

(14)	The PSUs were granted to Mr. Casserley on May 11, 2015 and Messrs. Jones, Aubert and Wright on November 9, 2015 under the 2015 LTI Program with a performance period from December 31, 2014 to December 31, 2017. The table reflects the target amount of the awards.

(15)	The PSUs were granted to Messrs. Millay, Jones, Wickes, Aubert, Casserley and Wright on July 20, 2016 pursuant to the 2016 LTI Program with a performance period from February 26, 2016 to December 31, 2018. The table reflects the target amount of the awards and dividend equivalents in the form of additional shares that have accrued on the PSUs during 2016 as discussed further in “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Programs in Detail — Long- Term Incentive Compensation” and “— 2016 Long-Term Incentive Program for Executive Officers other than the CEO.”

(16)	The time-based RSUs were granted on March 5, 2015. 33% of the RSUs vested on the first anniversary of the grant date and the outstanding RSUs will vest 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date.

(17)	The time-based options were granted on May 10, 2013 and are fully exercisable.

(18)	The time-based options were granted on March 31, 2014 and are fully exercisable.

(19)	The time-based options were granted on May 10, 2014 and are fully exercisable.

(20)	The time-based options were granted on May 11, 2015 and are fully exercisable.

(21)	The time-based options were granted on November 9, 2015. The options are fully exercisable.

(22)	The time-based options were granted on December 16, 2014. The options are fully exercisable.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     63

Compensation Tables (continued)

Option Exercises and Shares Vested

The following table sets forth the share option exercises by the named executive officers and the vesting of RSUs during 2016.

	Option Awards		Share-Based Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(2)
Current Executives
John Haley	—	—	35,886(3)(4)	4,460,989(5)
Roger Millay	12,073	1,054,287	11,199(3)	1,392,148(5)
Todd Jones	—	—	4,876	577,953
Gene Wickes	—	—	11,477(3)	1,426,706(5)
Nicolas Aubert	—	—	6,703	786,654
Former Executives
Dominic Casserley	—	—	35,354	4,226,601
John Greene	29,806	391,557	13,323	1,638,329
Celia Brown	—	—	12,625	1,548,695
Timothy Wright	—	—	7,232	856,292

(1)	Reflects the aggregate difference between the exercise price of the option and the share closing price, as quoted on the NASDAQ, on the date of exercise.

(2)	The value realized in respect of vested RSUs and PSUs is calculated using the share closing price, as quoted on the NASDAQ, on the date such RSUs became vested.

(3)	Represents the number of PSUs that vested for the 3-year performance period beginning July 1, 2013 and ending June 30, 2016, including the vesting of accrued dividend equivalents, at an earn-out percentage of 144%, which earn-out percentage became fixed upon the closing of the Merger based on the actual level of achievement of the performance goals through the date of closing.

(4)	Instead of receiving a distribution of shares following vesting, Mr. Haley’s distribution was automatically deferred into the Towers Watson Non-Qualified Deferred Savings Plan for U.S. Employees in the form of notional Willis Towers Watson shares. Such action was pursuant to a directive of the Towers Watson Compensation Committee taken prior to the Merger and is intended to preserve the deductibility of such payout under the requirements of Section 162(m) of the Code. Mr. Haley will receive payment of his shares from the Towers Watson Non-Qualified Deferred Savings Plan for U.S. Employees on the first business day of the month following the date that is six months after his separation of service from the Company.

(5)	Reflects the value as calculated based on the closing price of Company shares on June 30, 2016 of $124.31 per share. The shares were distributed on September 15, 2016. The actual value of stock awarded on the distribution date, based on the Company’s closing share price on the prior business day (September 14, 2016) of $122.30, was $4,388,858 for Mr. Haley, $1,369,638 for Mr. Millay and $1,403,637 for Mr. Wickes.

64     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

Pension Benefits at 2016 Fiscal Year-End

Messrs. Haley, Millay, Wickes and Jones had accrued a pension benefit in one or more of the defined benefit pension plans maintained by the Company as of December 31, 2016. With respect to the named executive officers eligible for pension benefits, the table below provides information as of December 31, 2016 regarding the number of years of credited service and the present value of accumulated benefits payable at the earliest unreduced retirement age with respect to the Towers Watson Pension Plan, the Towers Watson SERP and the Willis Pension Plan.

Messrs. Haley, Millay and Wickes received distributions of $14,091, $4,135 and $5,649, respectively, from the Towers Watson SERP during the fiscal year ended December 31, 2016 to pay the associate portion of the Social Security tax attributable to benefits earned under the plan, as well as to cover the income tax thereon. Mr. Wickes received distributions of $31,827 from the Towers Watson Pension Plan during fiscal year 2016 for a prior period of service with Towers Perrin.

		Pension Benefits
				Payments During the
		Number of Years	Present Value of	Twelve Months Ended
		Credited Service	Accumulate Benefit	December 31, 2016
Name	Plan	(#)	($)(1)	($)
Current Executives
John Haley	Towers Watson Pension Plan	39.67	2,424,635	—
	Towers Watson SERP	39.67	19,908,239	14,091
	Total		22,332,874	14,091
Roger Millay	Towers Watson Pension Plan	8.33	416,555	—
	Towers Watson SERP	8.33	1,666,690	4,135
	Total		2,083,245	4,135
Todd Jones	Willis Pension Plan	5.67	257,452	—
Gene Wickes	Towers Watson Pension Plan	38.00	1,753,691	31,827(2)
	Towers Watson SERP	38.00	5,575,876	5,649
	Total		7,329,567	37,476
Nicolas Aubert	—	—	—	—
Former Executives
Dominic Casserley	—	—	—	—
John Greene	—	—	—	—
Celia Brown	—	—	—	—
Timothy Wright	—	—	—	—

(1)	The assumptions and methodology used in calculating the estimated present value shown in this column are the same as those used and disclosed in Note 12, “Retirement Benefits,” to our audited financial statements for the fiscal year ended December 31, 2016, beginning on page 111 of the Company’s Annual Report on Form 10-K, except the named executive officers are assumed to retire at their earliest unreduced retirement age and no pre-retirement terminations or deaths are assumed to occur. Also, no additional compensation or service is assumed beyond the December 31, 2016 calculation date. The specific relevant assumptions include a discount rate of 4.06% for the Towers Watson Pension Plan, 3.39% for the Towers Watson SERP, 4.00% for the Willis Pension Plan, and post-retirement lump sum interest rates for the legacy Watson Wyatt final average pay formula in the Towers Watson SERP of 1.50% for retirements occurring during 2017, 2.00% for retirements occurring during 2018, 2.50% for retirements occurring during 2019 and 3.00% for retirements occurring after 2019. The mortality assumption for the Towers Watson Pension Plan and the Willis Pension Plan is the RP-2014 white collar annuitant table with improvements from 2006 to 2015 based on Scale BB-2D with future improvements grading down linearly to 0% over 10 years. In addition, for the legacy Watson Wyatt final average pay formula in the Towers Watson SERP, which requires the conversion of life annuity benefits into a lump sum or annual installments, post-retirement mortality was based on the 1983 Group Annuity Mortality table (blended 50/50 for males and females).

Effective December 31, 2011, benefit accruals were frozen under the qualified and nonqualified defined benefit plans that had been maintained by Towers Perrin and Watson Wyatt for U.S. associates, and benefits began to accrue under the stable value pension design for service rendered on or after January 1, 2012.

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Compensation Tables (continued)

Effective July 1, 2017, changes will become effective for the existing Towers Watson Pension Plan and Towers Watson SERP. Legacy Towers Watson employees earning a benefit in the Towers Watson Pension Plan as of December 31, 2016 will begin earning benefits under a modified stable value formula. Other U.S. employees not earning a benefit in the Towers Watson Pension Plan as of December 31, 2016 will become eligible to participate in the plan under a separate stable value formula within the Towers Watson Pension Plan. Employees not earning a benefit in the plan as of December 31, 2016 will be required to make employee contributions to the plan in order to be eligible to participate beginning July 1, 2017.

The Towers Watson SERP will be frozen as of July 1, 2017. Accruals for compensation of the IRS statutory compensation limit after July 1, 2017 will be earned in the Willis Towers Watson Stable Value Excess Plan and will be distributed as notional stock each quarter.

(2)	Includes 18 years of service with Towers Perrin before joining Watson Wyatt.

Towers Watson Pension Plan

The Towers Watson Pension Plan is a broad-based, tax-qualified defined benefit pension plan that provides a benefit to eligible associates of Towers Watson. In general, all U.S. salaried and hourly associates are eligible to participate, with the exception of associates paid on a bi-weekly basis and associates joining legacy Towers Watson through its acquisition of Extend Health, Inc. during fiscal year 2012, Liazon Corporation during fiscal year 2013 and Acclaris, Inc. during fiscal year 2015, and subsequent Extend Health, Liazon and Acclaris new hires.

The Towers Watson Pension Plan provides benefits using a stable value formula. Under the stable value formula, each eligible participant will earn a lump sum benefit at the Participant’s Normal Retirement Age (65) equal to 15% of each covered year’s pay up to the Social Security wage base, and 20% of each covered year’s pay in excess of the wage base, with pay for this purpose consisting of salary, bonus and, for non-executives, any overtime. The lump sum is unreduced at age 62 and for commencement prior to age 62, it is reduced at a compounding rate of 5% per year. Participants may choose to receive the value of their lump sum benefit as an actuarial equivalent annuity at the time of retirement. The standard form of benefit payment for benefits earned under the stable value provisions is a single life annuity benefit for participants who are not married and a 100% joint and contingent annuity for married participants. Alternatively, participants may elect a joint and contingent annuity with a continuation percentage of either 50% or 75% or a certain and continuous annuity with either 5 or 10 years of guaranteed payments. A single lump sum benefit is also available.

Benefits earned prior to December 31, 2011 are specified in the legacy formulas as outlined below.

Legacy Watson Wyatt Formulas

Benefit accruals earned under these formulas ceased on December 31, 2011. Defined benefit plan accruals after December 31, 2011 are earned under the stable value provisions described above.

Benefits earned under the legacy Watson Wyatt Pension formulas by participants who were employed by Watson Wyatt prior to the Towers Perrin/Watson Wyatt Merger or who were hired into a legacy Watson Wyatt office prior to January 1, 2011 were based upon combined years of service with legacy Watson Wyatt and legacy Towers Watson through the earlier of date of termination and December 31, 2011 and the highest consecutive 60-month average of total compensation (base pay, overtime and bonus) through the earlier of date of termination and December 31, 2011. The credited service amounts shown in the table above for Messrs. Haley, Millay and Wickes represent actual combined years of service with legacy Watson Wyatt and legacy Towers Watson.

The standard form of benefit payment is a single life annuity benefit for participants who are not married and a 100% joint and contingent annuity benefit for married participants. Alternatively, participants may elect a joint and contingent annuity with a continuation percentage of 50%, 75% or 100%, or a certain and continuous annuity benefit with 5 or 10 years of guaranteed payments, subject to the plan provisions and statutory limits. The payout option must be elected by the participant before benefit payments begin.

66     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

The monthly benefit at normal retirement (age 65) is equal to 1.7% times the participant’s average monthly compensation for the 60 consecutive months with the highest compensation plus 0.4% times the average monthly compensation for the 60 consecutive months with the highest compensation that exceeds the Social Security Covered Compensation (as defined in the plan), all times the number of completed years and months of continuous service up to 25 years. Mr. Haley’s benefits are based on the maximum 25 years of credited service.

For terminations after June 30, 2003, the early retirement age is age 55 with 5 years of service (except as noted below for grandfathered associates). For associates who are eligible for early retirement and who retire prior to age 62, gross benefits are reduced 8% per year between ages 58 and 62, and 6%per year between ages 55 and 58. As of December 31, 2016, Messrs. Haley, Millay and Wickes are eligible for early retirement benefits.

Associates who were employed by Watson Wyatt on June 30, 2003 were grandfathered in prior pension plan provisions for five years, or until June 30, 2008. During the 5-year grandfathering period, eligible associates continued to accrue benefits under the legacy Watson Wyatt provisions in effect before July 1, 2003, except that the 5-year certain and continuous annuity form of payment was not grandfathered. Under these provisions, the same formula described above is used except that an associate’s average pay is determined to be the highest average 36 consecutive months of total pay. In addition, the benefit can never be less than the June 30, 2003 accrued benefit indexed by 3% each year.

Benefits accrued under the grandfathered formulas were frozen on the earlier of June 30, 2008 or termination of employment, except for the formula that indexes the June 30, 2003 accrued benefit which was frozen at December 31, 2011. At retirement or termination, whether before or after June 30, 2008, an associate’s accrued benefit will not be less than the frozen grandfathered benefit. If the associate terminates employment after age 50, the frozen grandfathered benefit will be reduced by 5% per year for commencement before age 60. For termination before age 50, this benefit will be actuarially reduced from age 65. Grandfathered associates who attain age 50 with 10 years of service will be eligible for early retirement. Messrs. Haley and Wickes currently qualify for the grandfathered provisions and are eligible for early retirement under those provisions.

Legacy Towers Perrin Formulas

In general, all U.S. associates who were employed by Towers Perrin prior to the Towers Perrin/Watson Wyatt Merger or who were hired into a legacy Towers Perrin office prior to January 1, 2011, with the exception of those associates paid on a bi-weekly basis, were eligible for benefits under these provisions. Benefits were based upon final average plan compensation as of the earlier of the date of the participant’s termination of employment or December 31, 2007, for which plan compensation included base pay and both the bonus paid under the individual bonus program and the bonus paid under the principal bonus program for the year in which they were earned.

Final Average Earnings Formula

Benefits earned under the final average earnings formula are equal to 2% of the final five-year average of plan compensation (subject to the IRS statutory maximum) as of the earlier of termination of employment or December 31, 2007, multiplied by credited service as of December 31, 2007, subject to a maximum of 20 years. Under this formula, participants may retire as early as age 50 with 5 years of service and receive a reduced benefit. A participant may retire early with an unreduced benefit after the later of age 60 or 3 years of service. This is the participant’s unreduced early retirement date. Reduction factors are based upon either 5% per year or actuarial equivalent reductions based on the specified assumptions in Code Section 417(e)(3) from age 60, whichever produces the greater benefit.

Prior to October 1, 2008, the accrued benefit for participants terminating prior to eligibility for early retirement was equal to 2% of the final 5-year average of plan compensation (subject to the IRS statutory maximum) multiplied by credited service projected to unreduced early retirement date (maximum of 20 years) multiplied by the ratio of credited service as of the earlier of date of termination or December 31, 2007 divided by projected credited service as of the unreduced early retirement date. Mr. Wickes terminated his employment in 1996 prior to his early retirement eligibility. His benefit earned prior to his termination date is subject to the projection and proration described above.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     67

Compensation Tables (continued)

Towers Watson SERP

The Towers Watson SERP is designed to restore benefits to plan participants whose qualified plan compensation or benefit levels are impacted by Internal Revenue Code maximums. For service rendered after December 31, 2011, benefits are earned under the stable value formula set forth in the Towers Watson Pension Plan, where the participant would accrue a lump sum payable at Normal Retirement Age (65) equal to 20% of plan compensation for the SERP. For purposes of the SERP, plan compensation is the same as the qualified plan, but only amounts over the Internal Revenue Code limit ($270,000 for 2016) shall be considered in determining the SERP benefit. A participant will receive a lump sum distribution six months after termination of employment equal to his or her stable value account with reductions for payments made prior to age 62 of a compounding 5% per year. Other than the timing and form of payment, all other stable value provisions are the same as those described in the Towers Watson Pension Plan.

Legacy Watson Wyatt Formulas

The legacy Watson Wyatt Excess Benefit and Watson Wyatt Excess Compensation formulas were designed to restore to eligible associates the reductions to their pension benefit imposed by Code limitations. When the excess formula benefits are added to the benefit provided by the legacy Watson Wyatt qualified plan formula, eligible associates will receive a total benefit equal to the benefit that would have been provided by the Watson Wyatt Pension Plan formula had the limitations not existed. The form of benefit payment provided under the excess plans for retirement eligible individuals is a lump sum generally payable six months following the termination of employment for the named executive. The portion of the vested benefit earned before January 1, 2005 is payable immediately at the end of the month following the retirement date. For associates that are not retirement eligible, the benefit accrued prior to June 30, 2003 is paid as a lump sum with the accrued benefit earned after June 30, 2003 paid as a life annuity at age 65.

On August 16, 2013, the Committee recommended, and the Board (with Mr. Haley recusing himself) approved, freezing the portion of the lump sum benefit payable to Mr. Haley upon his retirement attributable to his accrued benefit under the legacy Watson Wyatt formula at $17,597,266, its value as of June 30, 2013. The Committee recommended this change as a retention tool, because, otherwise, Mr. Haley could have been incentivized to retire if he believed interest rates would increase (which would cause the lump sum value of his benefit to decline). This benefit is subject to applicable tax withholding. Mr. Haley will also continue to be entitled to any benefits earned under the Towers Watson SERP attributable to his service after January 1, 2012.

On February 4, 2016, the lump sum benefit of $4,622,616 payable to Mr. Wickes attributable to his accrued benefit under the legacy Watson Wyatt formula of the Towers Watson SERP was frozen. The lump sum was based upon interest rates in effect for terminations as of June 30, 2015.

Willis Pension Plan

Benefit accruals earned under this plan ceased on May 15, 2009.

Nonunion employees of Willis North America, Inc. as of December 31, 2006 earned benefits under this plan based upon their years of service with Willis North America, Inc. through the earlier of date of termination and May 15, 2009 and the highest consecutive 5-year average of total compensation (base pay, commissions and production incentive pay) through the earlier of date of termination and May 15, 2009. The credited service amounts shown in the table above for Messrs. Jones and Gunn represent credited years of service under the plan through May 15, 2009.

The standard form of benefit payment is a single life annuity benefit with 5 years certain for participants who are not married and a 50% joint and contingent annuity benefit for married participants. Alternatively, participants may elect a single life annuity, joint and contingent annuity with a continuation percentage of 50%, 75% or 100%, or a certain and continuous annuity benefit with 5, 10 or 15 years of guaranteed payments, subject to the plan provisions and statutory limits. The payout option must be elected by the participant before benefit payments begin.

68     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

The monthly benefit at normal retirement (age 65) is equal to the sum of A and B, where:

●	A equals 1.2% times the participant’s average monthly compensation for the 5 consecutive years (through May 15, 2009) with the highest compensation plus 0.65% times that average monthly compensation which exceeds $2,833 ($34,000 per year), multiplied by the lesser of 30 and the projected years and months of service the participant was projected to have at Normal Retirement Date plus 0.3% times the average monthly compensation times the number of projected years and months of service at Normal Retirement Date over 30 years. This total amount is then multiplied the ratio of years and months of service as of May 15, 2009 divided by the projected years and months of service as of Normal Retirement Date.

●	B equals 1.5% times the participant’s average monthly compensation described above times the ratio of years and months of service where compensation exceeded the IRS statutory limit on allowable compensation (maximum 15 years) as of May 15, 2009 divided by the projected years and months of service at Normal Retirement Date.

The early retirement age is 55 with 10 years of service. Unreduced benefits are available to participants who attain age 60 and 25 years of service. For purposes of vesting and gaining eligibility for unreduced benefits, participants continue to accrue service beyond May 15, 2009. If not meeting the requirements for an unreduced pension, benefits are reduced 5% per year prior to Normal Retirement Date (age 65).

With respect to the Towers Watson Pension Plan, the Towers Watson SERP and the Willis Pension Plan, the amounts shown in the Pension Benefit Table above are actuarial present values of the benefits accumulated through December 31, 2016. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. The assumed retirement age for each executive is the earliest age at which the executive could retire without any benefit reduction due to age or the current age if the executive has already attained such earliest age. Actual benefit present values upon an executive’s retirement will vary from these estimates depending upon many factors, including an executive’s actual retirement age.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     69

Compensation Tables (continued)

Nonqualified Deferred Compensation for the Fiscal Year Ended December 31, 2016

The following table provides information as of December 31, 2016 concerning the Watson Wyatt nonqualified deferred compensation plans assumed by Towers Watson in connection with the Towers Perrin/Watson Wyatt Merger, in which Messrs. Haley, Millay and Wickes are participants. In connection with approval of the stable value pension plan amendments discussed above, Watson Wyatt also froze contributions under the Watson Wyatt Deferred Savings Plan (“WWDSP”) effective immediately following the date that contributions were made for the short plan year ended December 31, 2011.

The table also provides information as of December 31, 2016 concerning the Towers Watson Non-Qualified Deferred Savings Plan for U.S. Employees (“TWDSP”) adopted by the Company effective January 1, 2014.

Name	Nonqualified Deferred Compensation Plan		Executive Contributions for the Fiscal Year Ended December 31, 2016 ($)		Registrant Contributions for the Fiscal Year Ended December 31, 2016 ($)	Aggregate Earnings for the Fiscal Year Ended December 31, 2016 ($)		Aggregate Withdrawals / Distributions ($)	Aggregate Balance at December 31, 2016 ($)(5)
Current Executives
John Haley	WWDSP	(1)	—		—	20,441	(3)	—	700,722
	TWDSP	(2)	4,521,206	(6)	67,067	(9,779	)(4)	—	5,188,389
Roger Millay	WWDSP	(1)	—		—	2,243	(3)	—	76,877
	TWDSP	(2)	32,500		25,867	(13,301	)(4)	—	276,180
Todd Jones	—		—		—	—		—	—
Gene Wickes	WWDSP	(1)	—		—	7,975	(3)	—	273,394
	TWDSP	(2)	32,500		25,867	(13,167	)(4)	—	293,523
Nicolas Aubert	—		—		—	—		—	—
Former Executives
Dominic Casserley	—		—		—	—		—	—
John Greene	—		—		—	—		—	—
Celia Brown	—		—		—	—		—	—
Timothy Wright	—		—		—	—		—	—

(1)	The WWDSP was established to supplement the benefits of those participants in the Watson Wyatt & Company Savings Plan for U.S. employees whose company matching contributions to the Savings Plan are limited by the compensation and elective deferral limitations, or the nondiscrimination requirements, imposed by the Internal Revenue Code. The WWDSP does not allow for associate contributions. Participants generally vest in their account after three years of service. Messrs. Haley, Millay and Wickes are fully vested in their account balances in the WWDSP. Participants are eligible for payment of their vested account balance upon termination of employment or retirement.

(2)	The TWDSP is an unfunded deferred compensation plan for select management and other highly-compensated associates of legacy Towers Watson who contribute significantly to the future success of the Company, including the Company’s executive officers. The purpose of the TWDSP is to provide this group with a means to defer receipt of a portion of their compensation, and potentially to receive a discretionary matching contribution from the Company. In addition, beginning in 2016 for Mr. Haley, the amount of his salary in excess of $1 million dollars was deferred into the TWDSP in accordance with the terms of his employment agreement, as was his distribution from the vesting of PSUs as described more fully in footnote 4 to the Option Exercises and Shares Vested table above.

All associate deferrals, with the exception of Mr. Haley’s deferral of salary in excess of $1 million, and all Company matches, are credited in the form of Company stock units and will be paid in shares of Company stock under the Company’s 2012 Equity Incentive Plan. As a result, the value of the notional account set forth in the “Aggregate Balance at December 31, 2016” column is based on the value of the Company’s underlying stock on such date, plus the value of deferred salary (and interest earned thereon) for Mr. Haley. Payments will be made from this plan on the first business day of the month following the date that is six months after the participant’s separation from service.

70     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

(3)	Represents interest earned during the fiscal year ended December 31, 2016 on the account balance in the WWDSP. Interest under the WWDSP is calculated using the prime rate of interest as reported by legacy Towers Watson’s primary bank, determined as of the first day of the calendar year.

(4)	Represents the increase/(decrease) in value during fiscal year 2016 of Company stock units credited to an associate’s account from associate deferrals and discretionary Company matching contributions, plus, in Mr. Haley’s case, the value of interest earned on his deferred salary calculated using the prime rate of interest as reported by legacy Towers Watson’s primary bank, determined as of the first day of the calendar year.

(5)	Other than the amount shown as registrant contributions for the fiscal year ended December 31, 2016, no portion of the amounts shown has been reported in the Company’s Summary Compensation Table for the fiscal year ended December 31, 2016 or in prior fiscal years.

The balances reported for the TWDSP reflect the value of Company stock units credited to an associate’s account from associate deferrals and discretionary Company matching contributions as calculated based on the closing price of the Company’s stock on December 31, 2016 of $122.28 per share, plus the value of deferred salary (and interest earned thereon) for Mr. Haley.

(6)	Includes Mr. Haley’s deferral of base salary in excess of $1 million during the year, as well as Mr. Haley’s distribution of PSUs as described in the footnote 4 to the Option Exercises and Shares Vested table.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     71

Compensation Tables (continued)

Named Executive Officers’ Employment Agreements

Each of the named executive officers except for Messrs. Millay and Wickes have an employment agreement with the Company. The material terms of their current agreements are described below.

Further information regarding the values of the change of control and severance provisions in our named executive officers’ employment agreements are contained in the section entitled “— Potential Payments to Named Executive Officers Upon Termination and/or Change of Control.”

Current Executive Officers

John Haley - CEO

The Company entered into an employment agreement with Mr. Haley, effective March 1, 2016, with a term through December 31, 2018. The employment agreement provides for an annual base salary of $1.2 million and a target annual incentive compensation award opportunity equal to 200% of his annual base salary (with a maximum opportunity equal to 350% of his annual base salary). In connection with entering into the employment agreement, the Company granted Mr. Haley two performance-based vesting restricted share unit awards (the PSU Award and Supplemental Award), the terms of which are set forth under the section entitled “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Programs in Detail — Components of the Willis Towers Watson 2016 Named Executive Officers’ Compensation — Long-Term Incentive Compensation” and “— CEO Long-Term Incentive Compensation” and in the compensation tables preceding this summary.

The agreement further provides that upon the earliest to occur of a termination of Mr. Haley’s employment by the Company without “cause,” Mr. Haley’s resignation for “good reason,” and a termination of employment due to his death or disability, Mr. Haley is entitled to (i) a severance payment equal to the sum of two times his annual base salary and two times his target annual incentive compensation award, payable in a lump sum, (ii) the full amount of his annual incentive compensation award for the year of termination, based on actual performance, (iii) continued medical coverage at the active employment rate for up to 18 months, (iv) treatment of his equity incentive awards in accordance with the terms of the applicable award agreements, and (v) the waiver of service requirements under any retention policy applicable to Mr. Haley’s prior cash incentive compensation awards. In addition, Mr. Haley will be subject to non-competition and non-solicitation covenants for a period of two years following any termination of his employment from the Company. In the event that any of the foregoing payments and benefits are provided in connection with a change of control of the Company and would result in the imposition of excise taxes to Mr. Haley, the payments and benefits will be reduced so as to avoid triggering such excise taxes, but only if such reduction would result in a greater after-tax payment to Mr. Haley than if no reduction was made.

Mr. Haley’s employment agreement defines the terms “cause” and “good reason” as follows:

●	“Cause” means (i) indictment for, conviction of or plea of no contest or guilty to, a misdemeanor involving sexual misconduct or to a felony under U.S. federal or state law, (ii) willful misconduct with regard to his material duties and responsibilities with the Company, including any willful failure to abide by any material, written employment policies of the Company, (iii) willful breach of material obligations under the employment agreement (including any repeated willful failure to abide by the reasonable, legal, written directives presented by the Board), (iv) drug addiction or habitual intoxication that adversely effects job performance or the reputation or best interests of the Company or its affiliates; or (v) commission of material fraud, embezzlement or misappropriation of funds, willful breach of fiduciary duty or willfully engaging in a material act of dishonesty against the Company or its affiliates.

●	“Good Reason” means the occurrence of any of the following events at any time during the term of the employment agreement: (A) any reduction in annual base salary or target annual bonus percentage; (B) any adverse change in Mr. Haley’s title such that he is not the Chief Executive Officer; (C) Mr. Haley ceases for any reason to report solely and directly to the Board; (D) any material adverse change in Mr. Haley’s duties, responsibilities or authorities, or the assignment to him of any duties that are materially inconsistent with his position as the Chief Executive Officer of the Company, in each case without his prior written consent (including, without limitation, the appointment of any

72     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

other executive officer as the leader of the Company’s Group Operating Committee or any successor committee thereto); (E) the Board, or the Compensation Committee, enters into or modifies, or authorizes the Company to enter into or modify, any employment agreement with any executive officer of the Company without prior consultation with Mr. Haley; (F) any required relocation of the principal location where Mr. Haley performs services by more than 50 miles from his principal location prior to the Effective Date (or such other principal location as the Company and Mr. Haley may agree in a signed writing) without Mr. Haley’s prior written consent; or (G) any material breach by the Company of the employment agreement or any equity incentive award agreements.

For the period in 2016 preceding March 1, 2016, Mr. Haley was not a party to an employment agreement.

Roger Millay - CFO

During 2016, Mr. Millay was not a party to an employment agreement.

Todd Jones - Head of Corporate Risk & Broking; Former Head of North America

Mr. Jones’ employment agreement, effective as of July 1, 2013, as amended, provides for an annual base salary of $600,000 with a target annual incentive compensation award opportunity equal to a percentage of his annual base salary with increases from time to time approved by the Committee.

The agreement further provides that in the event of a termination of Mr. Jones’ employment by the Company without “good cause” or Mr. Jones’ resignation for “good reason,” Mr. Jones is entitled to (i) a payment equal to the sum of his annual base salary and target annual incentive compensation award at the time of his employment termination, payable in installments over 12 months; (ii) a pro rata portion of his annual incentive compensation award for the year in which termination of employment occurs, based on actual performance; (iii) continued medical coverage at the active employment rate for up to 12 months; (iv) one additional year of service-vesting credit (but not performance-vesting credit) for each of his long- term incentive awards; and (v) each of his vested stock options remaining exercisable until the earlier of one year following the termination date and the normal expiration date of the stock option. Furthermore, in the event of such a termination or resignation occurring within 24 months following a change of control, Mr. Jones would be entitled to (i) a payment equal to two times the sum of annual base salary and target annual incentive compensation award, payable in a lump sum; (ii) a pro rata portion of his target annual incentive compensation award for the year in which termination of employment occurs; (iii) continued medical coverage at the active employment rate for up to 12 months; (iv) full service-vesting credit (but not performance-vesting credit) for all of his long-term incentive awards; and (v) each of his vested stock options remaining exercisable until the earlier of one year following the termination date and the normal expiration date of the stock option.

An amendment to Mr. Jones’ employment agreement became effective on the closing date of the Merger and provides that the Merger constitutes a “change of control” for purposes of his employment agreement. Accordingly, Mr. Jones’ is eligible to receive the change of control severance payments and benefits described above upon a termination of his employment by the Company without “good cause” or Mr. Jones’ resignation for “good reason,” occurring within 24 months from the January 4, 2016 closing date of the Merger.

Mr. Jones’ employment agreement defines the terms “good cause” and “good reason” as follows:

●	“Good cause” is generally defined as (i) gross and/or chronic neglect of duties, (ii) conviction of a felony or misdemeanor involving moral turpitude, (iii) dishonesty, embezzlement, fraud or other material willful misconduct in connection with employment, (iv) the issuance of any final order for removal as an associate of the Company by any state or federal regulatory agency, (v) violation of restrictive covenant provisions contained in employment or other agreements with the Company or its affiliates, (vi) material breach of duties owed to the Company or its affiliates, including, without limitation, the duty of loyalty, or (vii) any material breach of the Company’s code of ethics.

●	“Good reason” means one or more of the following events has occurred without Mr. Jones’ written consent: (i) a material adverse diminution in position, authority or responsibilities or the assignment to Mr. Jones of duties or responsibilities which are materially inconsistent with Mr. Jones’ position;, (ii) a reduction in monthly base salary or target annual incentive plan percentage; or (iii) Mr. Jones is required to relocate his office outside a radius of 35 miles from the current office location at 200 Liberty Street in New York City.

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Compensation Tables (continued)

Gene Wickes - Head of Exchange Solutions

During 2016, Mr. Wickes was not a party to an employment agreement.

Nicolas Aubert - Head of Great Britain

Mr. Aubert’s employment agreement, dated November 13, 2014, provides for an annual base salary of £440,000 and a target annual incentive compensation award opportunity equal to 125% of his annual base salary. Over the course of 2015, Mr. Aubert’s target annual incentive compensation award opportunity was increased to 150% of his annual base salary in recognition of his additional appointment as CEO of Willis Limited, the Company’s principal broking subsidiary outside of the United States.

The agreement further provides that in the event of a termination of Mr. Aubert’s employment by the Company without “cause” or Mr. Aubert’s resignation for “good reason,” Mr. Aubert is entitled to (i) a payment equal to the sum of his annual base salary and target annual incentive compensation award at the time of his employment termination, payable in installments over 12 months; (ii) a pro rata portion of his annual incentive compensation award for the year in which termination of employment occurs, based on actual performance; (iii) continued medical coverage at the active employment rate for up to 12 months; (iv) full vesting of his transition RSU award and one additional year of service- vesting credit (but not performance-vesting credit) for each of his other long-term incentive awards; and (v) each of his vested stock options remaining exercisable until the earlier of one year following the termination date and the normal expiration date of the stock option. Furthermore, in the event of such a termination or resignation occurring within 24 months following a change of control, Mr. Aubert would be entitled to (i) a payment equal to two times the sum of his annual base salary and target annual incentive compensation award, payable in a lump sum; (ii) a pro rata portion of his target annual incentive compensation award for the year in which termination of employment occurs; (iii) continued medical coverage at the active employment rate for up to 12 months; (iv) full service-vesting credit (but not performance- vesting credit) for all of his long-term incentive awards; and (v) each of his vested stock options remaining exercisable until the earlier of one year following the termination date and the normal expiration date of the stock option.

An amendment to Mr. Aubert’s employment agreement became effective on the closing date of the Merger and provides that the Merger constitutes a “change of control” for purposes of his employment agreement. Accordingly, Mr. Aubert is eligible to receive the change of control severance payments and benefits described above upon a termination of his employment by the Company without “cause” or Mr. Aubert’s resignation for “good reason,” occurring within 24 months from the January 4, 2016 closing date of the Merger.

Mr. Aubert’s employment agreement defines the terms “cause” and “good reason” as follows:

●	“Cause” is generally defined as (i) gross and/or chronic neglect of duties, (ii) conviction in a court or tribunal of an offense involving moral turpitude, (iii) dishonesty, embezzlement, fraud or other material willful misconduct in connection with employment, (iv) the issuance of any final order for removal as an employee and/or officer of the Company by any court, tribunal or regulatory authority of competent jurisdiction, (v) violation of any obligation of confidence and/or fiduciary duty and/or duty of loyalty and/or any other material obligation owed by Mr. Aubert to the Company as set out in his employment agreement or other agreement with the Company or as implied by common law, (vi) any material breach of the Company’s code of ethics, (vii) failure to maintain any insurance or other license or permission necessary for the proper performance of the duties of his position, (viii) death, or (ix) permanent disability.

●	“Good Reason” means one or more of the following events has occurred without Mr. Aubert’s written consent: (i) a material adverse diminution in position, authority or responsibilities or the assignment to Mr. Aubert of duties or responsibilities which are materially inconsistent with Mr. Aubert’s position (not a change of control or the Company’s ceasing to be a public company alone), (ii) a reduction in monthly base salary or target annual incentive plan percentage; or (iii) Mr. Aubert is required to relocate his office outside a radius of 35 miles from 51 Lime Street in London.

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Compensation Tables (continued)

Former Executive Officers

Dominic Casserley - Former Willis Towers Watson President & Deputy CEO; Former Legacy Willis

Group CEO

Effective upon the closing of the Merger on January 4, 2016, Mr. Casserley commenced his role as President and Deputy Chief Executive Officer pursuant to the terms of his amended and restated employment agreement (“Amended Agreement”) dated as of June 29, 2015. The Amended Agreement approved by the legacy Willis Group Compensation Committee was conditioned upon the closing of the Merger and provided for him to receive the same severance benefits he would have been entitled to had he resigned at the time of the Merger. Mr. Casserley’s employment term ran through December 30, 2016 (the last day of his employment being the “Expiration Date”). Under this agreement, Mr. Casserley received a $1 million annual base salary, a target annual incentive compensation award opportunity equal to 225% of his annual base salary (and a maximum opportunity equal to 400% of his annual base salary), and an equity incentive award having a grant date value equal to 525% of his annual base salary. The agreement also entitles Mr. Casserley to be reimbursed for his and his family’s post-termination return relocation costs to London, England (the “Return Relocation Benefit”).

Mr. Casserley was entitled to severance benefits under the Amended Agreement in the event of certain terminations of employment occurring after the Merger, specifically, the earliest to occur of his termination of employment by the Company without “cause,” his resignation for “good reason,” and a termination of employment due to his death or disability, and the expiration of his employment term on the Expiration Date. Accordingly, on the Expiration Date, and in accordance with the terms of the agreement, Mr. Casserley became entitled to receive, subject to his execution of a release of claims: (i) a payment of $6,500,000, which is equal to two times the sum of his annual base salary and target annual incentive compensation award, payable over two years following the Expiration Date; (ii) a payment of $2,250,000 reflecting the full target annual incentive compensation award for 2016, payable in a lump sum; (iii) a waiver of all service- based vesting requirements for his unvested equity incentive awards, and any performance-based vesting restricted share unit awards remaining outstanding through the end of the respective performance periods, with achievement under the awards to be based on the greater of actual and target levels of performance; (iv) each of his vested stock options remaining exercisable for three years following the Expiration Date (or, if earlier, the normal expiration date of the stock option); and (v) continued eligibility for the Return Relocation Benefit. In addition, Mr. Casserley will be subject to non- competition and non-solicitation covenants for a period of two years following the Expiration Date.

Under Mr. Casserley’s Amended Agreement, “cause” and “good reason” were defined as follows:

●	“Cause” means (i) indictment for, conviction of or plea of no contest or guilty to, a misdemeanor involving sexual misconduct or to a felony under U.S. federal or state law, or equivalent crime under the laws of the United Kingdom, (ii) drug addiction or habitual intoxication that adversely affects job performance or the reputation or best interests of the Company or its affiliates; or (iii) commission of fraud, embezzlement, misappropriation of funds, willful breach of fiduciary duty or willfully engaging in a material act of dishonesty against the Company.

●	“Good Reason” means (i) any change in title such that Mr. Casserley is not President and Deputy Chief Executive Officer or Mr. Casserley ceasing for any reason to report jointly to the CEO and the Board, (ii) the failure to pay, or to make a timely grant of, any material amount of compensation or any material benefit contemplated by Mr. Casserley’s employment agreement, (iii) any material adverse change in duties, responsibilities or authority, or the assignment to Mr. Casserley of any duties materially inconsistent with his position as the President and Deputy Chief Executive Officer of the Company, without his prior written consent, (iv) the failure to appoint Mr. Casserley to the Board as of January 4, 2016, or the failure during the term of Mr. Casserley’s employment agreement to nominate him and submit him to shareholders of the Company as a candidate for election or re-election to the Board (or, while he is a member of the Board, the failure to appoint him to the Executive Committee (or equivalent committee) of the Board, if one is established), (v) any relocation of Mr. Casserley’s principal office to a location other than New York, New York, or London, England, metropolitan areas without his prior written consent, or (vi) any material breach of Mr. Casserley’s employment agreement by the Company.

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Compensation Tables (continued)

John Greene - Former Legacy Willis Group Chief Financial Officer

Effective upon the closing of the Merger on January 4, 2016, Mr. Greene ceased his role as Chief Financial Officer and entered into a transition agreement with the Company approved by the legacy Willis Group Compensation Committee. Under the transition agreement, Mr. Greene was served as a full-time Transition Advisor to the Company through May 15, 2016. During his service as a Transition Advisor, Mr. Greene’s annual base salary was $750,000, and he was entitled to a fixed cash payment equal to the pro rata portion of his 2016 target annual incentive compensation award through his termination date (where target was equal to 150% of base salary), a fixed cash payment equal to the pro rata portion of his 2016 target long-term equity incentive award through his termination date (where target was valued at $900,000) and reimbursement of all reasonable moving expenses incurred in relocating from London, England, to the United States. Upon the termination of Mr. Greene’s employment under the transition agreement, which was considered a termination without “good cause,” he became entitled to the following severance payments and benefits: (i) a lump sum cash payment of $3,750,000 (two times the sum of his annual base salary and target annual incentive opportunity), (ii) full vesting of his unvested equity incentive awards and generally one year to exercise vested options and (iii) up to 12 months’ continued health coverage under the applicable Company plan. In addition, Mr. Greene was entitled to reimbursement of up to $25,000 for legal fees incurred in connection with entering the transition agreement and expenses incurred for tax and accounting services for the 2015 and 2016 taxable years.

Celia Brown - Former Legacy Willis Group Head of Human Resources

Effective upon the closing of the Merger on January 4, 2016, Ms. Brown ceased her role as Executive Vice President and Group Human Resources Director and entered into a transition agreement with the Company approved by the legacy Willis Group Compensation Committee. Under the transition agreement, Ms. Brown served as a full-time Transition Advisor to the Company through June 30, 2016. During her service as a Transition Advisor, Ms. Brown’s annual base salary was $500,000 and she was entitled to a fixed cash payment equal to the pro rata portion of her 2016 annual incentive compensation award through her termination date (where target was equal to 125% of base salary). Upon the termination of Ms. Brown’s employment under the transition agreement, which was considered a termination without “good cause,” she became entitled to the following severance payments and benefits: (i) a lump sum cash payment of $2,250,000 (representing two times the sum of her annual base salary and target annual incentive compensation award), (ii) full vesting of her unvested equity incentive awards and deferred cash awards, and generally one year to exercise vested options, and (iii) up to 12 months’ continued health coverage under the applicable Company plan.

Timothy Wright - Former Willis Towers Watson Head of Corporate Risk & Broking; Former Legacy Willis Group CEO of International

Effective October 27, 2016, Mr. Wright ceased his role as Head of Corporate Risk and Broking and commenced a period of “garden leave,” which lasted through his departure from the Company on February 17, 2017 (the “Termination Date”). During 2016, Mr. Wright’s employment was governed by the terms of his employment agreement dated as of December 17, 2007, as amended, which provided for an annual base salary of £405,000 (subsequently increased to £500,000) and a target annual incentive compensation award opportunity equal to 175% of his annual base salary.

The agreement further provided that in the event of a termination of Mr. Wright’s employment by the Company without “good cause” or Mr. Wright’s resignation for “good reason,” Mr. Wright would be entitled to (i) a payment equal to the sum of his annual base salary and target annual incentive compensation award at the time of his employment termination, payable in installments over 12 months; (ii) a pro rata portion of his annual incentive compensation award for the year in which termination of employment occurs, based on actual performance; (iii) continued medical coverage at the active employment rate for up to 12 months; (iv) one additional year of service-vesting credit (but not performance-vesting credit) for each of his long-term incentive awards; and (v) each of his vested stock options remaining exercisable until the earlier of one year following the termination date and the normal expiration date of the stock option. Furthermore, in the event of such a termination or resignation occurring within 24 months following a change of control, Mr. Wright would be entitled to (i) a payment equal to two times the sum of his annual base salary and target annual incentive compensation award (reduced by any salary paid to Mr. Wright between the date the Company provides him with notice of termination and his termination date), payable in a lump sum; (ii) a pro rata portion of his target annual incentive compensation award for the

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Compensation Tables (continued)

year in which termination of employment occurs (the “Pro Rata 2017 Target Bonus”); (iii) continued medical coverage at the active employment rate for up to 12 months (the “Continued Medical Coverage”); (iv) full service-vesting credit (but not performance-vesting credit) for all of his long-term incentive awards such that any performance-vesting awards would continue to remain outstanding and subject to the applicable performance goals; and (v) each of his vested stock options remaining exercisable until the earlier of one year following the termination date and the normal expiration date of the stock option.

An amendment to Mr. Wright’s employment agreement became effective on the closing date of the Merger and provides that the Merger constitutes a “change of control” for purposes of his employment agreement. Accordingly, because the Company terminated Mr. Wright’s employment without “good cause” within 24 months following the January 4, 2016 closing date of the Merger, Mr. Wright became entitled to receive the change of control severance payments and benefits described above as of the Termination Date. Effective as of the Termination Date, Mr. Wright entered into a settlement agreement with the Company reiterating Mr. Wright’s entitlements to such change of control severance payments and benefits, except that under the settlement agreement, the Pro Rata 2017 Target Bonus equaled 50% of Mr. Wright’s prorated target annual incentive compensation award for 2017 assuming that he was employed through April 26, 2017 (the last day of Mr. Wright’s employment as originally contemplated under his employment agreement) and the Continued Medical Coverage period was extended so as to run through April 25, 2018.

Mr. Wright’s employment agreement defines the terms “good cause” and “good reason” as follows:

●	“Good cause” means (i) gross and/or chronic neglect of duties, (ii) conviction of an offense involving moral turpitude, (iii) dishonesty, embezzlement, fraud or other material willful misconduct in connection with employment, (iv) the issuance of any final order for removal as an associate or officer of the Company by any regulatory authority, (v) violation of any obligation or confidence, fiduciary duty, duty of loyalty or other material obligation owed to the Company in any employment or other agreement with the Company or implied at common law, (vi) material breach of the Company’s code of ethics, or (vii) failure to maintain any insurance or license necessary for the performance of duties to the Company.

●	“Good reason” means one or more of the following events has occurred without Mr. Wright’ written consent: (i) a material adverse diminution in position, authority or responsibilities or the assignment to Mr. Wright of duties or responsibilities which are materially inconsistent with Mr. Wright’s position; (ii) a reduction in monthly base salary or target annual incentive plan percentage; or (iii) Mr. Wright is required to relocate his office outside a radius of 35 miles from the current office location at 51 Lime Street in London.

Potential Payments to Named Executive Officers Upon Termination and/or Change of Control

Current Executive Officers

The table appearing immediately below sets forth the estimated payments and benefits that the Company’s named executive officers would have received assuming termination and/or a change of control subsequent to the Merger had occurred on or before December 31, 2016. The definitions of “cause” (or “good cause”), “change of control” and “good reason,” as set forth in the named executive officers’ employment agreements, are contained in the section entitled “— Named Executive Officers’ Employment Agreements — Current Executive Officers.”

General

The Committee believes that severance benefits are a necessary component of a competitive compensation program; in certain cases, such benefits are consideration for an executive’s agreement not to compete. With the exclusion of Mr. Haley (with whom the Company entered into an employment agreement effective March 1, 2016), Willis Towers Watson continued the legacy Willis Group and legacy Towers Watson severance arrangements for the respective executive officers based on their legacy company. Neither legacy company, nor Willis Towers Watson, provides any form of tax gross-ups, significant perquisites or automatic payments in connection with a change of control of the Company. No named executive officer receives cash severance upon a single-trigger change of control.

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Compensation Tables (continued)

Mr. Haley is party to an employment contract, which provides that upon the earliest to occur of a termination of Mr. Haley’s employment by the Company without “cause,” Mr. Haley’s resignation for “good reason,” and a termination of employment due to his death or disability (as such terms are defined in his employment contract), Mr. Haley is entitled to (i) a severance payment equal to the sum of two times his annual base salary and two times his target annual incentive compensation award, payable in a lump sum, (ii) the full amount of his annual incentive compensation award for the year of termination, based on actual performance, (iii) continued medical coverage at the active employment rate for up to 18 months, (iv) treatment of his equity incentive awards in accordance with the terms of the applicable award agreements, and (v) the waiver of service requirements under any retention policy applicable to Mr. Haley’s prior cash incentive compensation awards.

With respect to Mr. Haley’s PSU Award and Supplemental Award, in the event that his employment is terminated by the Company without cause, he resigns for good reason, or is terminated due to his death or disability (as such terms are defined in the award agreements), he will become vested in a number of shares underlying his PSU Award and Supplemental Award based upon the achievement of the performance measures as of the end of the year in which such termination occurs multiplied by one-third if the termination had occurred during 2016, two-thirds if the termination occurs during 2017, and the full amount if the termination occurs during 2018. Any shares so vested will be settled by the March 15th immediately following the year in which the termination occurs.

Further, in the event of a “change in control” of the Company, the number of PSUs that may become payable will be the greater of (i) the target number of PSUs or (ii) a number of PSUs based on actual performance as of the date of such change in control (together, “Converted PSUs”). In either case, the Converted PSUs will remain eligible to vest subject to Mr. Haley’s continued employment through December 31, 2018. However, if Mr. Haley is terminated by the Company without cause or resigns for good reason, in either case, upon or within 12 months following a change in control, he will become vested in a prorated number of Converted PSUs based on the number of whole months elapsed from January 1, 2016, plus 12 additional months (up to a maximum of 36 months). Any shares so vested will be settled within 30 days following the date of his termination of employment.

The other named executive officers from legacy Towers Watson (Messrs. Millay and Wickes) are not party to any employment or change-in-control severance agreements. They are eligible for severance pay in an amount equal to three weeks’ base pay for each completed year of the named executive’s service, plus twelve weeks, up to a maximum of 44 weeks’ pay, payable in a lump sum upon termination.

The named executive officers from legacy Willis Group (Messrs. Jones & Aubert) are parties to severance arrangements put into place prior to the Merger where they receive severance protection in limited circumstances primarily where the officer is terminated by the Company without cause or the officer resigns for good reason and receive enhanced severance and full-service-vesting credit for certain equity in the event the officer departs for such reasons within 24 months of a change of control. This is intended to ensure that the officers are motivated primarily by the needs of the businesses for which they are responsible, and, therefore, that they act in the best interests of our shareholders, even if such actions are contrary to their personal interests.

Impact of Merger

The table below reflects that the Merger that occurred on January 4, 2016 constituted a change of control for the named executive officers under their then-existing arrangements with the respective legacy companies. For Messrs. Haley, Wickes and Millay, the Merger constituted a change of control with respect to equity outstanding prior to January 4, 2016 and, as a result, if they are terminated by the Company without cause prior to January 4, 2017, the vesting will automatically accelerate. For Messrs. Jones & Aubert, the Merger constituted a change of control triggering enhanced severance payments and automatic vesting acceleration on certain outstanding equity awards if they are terminated by the Company without “cause” (or “good cause”) or they resign for “good reason” prior to January 4, 2018.

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Compensation Tables (continued)

The table below also reflects if a subsequent change of control and termination occurred on December 31, 2016. For all persons other than Mr. Haley, this assumption of a subsequent change of control will not create many differences as the Merger already satisfied the change of control trigger as discussed above. However, we are reflecting this subsequent change of control as a result of Mr. Haley entering into his new employment agreement with Willis Towers Watson post-Merger.

		Change of Control (including a Change of Control subsequent to the Merger)		Other Termination Scenarios (including the impact of the Merger as a change of control)
A	B	C	D	E	F	G
Name	Form of Compensation	Without Cause /Good Reason Resignation* ($)	Cause / Without Good Reason** ($)	Without Cause / Good Reason Resignation ($)	Cause / Without Good Reason** ($)	Death or Disability ($)
John Haley	Cash Severance Payment(1)	9,408,000	—	9,408,000	—	9,408,000
	Perquisites/Benefits(2)	379,754	—	379,754	—	379,754
	Accelerated Vesting of Equity Awards(3)	31,845,722	—	20,342,842	—	11,782,289
	Total	41,633,476	—	30,130,596	—	21,570,043
Roger Millay	Cash Severance Payment(1)	450,000	—	450,000	—	—
	Perquisites/Benefits(2)	—	—	—	—	—
	Accelerated Vesting of Equity Awards(3)	2,691,031	—	2,691,031	—	—
	Total	3,141,031	—	3,141,031	—	—
Todd Jones	Cash Severance Payment(1)	5,264,620	—	5,264,620	—	8,370
	Perquisites/Benefits(2)	1,185	—	1,185	—	—
	Accelerated Vesting of Equity Awards(3)	901,066	—	901,066	—	901,066
	Total	6,166,871	—	6,166,871	—	909,436
Gene Wickes	Cash Severance Payment(1)	550,000	—	550,000	—	—
	Perquisites/Benefits(2)	—	—	—	—	—
	Accelerated Vesting of Equity Awards(3)	2,742,267	—	2,742,267	—	—
	Total	3,292,267	—	3,292,267	—	—
Nicolas Aubert	Cash Severance Payment(1)	3,539,468	—	3,539,468	—	3,936
	Perquisites/Benefits(2)	559	—	559	—	—
	Accelerated Vesting of Equity Awards(3)	1,727,614	—	1,727,614	—	1,727,614
	Total	5,267,641	—	5,267,641	—	1,731,550

*	For Mr. Haley, the same treatment applies for termination due to his death or disability.

**	For Mr. Haley, this assumed no annual bonus is awarded based on the conclusion that it did not accrue due to his termination prior to completing the full fiscal year.

1) Cash Severance Payment

The components of the Cash Severance Payment that could be payable to the named executive officers in certain termination scenarios include: (i) severance payment consisting of a multiple of the executive’s annual base salary and target annual incentive compensation award for those with employment agreements; (ii) pro rata or full annual incentive compensation award for the year of termination, based on either actual or target level of performance, as applicable, and payable at the same time that annual incentive compensation awards are payable generally; and (iii) cash dividend equivalents payable in connection with equity awards that have received accelerated vesting treatment. In the event of termination by the Company without cause or resignation by the officer with good reason termination or such termination following a change of control, the severance amount due to the executive would be reduced by any salary paid to him between the date the Company provided him with notice of termination and the termination date.

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Compensation Tables (continued)

The Cash Severance Payment amounts shown above for each named executive officer are detailed below.

●	Mr. Haley - The amounts reflected above for termination by the Company without cause, resignation with good reason, death or disability (columns C, E and G) include: (i) a lump sum cash severance payment of $7,200,000 (equal to two times the sum of his annual base salary and target annual incentive compensation award) and (ii) the full amount of his annual incentive compensation award for the year of termination based on actual performance in the amount of $2,208,000.

●	Messrs. Millay and Wickes - are not a party to any employment or change-in-control severance agreements. They are eligible for the same severance pay plan as all U.S.-based associates from legacy Towers Watson whose employment has been terminated involuntarily for reasons other than performance. The plan provides for severance pay in an amount equal to three weeks’ base pay for each completed year of the named executive’s service, plus twelve weeks, up to a maximum of 44 weeks’ pay. The amounts shown above for termination by the Company without cause or resignation by the officer with good reason (columns C and E) reflect the maximum value of severance pay that each officer could receive, which would be payable in a lump sum upon termination.

●	Mr. Jones - The amounts shown above for termination by the Company without cause or resignation with good reason reflect the change of control severance payments due to the Merger that he would have been entitled to at December 31, 2016 per his employment agreement that include: (i) a lump sum cash severance payment of $3,987,500 (equal to two times the sum of his annual base salary and target annual incentive compensation award), (ii) a pro rata annual incentive compensation award of $1,268,750 for the year of termination based on target performance, and (iii) cash dividend equivalents payable in connection with accelerated vesting of RSUs in the amount of $8,370. The amount shown above for termination due to death or disability reflects cash dividend equivalents payable in connection with accelerated vesting of RSUs.

●	Mr. Aubert - The amounts shown above for termination by the Company without cause or resignation with good reason reflect the change of control severance payments due to the Merger that he would have been entitled to at December 31, 2016 per his employment agreement that include: (i) a lump sum cash severance payment of $2,719,640 (equal to two times the sum of his annual base salary and target annual incentive compensation award), (ii) a pro rata annual incentive compensation award of $815,892 for the year of termination based on target performance, and (iii) cash dividend equivalents payable in connection with accelerated vesting of RSUs in the amount of $3,936. The amount shown above for termination due to death or disability reflects cash dividend equivalents payable in connection with accelerated vesting of RSUs. The Committee approves Mr. Aubert’s salary and annual incentive compensation award in pounds sterling. The dollar figures for these components have been calculated at the exchange rate as of December 31, 2016 (£1: $1.2362).

(2) Perquisites/Benefits

The amounts shown above for Messrs. Haley, Jones and Aubert under termination by the Company without cause or resignation with good reason and under termination due to death or disability for Mr. Haley reflect the value of payments with respect to continued medical coverage. The employment agreements for Messrs. Haley, Jones and Aubert provide for continued medical coverage for the officer, his spouse and covered dependents as of the termination date in accordance with the terms of the effective applicable group plan. This provision applies for up to 18 months following the termination date for Mr. Haley (a maximum benefit of $2,881) and for up to 12 months following the termination date for Messrs. Jones and Aubert.

In addition, upon any termination of employment, Messrs. Haley, Millay and Wickes may be entitled to benefits that are provided generally by the Company to salaried associates, including distributions under the Company’s 401(k) plan, health care benefits, disability benefits and accrued vacation pay. Mr. Haley, in addition to accruing annual vacation during the fiscal year ended December 31, 2016, has a frozen vacation balance from prior years which, if unused, will be paid out to him upon termination of employment at his then current rate of hourly base salary. The amount above

80     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

for Mr. Haley also reflects the Company’s liability for his frozen vacation pay in the amount of $376,873. In the context of any particular separation from Willis Towers Watson, the Company and legacy Towers Watson executives without an employment agreement may mutually agree on severance terms that could include additional benefits or payments.

(3) Accelerated Vesting of Equity Awards

The amounts above reflect the intrinsic value of unvested option, RSU and PSU awards held by each named executive officer that would have received automatic accelerated vesting treatment in each termination scenario as described below pursuant to the applicable employment/award agreement, based on the Company’s closing share price of $122.28, as quoted on the NASDAQ on the last business day of the fiscal year (December 30, 2016). For awards that would not have received automatic accelerated vesting treatment but are subject to acceleration at the Committee’s discretion, we have assumed these were not accelerated and have been forfeited. For more information on the named executive officers’ outstanding awards at December 31, 2016 considered for these calculations, refer to the section entitled “— Outstanding Equity Awards at Fiscal-Year End.”

●	Mr. Haley - The outstanding equity awards granted under the Towers Watson 2009 LTIP prior to the Merger would have received the double-trigger change of control vesting acceleration upon termination by the Company without cause prior to January 4, 2017. Full service-vesting for these awards is reflected in columns C and E. The remaining amounts in these columns, as well as the amount in column G, reflect the value of Mr. Haley’s PSU Award and Supplemental Award calculated in accordance with the terms of the respective award agreements. In the event of a change in control of the Company (other than the Merger), the number of PSUs that may become payable will be the greater of (i) the target number of PSUs or (ii) a number of PSUs based on actual performance as of such change in control (together, “Converted PSUs”). In either case, the Converted PSUs will remain eligible to vest subject to Mr. Haley’s continued employment through December 31, 2018. Column C reflects the value of the prorated portion of Converted PSUs that would have vested in the event of Mr. Haley’s termination by the Company without cause or his resignation for good reason, in either case, upon or within 12 months following a change in control (subsequent to the Merger). Columns E and G reflect the value of the portion of shares underlying his PSU Award that would have vested based upon the achievement of the performance measures as of the end of 2016 and prorated through the end of 2016 in the event of Mr. Haley’s termination by the Company without cause, his resignation with good reason, or termination due to his death or disability.

●	Messrs. Millay and Wickes - The outstanding equity awards granted under the Towers Watson 2009 LTIP prior to the Merger would have received the double-trigger change of control vesting acceleration upon termination by the Company without cause prior to January 4, 2017. Full service-vesting for these awards is reflected in columns C and E. With respect to the outstanding PSUs granted under the 2016 LTI Program on July 20, 2016, the awards would not receive automatic vesting acceleration. Awards granted under the 2012 Plan will vest based on the participant’s continued service. However, in the event of a participant’s termination of employment due to death or permanent disability, the Committee has the discretion to deem the performance conditions relating to all or a portion of the unvested PSUs to be attained up to the target level (i.e., 100%) and accelerate the time-based vesting of all or a portion of the earned performance shares. The Committee may also apply this same discretion in connection with a participant’s termination for any other reason except during the first year of vesting for awards that are subject to the minimum one-year vesting requirement.

●	Messrs. Jones and Aubert - The amounts shown above for termination by the Company without cause or resignation with good reason reflect the change of control vesting acceleration due to the Merger that the officers would have been entitled to at December 31, 2016 per their employment agreements. The amounts in columns C and E reflect full service-vesting on all outstanding awards except the PSUs granted under the 2016 LTI Program on July 20, 2016 and the PSUs granted under the 2015 LTI Program on November 9, 2015. Based on the treatment of these awards for two recent officer departures, it has been assumed for the purposes of this section that these awards would continue to remain outstanding and be subject to the applicable performance goals for the applicable performance periods. The amounts shown above for termination due to death or disability reflect full service vesting credit on outstanding awards per terms of the applicable award agreements.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     81

Compensation Tables (continued)

Impact on Present Value of Accumulated Pension Benefits Payable in Certain Termination Scenarios

The account values payable to Messrs. Haley, Millay, Wickes and Jones through the Nonqualified Deferred Compensation Plans are shown in the table in the section entitled “—Nonqualified Deferred Compensation for the Fiscal Year Ended December 31, 2016” above and would not change based on early retirement, death, disability or a change in control of Willis Towers Watson. The value of benefits payable to Messrs. Haley, Millay, Wickes and Jones under the Towers Watson Pension Plan, the Towers Watson SERP or the Willis Pension Plan outlined above may increase (or decrease) in the event of the early retirement, pre-retirement death or disability of the named executive. Benefits do not become payable under the Towers Watson Pension Plan, the Towers Watson SERP or the Willis Pension Plan as a result of a change in control of Willis Towers Watson. Using the assumptions employed in the Pension Benefits table on page 65 (the “PBT”) with the exception of using the actual Towers Watson SERP lump sum interest rates as of December 31, 2016, the present value of the pension and disability benefit (as applicable) payable to the named executives as of December 31, 2016 in the event of early retirement, death or disability is shown in the following table.

Total Present Value as of December 31, 2016 in case of:
Name	Plan	Early Retirement ($)(1)	Increase / (Decrease) from PBT ($)	Pre- Retirement Death ($)(2)	Increase / (Decrease) from PBT ($)	Disability ($)(3)	Increase / (Decrease) from PBT ($)
John Haley	TW Pension Plan	2,424,635	—	2,118,511	(306,124)	2,424,635	—
	TW SERP	19,908,239	—	19,908,239	—	19,908,239	—
	WTW SV Excess Plan	—	—	—	—	—	—
	Disability	N/A	N/A	N/A	N/A	—	—
	Total	22,332,874	—	22,026,750	(306,124)	22,322,874	—
Roger Millay	TW Pension Plan	416,555	(4,242)	383,664	(32,891)	557,095	140,540
	TW SERP	1,666,690	167,794	1,834,484	167,794	1,406,003	(260,687)
	WTW SV Excess Plan	—	—	—	—	296,425	296,425
	Disability	N/A	N/A	N/A	N/A	1,859,452	1,859,452
	Total	2,083,245	163,552	2,218,148	134,903	4,118,975	2,035,730
Todd Jones	Willis Pension Plan	257,452	(18,465)	123,728	(133,724)	238,987	(18,465)
	Disability	N/A	N/A	N/A	N/A	1,887,683	1,887,683
	Total	257,452	(18,465)	123,728	(133,724)	2,126,670	1,869,218
Gene Wickes	TW Pension Plan	1,753,691	—	1,622,389	(131,302)	1,763,816	10,125
	TW SERP	5,575,876	—	5,575,876	—	5,507,420	(68,456)
	WTW SV Excess Plan	—	—	—	—	—	—
	Disability	N/A	N/A	N/A	N/A	178,501	178,501
	Total	7,329,567	—	7,198,265	(131,302)	7,449,737	120,170

(1)	The decrease for early retirement compared to the PBT for the Willis Pension Plan and for Mr. Millay in the Towers Watson Pension Plan is because they are not yet eligible for early retirement. As a result, the benefit to which they would be entitled would either be payable on a reduced basis as early as age 55 or payable without reduction at age 65. The increase shown for the Towers Watson SERP compared to the PBT for Mr. Millay is the use of the actual lump sum interest rate for the Towers Watson SERP benefit as of December 31, 2016 compared to the rate assumed in future years for financial accounting purposes. There are no changes for Messrs. Haley and Wickes as they have attained their unreduced retirement age and are assumed to retire immediately for the PBT and the lump sum on their final average pay benefit has been frozen.

The Towers Watson Pension Plan benefit attributable to the stable value formula is assumed payable to the named executives as a lump sum at retirement. The Towers Watson Pension Plan benefit for Messrs. Haley, Millay and Wickes attributable to the legacy Watson Wyatt formula is payable as an annuity at retirement. The Towers Watson SERP benefit is payable as a lump sum upon retirement. The Willis Pension Plan benefit payable to Mr. Jones is payable as a single life annuity with 5 years certain beginning at age 65. Messrs. Haley, Millay and Wickes are currently eligible for early retirement under the terms of the Towers Watson Pension Plan and the Towers Watson SERP. Mr. Jones is vested in his Willis Pension Plan benefit, but is not yet eligible to immediately commence benefits under the plan upon termination. The earliest he would be eligible to commence benefits on a reduced basis is age 55.

(2)	In case of death, the stable value benefits earned by Messrs. Haley, Millay and Wickes from the Towers Watson Pension Plan and Towers Watson SERP are immediately payable to the surviving spouse or beneficiary in a lump sum.

82     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

For Messrs. Haley, Millay and Wickes, the legacy Watson Wyatt qualified formula provides a death benefit to the named executive’s spouse assuming the named executive retired on the date of his death, elected the 100% joint and contingent benefit form and died the next day. The legacy Watson Wyatt nonqualified formula provides a death benefit to the participant’s spouse, or the designated beneficiary of an unmarried participant, payable in an immediate lump sum equal to the amount that would have been payable to the participant if the participant had retired on the date of the participant’s death. This benefit is provided if the participant is early retirement eligible at death and is available to all plan participants with a legacy Watson Wyatt formula benefit.

For Mr. Jones, the legacy Willis Pension Plan provides a death benefit to the named executive’s spouse assuming the named executive terminated employment on the date of his death, survived until eligibility for early retirement (age 55), elected the 50% joint and contingent benefit form and died the next day. The benefit is payable as a single life annuity to the participant’s spouse.

Decreases in the Towers Watson Pension Plan benefit value as compared to the amounts shown in the Pension Benefits table are due to the payment of benefits related to the survivor portion of the final average earnings benefit only. Increases in the Towers Watson SERP benefit value as compared to the amounts shown in the Pension Benefits table are due primarily to the assumed earlier payment date of the benefit. The decrease in the Willis Pension Plan benefit value as compared to the amounts in the Pension Benefits table for Mr. Jones is due to the reduction in benefit for only paying 50% of the benefit to his spouse and for reductions in the benefit from age 65 to age 55 since he is not yet eligible for unreduced benefits.

(3)	In case of disability, Messrs. Haley, Millay and Wickes are eligible for a disability benefit equal to 60% of base salary plus target bonus, subject to a maximum monthly benefit of $30,000. This benefit is payable until age 65 or for at least 12 months, assuming the participant continues to meet the definition of disability. The table shows the value of the temporary disability benefit that would be payable to age 65 along with the pension benefits payable at age 65. Participants also receive continued benefit accruals for pension purposes while on disability. The continued benefit accruals are provided as additional stable value accruals under the plans at the same base pay level prior to their disability. As the Towers Watson SERP will be frozen as of June 30, 2017, future accruals beyond that date will be payable from the Willis Towers Watson Excess Stable Value Plan. Those accruals will be credited as shares of notional stock on a quarterly basis. For purposes of these projections, it was assumed that the return generated by these shares of notional stock is equal to applicable early retirement factors on which the shares would be generated. This factor is equal to 0.95 raised to the number of years prior to age 65 the amount of notional shares will be determined.

Mr. Jones is eligible for a disability benefit equal to 66.67% of eligible compensation up to a limit of $15,000 per month. He is not eligible for continued disability accruals under the Willis Pension Plan and would be eligible for the same benefits as if he terminated employment on December 31, 2016.

Payments to Former Executive Officers

The table appearing immediately below sets forth the actual payments and benefits paid or payable to the Company’s former executive officers due to their termination during 2016 and 2017. For more information on these arrangements, please see the section entitled “— Named Executive Officers’ Employment Agreements — Former Executive Officers.”

A	B	C	D	E	F	G
Name	Termination Reason	Cash Severance Payment ($)(1)	Perquisites/ Benefits ($)(2)	Value of Accelerated Deferred Cash ($)(3)	Value of Accelerated Equity ($)(3)	Total ($)
Dominic Casserley	Expiration of Employment Term on Expiration Date	8,812,171	200,000	—	4,558,950	13,571,121
John Greene	Termination following a change of control	4,595,242	29,693	—	1,811,927	6,436,862
Celia Brown	Termination following a change of control	2,581,022	—	500,000	1,399,151	4,480,173
Timothy Wright	Termination following a change of control	3,710,200	6,774	—	1,250,933	4,967,907

1) Cash Severance Payment (Column C)

The Cash Severance Payment amounts shown above for each named executive officer are detailed below. The dollar figures shown for Messrs. Greene and Wright have been calculated at the average rate of exchange for 2016 (£1: $1.3547).

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Compensation Tables (continued)

●	For Mr. Casserley, the Cash Severance Payment reflects: (i) a separation payment of $6,500,000 (equal to two times base salary plus target annual incentive compensation award), payable bi-monthly over 24 months following his termination date of December 30, 2016 through December 31, 2018, subject to certain payment timing rules under the employment agreement relating to a release waiting period and IRC Section 409A; (ii) his 2016 annual incentive compensation award which was paid out at target in the amount of $2,250,000 in March 2017, the value of which was determined as the greater of target or actual performance per his employment agreement; (iii) 61,341 in cash dividend equivalents on RSUs that received accelerated vesting treatment due to his termination and fully vested as of the day immediately preceding his termination date; and (iv) $830 in interest on payments delayed under 409A (applying an interest rate of 0.68%).

●	For Mr. Greene, the Cash Severance Payment reflects: (i) a lump sum cash severance payment of $3,853,097 (which represents the sum of two times (i) annual base salary and (ii) target annual incentive opportunity) paid in July 2016 in GBP; (ii) a fixed cash payment in the amount of $396,504, representing the amount of his 2016 target annual incentive compensation award prorated through his termination date, paid in June 2016 in GBP; (iii) a fixed cash payment in the amount of $317,204, representing the amount of his 2016 target long-term incentive award prorated through his termination date, paid in June 2016 in GBP; and (iv) $28,437 in cash dividend equivalents on RSUs that received accelerated vesting treatment due to his termination.

●	For Ms. Brown, the Cash Severance Payment reflects: (i) a lump sum cash severance payment of $2,250,000 (equal to two times base salary plus target annual incentive compensation award) paid in August 2016; (ii) a fixed cash payment in the amount of $312,500, representing the amount of her 2016 target annual incentive compensation award prorated through her termination date, paid in July 2016; and (iii) 18,522 in cash dividend equivalents on RSUs that received accelerated vesting treatment due to her termination.

●	For Mr. Wright, the Cash Severance Payment reflects: (i) a lump sum severance payment of $3,511,799 (equal to two times base salary plus target annual incentive compensation award less the gross amount of salary paid during the period from the date he received notice of termination (October 27, 2016) through his termination date (February 17, 2017)) to be paid 60 days following his termination date (by April 18, 2017); (ii) a fixed cash payment in the amount of $188,359, representing approximately 50% of the amount of his 2017 target annual incentive compensation award prorated through the date when his employment would otherwise have ended (i.e. April 26, 2017) to be paid 60 days following his termination date (by April 18, 2017); and (iii) 10,042 in cash dividend equivalents on RSUs that received accelerated vesting treatment due to his termination.

(2) Perquisites/Benefits (Column D)

The amounts in the Perquisites/Benefits column reflect the following estimates of actual payouts in connection with entitled benefits under their employment agreements:

●	For Mr. Casserley, $200,000 for return relocation expenses per his employment agreement and this value has been estimated based on expenses incurred in connection with his previous relocation from UK to US.

●	For Mr. Greene, a maximum benefit of $29,693 for up to 12 months continued medical coverage for himself, his spouse and covered dependents as of his termination date of May 15, 2016 through May 31, 2017.

●	For Mr. Wright, $6,774 for continued medical coverage for himself, his spouse and covered dependents as of his termination date through April 25, 2018 in accordance with the terms of the effective applicable group plan.

(3) Value of Accelerated Deferred Cash and Equity at Termination Date (Columns E and F)

The amounts in these columns reflect the value of unvested deferred cash, option, RSU and PSU awards held by each named executive officer that received accelerated vesting at their termination. The values shown in the columns reflect the Company’s closing share price as of the date of termination for each executive officer.

84     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

●	For Mr. Casserley, the value of accelerated share-based awards reflects the Company’s closing share price of $122.28 as of December 30, 2016. The PSUs granted under the 2016 LTI Program on July 20, 2016 and the PSUs granted under the 2015 LTI Program on May 11, 2015 shall continue to remain outstanding and be subject to the applicable performance goals for the applicable performance periods thereunder - refer to section entitled “—Outstanding Equity Awards at Fiscal Year-End” (footnotes 14 and 15).

●	For Mr. Greene, the value of accelerated share-based awards reflects the Company’s closing share price of $122.97 as of May 15, 2016.

●	For Ms. Brown, the value of accelerated deferred cash awards reflects a deferred cash stay bonus granted in March 2015 in the amount of $500,000 that fully vested on her termination date and was paid in July 2016. The value of accelerated share-based awards reflects the Company’s closing share price of $124.31 as of June 30, 2016.

●	For Mr. Wright, the value of accelerated share-based awards reflects the Company’s closing share price of $128.35 as of February 17, 2017. The PSUs granted under the 2016 LTI Program on July 20, 2016 and the PSUs granted under the 2015 LTI Program on November 9, 2015 shall continue to remain outstanding and be subject to the applicable performance goals for the applicable performance periods thereunder - refer to the section entitled “— Outstanding Equity Awards at Fiscal Year-End” (footnotes 14 and 15).

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     85

Proposal No. 4: Advisory (Non-binding) Vote on Frequency of Advisory Vote on Executive Compensation

The Dodd-Frank Act requires us to seek a non-binding advisory shareholder vote on how frequently we should seek an advisory vote on the compensation of our named executive officers, such as Proposal 3 included in this Proxy Statement. Shareholders can advise as to whether they would prefer to cast an advisory vote on the “say-on-pay” proposal each year, every two years or every three years, as determined by a separate advisory shareholder vote held at least once every six years. Shareholders may also abstain from making a choice.

The Board believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our named executive officers with those of our shareholders. The Board believes that giving our shareholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers is a good corporate governance practice and is in the best interests of our shareholders as it provides us with their input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement every year.

Although the Board recommends that the say-on-pay proposal be voted on every year, our shareholders will be able to specify one of four choices: (i) one year, (ii) two years, (iii) three years or (iv) abstain. Shareholders are not voting to approve or disapprove of the Board’s recommendation of an annual vote on the say-on-pay proposal.

As required under our Articles of Association, the resolution is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast. In the event no option receives a majority of the votes cast, the frequency selected by shareholders will be the option that receives the highest number of votes cast. However, because this vote is advisory and will not be binding on !

the Board or the Company, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

We note that when we held our initial “say-on-frequency” vote at the 2011 annual meeting, our shareholders voted by a majority (approximately 73%) to hold an annual advisory vote on the compensation of the Company’s named executive officers. Accordingly, we have been holding an annual say-on-pay advisory vote. Our next say-on-frequency vote will be held no later than our 2023 annual meeting.

The Board of Directors unanimously recommends that you select, on a non-binding advisory basis, “ONE YEAR” as the preferred frequency for which shareholders are provided an advisory vote on executive compensation.

86     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 5: Vote to Amend the Company’s Articles of Association to Implement Proxy Access

In connection with a review of our corporate governance practices, the Board determined to proactively propose the adoption of proxy access to our shareholders. Therefore, the Board is recommending that our shareholders approve amendments to our Articles of Association to implement proxy access. Proxy access would allow eligible shareholders to nominate their own nominees for election to our Board and have their nominees included in our proxy materials, along with the candidates nominated by the Board. Our Board is committed to strong corporate governance practices and believes that proxy access is in the best interests of the Company and its shareholders.

The Board believes that the implementation of proxy access in the manner set forth in this proposal will provide meaningful rights to our shareholders while ensuring the rights are used by shareholders in a responsible manner. The Board recommends the implementation of proxy access and now seeks shareholder approval for its adoption, as required under Irish law. The resolution in respect of this Proposal No. 5 is a special resolution that requires the affirmative vote of the holders of at least 75% of the votes cast. If approved by shareholders, proxy access will become effective immediately and will be available for use at our 2018 annual general meeting of shareholders.

Description of the Proxy Access Amendments

The following description is only a summary and is qualified in its entirety by reference to the complete text of the proposed amendments, which is attached to this Proxy Statement as Annex A. We urge you to read Annex A in its entirety before casting your vote.

Shareholder Eligibility to Nominate Directors

Any shareholder or group of up to 20 shareholders that has maintained ownership of 3% or more of the Company’s shares continuously for at least three years would be permitted to include a specified number of director nominees in the Company’s proxy materials for the annual general meeting.

Calculation of Qualifying Ownership

In order to ensure that the interests of shareholders seeking to include candidates in the Company’s proxy materials are aligned with those of other shareholders, a shareholder would be deemed to own only those shares of the Company as to which the shareholder possesses both (1) the full voting and investment rights pertaining to such shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The following shares would not count as “owned” shares for purposes of determining whether the ownership threshold has been met:

●	shares sold by a person or any of its affiliates in any transaction that has not been settled or closed;

●	shares that a person or any of its affiliates borrowed or purchased pursuant to an agreement to resell; and

●	shares subject to any derivative instrument or similar agreement in respect of the Company’s shares, which instrument or agreement has the purpose or effect of (1) reducing the person’s or affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering the gain or loss arising from the full economic ownership of such person’s or affiliates’ shares.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     87

Proposal No. 5: Vote to Amend the Company’s Articles of Association to Implement Proxy Access (continued)

A shareholder will be deemed to “own” shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares will also be deemed to continue during any period in which such person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice, will vote such shares at the Annual General Meeting of Shareholders and will hold such shares through the date of the Annual General Meeting of Shareholders.

Number of Shareholder-Nominated Candidates

The maximum number of candidates nominated by all eligible shareholders that the Company would be required to include in its proxy materials cannot exceed the greater of two nominees or 20% of the number of directors in office as of the last day on which a notice of proxy access nomination may be delivered to the Company. Any candidate who is either subsequently withdrawn, disqualified or included by the Board in the Company’s proxy materials as a Board-nominated candidate would be counted against the nominee limit.

Candidates that the Board nominates pursuant to an agreement or other arrangement with one or more shareholders in lieu of such person being formally nominated as a director pursuant the Company’s proxy access provision would be counted against the nominee limit. Moreover, directors that the Board nominates for reelection that were previously elected pursuant to the Company’s proxy access provision or pursuant to an agreement or other arrangement with one or more shareholders in lieu of such person being formally nominated as a director pursuant to the Company’s proxy access provision, in each case, at one of the previous two annual general meetings, would be counted against the nominee limit.

Procedure for Electing Candidates if Nominee Limit is Exceeded

Any shareholder or group of shareholders that submits more than one candidate for inclusion in the Company’s proxy materials would be required to rank its candidates. If the number of candidates exceeds the nominee limit, the highest ranking eligible candidate from each shareholder or group of shareholders will be included in the Company’s proxy materials until the limit is reached, beginning with the shareholder or group of shareholders with the largest number of shares.

Nominating Procedures

In order to provide adequate time to assess shareholder-nominated candidates, requests to include such candidates in the Company’s proxy materials generally must be received no earlier than 150 days and no later than 120 days before the first anniversary of the date on which the Company’s definitive proxy statement was released to shareholders in connection with the prior year’s annual general meeting.

Information Required by All Nominating Shareholders

Each shareholder seeking to include a candidate in the Company’s proxy materials would be required to provide certain information to the Company, including but not limited to:

●	verification of, and information regarding, the stock ownership of the shareholder as of a date within seven days prior to the submission and as of the record date for the annual meeting;

●	information regarding each candidate, including biographical and stock ownership information;

●	in the case of a nomination by a group of shareholders, the designation by all group members of one specified group member (or a qualified representative thereof) who is authorized to act on behalf of all group members with respect to the nomination and all related matters; and

●	a copy of the Schedule 14N filed by the shareholder(s) with the SEC.

88     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 5: Vote to Amend the Company’s Articles of Association to Implement Proxy Access (continued)

Shareholders and candidates, as applicable, would also be required to make certain representations to, and agreements with, the Company, including but not limited to:

●	representation that such shareholder did not acquire its shares with the intent to change or influence control of the Company and does not presently have such intent;

●	representation that such shareholder will maintain qualifying ownership through the date of the applicable annual general meeting of shareholders and a statement as to whether such person has the intention to maintain qualifying ownership for at least one year following such meeting;

●	agreement to refrain from soliciting in support of the election of any individual as a director other than such shareholder’s proxy access nominee or a nominee of the Board;

●	agreement to provide written statements verifying continuous qualifying ownership through the record date for the applicable annual general meeting of shareholders;

●	agreement by the candidate to refrain from becoming a party to any agreement or commitment as to how such candidate will vote on any issue if elected as a director of the Company that has not been disclosed to the Company or that would otherwise interfere with the candidate’s ability to comply with his or her fiduciary duties;

●	agreement by the candidate to refrain from becoming a party to any compensatory or other financial arrangement with any person other than with the Company in connection with such person’s service as a director of the Company, unless disclosed to the Company;

●	agreement to not distribute any form of proxy for the annual general meeting other than the form distributed by the Company;

●	agreement to comply with applicable laws and Company policies and assume liability arising out of the communications with the Company and its shareholders and indemnify the Company and its directors and officers for liability arising from or relating to the nomination; and

●	representation as to the accuracy and completeness of all information provided to the Company.

Exclusion of Shareholder Nominees

The Company would not be required to include a candidate in the Company’s proxy materials if, among other things:

●	any shareholder nominates a person for election pursuant to the advance notice provisions of the Company’s Articles, or any director then in office was previously nominated by a shareholder pursuant to the advance notice provisions in the Company’s Articles, or in either case the director is or was nominated pursuant to an agreement in lieu of such nomination, at one of the previous two annual general meetings of shareholders;

●	the candidate is not independent under applicable independence standards or has been an officer or director of a competitor within the past three years;

●	the election of the candidate would cause the Company to violate its Memorandum or Articles of Association, the rules and listing standards of the principal exchange upon which the Company’s shares are listed, any applicable law, rule or regulation or any publicly disclosed standards of the Company applicable to directors;

●	the candidate or the shareholder has provided materially false or misleading information to the Company; or

●	the candidate’s business or personal interests place such candidate in a conflict of interest with the Company.

In addition, the Board or the chairman of the annual general meeting will declare a director nomination to be defective, and such nomination will be disregarded, if the shareholder or candidate breaches any of their respective obligations under the Company’s Articles of Association, including its proxy access provision, or either the candidate or the shareholder does not appear at the annual general meeting of shareholders in person.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     89

Proposal No. 5: Vote to Amend the Company’s Articles of Association to Implement Proxy Access (continued)

Supporting Statement

Shareholders would be permitted to include in the Company’s proxy statement for the applicable annual general meeting of shareholders a written statement of up to 500 words in support of the election of the candidate. The Company would be permitted to omit any information or statement that the Company determines is materially false or misleading or whose disclosure would violate any applicable law or regulation.

The text of the resolution in respect of Proposal No. 5, which is a special resolution that requires the affirmative vote of the holders of at least 75% of the votes cast, is as follows:

“RESOLVED, that, the Company’s Articles of Association be and are hereby amended in the manner provided in Annex A of this Proxy Statement.”

The Board of Directors unanimously recommends a vote “FOR” the resolution to amend the Company’s Articles of Association to implement proxy access.

90     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 6: Vote to Amend the Company’s Articles of Association to: (A) Provide for a Plurality Voting Standard in the Event of a Contested Election; and (B) Grant the Board Sole Authority to Determine Its Size

Background

Proposal No. 6A sets out proposed amendments to our Articles of Association to provide for a plurality voting standard in the context of a contested election, and Proposal No. 6B sets out proposed amendments to our Articles of Association to provide the Board the sole authority to set its size. While our Articles currently provide for the limited application of a plurality voting standard if the number of director nominees exceeds the maximum number of directors permitted by our Articles (currently set at 12), a majority voting standard would currently apply to a contested election where there are fewer nominees than the maximum number. Accordingly, we have proposed amending our Articles to provide that a plurality voting standard will apply if the number of director nominees exceeds the number of directors as established by our Board. Under Irish law, unless the Board is granted sole authority to set its size, this plurality voting standard would not achieve its desired results. For example, unless the Board is granted sole authority to set its size, nominees (including the Company’s nominees) who receive a simple majority of votes cast may also be elected to the Board, even if those nominees receive fewer votes than other nominees that were elected to fill the available seats. In contrast, in the United States, under a plurality voting standard, only those directors who receive the most votes for the available seats are elected. Given the link between Proposals No. 6A and 6B, each proposal is subject to the other being approved by shareholders, and as a result, both proposals will fail if either proposal does not pass.

The description of the following proposed amendments is only a summary and is qualified in its entirety by reference to the complete text of the proposed amendments, which is attached to this Proxy Statement as Annex B. We urge you to read Annex B in its entirety before casting your vote.

Proposal No. 6A: Plurality Voting in a Contested Election

Today, unless the number of director nominees exceeds the maximum number of directors permitted by our Articles of Association, the Company applies a majority voting standard to both uncontested and contested director elections. In the context of contested director elections, however, many believe that a plurality voting standard is more appropriate for a number of reasons, including to avoid the risk of a failed election (i.e., where one or more directors fails to receive a majority vote). In the United States, under a plurality voting standard, the nominees receiving the highest number of votes, regardless of whether the nominees receive a majority of the votes cast in the election, would be elected as directors. In the United States, proxy advisory firms generally support this view as well, and a majority practice among large public companies calls for a majority voting standard in uncontested director elections, and a plurality voting standard in contested elections.

In recent years, there has been a shift from the historically dominant plurality voting standard in all director elections to a majority voting standard in uncontested elections and a plurality standard in contested elections. As evidence of this shift, a survey of the 100 largest U.S. public companies reveals that the overwhelming majority have adopted a majority voting standard for uncontested elections while retaining a plurality voting standard for contested elections.

In light of the Board’s recommendation to adopt proxy access proactively, and the Board’s continual review of governance standards, the Board recommends that shareholders approve an amendment to our Articles of Association to provide for a plurality voting standard solely in the case of a contested election. If adopted, this amendment would provide that where

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     91

Proposal No. 6: Vote to Amend the Company’s Articles of Association to: (A) Provide for a Plurality Voting Standard in the Event of a Contested Election; and (B) Grant the Board Sole Authority to Determine Its Size (continued)

the number of director nominees exceeds the number of directors as set by the Board, only those directors receiving the most votes for the available seats would be elected. The Board believes it is in the best interests of our shareholders to adopt the plurality voting standard in the case of contested elections, while maintaining the Company’s majority voting standard in the case of uncontested elections. Accordingly, Proposal No. 6A seeks shareholder approval to amend our Articles of Association to provide for plurality voting in a contested election.

As required under Irish law, the resolution in respect of Proposal 6A is a special resolution that requires the affirmative vote of the holders of at least 75% of the votes cast. In addition, Proposal 6A is subject to Proposal 6B being adopted. Therefore, unless shareholders approve Proposal 6B, Proposal 6A will fail.

The text of the resolution in respect of Proposal No. 6A is as follows:

“RESOLVED, that, subject to and conditional upon Proposal 6B being passed, the Company’s Articles of Association be and are hereby amended in the manner provided in Part I of Annex B of this Proxy Statement.”

The Board of Directors unanimously recommends a vote “FOR” the resolution to amend the Company’s Articles of Association to provide for plurality voting in the event of a contested election.

Proposal No. 6B: Setting the Size of the Board

Our Board is also proposing to amend our Articles of Association to provide that the size of the Board be set solely by resolution of the Board. As with plurality voting in contested elections, granting the Board sole authority to set its size is a common governance practice in the United States. A survey of the 100 largest U.S. public companies reveals that the overwhelming majority have granted their board sole authority to set the size of the board. Accordingly, Proposal No. 6B seeks shareholder approval to amend our Articles of Association to grant the Board sole authority to set its size within the parameters established in our Articles of Association.

In addition, this amendment is necessary in order for the plurality voting mechanism described in Proposal No. 6A above to function in Ireland as it does in the United States. As discussed above, except in cases where the number of nominees exceeds the maximum number of directors permitted by our Articles, nominees (including the Company’s nominees) who receive a simple majority of votes cast in a contested election may also be elected to the Board, even if those nominees receive fewer votes than the nominees otherwise elected to fill the available seats. Accordingly, in order for proxy access (as described in Proposal No. 5 above) to operate as it does in the United States, the Board must have sole authority to set its size, and a plurality voting standard must be applied in the context of contested elections.

As required under Irish law, the resolution in respect of Proposal 6B is a special resolution that requires the affirmative vote of the holders of at least 75% of the votes cast. In addition, Proposal 6B is subject to Proposal 6A being adopted. Therefore, unless shareholders approve Proposal 6A, Proposal 6B will fail.

The text of the resolution in respect of Proposal No. 6B is as follows:

“RESOLVED, that, subject to and conditional upon Proposal 6A being passed, the Company’s Articles of Association be and are hereby amended in the manner provided in Part II of Annex B of this Proxy Statement.”

The Board of Directors unanimously recommends a vote “FOR” the resolution to amend the Company’s Articles of Association to grant the Board of Directors the sole authority to determine its size.

92     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 7: Vote to (A) Amend the Company’s Articles of Association to Enhance the Advance Notice Provisions and Make Certain Administrative Amendments; and (B) Amend the Company’s Memorandum of Association to Make Certain Administrative Amendments

Background

Proposal No. 7A sets out certain proposed amendments to our Articles of Association, and Proposal No. 7B sets out certain proposed amendments to our Memorandum of Association. Under Irish law, any amendment to a public company’s articles of association must be voted on separately from any amendment to a public company’s memorandum of association. For that reason, we are asking shareholders to separately vote on Proposals No. 7A and 7B; however, given the inextricable link between Proposals No. 7A and 7B, each proposal is subject to the other being approved by shareholders, and as a result, both proposals will fail if either proposal does not pass.

Proposal No. 7A: Proposed Amendments to the Company’s Articles of Association

Set forth below is background information on the two categories of proposed amendments to our Articles of Association pursuant to this proposal. The description of the following proposed amendments is only a summary and is qualified in its entirety by reference to the complete text of the proposed amendments, which is attached to this Proxy Statement as Part I of Annex C. In addition, amendments to our Articles of Association proposed in connection with the implementation of the Companies Act 2014 (the “2014 Act”) are further summarized in Annex D. We urge you to read Part I of Annex C and Annex D in their entirety before casting your vote.

1. Amendment to Advance Notice Provision

Our Articles of Association provide shareholders with the right to propose nominees for election to the Board, typically referred to as “advance notice.” In connection with a review of our Articles of Association, the Board determined that any shareholder who desires to propose a nominee for election to the Board should provide meaningful disclosure so that the Board and shareholders can adequately assess the nominee. In light of that principle, the Board is seeking to amend our Articles of Association to enhance the current disclosure obligations applicable to shareholder nominations provided in the Company’s advance notice provision. Specifically, our Board believes that making the following enhancements to the advance notice provision in our Articles of Association is in the best interests of the Company and its shareholders:

Item	Current Provision	Proposed Amendment
Name and address	This information is currently only required to be provided with respect to the shareholder nominee	The shareholder notice must disclose this information with respect to each shareholder nominee and shareholder proponent
Class, series and number of shares of the Company that are owned	This information is currently only required to be provided with respect to the shareholder nominee	The shareholder notice must disclose this information with respect to each shareholder nominee and shareholder proponent

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     93

Proposal No. 7: Vote to (A) Amend the Company’s Articles of Association to Enhance the Advance Notice Provisions and Make Certain Administrative Amendments; and (B) Amend the Company’s Memorandum of Association to Make Certain Administrative Amendments (continued)

Item	Current Provision	Proposed Amendment
Derivative instruments and short interests held in respect of the Company’s shares	No requirement to disclose	The shareholder notice must disclose the derivative instruments and short interests held in respect of the Company’s shares with respect to each shareholder nominee and shareholder proponent
Written consent of the shareholder nominee to serve as a director of the Company if elected	No requirement to provide	Must be provided
Representation that the shareholder nominee is not and will not become party to any voting commitment with respect to any matter to be voted upon by the Board that has not been disclosed to the Company or that would otherwise interfere with the nominee’s ability to comply with his or her fiduciary duties if elected	No requirement to provide	Must be provided
Disclosure of any fee arrangements with or among the shareholder proponent and shareholder nominee with respect to the value of the Company’s shares or the election of the shareholder nominee	No requirement to disclose	While such fee arrangements are not prohibited, the shareholder notice must disclose any such fee arrangements

2. Amendments in Connection with Recent Changes in Irish Law

On June 1, 2015, the 2014 Act took effect in Ireland. The 2014 Act is intended to consolidate and modernize company law in Ireland. Accordingly, we are proposing some administrative updates to our Articles of Association primarily to address the 2014 Act. None of the updates to our Articles of Association proposed to be made in this regard will materially change the rights of our shareholders.

As an example, the 2014 Act will automatically apply certain sections of the act to the Company unless we explicitly opt out. Given that many of these sections either address matters that are already covered by our Articles of Association or are not applicable to us, we are proposing to amend our Articles of Association to explicitly opt out of certain provisions, as permitted by the 2014 Act. For example, the 2014 Act includes a provision regarding the appointment of directors, which is already covered by existing provisions in our Articles of Association and we therefore recommend opting out of that provision. Where we are not recommending that we explicitly opt out of a section, it is because we consider it appropriate that the relevant section applies to the Company.

Attached as Annex D to this Proxy Statement are tables that further summarize the amendments to our Articles of Association proposed to be made in connection with the 2014 Act. Parts I and II of Annex D summarize the optional provisions of the 2014 Act with respect to which we propose to opt out and opt in, respectively, and Part III of Annex D sets forth certain other administrative amendments that we propose to make to our Articles of Association to address the adoption of the 2014 Act.

As required under Irish law, the resolution in respect of Proposal 7A is a special resolution that requires the affirmative vote of the holders of at least 75% of the votes cast. In addition, Proposal 7A is subject to Proposal 7B being adopted. Therefore, unless shareholders approve Proposal 7B, Proposal 7A will fail.

The text of the resolution in respect of Proposal No. 7A is as follows:

“RESOLVED, that, subject to and conditional upon Proposal 7B being passed, the Company’s Articles of Association be and are hereby amended in the manner provided in Part I of Annex C of this Proxy Statement.”

The Board of Directors unanimously recommends a vote “FOR” the resolution to amend the Company’s Articles of Association in the manner described above.

94     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 7: Vote to (A) Amend the Company’s Articles of Association to Enhance the Advance Notice Provisions and Make Certain Administrative Amendments; and (B) Amend the Company’s Memorandum of Association to Make Certain Administrative Amendments (continued)

Proposal No. 7B: Proposed Amendments to the Company’s Memorandum of Association

Set out below is background information on the proposed amendments to our Memorandum of Association. The description of the following proposed amendments is only a summary and is qualified in its entirety by reference to the complete text of the proposed amendments, which is attached to this Proxy Statement as Part II of Annex C. We urge you to read Part II of Annex C in its entirety before casting your vote.

1. Amendments to Further Clarify the Type of Business Capable of Being Conducted by the Company

Section 3.1(c) of the Company’s Memorandum of Association describes some of the business activities that the Company can conduct itself. It is one of a number of provisions of the Memorandum of Association that describes what the Company can do. As the Company is a holding company, it currently conducts a more limited range of activities in performing that function than the range of activities described in Section 3.1(c). The amendment to Section 3.1(c) is to describe in more detail a range of activities capable of being conducted by the Company, to the extent it were to engage in business itself instead of through subsidiaries, and to update the language in light of the Merger. The amendment will not, however, affect the ability of the Company to operate as a holding company and to conduct activities as it does or plans to do currently. It also does not impact the ability of the Company to conduct activities permitted by any of the other provisions of the Memorandum of Association.

2. Amendments in Connection with Recent Changes in Irish Law

As described above, on June 1, 2015, the 2014 Act took effect in Ireland. In addition to the proposed amendments described above to our Articles of Association to accommodate the adoption of the 2014 Act, we must also make certain corresponding administrative amendments to our Memorandum of Association to account for the adoption of the 2014 Act. None of the updates to our Memorandum of Association proposed to be made in connection with the 2014 Act will materially change the rights of our shareholders. The proposed amendments to our Memorandum of Association are each specifically described in the text of the resolution below, as required under Irish law.

As required under Irish law, the resolution in respect of Proposal 7B is a special resolution that requires the affirmative vote of the holders of at least 75% of the votes cast. In addition, Proposal 7B is subject to Proposal 7A being adopted. Therefore, unless shareholders approve Proposal 7A, Proposal 7B will fail.

The text of the resolution in respect of Proposal No. 7B is as follows:

“RESOLVED, that, subject to and conditional upon Proposal 7A being passed, the Company’s Memorandum of Association be and hereby amended as follows:

1. By the deletion of the existing Section 2 and the insertion of the following:

‘2. The Company is a public limited company registered for the purposes of Part 17 of the Companies Act 2014.’

2. By the deletion of the existing Section 3.1(c) and the insertion of the following:

‘(c) To carry on the business of consulting, technology and solution services regarding global insurance brokerage, reinsurance, financial services, risk management, benefits, talent management, rewards and capital management, and to do all things usually dealt in by all persons carrying on the above mentioned businesses or any of them or likely to be required in connection with any of the said businesses.’

3. By the deletion of the words “as defined by Section 155 of the Companies Act 1963 or a subsidiary as therein defined of any such holding company or otherwise associated with the Company in business” in Section 3.14 and the insertion of the following in substitution therefor:

‘or a subsidiary (as those terms are defined in the Companies Act 2014) of any such holding company or otherwise associated with the Company in business.’”

The Board of Directors unanimously recommends a vote “FOR” the resolution to amend the Company’s Memorandum of Association in the manner described above.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     95

Proposal No. 8: Renew the Board’s Existing Authority to Issue Shares under Irish Law

As a matter of Irish company law, the directors of a company may not issue new ordinary or preferred shares unless approved by shareholders. Our current authorization, approved by shareholders at our 2016 Annual General Meeting of Shareholders, will expire on December 10, 2017. We are presenting this Proposal No. 8 to renew the Board’s authority to issue our authorized shares on the terms set forth below.

We understand that it is customary practice for listed companies in Ireland to seek shareholder authority to issue up to 33% of a company’s issued ordinary share capital and for such authority to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice in Ireland, we are seeking approval to authorize the Board to issue up to 44,696,513 shares (being equivalent to approximately 33% of the Company’s issued ordinary share capital as of April 13, 2017 (the latest practicable date before this Proxy Statement)) for a period expiring 18 months from the passing of this resolution, unless otherwise varied, revoked or renewed.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. It is important for the Company to be able to issue shares in order to pursue its growth strategy. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, we note that, because we are a NASDAQ-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of NASDAQ and the SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other companies listed on NASDAQ with whom we compete.

The authority, if renewed, would apply to issues of shares and equity convertible into shares, such as warrants and options. Under Irish law, an ordinary resolution requires the approval of over 50% of the votes of the shareholders cast at a general meeting.

The text of the resolution in respect of Proposal No. 8, which is an ordinary resolution, is as follows:

“RESOLVED, that, subject to applicable rules and listing standards of NASDAQ and to applicable rules and regulations of the U.S. Securities and Exchange Commission, the directors be and are hereby generally and unconditionally authorized with effect from the passing of this resolution to exercise all the powers of the Company to allot relevant securities (within the meaning of section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $13,616.12 (44,696,513 shares) (being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 13, 2017 (the latest practicable date before this Proxy Statement)). The authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked by the Company in general meeting and provided that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this resolution had not expired.”

The Board of Directors unanimously recommends a vote “FOR” the resolution to renew the Board’s existing authority to issue new ordinary or preferred shares for issuances up to 33% of the Company’s outstanding share capital.

96     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 9: Renew the Board’s Authority to Opt Out of Statutory Pre-emption Rights under Irish Law

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to its existing shareholders of the company on a pro rata basis (commonly referred to as the statutory pre-emption right). As our current authority will expire on December 10, 2017, we are presenting this Proposal No. 9 to renew the Board’s authority to opt out of the pre-emption right on the terms set forth below.

We understand that it is customary practice for listed companies in Ireland to seek shareholder authority to waive (or “opt out of”) their statutory pre-emption rights in the event of (i) the issuance of shares for cash in connection with any rights issue; and (ii) the issuance of shares for cash, if the issuance is limited to up to 5% of a company’s issued ordinary share capital (with the possibility of issuing an additional 5% of the company’s issued ordinary share capital provided the company uses it only in connection with an acquisition or specified capital investment which is announced contemporaneously with the issuance, or which has taken place in the preceding 6-month period and is disclosed in the announcement of the issue) bringing the total acceptable limit to 10% of the company’s issued ordinary share capital. It is also customary practice for such waiver (or opt-out) to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice for listed companies in Ireland, we are seeking this authority for a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked.

Similar to the authorization sought for Proposal No. 8, granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner originally permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. Renewal of this authority would not exempt the Company from applicable NASDAQ requirements to obtain shareholder approval prior to certain share issuances, generally at or greater than 20%.

As required under Irish law, the resolution is a special resolution that requires the affirmative vote of at least 75% of the votes cast.

The text of the resolution in respect of Proposal No. 9 is as follows:

“As a special resolution, that, subject to the passing of the resolution in respect of Proposal No. 8 as set out above and with effect from the passing of this resolution, the directors be and are hereby empowered pursuant to section 1023 of the Companies Act 2014 to allot equity securities (as defined in section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal No. 8 as if sub-section (1) of section 1022 of that Act did not apply to any such allotment, provided that this power shall be limited to:

(a) the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     97

Proposal No. 9: Renew the Board’s Authority to Opt Out of Statutory Pre-emption Rights under Irish Law (continued)

(b) the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $4,126.10 (13,544,398 shares) (being equivalent to approximately 10% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 13, 2017 (the latest practicable date before this Proxy Statement)) provided that, with respect to 6,772,199 of such shares, (being equivalent to approximately 5% of the issued ordinary share capital), such allotment must be for the purposes referred to in the proxy statement;

and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

The Board of Directors unanimously recommends a vote “FOR” the resolution to renew the Board’s existing authority to opt out of statutory pre-emption rights under Irish law.

98     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Additional Information

Security Ownership of Certain Beneficial Owners and Management

The following tables show the number of shares beneficially owned:

●	By each shareholder who is known to beneficially own 5% or more of our outstanding shares;

●	By each of our current directors and director nominees;

●	By each named executive officer listed in the Summary Compensation Table; and

●	By each of our current directors, director nominees and executive officers as a group.

The amounts and percentages of our shares beneficially owned are reported in accordance with Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of that security, or investment power, which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of April 13, 2017 (i.e., June 12, 2017). Also, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

5% Beneficial Owners

Name and Address	Number of Shares Beneficially Owned	Percent Beneficially Owned(1)
T. Rowe Price Associates, Inc.(2)	15,574,068	11.5%
100 East Pratt Street
Baltimore, MD 21202
The Vanguard Group, Inc.(3)	11,944,178	8.8%
100 Vanguard Blvd.
Malvern, PA 19355
ValueAct Capital(4)	8,108,015	5.9%
One Letterman Drive
Building D, Fourth Floor
San Francisco, CA 94129

(1)	Percentage is based on the number of Company shares outstanding as of April 13, 2017.

(2)	The number of shares beneficially owned, as of December 31, 2016, is based solely on the Schedule 13G/A filed with the SEC on February 7, 2016 by T. Rowe Price Associates, Inc. The amount beneficially owned includes 4,665,604 shares over which there is sole voting power and 15,574,068 shares over which there is sole dispositive power.

(3)	The number of shares beneficially owned, as of December 31, 2016, is based solely on the Schedule 13G/A filed with the SEC on February 10, 2017 by The Vanguard Group. The amount beneficially owned includes 178,514 shares over which there is sole voting power; 22,166 shares over which there is shared voting power; 11,746,919 shares over which there is sole dispositive power; and 197,259 shares over which there is shared dispositive power. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 139,729 shares of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 96,315 shares of the Company as a result of its serving as investment manager of Australian investment offerings.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     99

Additional Information (continued)

(4)	The number of shares beneficially owned, as of April 5, 2016, is based solely on the Schedule 13D filed with the SEC on April 5, 2016 jointly by ValueAct Capital Master Fund, L.P.; VA Partners I, LLC; ValueAct Capital Management L.P.; ValueAct Capital Management, LLC; ValueAct Holdings, L.P.; and ValueAct Holdings GP, LLC.

Directors, Director Nominees, Named Executive Officers and Other Executive Officers

Name and Address(1)	Number of Shares Beneficially Owned(2)	Percent Beneficially Owned
Anna C. Catalano	4,287	*
Victor F. Ganzi	14,897	*
John J. Haley	124,927	*
Wendy E. Lane	4,849	*
James F. McCann	9,234	*
Brendan R. O’Neill	15,242	*
Jaymin B. Patel	2,630	*
Linda D. Rabbitt	10,929	*
Paul Thomas	12,705	*
Jeffrey W. Ubben(3)	8,109,358	5.9%
Wilhelm Zeller	5,659	*
Nicolas Aubert(4)	9,077	*
Celia Brown(5)	52,205	*
Dominic Casserley(6)	290,891	*
John Greene	—	*
Todd Jones(7)	39,028	*
Roger Millay	34,059	*
Gene Wickes(8)	58,353	*
Timothy Wright	—	*
All of our Current Directors, Director Nominees, Named Executive Officers and Other Executive Officers (28 persons)	9,061,315	6.7%

*	Less than 1%.

(1)	The address of each of the listed persons is c/o Willis Towers Watson Public Limited Company, Elm Park, Merrion Road, Dublin 4, Ireland.

(2)	The number of shares for which the directors and executive officers are deemed to have a beneficial interest includes shares underlying options that will be exercisable and/or RSUs that will vest on or before June 12, 2017 as indicated in the following notes. These shares, however, are not deemed outstanding for purposes of computing percentage of beneficial ownership of any other person.

(3)	Mr. Ubben’s beneficially owned shares include 8,108,015 ordinary shares directly beneficially owned by ValueAct Capital Master Fund, L.P., as to which Mr. Ubben may be deemed a beneficial owner. Mr. Ubben disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(4)	Mr. Aubert’s beneficially owned shares include 5,531 options to purchase ordinary shares.

(5)	Ms. Brown’s beneficially owned shares include 41,785 options to purchase ordinary shares.

(6)	Mr. Casserley’s beneficially owned shares include 234,793 options to purchase ordinary shares.

(7)	Mr. Jones’s beneficially owned shares include 30,701 options to purchase ordinary shares and 189 ordinary shares under the Company’s Employee Stock Purchase Plan.

(8)	Mr. Wickes’s beneficially owned shares include 1,720 ordinary shares indirectly held through irrevocable family trusts.

100     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Additional Information (continued)

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information, as of December 31, 2016 about the securities authorized for issuance under the Company’s equity compensation plans and is categorized according to whether or not the equity plan was previously approved by shareholders.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Shares Remaining Available for Future Issuance(3)
Equity Compensation Plans Approved by Security Holders	3,393,555	(2)	$101.11/101.95	9,806,446
Equity Compensation Plans Not Approved by Security Holders	66,963	(4)		0
Total	3,460,518		$101.11/101.95	9,806,446

(1)	The weighted-average exercise price set forth in this column is calculated excluding RSUs or other awards for which recipients are not required to pay an exercise price to receive the shares subject to the awards. The $101.11 is related to time based options and the $101.95 is related to performance based options.

(2)	Includes options and RSUs outstanding under the Towers Watson & Co. 2009 Long-Term Incentive Plan, the 2001 Share Purchase and Option Plan, 2008 Plan and 2012 Plan. The Company intends to only grant future awards under the 2012 Plan.

(3)	Represents shares available for issuance pursuant to awards that may be granted under the 2012 Plan (8,743,545 shares) and the 2010 North American Employee Stock Purchase Plan (1,062,901 shares).

(4)	Includes RSUs outstanding under the 2007 HRH Plan, which was assumed by legacy Willis Group in connection with its acquisition of Hilb, Rogal & Hobbs. Also includes incentive stock options outstanding under the Extend Health, Inc. 2007 Equity Incentive Plan and the Liazon Corporation 2011 Equity Incentive Plan. The Company does not plan to grant future awards under these plans.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC and NASDAQ. Executive officers, directors and such security holders are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and information provided by the reporting persons, all of the Company’s directors and executive officers and the Group Controller, with the exception of one late Form 4 for Susan Davies, made all required filings on time during 2016.

Ethical Code

The Company has adopted a Code of Conduct applicable to all our directors, officers and employees, including our CEO, the CFO, the Financial Controller and all those involved in the Company’s accounting functions. Our Code of Conduct can be found in the Investor Relations — Corporate Governance section of our website at www.willistowerswatson.com. It is also available free of charge on request from the Company Secretary, c/o Office of the General Counsel, Willis Towers Watson Public Limited Company, 200 Liberty Street, New York, NY 10281. The Company intends to post on its website any amendments to, or waivers of, a provision of its Code of Conduct in accordance with Item 406 of Regulation S-K.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     101

Additional Information (continued)

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit and Risk Committee Report,” to the extent permitted by SEC rules shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

Information about the Proxy Materials and the 2017 Annual General Meeting of Shareholders

Why am I receiving these materials?

We are making this Proxy Statement available to you on or around April 27, 2017 because the Board is soliciting your proxy to vote at Willis Towers Watson’s 2017 Annual General Meeting of Shareholders on Tuesday, June 13, 2017. The information provided in this Proxy Statement is for your use in deciding how to vote on the proposals described herein.

The Proxy Statement and the below documents are available at www.proxyvote.com and on the Company’s website at www.willistowerswatson.com. If you did not receive paper copies of the below proxy materials, you may access the proxy materials and voting instructions via the Internet by following the instructions in the Notice of Internet Availability.

●	Our Notice of Annual General Meeting of Shareholders and Notice of Internet Availability of Proxy Materials;

●	Our Annual Report on Form 10-K, which includes financial statements for the fiscal year ended December 31, 2016; and

●	Our Irish Statutory Accounts for the period ended December 31, 2016, and the reports of the directors and auditors thereon.

You have the right to request paper copies of the proxy materials, free of charge, regardless of whether you are a record or beneficial owner of shares. Shareholders of record may request paper copies by contacting the Company Secretary or by following the instructions contained in the notice. If you hold shares through brokers, banks or other nominees, you should receive written instructions on how to request paper copies of the proxy materials if you so desire. We recommend that you contact your broker, bank or other nominee if you do not receive these instructions along with the Company’s proxy documents.

Why are there two sets of financial statements covering the same period?

Under applicable U.S. securities laws, we are required to send to you our financial statements for the fiscal year ended December 31, 2016. These financial statements, included in our Annual Report on Form 10-K, are available at www.proxyvote.com and on the Company’s website at www.willistowerswatson.com and, if you request, will be delivered in a printed version to you. Under Irish company law, we are also required to provide you with our Irish Statutory Accounts for the year ended December 31, 2016, including the reports of our directors and auditors thereon, which accounts have been prepared in accordance with Irish law. The Irish Statutory Accounts are available on the website at www.proxyvote.com and on the Company’s website at www.willistowerswatson.com, will be presented at the Annual General Meeting of Shareholders to be held on Tuesday, June 13, 2017 and, if you request, will be delivered in a printed version to you.

102     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Additional Information (continued)

Does the Company “household” delivery of proxy materials?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials for those shareholders receiving the proxy materials by mail. This means that only one copy of the proxy materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the proxy materials to you if you send a written request to the Company Secretary, c/o Office of the General Counsel, Willis Towers Watson Public Limited Company, 200 Liberty Street, New York, NY 10281. If you would like to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company Secretary, c/o Office of the General Counsel, Willis Towers Watson Public Limited Company, 200 Liberty Street, New York, NY 10281.

Who is entitled to vote?

Holders of our shares, as recorded in our share register on April 13, 2017, may vote at the meeting. As of April 13, 2017, the latest practicable date, there were 135,443,978 shares outstanding and entitled to vote. Holders are entitled to one vote per share.

How do proxies work?

The Company’s Board is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any postponement or adjournment of the meeting, in the manner you direct. You may vote for or against the proposals (or, for Proposal No. 4, for one, two or three years) or abstain from voting. You may also vote for all, some or none of the directors seeking election.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares for all proposals in accordance with the recommendations made by the Board.

If your shares are held in an account with a broker, bank or other nominee, this institution is considered the shareholder of record and you are considered the “beneficial shareholder” of those shares. In this case, your broker or bank (or its agent) or other nominee has forwarded the proxy materials and separate voting instructions to you. Because you are not the shareholder of record, you may not vote your shares in person at the Annual General Meeting of Shareholders unless you obtain a valid proxy from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares in person at the meeting. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions provided to you with the proxy materials.

Under relevant NASDAQ rules, if you do not instruct your broker how to vote, your broker will only be able to vote your shares with respect to “routine” matters. The only routine matters are the ratification of the appointment of the Company’s independent auditors (Proposal No. 2) and, under Irish law, the renewal of the Board’s authority to issue shares (Proposal No. 8) and to opt out of statutory pre-emption rights (Proposal No. 9). Broker discretionary voting is not permitted for any of the other proposals because they are “non-routine” matters.

As of the date hereof, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting or any adjournment or postponement thereof, your proxy gives the person or persons named in the proxy the authority to vote on the matter in accordance with the recommendation of our Board.

How do I vote?

We recommend that you vote in advance of the Annual General Meeting even if you expect to attend in person.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     103

Additional Information (continued)

If you are a registered shareholder (i.e., a shareholder who holds shares directly with our transfer agent, Computershare), you can vote through the following ways:

●	Via the Internet: To vote by Internet, go to www.proxyvote.com and use the control number you were provided on your proxy card or Notice of Internet Availability. You will need to follow the instructions on the website.

●	By Mail: If you received a paper copy of the proxy materials in the mail, you may mark, sign, date and mail your proxy card to the Company Secretary c/o the Office of the General Counsel, Willis Towers Watson Public Limited Company, 200 Liberty Street, New York, NY 10281 or c/o Matheson, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, before the commencement of the meeting. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

●	In Person: Attend the Annual General Meeting of Shareholders at the Dublin, Ireland or New York, New York location, or send a personal representative with an appropriate proxy to vote by poll card at the meeting. For information on how to attend the Annual General Meeting of Shareholders, please see “What do I need to be admitted to the Annual General Meeting of Shareholders?” below.

If you are a beneficial shareholder (i.e., your shares are held in the name of a bank, broker or other holder of record, sometimes referred to as holding shares “in street name”), you will receive instructions from the holder of record that you must follow in order to vote your shares. If you wish to vote in person at the Annual General Meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares, and bring it, or other evidence of share ownership, with you to the meeting. For further information on how to attend the Annual General Meeting, please see “What do I need to be admitted to the Annual General Meeting of Shareholders?” below.

If I vote and then want to change or revoke my vote, may I?

If you are a registered shareholder (i.e., a shareholder who holds shares directly with our transfer agent, Computershare), you may revoke your proxy at any time before the meeting by submitting a new proxy with a later date, by a later telephone or Internet vote, by voting in person at the meeting, or by notifying our Company Secretary. Mere attendance at the meeting will not revoke a proxy which was previously submitted to the Company. Written revocations to the Company Secretary should be directed to the address below by 11:59 p.m. Eastern on June 12, 2017:

Company Secretary

c/o Office of the General Counsel

Willis Towers Watson Public Limited Company

200 Liberty Street

New York, NY 10281

If you are a beneficial shareholder (i.e., your shares are held in the name of a bank, broker or other holder of record, sometimes referred to as holding shares “in street name”), follow the voting instructions provided to you with this Proxy Statement to determine how you may change your vote. Executors, administrators, trustees, guardians, attorneys and other representatives should indicate the capacity in which they are signing and corporations should sign by an authorized officer whose title should be indicated.

104     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Additional Information (continued)

What do I need in order to be admitted to the Annual General Meeting of Shareholders?

Only the Company’s shareholders, their proxy holders, the Company’s directors, the Company’s auditors and the Company’s guests may attend the meeting.

All shareholders of record on April 13, 2017 may attend the Annual General Meeting of Shareholders in person even if such shareholders have already submitted a proxy. For admission to the meeting, shareholders of record must bring proof of identification and address. Those who have beneficial ownership of shares held by a bank, brokerage firm or other nominee should bring account statements or letters from their banks, brokers or other nominee showing that they owned Willis Towers Watson shares as of April 13, 2017.

The Annual General Meeting of Shareholders will be held at the W New York - Downtown, 8 Albany Street, New York, NY 10006. Additionally, shareholders may participate in the meeting in Ireland by technological means which will be available at the offices of Matheson, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, at the time of the meeting (and such participation shall constitute presence in person at the Annual General Meeting of Shareholders).

Registration at the W New York - Downtown will begin at 9:00 a.m. Eastern on Tuesday, June 13, 2017 and the meeting will begin at 9:30 a.m. Eastern.

What is the recommendation of the Board on each proposal scheduled to be voted on at the meeting? How do the Board and executive officers intend to vote with respect to the agenda items?

The Company’s Board recommends that you vote FOR each of the proposals scheduled to be voted on at the meeting (other than say-on-frequency, for which we recommend that you vote for ONE year) and our directors and executive officers have indicated that they intend to vote their shares in accordance with the Board’s recommendations.

Who is paying the costs of soliciting this proxy?

The cost of this proxy solicitation is borne directly by the Company. Morrow & Co. has been retained to assist in the proxy solicitation at a base fee of approximately $15,000 plus expenses. In addition to solicitation of proxies by mail, proxies may be solicited personally, by telephone, by e-mail and by facsimile by the Company’s directors, officers and other employees. Such persons will receive no additional compensation for such services. The Company will also request that brokers and other nominees forward soliciting material to the beneficial owners of shares which are held of record by them, and will pay the necessary expenses.

What is the quorum required for the Annual General Meeting?

In order to carry on the business of the meeting, we must have a quorum. Under our Articles of Association, a quorum is reached when shareholders holding at least 50% of our issued and outstanding shares are present in person or by proxy and entitled to vote.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     105

Additional Information (continued)

What vote is required for approval of each proposal and what is the effect of broker non-votes and abstentions?

The voting standards applicable to the Annual General Meeting are as follows:

Proposal		Vote Requirement
1.	To elect eleven (11) persons named in the accompanying proxy statement to serve as directors for a one-year term	Majority of votes cast
2.	Ratify the Appointment of the Independent Auditors in an Advisory (Non-binding) Vote and Fix the Independent Auditors’ Remuneration in a Binding Vote	Majority of votes cast
3.	Approve Named Executive Officer Compensation in an Advisory (Non-binding) Vote	Majority of votes cast
4.	Set the Frequency of Advisory Vote on Executive Compensation in an Advisory (Non-binding) Vote	If no option receives a majority of votes cast, the option that receives the highest number of votes cast
5.	Amend the Company’s Articles of Association to Implement Proxy Access	75% of the votes cast
6A.	Amend the Company’s Articles of Association to Provide for a Plurality Voting Standard in the Event of a Contested Election	75% of the votes cast
6B.	Amend the Company’s Articles of Association to Grant the Board the Sole Authority to Determine Its Size	75% of the votes cast
7A.	Amend the Company’s Articles of Association to Enhance the Advance Notice Provisions and Make Certain Administrative Amendments	75% of the votes cast
7B.	Amend the Company’s Memorandum of Association to Make Certain Administrative Amendments	75% of the votes cast
8.	Renew the Board’s Existing Authority to Issue Shares under Irish Law	Majority of votes cast
9.	Renew the Board’s Existing Authority to Opt Out of Statutory Pre-emption Rights under Irish Law	75% of the votes cast

Abstentions and broker non-votes, though counted for the purposes of determining that a quorum is present, will not be counted as votes cast and therefore will have no effect. A broker non-vote is a proxy submitted by a broker where the broker fails to vote on behalf of a client on a particular matter because the broker was not instructed by the beneficial owner when such instruction is required by NASDAQ with respect to such matter.

Who will count the votes and certify the results?

American Election Services has been appointed as the independent Inspector of Election and will count the votes, determine whether a quorum is present, evaluate the validity of proxies and ballots and certify the results of the voting.

Who is your transfer agent?

Our transfer agent is Computershare. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares and similar issues, can be handled by calling toll-free (866) 259-7716 (U.S.) or (201) 680-6578 (outside the U.S.) or (800) 231-5469 (hearing impaired) or by accessing the web site at www.computershare.com/investor.

106     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Shareholder and Other Proposals

Deadline for nominations for election to the Board under the Company’s advance notice provision:	Between November 28, 2017 and December 28, 2017
Deadline for nominations for election to the Board under the Company’s proxy access provision (assuming Proposal No. 5 is approved):	Between November 28, 2017 and December 28, 2017
Deadline for Rule 14a-8 shareholder proposals for inclusion in the Proxy Statement:	December 28, 2017
Date beyond which the Company is able to confer discretionary authority to vote on shareholder proposals outside of Rule 14a-8 on its appointees:	March 13, 2018

Shareholders who wish to present a proposal under Rule 14a-8 under the Exchange Act and have it considered for inclusion in the Company’s proxy materials for the 2018 Annual General Meeting of Shareholders must submit such proposal in writing to the Secretary of the Company on or before December 28, 2017.

When a shareholder wants to nominate a person for election to the Board at the Company’s Annual General Meeting, the shareholder must provide advance notice to the Company in accordance with our Articles of Association. In the case of shareholder nominations not intended to be included in the Company’s proxy materials, notice of shareholder nominations for election at the 2018 Annual General Meeting of Shareholders must be received by the Company Secretary no earlier than November 28, 2017 and no later than December 28, 2017. In addition, if shareholders approve Proposal No. 5, shareholders will have the right, subject to certain terms and conditions, to have their nominee included in our proxy materials for future Annual General Meetings of Shareholders. Assuming Proposal No. 5 is approved, notice of shareholder nominations intended to be included in the Company’s proxy materials for the 2018 Annual General Meeting of Shareholders must be received by the Company Secretary no earlier than November 28, 2017 and no later than December 28, 2017. Shareholders should consult our Articles of Association, as may be amended by Proposal Nos. 5 and 7A, for the various procedural, informational and other requirements applicable to such nominations.

A copy of the Company’s Memorandum and Articles of Association can be obtained from the Company Secretary on request or can be found in the Investor Relations — Corporate Governance section of our website at www.willistowerswatson.com. A shareholder may also propose an individual to the Governance Committee for its consideration as a nominee for election to the Board by writing to the Company Secretary. The Governance Committee will consider the shareholder’s nominee proposal in accordance with the selection process and specific qualification standards as set out in the Company’s Corporate Governance Guidelines.

Shareholders who wish to present a proposal at the 2018 Annual General Meeting that has not been included in the Company’s proxy materials must submit such proposal (other than a nomination for election discussed above) in writing to the Company Secretary. If such notice is received by the Secretary on or after March 13, 2018, SEC rules permit the Company to confer discretionary authority to vote on such proposals on persons appointed as proxies on behalf of the Company.

In addition, the Company’s Articles of Association and the 2014 Act contain further requirements relating to the timing and content of the notice which shareholders must provide to the Company for any nomination or matter to be properly presented at a shareholders’ meeting.

Company Secretary

c/o Office of the General Counsel

Willis Towers Watson Public Limited Company

200 Liberty Street, New York, NY 10281

By order of the Board of Directors,

Nicole Napolitano

Company Secretary & General Counsel, Corporate Governance

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     107

Disclaimer Regarding Forward-Looking Statements

We have included in this document ‘“forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, future capital expenditures, future share repurchases, growth in commissions and fees, business strategies and planned acquisitions, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes, and the benefits of the Merger, including future financial and operating results, plans, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “probably” or similar expressions, we are making forward- looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

A number of risks and uncertainties that could cause actual results to differ materially from the results reflected in these forward-looking statements are identified under Risk Factors in Item 1A of our Annual Report on Form 10-K and in our subsequent filings. These statements are based on assumptions that may not come true and are subject to significant risks and uncertainties.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in our Annual Report on Form 10-K and subsequent filings, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

108     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex A: Proxy Access Amendments to Articles of Association

Note: The amendments set out in this Annex A are reflected as a comparison to the Articles of Association of the Company as of the date of this Proxy Statement. Additional amendments will be made to the provisions of the Articles of Association included in this Annex A if shareholders approve Proposals 6 and/or 7.

54	All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class or series of shares in the capital of the Company, except that:

(a)	the necessary quorum shall be two or more persons holding or representing by proxy shares of the relevant class representing a majority of the votes that may be cast by all holders of shares of that class, if the Company or a class of the shares shall have only one shareholder, one shareholder present in person or by proxy shall constitute the necessary quorum; and

(b)	every holder of shares of the relevant class shall be entitled to the number of votes for every such share held by him determined in accordance with article ~~145~~154.

102	(a)	A Director shall be entitled (in the absence of some other relevant interest than is indicated below) to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:

(i)	the giving of any security, guarantee or indemnity to him in respect of money lent by him to the Company or any of its subsidiary or associated companies or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary or associated companies;

(ii)	the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary or associated companies for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(iii)	any proposal concerning any offer of shares or debentures or other securities of or by the Company or any of its subsidiary or associated companies for subscription, purchase or exchange in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv)	any proposal concerning the adoption, modification or operation of any scheme for enabling employees or former employees (including full time executive Directors) of the Company and/or any subsidiary thereof to acquire shares in the Company or any arrangement for the benefit of employees or former employees of the Company or any of its subsidiaries under which the Director benefits or may benefit; or

(v)	any proposal concerning the giving of any indemnity pursuant to Articles ~~157~~158 to ~~164~~165 or the discharge of the cost of any insurance cover purchased or maintained pursuant to article ~~162~~163.

(b)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(c)	If a question arises at a meeting of Directors or of a committee of Directors as to the right of any Director to vote on a matter in which he has an interest and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may be referred, before the conclusion of the meeting, to the chairman

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     A-1

Annex A (continued)

of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive. In relation to the chairman, such question may be resolved by a resolution of a majority of the Directors (other than the chairman) present at the meeting at which the question first arises.

(d)	For the purposes of this article,

(i)	an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director; and

(ii)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

103	The office of a Director shall be vacated ipso facto if the Director:

(a)	is adjudged bankrupt in the State or in any other place or makes any arrangement or composition with his creditors generally;

(b)	is restricted or disqualified to act as a Director under the provisions of Part VII of the 1990 Act;

(c)	in the State or elsewhere has an order made by any court claiming jurisdiction in that behalf on the ground (howsoever formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person by whatsoever name called) to exercise powers with respect to his property or affairs;

(d)	resigns his office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer;

(e)	is removed from office under article ~~110~~111; and

(f)	is for more than six months absent without permission of the Directors from meetings of the Directors held during that period, and they pass a resolution that he has by reason of such absence vacated office.

Any vacancy created by the removal of a Director pursuant to this article may be filled by the election of another Director in his place or, in the absence of any such election, by the Board in accordance with article ~~109~~110.

108	Subject to the Acts, no person other than a Director retiring at the meeting shall, be eligible for election to the office of Director unless:

(a)	in the case of a general meeting, such person is recommended by the Board;

(b)	~~(i) if the Company is a foreign private issuer within the meaning of Rule 405 of the United States Securities Act of 1933, as amended (a “foreign private issuer”), in the case ofi~~n the case of shareholder nominations not intended to be included in the Company’s proxy statement for an annual general meeting, ~~not less than 120 nor more than 150 days before the date fixed for the meeting, notice has been given to the Company by a shareholder qualified to vote at the meeting of the intention to propose such person for appointment or reappointment; or (ii) if the Company is not a foreign private issuer, in the case of an annual general meeting,~~ not less than 120 nor more than 150 days before the date of the Company’s proxy statement released to shareholders in connection with the prior year’s annual general meeting, notice executed by a shareholder (not being the person to be proposed) has been received by the Secretary of the Company of the intention to propose such person for appointment, ~~in the case of each of clause (i) and (ii),~~ setting forth as to each person whom the shareholder proposes to nominate for election or re-election as a Director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class, series and number of shares which are beneficially owned by such person, (D) particulars which would, if he were so appointed, be required to be included in the Company’s Register of Directors and Secretaries and (E), ~~in the case of clause (ii),~~ all other information

A-2     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex A (continued)

relating to such person that is required to be disclosed in solicitations for proxies for the election of Directors pursuant to the rules and regulations of the United States Securities and Exchange Commission under Section 14 of the United States Exchange Act of 1934, as amended, together with notice executed by such person of his willingness to serve as a Director if so elected; provided, however, that no shareholder shall be entitled to propose any person to be appointed, elected or re-elected Director at any extraordinary general meeting.; or

(c)	in the case of shareholder nominations to be included in the Company’s proxy statement for an annual general meeting, such nomination is made in accordance with article 109.

109	(a)	Whenever the Board solicits proxies with respect to the election of Directors at an annual general meeting, in addition to any persons nominated for election to the Board by or at the direction of the Board or any committee thereof, subject to the provisions of this article 109, the Company shall:

(i)	include in its notice of meeting and proxy materials, as applicable, for any annual general meeting of shareholders (1) the name of any person nominated for election (the “Shareholder Nominee”) by a shareholder as of the date that the Notice of Proxy Access Nomination (as defined below) is received by the Company in accordance with this article 109 who is entitled to vote for the election of directors at the annual general meeting and who satisfies the notice, ownership and other requirements of this article 109 (such shareholder, together with the beneficial owner of such shares, a “Nominator”) or by a group of no more than 20 such shareholders (such shareholders, together with the beneficial owners of such shares, a “Nominator Group”) that, collectively as a Nominator Group, satisfies the notice, ownership and other requirements of this article 109 applicable to a Nominator Group; provided that, in the case of a Nominator Group, each member thereof (each a “Group Member”) shall have satisfied the notice, ownership and other requirements of this article 109 applicable to Group Members, and (2) if the Nominator or the Nominator Group, as applicable, so elects, the Nomination Statement (as defined below) furnished by such Nominator or Nominator Group; and

(ii)	include such Shareholder Nominee’s name on any ballot distributed at such annual general meeting and on the Company’s proxy card (or any other format through which the Company permits proxies to be submitted) distributed in connection with such annual general meeting. Nothing in this article 109 shall limit the Company’s ability to solicit against, and include in its proxy materials its own statements relating to, any Shareholder Nominee, Nominator or Nominator Group, or to include such Shareholder Nominee as a nominee of the Board.

(b)	At each annual general meeting, a Nominator or Nominator Group may nominate one or more Shareholder Nominees for election at such meeting pursuant to this article 109; provided that the maximum number of Shareholder Nominees nominated by all Nominators and Nominator Groups (including Shareholder Nominees that were submitted by a Nominator or Nominator Group for inclusion in the Company’s proxy materials pursuant to this article 109 but either are subsequently withdrawn, disregarded, declared invalid or ineligible pursuant to this article 109 or that the Board determines to nominate as Board nominees) to appear in the Company’s proxy materials with respect to an annual general meeting shall not exceed the greater of (i) two nominees and (ii) 20% of the total number of Directors in office as of the Final Proxy Access Deadline (as defined below), or if such number is not a whole number, the closest whole number below 20% (the “Maximum Number”).

The Maximum Number shall be reduced, but not below zero, by the sum of:

(x)	the number of persons that the Board decides to nominate pursuant to an agreement, arrangement or other understanding with one or more shareholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to this article 109; and

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     A-3

Annex A (continued)

(y)	the number of persons that the Board decides to nominate for re-election who were previously elected to the Board based on a nomination made pursuant to this article 109 or pursuant to an agreement, arrangement or other understanding with one or more shareholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to this article 109, in each case, at one of the previous two annual general meetings.

If one or more vacancies for any reason occurs on the Board at any time after the Final Proxy Access Deadline but before the date of the applicable annual general meeting and the Board determines to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of Directors in office as so reduced.

Any Nominator or Nominator Group submitting more than one Shareholder Nominee for inclusion in the Company’s proxy materials pursuant to this article 109 shall rank in its Notice of Proxy Access Nomination such Shareholder Nominees based on the order that the Nominator or Nominator Group desires such Shareholder Nominees to be selected for inclusion in the Company’s proxy materials in the event that the total number of Shareholder Nominees submitted by Nominators or Nominator Groups pursuant to this article 109 exceeds the Maximum Number. In the event that the number of Shareholder Nominees submitted by Nominators or Nominator Groups pursuant to this article 109 exceeds the Maximum Number, the highest ranking Shareholder Nominee who meets the requirements of this article 109 from each Nominator and Nominator Group will be selected for inclusion in the Company’s proxy materials until the Maximum Number is reached, beginning with the Nominator or Nominator Group with the largest number of shares disclosed as owned (as defined below) in its respective Notice of Proxy Access Nomination submitted to the Company and proceeding through each Nominator or Nominator Group in descending order of ownership. If the Maximum Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this article 109 from each Nominator and Nominator Group has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached.

If, after the Final Proxy Access Deadline, whether before or after the mailing of the Company’s definitive proxy statement, (i) a Shareholder Nominee who satisfies the requirements of this article 109 becomes ineligible for inclusion in the Company’s proxy materials pursuant to this article 109, becomes unwilling to serve on the Board, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a Director of the Company or (ii) a Nominator or Nominator Group withdraws its nomination or becomes ineligible, in each case as determined by the Board or the chairman of the applicable annual general meeting, then the Board or the chairman of the meeting shall declare each nomination by such Nominator or Nominator Group to be invalid, and each such nomination shall be disregarded, no replacement nominee or nominees shall be included in the Company’s proxy materials or otherwise submitted for election as a director in substitution thereof and the Company (1) may omit from its proxy materials information concerning such Shareholder Nominee and (2) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy materials, that the Shareholder Nominee will not be eligible for election at the annual general meeting and will not be included as a Shareholder Nominee in the proxy materials.

(c)	To nominate a Shareholder Nominee, the Nominator or Nominator Group shall submit to the Secretary the information required by this article 109 on a timely basis. To be timely, the Notice of Proxy Access Nomination must be addressed to and received by the Secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company’s definitive proxy statement was released to shareholders in connection with the prior year’s annual general meeting; provided, however, that if the annual general meeting is convened more than 30 days prior to or delayed by more than 60 days after the first anniversary of the date of the preceding year’s annual general meeting, the information must be so received not earlier than 120 days prior to such annual general meeting and not later than the close of business on the later of (x) the 90th day prior to such annual general meeting or (y) the 10th day following

A-4     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex A (continued)

the day on which a public announcement of the date of the annual general meeting is first made (the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this article 109, the “Final Proxy Access Deadline”); provided further that in no event shall any adjournment or postponement of an annual general meeting, or the public announcement thereof, commence a new time period or extend any time period for the receipt of the information required by this article 109. The written notice required by this article 109 (the “Notice of Proxy Access Nomination”) shall include:

(i)	a written notice of the nomination by such Nominator or Nominator Group expressly requesting to have its Shareholder Nominee included in the Company’s proxy materials pursuant to this article 109 that includes, with respect to the Shareholder Nominee and the Nominator (including any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, with respect to each Group Member (including any beneficial owner on whose behalf the nomination is made) the following:

(1)	All information relating to each Shareholder Nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)	The name and address, as they appear on the Company’s Register, of each shareholder of the Required Shares (as defined below) and the name and address of each beneficial owner on whose behalf the nomination is made;

(3)	A representation that the Nominator (or a qualified representative thereof) or, in the case of a Nominator Group, one specified Group Member (or a qualified representative thereof), intends to appear in person at the applicable annual general meeting to present each Shareholder Nominee for election; and

(4)	(aa) The class or series and number of shares of the Company’s capital stock that are, directly or indirectly, beneficially owned by each shareholder of the Required Shares and each beneficial owner on whose behalf the nomination is made, (bb) any option, warrant, convertible security, stock appreciation right, swap or similar right or agreement with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, or which is intended to increase or decrease (or has the effect of increasing or decreasing) the voting power of any person with respect to the shares of any class or series of shares of the Company, whether or not such instrument or right or agreement shall be subject to settlement in the underlying class or series of shares of the Company or otherwise (a “Derivative Instrument”), owned beneficially, directly or indirectly, by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the Company, (cc) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of the Company or influence the voting over any such shares, (dd) any short interest of such shareholder or beneficial owner in any security of the Company, (ee) any rights to dividends on the shares of the Company owned beneficially, directly or indirectly, by such shareholder or beneficial owner that are separated or separable from the underlying shares of the Company, (ff) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (gg) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, including without limitation any such interests held by members of such shareholder’s or beneficial owner’s immediate family sharing the same household;

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     A-5

Annex A (continued)

(ii)	if the Nominator or Nominator Group so elects, a written statement of the Nominator or Nominator Group for inclusion in the Company’s proxy statement in support of the election of the Shareholder Nominee(s) to the Board, which statement shall not exceed 500 words with respect to each Shareholder Nominee (the “Nomination Statement”) and for the avoidance of doubt, the Nomination Statement shall be limited to 500 words and shall not include any images, charts, pictures, graphic presentations or similar items;

(iii)	in the case of a nomination by a Nominator Group, the designation by all Group Members of one specified Group Member (or a qualified representative thereof) that is authorized to act on behalf of all Group Members with respect to the nomination and matters related thereto, including withdrawal of the nomination;

(iv)	a representation by the Shareholder Nominee and the Nominator or Nominator Group (including each Group Member) and any beneficial owner on whose behalf the nomination is made that each such person has provided and will provide facts, statements and other information in all communications with the Company and its shareholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and the Nomination Statement, that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading;

(v)	a statement of the Nominator or Nominator Group (including each Group Member) and any beneficial owner on whose behalf the nomination is made, setting forth and certifying the number of shares such Nominator or Nominator Group is deemed to own (as determined in accordance with sub-paragraph (d) of this article 109) continuously for at least three years as of the date of the Notice of Proxy Access Nomination and one or more written statements from the shareholder of the Required Shares, and from each intermediary through which such shares are or have been held during the requisite three-year holding period, verifying that, as of a date within seven days prior to the date that the Notice of Proxy Access Nomination is received by the Secretary, the Nominator or the Nominator Group, as the case may be, owns, and has owned continuously for the preceding three years, the Required Shares, and the Nominator’s or, in the case of a Nominator Group, each Group Member’s agreement to provide (1) within seven days after the record date for the applicable annual general meeting, written statements from the shareholder and intermediaries verifying the Nominator’s or the Nominator Group’s, as the case may be, continuous ownership of the Required Shares through the record date; provided that if and to the extent that a shareholder is acting on behalf of one or more beneficial owners, such written statements shall also be submitted by any such beneficial owner or owners, and (2) immediate notice if the Nominator or the Nominator Group, as the case may be, ceases to own the Required Shares prior to the date of the applicable annual general meeting;

(vi)	a copy of any Schedule 14N that has been filed with the U.S. Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(vii)	a representation by the Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made) that:

(1)	the Required Shares were acquired in the ordinary course of business and not with intent to change or influence control of the Company, and each such person does not presently have such intent;

(2)	each such person will maintain ownership (as defined in this article 109) of the Required Shares through the date of the applicable annual general meeting along with a further statement as to whether or not such person has the intention to hold the Required Shares for at least one year

A-6     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex A (continued)

thereafter (which statement the Nominator or Nominator Group shall include in its Nomination Statement, it being understood that the inclusion of such statement shall not count towards the Nomination Statement’s 500-word limit);

(3)	each such person has not nominated, and will not nominate, for election to the Board at the applicable annual general meeting any person other than its Shareholder Nominee(s) pursuant to this article 109;

(4)	each such person has not distributed, and will not distribute, to any shareholders or beneficial owners any form of proxy for the applicable annual general meeting other than the form distributed by the Company;

(5)	each such person has not engaged in, and will not directly or indirectly engage in, and has not been and will not be a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the applicable annual general meeting other than with respect to such Nominator or Nominator Group’s Shareholder Nominee(s) or a nominee of the Board; and

(6)	each such person consents to the public disclosure of the information provided pursuant to this article 109;

(viii)	an executed agreement, in a form deemed satisfactory by the Board or any committee thereof, pursuant to which the Nominator (including any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made) agrees to:

(1)	comply with all applicable laws, rules and regulations arising out of or relating to the nomination of each Shareholder Nominee pursuant to this article 109;

(2)	assume all liability stemming from any legal or regulatory violation arising out of the communications and information provided by such person(s) to the Company and its shareholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and Nomination Statement;

(3)	indemnify and hold harmless the Company and each of its Directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its Directors, officers, employees, agents and affiliates arising out of or relating to any nomination submitted by such person(s) pursuant to this article 109;

(4)	file with the U.S. Securities and Exchange Commission any solicitation or other communication with the Company’s shareholders and beneficial owners relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(5)	furnish to the Company all notifications and updated information required by this article 109, including, without limitation, the information required by sub-paragraph (e) of this article 109; and

(6)	upon request, provide to the Company within five Business Days after such request, but in any event prior to the day of the annual general meeting, such additional information as reasonably requested by the Company; and

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     A-7

Annex A (continued)

(ix)	a letter of resignation signed by each Shareholder Nominee, which letter shall specify that such Shareholder Nominee’s resignation is irrevocable and that it shall become effective upon a determination by the Board or any committee thereof that (1) any of the information provided to the Company by the Nominator, the Nominator Group, any Group Member (including, in each case, any beneficial owner on whose behalf the nomination is made) or the Shareholder Nominee in respect of the nomination of such Shareholder Nominee pursuant to this article 109 is or was untrue in any material respect (or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or (2) the Shareholder Nominee, the Nominator, the Nominator Group or any Group Member (including, in each case, any beneficial owner on whose behalf the nomination is made) or any affiliate thereof shall have breached any of its representations, obligations or agreements under this article 109.

(d)	Ownership Requirements.

(i)	To nominate a Shareholder Nominee pursuant to this article 109, the Nominator or Nominator Group shall have owned shares representing 3% or more of the voting power entitled to vote generally in the election of Directors (the “Required Shares”) continuously for at least three years as of both the date the Notice of Proxy Access Nomination is submitted to the Company and the record date for determining shareholders eligible to vote at the applicable annual general meeting and must continue to own the Required Shares at all times between and including the date the Notice of Proxy Access Nomination is submitted to the Company and the date of the applicable annual general meeting; provided that if and to the extent a shareholder is acting on behalf of one or more beneficial owners (i) only the shares owned by such beneficial owner or owners, and not any other shares owned by any such shareholder, shall be counted for purposes of satisfying the foregoing ownership requirement and (ii) the aggregate number of shareholders and all such beneficial owners whose share ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended, shall be treated as one shareholder or beneficial owner, as the case may be, for the purpose of satisfying the foregoing ownership requirements; provided that each fund otherwise meets the requirements set forth in this article 109; and provided further that any such funds for which shares are aggregated for the purpose of satisfying the foregoing ownership requirements provide documentation reasonably satisfactory to the Company that demonstrates that the funds satisfy the criteria for being treated as one shareholder within seven days after the Notice of Proxy Access Nomination is delivered to the Company. No shares may be attributed to more than one Nominator or Nominator Group, and no shareholder or beneficial owner may be a member of more than one Nominator Group (other than a shareholder directed to act by more than one beneficial owner) for the purposes of this article 109.

(ii)	For purposes of this article 109, “ownership” shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (1) that a person or any of its affiliates has sold in any transaction that has not been settled or closed, including any short sale, (2) that a person or any of its affiliates has borrowed for any purposes or purchased pursuant to an agreement to resell or (3) that are subject to any Derivative Instrument or similar agreement entered into by a person or any of its affiliates, whether any such security, instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares, in any case in which such security, instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, the person’s or such

A-8     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex A (continued)

person’s affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such person’s or such person’s affiliates’ shares. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. A person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five Business Days’ notice, will vote such shares at the annual general meeting and will hold such shares through the date of the annual general meeting. The determination of whether the requirements of “ownership” of shares for purposes of this article 109 are met shall be made by the Board or any committee thereof, which determination shall be conclusive and binding on the Company, its shareholders and beneficial owners and all other parties. For the purposes of this article 109, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For the purposes of this article 109, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act.

(e)	For the avoidance of doubt, with respect to any nomination submitted by a Nominator Group pursuant to this article 109, the information required by sub-paragraph (c) of this article 109 to be included in the Notice of Proxy Access Nomination shall be provided by each Group Member (including any beneficial owner on whose behalf the nomination is made), and each such Group Member (including any beneficial owner on whose behalf the nomination is made) shall execute and deliver to the Secretary the representations and agreements required under sub-paragraph (c) of this article 109 at the time the Notice of Proxy Access Nomination is submitted to the Company. In the event that the Nominator, Nominator Group or any Group Member shall have breached any of their agreements with the Company or any information included in the Nomination Statement or the Notice of Proxy Access Nomination, or any other communications by the Nominator, Nominator Group or any Group Member (including any beneficial owner on whose behalf the nomination is made) with the Company or its shareholders and beneficial owners, ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading), each Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made), as the case may be, shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to correct any such defect, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Company’s rights to omit a Shareholder Nominee from its proxy materials as provided in this article 109.

(f)	Shareholder Nominee Requirements.

(i)	Within the time period specified in this article 109 for delivering the Notice of Proxy Access Nomination, each Shareholder Nominee must deliver to the Secretary a written representation and agreement, which shall be deemed a part of the Notice of Proxy Access Nomination for purposes of this article 109, that such person: (1) consents to be named in the proxy statement as a nominee, to serve as a Director if elected and to the public disclosure of the information provided pursuant to this article 109; (2) understands his or her duties as a Director under the Act~~s~~ and agrees to act in accordance with those duties while serving as a Director; (3) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     A-9

Annex A (continued)

or entity as to how such nominee, if elected as a Director of the Company, will act or vote on any issue or question to be decided by the Board or that otherwise relates to the Company or the Shareholder Nominee’s service on the Board (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Company, with such person’s fiduciary duties under applicable law; (4) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than with the Company that has not been disclosed to the Company, including any agreement to indemnify such Shareholder Nominee for obligations arising as a result of his or her service as a Director of the Company, and has not and will not receive any such compensation or other payment from any person other than the Company that has not been disclosed to the Company, in each case in connection with such nominee’s nomination, service or action as a Director of the Company; (5) if elected as a Director of the Company, will comply with all applicable laws and stock exchange listing standards and the Company’s policies, guidelines and principles applicable to Directors, including, without limitation, the Company’s Corporate Governance Guidelines, Code of Conduct, confidentiality, share ownership and trading policies and guidelines, and any other codes, policies and guidelines or any rules, regulations and listing standards, in each case, as applicable to Directors; (6) agrees to meet with the Board or any Committee or delegate thereof to discuss matters relating to the nomination of the Shareholder Nominee, including information in the Notice of Proxy Access Nomination and such Shareholder Nominee’s eligibility to serve as a member of the Board; and (7) will provide facts, statements and other information in all communications with the Company and its shareholders and beneficial owners that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(ii)	At the request of the Company, each Shareholder Nominee must promptly submit (but in no event later than seven days after receipt of the request) to the Secretary all completed and signed questionnaires required of Directors. The Company may request such additional information as necessary to permit the Board to determine if each nominee is independent, including for purposes of serving on the committees of the Board, under the listing standards of each principal securities exchange upon which the shares of the Company are listed, any applicable rules of the U.S. Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s Directors and to determine whether the nominee otherwise meets all other publicly disclosed standards applicable to Directors.

(iii)	In the event that a Shareholder Nominee shall have breached any of their agreements with the Company or any information or communications provided by a Shareholder Nominee to the Company or its shareholders and beneficial owners ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such nominee shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to make such information or communication true and correct, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Company’s rights to omit a Shareholder Nominee from its proxy materials as provided in this article 109.

(g)	Notwithstanding anything to the contrary contained in this article 109, the Company shall not be required to include, pursuant to this article 109, a Shareholder Nominee in its proxy materials for any annual general meeting, or, if the proxy statement already has been filed, to submit the nomination of a Shareholder

A-10     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex A (continued)

Nominee to a vote at the annual general meeting, notwithstanding that proxies in respect of such vote may have been received by the Company:

(i)	for any meeting for which the Secretary receives notice that any shareholder or beneficial owner, as the case may be, intends to nominate one or more persons for election to the Board pursuant to article 108(b);

(ii)	if any person is nominated pursuant to an agreement, arrangement or other understanding with one or more shareholders or beneficial owners, as the case may be, in lieu of such person being formally proposed as a nominee for election to the Board pursuant to article 108(b) or if any director then in office was previously nominated by a shareholder pursuant to article 108(b) or pursuant to an agreement, arrangement or other understanding between the Company and one or more shareholders or beneficial owners, as the case may be, in lieu of such person being formally proposed as a nominee for election to the Board pursuant to article 108(b), in each case, at one of the previous two annual general meetings;

(iii)	who is not determined by the Board in its sole discretion to be independent under the listing standards of each principal securities exchange upon which the shares of the Company are listed, any applicable rules of the U.S. Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s Directors, including those applicable to a Director’s service on any of the committees of the Board, in each case as determined by the Board or any committee thereof, in its sole discretion;

(iv)	whose election as a member of the Board would cause the Company to be in violation of these Articles, the Company’s Memorandum of Association, the rules and listing standards of the principal securities exchanges upon which the shares of the Company are listed, or any applicable law, rule or regulation or of any publicly disclosed standards of the Company applicable to Directors, in each case as determined by the Board or any committee thereof, in its sole discretion;

(v)	who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;

(vi)	whose business or personal interests place such Shareholder Nominee in a conflict of interest with the Company or any of its subsidiaries, as determined by the Board or any committee thereof, in its sole discretion;

(vii)	who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(viii)	who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended;

(ix)	if the Shareholder Nominee or Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (including any beneficial owner on whose behalf the nomination is made) shall have provided information to the Company in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board or any committee thereof, in its sole discretion;

(x)	the Nominator (or a qualified representative thereof) or, in the case of a Nominator Group, the representative designated by the Nominator Group in accordance with sub-paragraph (c)(iii) of this article 109 (or a qualified representative thereof), or the Shareholder Nominee does not appear at the applicable annual general meeting to present the Shareholder Nominee for election;

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     A-11

Annex A (continued)

(xi)	if the Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (including any beneficial owner on whose behalf the nomination is made) has engaged in or is currently engaged in, or has been or is a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the applicable annual general meeting other than with respect to such Nominator or Nominator Group’s Shareholder Nominee(s) or a nominee of the Board; or

(xii)	the Nominator or, in the case of a Nominator Group, any Group Member, or applicable Shareholder Nominee otherwise breaches or fails to comply with its representations or obligations pursuant to these Articles, including, without limitation, this article 109.

For the purpose of this sub-paragraph (g), clauses (iii) through (xii) will result in the exclusion from the proxy materials pursuant to this article 109 of the specific Shareholder Nominee(s) to whom the ineligibility applies, or, if the proxy statement has already been filed, the ineligibility of the Shareholder Nominee(s) and, in either case, the inability of the Nominator or Nominator Group that nominated any such Shareholder Nominee to substitute another Shareholder Nominee therefor; however, clauses (i) and (ii) will result in the exclusion from the proxy materials pursuant to this article 109 of all Shareholder Nominees for the applicable annual general meeting, or, if the proxy statement already has been filed, the ineligibility of all Shareholder Nominees.

(h)	Notwithstanding anything to the contrary contained in this article 109:

(i)	the Company may omit from its proxy materials any information, including all or any portion of the Nomination Statement, if the Board determines that the disclosure of such information would violate any applicable law or regulation or that such information is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(ii)	if any Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made) or Shareholder Nominee has failed to comply with the requirements of this article 109, the Board or the chairman of the meeting shall declare the nomination by such Nominator or Nominator Group to be invalid, and such nomination shall be disregarded.

(i)	The Board (or any other person or body authorized by the Board) shall have the exclusive power and authority to interpret the provisions of this article 109 and make all determinations deemed necessary or advisable in connection with this article 109 to any person, facts or circumstances. All such actions, interpretations and determinations that are done or made by the Board (or any other person or body authorized by the Board) shall be final, conclusive and binding on the Company, its shareholders and beneficial owners and all other parties.

(j)	This article 109 shall be the exclusive method for shareholders to include nominees for director in the Company’s proxy materials.

~~109~~110	The Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an addition to the existing Directors, but so that the total, number of Directors shall not at any time exceed the number fixed in accordance with these Articles. Any Director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-election.

~~110~~111	The Company may, by Ordinary Resolution, of which extended notice has been given in accordance with section 142 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company, and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

A-12     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex A (continued)

~~111~~112	The Company may, by Ordinary Resolution, appoint another person in place of a Director removed from office under article ~~110~~111 and, without prejudice to the powers of the Directors under article ~~109~~110, the Company in general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director; provided, that the total number of Directors shall not at any time exceed the number fixed in accordance with these Articles. A person appointed in place of a Director so removed or to fill such a vacancy shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director. If at any general meeting resolutions are passed in respect of the election or re-election (as the case may be) of Directors which would result in the maximum number of Directors fixed in accordance with these Articles being exceeded, then those Director(s), in such number as exceeds such maximum fixed number, receiving the lowest total number of votes in favour of election or re-election (as the case may be) shall, notwithstanding the passing of any resolution in their favour, not be elected or re-elected (as the case may be) to the Board.

PROCEEDINGS OF DIRECTORS

~~112~~113	(a)	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they may think fit. The quorum necessary for the transaction of the business of the Directors shall be two or such higher number as may be fixed by the Directors. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

(b)	No shareholder shall cause, directly or indirectly, any Director nominated by such shareholder to fail to attend any meeting of the Board for purposes of removing the quorum. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

(c)	Each Director present and voting shall have one vote and shall in addition to his own vote be entitled to one vote in respect of each other Director not present at the meeting who shall have authorised him in respect of such meeting to vote for such other Director in his absence. Any such authority may relate generally to all meetings of the Directors or to any specified meeting or meetings and must be in writing and may be sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed or facsimile signature of the Director giving such authority. The authority must be delivered to the Secretary for filing prior to or must be produced at the first meeting at which a vote is to be cast pursuant thereto.

~~113~~114	A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

~~114~~115	Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or, by word of mouth or sent to him by post, cable, telegram, telex, telecopier, electronic mail or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

~~115~~116	The continuing Directors may act notwithstanding any vacancy in their number; provided, however, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of summoning a general meeting of the Company but for no other purpose.

~~116~~117	The Directors may elect a chairman of the Board and determine the period for which each is to hold office. Any Director may be elected no matter by whom he was appointed but if no such chairman is elected, or if at any meeting the chairman is not present within a reasonable time (as determined by the Board) after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     A-13

Annex A (continued)

~~117~~118	The Board may delegate any of its powers, authorities and discretions (including, without prejudice to the generality of the foregoing, all powers and discretions whose exercise includes or may include the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. Any such committee shall, unless the Board otherwise resolves, have power to sub-delegate to subcommittees any of the powers or discretions delegated to it. If no regulations are imposed by the Board the proceedings of a committee with two or more members shall be, as far as is practicable, governed by the Articles regulating the proceedings of the Board.

~~118~~119	All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

~~119~~120	A resolution in writing signed by all of the Directors shall be as effective as if it had been duly passed at a meeting of the Directors. Any such resolution may consist of several documents in the like form, each signed by one or more of the Directors.

~~120~~121	A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

EXECUTIVES

~~121~~122	Subject to the Acts, the Board may appoint any person to fill the positions of chairman and Chief Executive Officer who shall be Directors and shall be elected by the Board as soon as possible after each annual general meeting. In addition, the Board may appoint any person, whether or not he is a Director, to hold such executive or official position (except that of auditor) as the Board may from time to time determine. The Company may enter into an agreement or arrangement with any person elected or appointed pursuant to this article for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director and any such person shall serve for such period and upon such terms (including, without limitation, as to term and remuneration (which may be in addition to or in lieu of any ordinary remuneration as a Director)) as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such executive may have against the Company or the Company may have against such executive for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Acts or these Articles, the powers and duties of such executives of the Company shall be such (if any) as are determined from time to time by the Board.

~~122~~123	The emoluments of any Director holding executive office for his services as such shall be determined by the Board and may be of any description and (without limiting the generality of the foregoing) may include the admission to or continuance of membership of any plan (including any share acquisition plan) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependents or the payment of a pension or other benefits to him or his dependents on or after retirement or death, apart from membership or any such plan or fund.

A-14     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex A (continued)

SECRETARY/ASSISTANT/DEPUTY SECRETARIES

~~123~~124	The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them. In addition, the Directors may appoint an assistant company secretary (an “Assistant”) and/or a deputy company secretary (a “Deputy”) for such term, at such remuneration and upon such conditions as they may think fit; and any such Assistant or Deputy so appointed may be removed by them and references herein to “secretary” shall be construed, if permitted, as including references to an Assistant or a Deputy.

~~124~~125	A provision of the Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

THE SEAL

~~125~~126	The seal shall be used only by the authority of the Directors or of a committee authorised by the Directors on their behalf (a “Sealing Committee”).

~~126~~127	The Company may exercise the powers conferred by section 41 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors and any Sealing Committee.

~~127~~128	(a)	Every instrument to which the seal shall be affixed shall be signed by a Director and shall also be signed by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose or by any two members of a Sealing Committee save that as regards any certificates for shares or debentures or other securities of the Company the Directors may determine by resolution that such signatures or either of them shall be dispensed with, or be printed thereon or affixed thereto by some method or system of mechanical signature provided that in any such case the certificate to be sealed shall have been approved for sealing by the Secretary or by the registrar of the Company or by the auditors or by some other person appointed by the Directors for this purpose in writing (and, for the avoidance of doubt, it is hereby declared that it shall be sufficient for approval to be given and/or evidenced either in such manner (if any) as may be approved by or on behalf of the Directors or by having certificates initialled before sealing or by having certificates presented for sealing accompanied by a list thereof which has been initialled) and provided that the Secretary or a Director may affix a seal over his signature alone to authenticate copies of these Articles, the minutes of any meeting or any other documents requiring authentication.

(b)	For the purposes of this article, any instrument in electronic form to which the seal is required to be affixed, shall be sealed by means of an advanced electronic signature based on a qualified certificate of a Director and the Secretary or of a second Director or by some other person appointed by the Directors for the purpose or by any two Members of a Sealing Committee.

DIVIDENDS AND RESERVES

~~128~~129	The Company in general meeting may declare and pay dividends, but no dividends shall exceed the amount recommended by the Directors.

~~129~~130	The Directors may from time to time pay to the shareholders such interim dividends as appear to the Directors to be justified by the profits of the Company. If the share capital is divided into different classes, the Directors may declare and pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these Articles, under the terms of issue of any shares or under any agreement to which the Company is a party, or otherwise) relating to the application, or the priority of application, of the Company’s profits available for distribution or to the declaration or as the case may be the payment of dividends by the Company. Subject as aforesaid, the Directors may also pay at intervals settled by

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     A-15

Annex A (continued)

them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

~~130~~131	No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of Part IV of the 1983 Act.

~~131~~132	The Directors may, before declaring or recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

~~132~~133	Subject to article ~~145~~146 and the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

~~133~~134	The Directors may deduct from any dividend payable to any shareholder all sums of money (if any) immediately payable by such shareholder to the Company on account of calls or otherwise in relation to the shares of the Company.

~~134~~135	The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of the Company or any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorize any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of an Ordinary Resolution.

~~135~~136	Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by: (i) cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered, address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct; (ii) by interbank transfer or other electronic means to such account as the payee or payees shall in writing direct or, where applicable, using the facilities of a relevant system; or (iii) by such other method of payment as the shareholder (or in the case of joint holders of a share, all of them) may agree to. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders. Payment of the cheque or warrant or other form of payment shall be a good discharge to the Company. Every such payment shall be sent at the risk of the person entitled to the money represented thereby.

A-16     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex A (continued)

~~136~~137	Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

~~137~~138	No dividend shall bear interest against the Company.

ACCOUNTS

~~138~~139	The Directors shall cause proper books of account to be kept, whether in the form of documents, electronic form or otherwise, that:

(a)	correctly record and explain the transactions of the Company;

(b)	will at any time enable the financial position of the Company to be determined with reasonable accuracy;

(c)	will enable the Directors to ensure that any balance sheet, profit and loss account or income and expenditure account of the Company complies with the requirements of the Acts; and

(d)	will enable the accounts of the Company to be readily and properly audited.

~~139~~140	The books of account shall be at the office or, subject to section 202 of the 1990 Act, at such place as the Directors think fit and shall at all reasonable times be open to inspection by the officers of the Company and by any other persons entitled pursuant to the Acts to inspect the books of account of the Company.

~~140~~141	In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company such profit and loss accounts, balance sheets, group accounts and reports as are required by the Acts to be prepared and laid before the annual general meeting of the Company.

~~141~~142	A copy of every balance sheet (including every document required by law to be annexed thereto) which is required to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and auditors’ report shall be sent by post, electronic mail or any other means of electronic communication, not less than 21 Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent electronically with the consent of the recipient to the address of the recipient notified to the Company by the recipient for such purposes. The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its shareholders or persons nominated by any shareholder. The Company may meet, but shall be under no obligation to meet, any request from any of its shareholders to be sent additional copies of its full report and accounts or summary financial statement or other communications with its shareholders.

CAPITALISATION OF PROFITS

~~142~~143	(a)	The Company in general meeting may upon the recommendation of the Directors resolve that any sum for the time being standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of profit and loss account be capitalised and applied on behalf of the shareholders who would have been entitled to receive the same if the same had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any shares held by them respectively or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully-paid up to and amongst such holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which sums standing to the credit of the capital redemption reserve fund or the share premium account shall be applied shall be those permitted by sections 62 and 64 of the Act.

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Annex A (continued)

(b)	The Company in general meeting may on the recommendation of the Directors resolve that any sum for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution be capitalised by applying such sum in paying up in full unissued shares to be allotted as fully-paid bonus shares to those shareholders of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions), and the Directors shall give effect to such resolution.

~~143~~144	Whenever a resolution shall have been passed pursuant to article ~~134~~135, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully-paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale amongst the shareholders otherwise entitled to such fractions in due proportions) and also to authorise any person to enter on behalf of all the shareholders concerned into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such shareholders.

~~144~~145	The Directors may from time to time at their discretion, subject to the provisions of the Acts and, in particular, to their being duly authorised pursuant to Section 20 of the 1983 Act, to allot the relevant shares, to offer to the holders of ordinary shares the right to elect to receive in lieu of any dividend or proposed dividend or part thereof an allotment of additional ordinary share’s credited as fully paid. In any such case the following provisions shall apply:

(a)	The basis of allotment shall be determined by the Directors.

(b)	The Directors shall give notice in writing (whether in electronic form or otherwise) to the holders of ordinary shares of the right of election offered to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective. The Directors may also issue forms under which holders may elect in advance to receive new ordinary shares instead of dividends in respect of future dividends not yet declared (and, therefore, in respect of which the basis of allotment shall not yet have been determined).

(c)	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which the right of election as aforesaid has been duly exercised (the “Subject Ordinary Shares”) and in lieu thereof additional ordinary shares (but not any fraction of a share) shall be allotted to the holders of the Subject Ordinary Shares on the basis of allotment determined aforesaid and for such purpose the Directors shall capitalise, out of such of the sums standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of the profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional ordinary shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to and amongst the holders of the Subject Ordinary Shares on such basis.

(d)	The additional ordinary shares so allotted shall rank pari passu in all respects with the fully-paid ordinary shares then in issue save only as regards to participation in the relevant dividend or share election in lieu.

A-18     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex A (continued)

(e)	The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power to the Directors to make such provisions as they think fit where shares would otherwise have been distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded and the benefit of fractional entitlements accrues to the Company rather than to the holders concerned). The Directors may authorise any person to enter on behalf of all the holders interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

(f)	The Directors may on any occasion determine that rights of election shall not be offered to any holders of ordinary shares who are citizens or residents of any territory where the making or publication of an offer of rights of election or any exercise of rights of election or any purported acceptance of the same would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

RECORD DATE

~~145~~146	Notwithstanding any other provisions of these Articles, the Company may by Ordinary Resolution or the Board may fix any date as the record date for the purpose of identifying the persons entitled to receive any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of, and entitled to vote at, general meetings or entitled to express consent to corporate action in writing without a meeting. Any such record date may be on or at any time (i) not more than 60 days before any date on which such dividend, distribution, allotment or issue is declared, paid or made, (ii) not more than 90 days nor less than 10 days before the date of any such meetings and (iii) not more than 10 days after the date on which the resolution fixing the record date for a shareholder action by written consent is adopted by the Board.

AUDIT

~~146~~147	Auditors shall be appointed and their duties regulated in accordance with sections 160 to 163 of the Act or any statutory amendment thereof.

NOTICES

~~147~~148	Any notice or other document (including a share certificate) may be served on or delivered to any shareholder by the Company either personally or by sending it by electronic record, facsimile, through the post (by airmail where applicable) in a pre-paid letter addressed to such shareholder at his address as appearing in the Register or by any other means. Acknowledgement of receipt shall not be required and is not a condition of valid service of due notice. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document (i) if given by facsimile, shall be deemed to have been served or delivered at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a Business Day, at the beginning of the following Business Day), (ii) if sent by post, shall be deemed to have been served or delivered three Business Days or, if to an address outside the United States, seven calendar days after it was put in the post with first-class postage prepaid or (iii) if given by electronic mail, shall be deemed to have been served or delivered 48 hours after the time such electronic is transmitted (or, if such time is not during a Business Day, at the beginning of the following Business Day), or (iv) if given by any other means, shall be deemed to have been served or delivered when delivered at the applicable address, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post, except for electronic means where the record of the Company’s or its agent’s system shall be deemed to be the definitive record of delivery.

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Annex A (continued)

~~148~~149	For the purposes of these Articles and the Act, a document shall be deemed to have been sent to a shareholder if a notice is given, served, sent or delivered to the shareholder and the notice specifies the website or hotlink or other electronic link at or through which the shareholder may obtain a copy of the relevant document.

~~149~~150	Any notice of a general meeting of the Company shall be deemed to be duly given to a shareholder, or other person entitled to it, if it is sent to him by cable, telex, telecopier, electronic mail or other mode of representing or reproducing words in a legible and no transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served 24 hours after its dispatch.

~~150~~151	Any notice or other document delivered, sent or given to a shareholder in any manner permitted by these Articles shall, notwithstanding that such shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

~~151~~152	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a shareholder by sending it through the post in a prepaid letter addressed to them by name or by title of representatives of the deceased or official assignee in bankruptcy or by any like description at the address supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

~~152~~153	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

WINDING UP

~~153~~154	The interests of the shareholders in the Company shall be liquidated upon the occurrence of any one of the following events (each a “Termination Event”):

(a)	the unanimous vote of the shareholders;

(b)	the involuntary liquidation of the Company; or

(c)	as otherwise provided or required by applicable law.

~~154~~155	Upon the occurrence of any Termination Event, the Company shall be wound up and dissolved. In connection with the winding up and dissolution of the Company, a liquidator appointed by the affirmative vote of a majority of the shares shall proceed, in its sole discretion, with the liquidation of all the assets of the Company and the final distribution of the assets of the Company, in the following manner and order of priority:

(a)	first, to the creditors (including any shareholders or their respective affiliates that are creditors) of the Company in satisfaction of all the Company’s debts and liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidator, reasonably necessary therefor); and

(b)	second, 100% to the shareholders, proportionate to their ownership of the total number of shares then outstanding.

A-20     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex A (continued)

~~155~~156	If any dividend or other distribution shall have been made by the Company to the shareholders prior to the winding-up and dissolution of the Company, any amounts received by any shareholder from such dividends or other distributions shall be deducted from the amount such shareholder would otherwise be entitled to receive in the winding-up and dissolution of the Company, and the aggregate amount of all dividends and other distributions previously made by the Company to the shareholders shall be deemed to be included in amounts available for distribution to shareholders in the event of the winding-up and dissolution of the Company.

~~156~~157	If the Company is wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Acts, divide among the shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

~~157~~158	Subject to the proviso below and the Acts, every Director, officer of the Company, member of a committee of the Board and any other persons appointed pursuant to article ~~121~~122 (each, individually, a “Covered Person”) shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses payable) incurred or suffered by him as such Covered Person and the indemnity contained in this article shall extend to any person acting as a Covered Person in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election; provided always that the indemnity contained in this article shall not extend to any matter which would render it void pursuant to the Acts.

~~158~~159	Every Covered Person shall be indemnified out of the funds of the Company against all liabilities incurred or suffered by him as such Covered Person in defending any proceedings, whether civil or criminal, and the Company shall pay such amounts unless expressly prohibited by the Acts.

~~159~~160	To the extent that any Covered Person is entitled to claim an indemnity pursuant to these Articles in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

~~160~~161	To the maximum degree permitted under applicable law, each shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Covered Person on account of any action taken by such Covered Person or the failure of such Covered Person to take any action in the performance of his duties with or for the Company; provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Covered Person or to recover any gain, personal profit or advantage to which such Covered Person is not legally entitled.

~~161~~162	Subject to the Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to these Articles shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to these Articles. Each shareholder of the Company, by virtue of his acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that the advances of funds

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Annex A (continued)

may be made by the Company as aforesaid, and when made by the Company under this article, are made to meet expenditures incurred for the purpose of enabling such Covered Person to properly perform his duties as such Covered Person.

~~162~~163	The Directors shall have power to purchase and maintain for, or for the benefit of, any person (including themselves) who is or was at any time a Director, the Secretary or other officer, executive, employee or agent of the Company, or any director, executive, employee or agent of any of the Company’s subsidiaries, insurance against any liability as referred to in Section 200 of the Act or otherwise.

~~163~~164	The Company may additionally indemnify any employee or agent of the Company or any director, executive, employee or agent of any of its subsidiaries to the fullest extent permitted by law.

~~164~~165	It being the policy of the Company that indemnification of the persons specified in this article shall be made to the fullest extent permitted by law, the indemnification provided by this article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Articles, any agreement, any insurance purchased by the Company, vote of shareholders or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth. As used in this article, references to the “Company” include all constituent companies in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved. The indemnification provided by this article shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of their heirs, executors, and administrators.

UNTRACED SHAREHOLDERS

~~165~~166	The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a shareholder or any share or stock to which a person is entitled by transmission if and provided that:

(a)	for a period of 12 years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the shareholder or to the person entitled by transmission to the share or stock at his address on the Register or other last known address given by the shareholder or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the shareholder or the person entitled by transmission;

(b)	at the expiration of the said period of 12 years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (a) of this article is located of its intention to sell such share or stock;

(c)	the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the shareholder or person entitled by transmission; and

(d)	if any shares in the Company are listed or dealt in on a stock exchange or automated quotation system, notice shall have been to the relevant department of such stock exchange or automated quotation system of the Company’s intention to make such sale or purchase prior to the publication of advertisements.

A-22     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex A (continued)

~~166~~167	If during any 12 year period referred to in article ~~165~~166(a) above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of article ~~165~~166 (other than the requirement that they be in issue for 12 years) have been satisfied in regard to the further shares, the Company may also sell or purchase the further shares.

~~167~~168	To give effect to any such sale the Company may appoint any person to execute as transferor an instrument, of transfer of such share or stock and such instrument of transfer shall be as effective’ as if it had been executed by the registered holder of or person entitled by transmission to such share or stock. The net proceeds of sale or purchase of shares shall belong to the Company which, for the period of six years after the transfer or purchase, shall be obliged to account to the former shareholder or other person previously entitled as aforesaid, for an amount equal to such proceeds and shall enter the name of such former shareholder or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit. After the said six-year period has passed, the net proceeds of sale shall become the property of the Company, absolutely, and any rights of the former shareholder or other person previously entitled as aforesaid shall terminate completely.

DESTRUCTION OF DOCUMENTS

~~168~~169	The Company may destroy:

(a)	any share certificate which has been cancelled, at any time after the expiry of one year from the date of such cancellation;

(b)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

(c)	any instrument of transfer of shares which has been registered, at any time after the expiry of six years from the date of registration; and

(d)	any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

and it shall be presumed conclusively in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(a)	the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(b)	nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(c)	references in this article to the destruction of any document include references to its disposal in any manner.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     A-23

Annex B: Plurality Voting in Contested Elections and Board Size Amendments to Articles of Association

Note: The amendments set out in this Annex B are reflected as a comparison to the Articles of Association of the Company as of the date of this Proxy Statement. Additional amendments will be made to the provisions of the Articles of Association included in this Annex B if shareholders approve Proposals 5 and/or 7.

Part I - Plurality Voting in a Contested Election Amendments

111	The Company may, by Ordinary Resolution, appoint another person in place of a Director removed from office under article 110 and, without prejudice to the powers of the Directors under article 109, the Company in general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director; provided, that the total number of Directors shall not at any time exceed the number fixed in accordance with these Articles. A person appointed in place of a Director so removed or to fill such a vacancy shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director. If at any general meeting resolutions are passed in respect of the election or re-election (as the case may be) of Directors which would result in the ~~maximum~~ number of Directors fixed by the Board in accordance with these Articles being exceeded, then those Director(s), in such number as ~~exceeds~~will ensure that such ~~maximum~~ fixed number is not exceeded, receiving the lowest total number of votes in favour of election or re-election (as the case may be) shall, notwithstanding the passing of any resolution in their favour, not be elected or re-elected (as the case may be) to the Board.

Part II - Board Size Amendments

87	The number of Directors shall not be less than two nor more than 12, with the exact number of Directors to be determined from time to time solely by the Board by a resolution of the Board passed in accordance with these Articles. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the ~~fixed~~ number fixed in accordance with the previous sentence, the remaining Director or Directors shall be authorized to appoint an additional Director or additional Directors to meet such fixed number or may convene a general meeting of the Company for the purpose of making such appointment in their sole discretion.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     B-1

Annex C (continued)

Annex C: Companies Act and Advance Notice Amendments to Memorandum and Articles of Association

Note: The amendments set out in this Annex C are reflected as a comparison to the Articles of Association of the Company as of the date of this Proxy Statement. Additional amendments will be made to the provisions of the Articles of Association included in this Annex C if shareholders approve Proposals 5 and/or 6.

Part I - Companies Act and Advance Notice Amendments to Articles of Association

COMPANIES ~~ACTS 1963 TO 2013~~ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

-of-

Willis Towers Watson Public Limited Company

(as adopted by Special Resolution dated ~~30 December 2009~~[●] 2017)

PRELIMINARY

~~1           The regulations contained in Table A in the First Schedule to the Companies Act 1963 shall not apply to the Company.~~

1	The optional provisions (as defined by Section 1007(2) of the Companies Act 2014) shall apply to the Company save to the extent that they are disapplied by these Articles and such optional provisions (as so disapplied) together with the regulations contained in these Articles shall constitute the regulations of the Company. For these purposes, Sections 43(2), 43(3), 65(2) to (7), 77, 78 (other than 78(4)), 80, 81, 94(8), 95(1), 96(2) to (11), 124, 125, 126, 144(3), 148(2), 157, 158, 159, 160, 161 (other than 161(2) to (4) and (7)), 163, 164, 165, 178 (1) and (2), 180(5), 181(1) and (6), 182(2), (4) and (5), 183(3), 186(c), 187, 188, 193(1), 218(1),(3),(4) and (5), 229(1), 230, 338(5) and (6), 618(1)(b), 620(8), 1090, 1092 and 1093, of the Companies Act 2014 have been disapplied.

2	(a) In these Articles:-

~~“Act”~~

~~means the Companies Act, 1963 (No. 3.3 of 1963) as amended by the Companies Acts 1977 to 2005, Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006 and the Companies (Amendment) Act 2009, and all statutory instruments which are to be read as one with, or construed, or to be read together with the Acts;~~

~~“1983 Act”~~	~~means the Companies (Amendment) Act 1983;~~
~~“1990 Act”~~	~~means the Companies Act 1990 (No. 33 of 1990);~~
“~~Acts~~Act”	means the Companies ~~Acts, 1963 to 2005, Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006 and the Companies (Amendment) Act 2009,~~ Act 2014 including any statutory modification or re-enactment thereof for the time being in force and all statutory instruments which are to be read as one with, or ~~construed or~~constructed or to be read together with ~~or as one with, the Companies Acts and every statutory modification and re-enactment thereof for the time being in force~~the Act;

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     C-1

Annex C (continued)

“address”	includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication;
“advanced electronic signature”	has the meaning given to those words in the Electronic Commerce Act 2000;
“Assistant Secretary”	means any person appointed from time to time to assist the Secretary;
“auditors”	means the statutory auditors;
“Business Day”	means a day (other than a Saturday or a Sunday or public holiday in Ireland) on which clearing banks are generally open for business in Dublin and New York;
“Clear Days”	in relation to the period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;
”“Company”	means the company whose name appears in the heading to these Articles;
“Directors” or “the Board”	means the directors from time to time and for the time being of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called;
“electronic communication”	has the meaning given to those words in the Electronic Commerce Act 2000;
“electronic signature”	has the meaning given to those words in the Electronic Commerce Act 2000;
“Ordinary Resolution”	means an ordinary resolution of the Company’s shareholders within the meaning of Section ~~141~~191 of the Act;
“redeemable shares”	means redeemable shares ~~in accordance with~~as described in Section ~~206~~64 of the ~~1990~~ Act;
“shareholder”	in relation to any share, the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares;
“Special Resolution”	means a special resolution of the Company’s shareholders within the meaning of Section ~~141~~191 of the Act;
“the office”	means, where the context so permits, the registered office from time to time and for the time being of the Company;
“the Register”	means the register of members to be kept as required by Section ~~116~~169 of the Act;
“the seal”	means the common seal of the Company and includes any duplicate thereof;
“the Secretary”	means any person appointed to perform the duties of the secretary of the Company;
“the State”	means the island of Ireland excluding Northern Ireland; and
“these Articles”	means the Articles of Association of which this article forms part, as the same may be amended and may be from time to time and for the time being in force.

(b)	Expressions in these Articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these Articles and/or where it constitutes writing in electronic form sent to the Company, and the Company has agreed to its receipt in such form.

Expressions in these Articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these Articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(c)	Unless the contrary intention appears, words or expressions contained in these Articles shall bear the same meaning as in the ~~Acts~~Act or in any statutory modification thereof in force at the date at which these Articles become binding on the Company.

(d)	References herein to any enactment shall mean such enactment as the same may be amended and may be from time to time and for the time being in force (and include any successor enactments).

C-2     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex C (continued)

(e)	The masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

(f)	Reference to US$, USD or dollars shall mean the currency of the United States of America and to euro, EUR, € or cent shall mean the currency of Ireland.

SHARE CAPITAL AND VARIATION OF RIGHTS

3	The share capital of the Company is €40,000 divided into 40,000 ordinary shares of €1.00 each and US$575,000 divided into 1,510,003,775 ordinary shares of US$0.000304635 each and 1,000,000,000 preferred shares of US$0.000115 each.

4	The rights and restrictions attaching to the ordinary shares shall be as follows:

(a)	subject to the right of the Company to set record dates for the purposes of determining the identity of shareholders entitled to notice of and/or to vote at a general meeting and the authority of the Board and chairman of the meeting to maintain order and security, the right to attend, speak and vote at any general meeting of the Company as provided in these Articles;

(b)	the right to participate pro rata in all dividends declared by the Company as provided in these Articles; and

(c)	the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.

The rights attaching to the ordinary shares may be subject to the terms of issue of any series or class of preferred shares allotted by the Directors from time to time in accordance with article 5.

5	The Board is empowered, subject to the ~~Acts~~Act, to cause the preferred shares to be issued from time to time as shares of one or more class or series of preferred shares, with the sanction of a resolution of the Board, on terms:

(a)	that the Board can fix the distinctive designation of such class or series and the number of shares which shall constitute such class or series, which number may be increased (except as otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board;

(b)	that they are to be redeemed (the manner and terms of redemption in all cases to be set by the Board) on the happening of a specified event or on a given date;

(c)	that they are liable to be redeemed at the option of the Company;

(d)	that they are liable to be redeemed at the option of the holder; and/or

(e)	with any such other preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, conversion or otherwise, as the Board by resolution shall determine.

The Board is authorised to change the designations, rights, preferences and limitations of any series of preferred shares theretofore established, no shares of which have been issued.

6	Unless the Board specifically elects to treat such acquisition as a purchase for the purposes of the Act, an ordinary share shall be converted into a redeemable share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company would otherwise acquire the ordinary share from the relevant third party. In these circumstances, the acquisition of such ordinary share by the Company shall take effect as a redemption of a redeemable share in accordance with Part ~~XI~~3 of the ~~1990~~ Act. ~~An ordinary share shall not be converted into a redeemable share under this article if it would cause a breach of the limit in Section 210(4) of the 1990 Act.~~

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     C-3

Annex C (continued)

7	Subject to the provisions of Part ~~XI~~3 of the ~~1990~~ Act and the other provisions of this article, the Company may:

(a)	~~pursuant to Section 207 of the 1990 Act,~~ issue any shares of the Company that are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors;

(b)	~~pursuant to Section 211 of the 1990 Act,~~ purchase any of its own shares (without any obligation to purchase on any pro rata basis as between shareholders or shareholders of the same class) and may cancel any shares so purchased or hold them as treasury shares (as defined in Section ~~209~~106 of the ~~1990~~ Act) and may reissue any such shares as shares of any class or classes; and

(c)	~~pursuant to Section 210 of the 1990 Act,~~ convert any of its shares (including any shares that the Company has agreed to purchase) into redeemable shares.

8	Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

9	(a)	Without prejudice to the authority of the Directors pursuant to article 5, if at any time the share capital is divided into different classes of shares the rights attached to any class may, whether or not the Company is being wound up, be varied or abrogated with the sanction of an Ordinary Resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting the provisions of article 55 will apply.

(b)	The redemption or purchase of preferred shares or any class or series of preferred shares shall not constitute a variation of rights of the holders of preferred shares where the redemption or purchase of the preferred shares has been authorised solely by a resolution of the holders of ordinary shares.

(c)	The issue, redemption or purchase of any of the preferred shares or any class or series of preferred shares shall not constitute a variation of the rights of the holders of ordinary shares.

10	The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, issue or allotment of further shares of any class or series (including the same class) ranking senior to, pari passu with or junior to such shares.

11	(a)	Subject to the provisions of these Articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the ~~Acts~~Act) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.

(b)	Subject to any requirement to obtain the approval of shareholders under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

C-4     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex C (continued)

~~(c)~~	~~The Directors are, for the purposes of Section 20 of the 1983 Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said Section 20) up to the amount of Company’s authorised share capital as at the date of adoption of these articles and to allot and issue any shares purchased by the Company pursuant to the provisions of Part XI of the 1990 Act and held as treasury shares and this authority shall expire five years from the date of adoption of these articles.~~

~~(d)~~	~~The Directors are hereby empowered pursuant to sections 23 and 24(1) of the 1983 Act to allot equity securities within the meaning of the said section 23 for cash pursuant to the authority conferred by paragraph (c) of this article as if section 23(1) of the said Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement that would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this paragraph (d) had not expired.~~

(~~e~~c)	Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

12	The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

13	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder; this shall not preclude the Company from requiring the shareholders or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

14	Subject to the provisions of the ~~Acts~~Act, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers.

15	Subject to the provisions of the Act, no person shall be entitled to a share certificate in respect of any ordinary share held by them in the share capital of the Company, whether such ordinary share was allotted or transferred to them, and the Company shall not be bound to issue a share certificate to any such person entered in the Register.

16	The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of ~~or in connection with a purchase or subscription made or to be made~~an acquisition by any person of ~~or for~~ any shares in the Company or in its holding company, except as permitted by Section ~~60~~82 of the Act.

LIEN

17	The Company shall have a first and paramount lien on every share (not being a fully-paid share) for all moneys (whether immediately payable or not) called or payable at a fixed time in respect of that share but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The Company shall also hold a first and paramount lien on every share registered in the name of a person indebted or under any liability to the Company (whether such person is the sole registered holder or one of two or more joint holders) for all amounts owed by him or his estate to the Company (whether presently payable or not).

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     C-5

Annex C (continued)

The Company’s lien on a share shall extend to all dividends payable thereon and the Company may retain any dividends or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the moneys payable to the Company in respect of that share.

18	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is immediately payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

19	To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

20	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (upon surrender to the Company for cancellation of the certificates for the shares sold (if applicable) and subject to a like lien for sums not immediately payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

21	Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in the Register as held either jointly or solely by any shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such shareholder by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any shareholder and whether in consequence of:

(a)	the death of such shareholder;

(b)	the non-payment of any income tax or other tax by such shareholder;

(c)	the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such shareholder or by or out of his estate; or

(d)	any other act or thing;

in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(a)	the Company shall be fully indemnified by such shareholder or his executor or administrator from all liability;

(b)	the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in the Register as held either jointly or solely by such shareholder for all monies paid or payable by the Company in respect of such shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such shareholder under or in consequence of any such law together with interest at the rate of 15% per annum thereon from the date of payment to date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

C-6     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex C (continued)

(c)	the Company may recover as a debt due from such shareholder or his executor or administrator wherever constituted any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company; and

(d)	the Company may if any such money is paid or payable by it under any such law as aforesaid refuse to register a transfer of any shares by any such shareholder or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company until such excess is paid to the Company.

Subject to the rights conferred upon the holders of any class of shares, nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such shareholder as aforesaid, his executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS ON SHARES

22	The Directors may from time to time make calls upon the shareholders in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, and each shareholder shall (subject to receiving at least 14 days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

23	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

24	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

25	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

26	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purpose of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such sum had become payable by virtue of a call duly made and notified.

27	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the time of payment.

TRANSFER OF SHARES

28	(a)	The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or an Assistant Secretary, and the Secretary or Assistant Secretary shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name and on behalf of the transferor of such share or shares all such transfers of shares held by the shareholders in the share capital of the Company. Any document which records the name of the

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     C-7

Annex C (continued)

transferor, the name of the transferee, the class and number of shares agreed to be transferred and date of the agreement to transfer shares, shall, once executed by the transferor or the Secretary or Assistant Secretary as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of Section ~~81~~94 of the Act. The transferor shall be deemed to remain holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(b)	The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company or any other person shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company, which would otherwise be payable by the transferee, is paid by the Company or any subsidiary of the Company on behalf of and as agent for the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferor or transferee (at its discretion), (ii) set-off the stamp duty against any dividends payable to the transferor or transferee (at its discretion) and (iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

(c)	Notwithstanding the provisions of these Articles and subject to any regulations made under Section ~~239~~1086 of the ~~1990~~ Act, title to any shares in the Company may also be evidenced and transferred without a written instrument accordance with Section ~~239~~1086 of the ~~1990~~ Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

29	Subject to such of the restrictions of these Articles and to such of the conditions of issue of any share warrants as may be applicable, the shares of any shareholder and any share warrant may be transferred by instrument in writing in any usual or common form or other form which the Directors may approve.

30	If the Company is under a contractual obligation to register or to refuse to register the transfer of a share to any person, the Board shall act in accordance with such obligation and register or refuse to register the transfer of a share to such person, whether or not it is a fully-paid share or a share on which the Company has a lien. Subject to the foregoing sentence, the Directors in their absolute discretion and without assigning any reason therefor may decline to register any transfer of a share whether or not it is a fully-paid share or a share on which the Company has a lien.

31	If the Directors refuse to register a transfer they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

32	The registration of transfers may be suspended at such times and for such period, not exceeding in the whole 30 days in each year, as the Directors may from time to time determine subject to Section ~~121~~174 of the Act.

33	(a)	All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to dispose of same as it so desires but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

(b)	No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share and the Directors shall exercise their discretion under Section 95(2)(a) of the Act to this effect.

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Annex C (continued)

TRANSMISSION OF SHARES

34	In the case of the death of a shareholder, the survivor or survivors where the deceased was a joint holder, and the personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

35	Any person becoming entitled to a share in consequence of the death or bankruptcy of a shareholder may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as herein provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that shareholder before his death or bankruptcy, as the case may be.

36	If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the shareholder had not occurred and the notice of transfer were a transfer signed by that shareholder.

37	A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a shareholder in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company, so, however, that the Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 60 days, the Directors may thereupon withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

38	Subject to any directions of the Board from time to time in force, the Secretary may (and is authorised to) exercise the powers and discretions of the Board under Articles 35, 36 and 37.

FORFEITURE OF SHARES

39	If a shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

40	The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Articles to forfeiture shall include surrender.

41	If the requirements of any such notice as aforesaid are not complied with any shares in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

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Annex C (continued)

42	When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

43	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

44	A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares with interest thereon at such rate as the Directors may determine from the date of forfeiture until payment, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. The Board may waive payment of the sums due wholly or in part.

45	A ~~statutory declaration~~statement in writing that the ~~declarant~~maker of the statement is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

46	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

ALTERATION OF CAPITAL

47	(a)	The Company may from time to time by Ordinary Resolution increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

(b)	Subject to the provisions of the ~~Acts~~Act, the new shares shall be issued to such persons, upon such terms and conditions and with such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof shall direct (including, without limitation, at nominal value or at a premium to the holders for the time being of shares or any class of shares in proportion to the number of shares held by them respectively) and, if no direction be given, as the Directors shall determine and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the Company and with a special, or without any, right of voting.

48	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association subject, nevertheless, to Section ~~68~~83(1)(~~d~~b) of the Act;

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled; or

(d)	change the currency denomination of its share capital.

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Annex C (continued)

49	The Company may by Special Resolution reduce its share capital, any capital redemption reserve fund ~~or any~~, share premium account or any undenominated capital in any manner and with and subject to any incident authorised, and consent required, by law.

50	Whenever as a result of an alternation or reorganisation of the share capital of the Company any shareholders would become entitled to fractions of a share, the Directors may, on behalf of those shareholders, sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale (subject to any applicable tax, abandoned property laws and the reasonable expenses of sale) in due proportion among those shareholders, and the Directors may authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

51	Subject to the ~~Acts~~Act and to any confirmation or consent required by law or these Articles, the Company may from time to time convert any preferred shares into redeemable preferred shares.

GENERAL MEETINGS

52	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. Subject to Section ~~140~~176 of the Act, all general meetings of the Company may be held outside of Ireland.

53	All general meetings other than annual general meetings shall be called extraordinary general meetings.

54	The chairman or the Board may convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided in Section ~~132~~178 of the Act.

55	All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class or series of shares in the capital of the Company, except that:

(a)	the necessary quorum shall be two or more persons holding or representing by proxy shares of the relevant class representing a majority of the votes that may be cast by all holders of shares of that class, if the Company or a class of the shares shall have only one shareholder, one shareholder present in person or by proxy shall constitute the necessary quorum; and

(b)	every holder of shares of the relevant class shall be entitled to the number of votes for every such share held by him determined in accordance with article ~~145~~146.

56	A Director shall be entitled, notwithstanding that he may not be a shareholder, to attend and speak at any general meeting and at any separate meeting of any holders of any class of shares in the Company. The auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as auditors.

NOTICE OF GENERAL MEETINGS

57	(a)	Subject to Sections ~~133~~181 and ~~141~~191 of the Act, an annual general meeting and a meeting called for the passing of a Special Resolution shall be called by 21 Clear Days’ notice in writing at the least and a meeting of the Company (other than an annual general meeting or a meeting for the passing a Special Resolution) shall be called by 14 Clear Days’ notice in writing at the least. The notice shall specify the day, the place and

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Annex C (continued)

the hour of the meeting and, in the case of special business, general nature of that business and shall be given in manner authorised by these Articles to such persons as are under these Articles entitled to receive such notices from the Company.

(b)	(i)	A general meeting other than a meeting for the passing of a Special Resolution shall, notwithstanding that it is called by shorter notice than that hereinbefore specified, be deemed to have been duly called if it is so agreed by the auditors and by all the shareholders entitled to attend and vote thereat.

(ii)	A resolution may be proposed and passed as a Special Resolution at a meeting of which less than 21 days’ notice has been given if it is so agreed by a majority in number of the shareholders having the right to attend and vote at any such meeting being a majority together holding not less than 90% in nominal value of the shares giving that right.

58	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting. A shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

59	All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the ~~accounts, balance sheets and the reports~~Company’s statutory financial statements and report of the Directors and ~~auditors, the~~the report of the auditors on those statements, the review of the affairs of the Company by the members of the Company, the re-election and election of Directors, the ~~reappointment~~re-appointment or appointment of the retiring auditors ~~and the fixing of~~(subject to Sections 380 and 382 to 385 of the Act), and the authorisation of the directors to fix the remuneration of the auditors. The business of an annual general meeting is not required to include (but may include) the declaration of a dividend (if any) of an amount not exceeding the amount recommended by the directors and the authorisation of the directors to approve the remuneration of the statutory auditors (if any). The business of an annual general meeting shall not include the remuneration of the directors.

60	Except as otherwise provided by law, at any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof or otherwise properly brought before the meeting by or at the direction of the Board.

61	Except as otherwise provided by law, the Memorandum of Association or these Articles, the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before a general meeting was made or proposed, as the case may be, in accordance with these Articles and, if any proposed nomination or other business is not in compliance with these Articles, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

62	No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Shareholders holding at least 50% of the issued and outstanding ordinary shares present in person or by proxy and entitled to vote shall be a quorum for all purposes; provided, however, that if the Company or a class of shareholders shall have only one shareholder, one shareholder present in person or by proxy shall constitute the necessary quorum.

63	If within five minutes from the time appointed for a general meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present (a “Failed Shareholder Meeting”), the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the chairman at the meeting may determine. If a Failed Shareholder Meeting occurs and another

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Annex C (continued)

meeting for the purpose of transacting the same business as set forth in the notice with respect to the Failed Shareholder Meeting (the “Recalled Shareholder Meeting”) is called in accordance with article 57, then a quorum for the Recalled Shareholder Meeting shall not require inclusion of the shares held by the shareholders who failed to attend the Failed Shareholder Meeting, in calculating the quorum for the Recalled Shareholder Meeting. If at a meeting adjourned in accordance with this article a quorum is not present within half-an-hour from the time appointed for the meeting, the meeting shall be dissolved except that if a meeting to consider a resolution or resolutions for the winding up of the Company and the appointment of a liquidator be adjourned for want of a quorum and if at such adjourned meeting such a quorum is not present within 30 minutes from the time appointed for the adjourned meeting, any one or more shareholders present in person or by proxy shall constitute a quorum for the purposes of considering and if thought fit passing such resolution or resolutions but no other business may be transacted.

64	The chairman, if any, of the Board shall preside as chairman at every general meeting of the Company or, if there is no such chairman, or if he is not present within a reasonable time (as determined by the Board) after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting. The chairman of the meeting shall take such action as he thinks fit to promote the proper and orderly conduct of the business of the meeting as laid down in the notice of the meeting.

65	If at any meeting no Director is willing to act as chairman or if no Director is present within a reasonable time (as determined by the Board) after the time appointed for holding the meeting, the shareholders present shall choose one of their number to be chairman of the meeting.

66	The chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

67	If the Board in good faith considers that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, the Board may postpone the general meeting to another date, time and place. When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be given in accordance with applicable law and the rules and regulations of any securities exchange or automated securities quotation system on which any shares may be listed or quoted. If a meeting is rearranged in accordance with this article, proxy forms may be delivered before the rearranged meeting. The Board may move or postpone (or both) any rearranged meeting under this article.

68	The Board may direct that shareholders or proxies wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and the chairman of the meeting shall be entitled in his absolute discretion to refuse entry to, or to eject from, such general meeting any shareholder or proxy who fails to submit to such searches or to otherwise comply with such security arrangements or restrictions.

69	The Board may make arrangements for any persons who the Board considers cannot be seated in the principal meeting room, which shall be the room in which the chairman of the meeting is situated, to attend and participate in the general meeting in an overflow room or rooms. Any overflow room shall have a live video link from the principal room and a two-way sound link. The notice of any general meeting shall not be required to give details of any arrangements under this article. The Board may decide, in its absolute discretion, how to divide people between the principal room and any overflow room. If any overflow room is used, the meeting shall be treated as being held and taking place in the principal meeting room.

70	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

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Annex C (continued)

71	Where there is an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote and the resolution shall fail.

72	Subject to Section ~~141~~193 of the Act, a resolution in writing signed by all of the shareholders for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form each signed by one or more persons, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the Act. Any such resolution shall be served on the Company.

73	A meeting of the shareholders or any class thereof, which has been convened by the chairman or the Board in accordance with Article 54, may be held by means of such telephone, electronic or other communication facilities as permits all persons participating in the meeting to communicate with each other and participation in such meeting shall constitute presence in person at such meeting. The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement as may be reasonable for the purpose of verifying the identity of shareholders participating by way of electronic or other communication facilities. Where reference is made in these Articles to the “place” at which a meeting is to be held, or any equivalent reference is made to the physical location of a meeting, such reference shall not apply to any meeting of shareholders that is held in accordance with this article 73. Articles 68 and 69 of these Articles shall only apply to any meeting held in accordance with article 73 to the extent and in the manner (which may include adopting the provisions of these Articles as necessary), determined by the directors.

VOTES OF SHAREHOLDERS

74	Subject to the right of the Company to set record dates for the purposes of determining the identity of shareholders entitled to notice of and/or to vote at a general meeting and/or any other special rights or restrictions as to voting for the time being attached by or in accordance with these Articles to any class of shares, every shareholder who is present in person or by proxy or represented by a duly authorised representative of a corporate shareholder shall have one vote for each share of which he is the holder. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

75	When there are joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose, seniority shall be determined by the order in which the names stand in the Register.

76	A shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in matters concerning mental disorder, may vote by his committee, receiver, guardian or other person appointed by that court, and any such committee, receiver, guardian or other person may vote by proxy.

77	No shareholder shall be entitled to vote at any general meeting unless any calls or other sums immediately payable by him in respect of shares in the Company have been paid.

78	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

79	Votes may be given personally or by proxy or by a duly authorised representative of a corporate shareholder.

80	(a)	Every shareholder entitled to attend and vote at a general meeting may appoint a proxy or proxies to attend, speak and vote on his behalf; provided that, where a shareholder appoints more than one proxy in relation to a general meeting, each proxy must be appointed to exercise the rights attached to a different share or shares held by him. The appointment of a proxy shall be in writing in any usual form or in any other form

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Annex C (continued)

which the Directors may approve and shall be signed by or on behalf of the appointer. The signature on such appointment need not be witnessed. A body corporate may sign a form of proxy under its common seal, under the hand of a duly authorised officer thereof or in such manner as the Directors may approve. A proxy need not be a shareholder of the Company. The appointment of a proxy in electronic form shall only be effective in such manner as the Directors may approve.

(b)	Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of a telephonic, electronic or Internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such telephonic, electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such telephonic, electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such telephonic, electronic or Internet communication or facility which purports to be or is expressed to be sent on behalf of a shareholder as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that shareholder.

81	Any shareholder may appoint a standing proxy or proxies or (if a body corporate) representative or representatives by depositing at the office a proxy or (if a body corporate) an authorisation and such proxy or authorisation shall be valid for all general meetings and adjournments thereof, until notice of revocation is received at the office. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the shareholder is present or in respect to which the shareholder has specially appointed a proxy or representative. Where a shareholder appoints more than one proxy or representative in relation to a general meeting, each proxy or representative must be appointed to exercise the rights attached to a different share or shares held by him. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorization and the operation of any such standing proxy or authorization shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

82	The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the office or at such other place in Ireland as is specified for that purpose in the notice convening the meeting, before the time appointed for the taking of the poll, or before such other time as may be determined by the directors and is specified in the notice convening the meeting and, in default, the instrument of proxy shall not be treated as valid. Where the instrument appointing a proxy is in electronic form, it may be so received where an address has been specified by the Company for the purpose of receiving electronic communications:

(a)	in the notice convening the meeting;

(b)	in any appointment of proxy sent out by the Company in relation to the meeting; or

(c)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting.

83	The instrument appointing a proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

84	Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a shareholder from attending and voting at the meeting or at any adjournment thereof.

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Annex C (continued)

85	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, if no intimation in writing of such death, insanity, revocation or transfer as aforesaid is received by the Company at the office ~~at least one hour~~ before the commencement of the meeting or adjourned meeting at which the proxy is used.

86	Subject to the ~~Acts~~Act, the Board may at its discretion waive any of the provisions of these Articles related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any shareholder at general meetings or to sign written resolutions.

DIRECTORS

87	The number of Directors shall not be less than two nor more than 12. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the fixed number the remaining Director or Directors shall be authorized to appoint an additional Director or additional Directors to meet such fixed number or may convene a general meeting of the Company for the purpose of making such appointment in their sole discretion.

88	The ordinary remuneration of the Directors who do not hold executive office for their services (excluding amounts payable under any other provision of these Articles) shall be payable in such amount and in such form as the Board may from time to time by resolution determine and in the absence of a determination to the contrary such remuneration shall be deemed to accrue from day to day ~~or such other amount and in such form as may be paid to the Director pursuant to the Company’s Directors’ Deferred Compensation Plan adopted on May 3, 2001 (as may be revised or superseded from time to time).~~ Subject thereto, each such Director shall be remunerated (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company.

89	If any Director shall be called upon to go or reside abroad, hold any executive position or office, serve on any committee or otherwise perform extra services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, the Company may remunerate such Director either by a fixed sum or by a percentage of profits, in securities or interests in same or otherwise as may be determined by a resolution passed at a meeting of the Directors and such remuneration may be either in addition to or in substitution for any other remuneration to which he may be entitled as a Director.

90	A Director is expressly permitted (for the purposes of Section 228(1)(d) of the Act) to use the Company’s property subject to such conditions as may be approved by the Board or such conditions as may have been approved pursuant to such authority as may be delegated by the Board in accordance with these Articles.

~~90~~91	A shareholding qualification for Directors may be fixed by the Company in general meeting and, unless and until so fixed, no qualification shall be required. A Director who is not a shareholder of the Company shall nevertheless be entitled to attend and speak at general meetings.

~~91~~92	Unless the Company otherwise directs, a Director of the Company may be or become a Director or other officer or employee of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director, other officer or employee of, or from his interest in, such other company.

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Annex C (continued)

BORROWING POWERS

~~92~~93	Subject to Part ~~III~~3 of the ~~1983~~ Act, the Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets, and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

POWERS AND DUTIES OF THE DIRECTORS

~~93~~94	The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the ~~Acts~~Act or by these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Articles and to the provisions of the ~~Acts~~Act. The powers given by this article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

~~94~~95	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

~~95~~96	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with Section ~~194~~231 of the Act.

~~96~~97	(a)	Subject to the ~~Acts~~Act, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, anybody corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favor of any resolution appointing the Directors or any of them to be directors, officers or employees of such other company, or voting or providing for the payment of remuneration to the directors, officers or employees of such company.

(b)	So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the ~~Acts~~Act, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Articles allow him to be appointed or from any transaction or arrangement in which these Articles allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

(c)	Subject to the ~~Acts~~Act and any further disclosure required thereby, a general notice to the Directors by a Director declaring that he is a director, officer or employee of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be sufficient declaration of interest in relation to any transaction or arrangement so made.

(d)	A Director who has disclosed his interest in a transaction or arrangement with the Company, or in which the Company is otherwise interested, may (subject to article ~~102~~103(~~c)~~d) be counted in the quorum and vote at any meeting at which such transaction or arrangement is considered by the Board.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     C-17

Annex C (continued)

(e)	For the purposes of these Articles, without limiting the generality of the foregoing, a Director is deemed to have an interest in a transaction or arrangement with the Company if he is the holder or beneficially interested in five percent or more of any class of the equity share capital of anybody corporate (or any other body corporate through which his interest derived) or of the voting rights available to shareholders of the relevant body corporate with which the Company is proposing to enter into a transaction or arrangement, provided, that, there shall be disregarded any shares held by such Director as bare or custodian trustee and in which the Director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust, investment trust company or in any other mutual fund in which the Director is only interested as an investor. For the purposes of this article, an interest of a person who is connected with a Director shall be treated as an interest of the Director.

~~97~~98	A Director may hold and be remunerated in respect of any other office or place of profit under the Company or any other company in which the Company may be interested (other than the office of auditor of the Company or any subsidiary thereof) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting or being interested, directly or indirectly, in any contract or arrangement with the Company or any such other company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise nor shall any Director so contracting or being so interested be liable to account to the Company for any profits and advantages accruing to him from any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

~~98~~99	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, but nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

~~99~~100	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

~~100~~101	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

~~101~~102	(a)	The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding Company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and wellbeing of the Company or of any such other Company as aforesaid, or its shareholders, and payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him hereunder, subject only, where the ~~Acts~~Act require, to disclosure to the shareholders and the approval of the Company in general meeting.

C-18     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex C (continued)

(b)	No Director or former Director shall be accountable to the Company or the shareholders for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

~~102~~103	(a)	A Director shall be entitled (in the absence of some other relevant interest than is indicated below) to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:

(i)	the giving of any security, guarantee or indemnity to him in respect of money lent by him to the Company or any of its subsidiary or associated companies or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary or associated companies;

(ii)	the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary or associated companies for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(iii)	any proposal concerning any offer of shares or debentures or other securities of or by the Company or any of its subsidiary or associated companies for subscription, purchase or exchange in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv)	any proposal concerning the adoption, modification or operation of any scheme for enabling employees or former employees (including full time executive Directors) of the Company and/or any subsidiary thereof to acquire shares in the Company or any arrangement for the benefit of employees or former employees of the Company or any of its subsidiaries under which the Director benefits or may benefit; or

(v)	any proposal concerning the giving of any indemnity pursuant to Articles ~~157~~158 to ~~164~~165 or the discharge of the cost of any insurance cover purchased or maintained pursuant to article ~~162~~163.

(b)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(c)	Nothing in Section 228(1)(e) of the Act shall restrict a director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board in accordance with these Articles. It shall be the duty of each Director to obtain prior approval of the Board, before entering into any commitment permitted by Sections 228(1)(e)(ii) and 228(2) of the Act.

(~~c~~d)	If a question arises at a meeting of Directors or of a committee of Directors as to the right of any Director to vote on a matter in which he has an interest and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may be referred, before the conclusion of the meeting, to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive. In relation to the chairman, such question may be resolved by a resolution of a majority of the Directors (other than the chairman) present at the meeting at which the question first arises.

(~~d~~e)	For the purposes of this article,

(i)	an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director; and

(ii)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     C-19

Annex C (continued)

DISQUALIFICATION OF DIRECTORS

~~103~~104	The office of a Director shall be vacated ipso facto if the Director:

(a)	is adjudged bankrupt in the State or in any other place or makes any arrangement or composition with his creditors generally;

(b)	is restricted or disqualified to act as a Director under the provisions of Chapter 4 of Part ~~VII~~14 of the ~~1990~~ Act;

(c)	in the State or elsewhere has an order made by any court claiming jurisdiction in that behalf on the ground (howsoever formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person by whatsoever name called) to exercise powers with respect to his property or affairs;

(d)	resigns his office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer;

(e)	is removed from office under article ~~110~~111; and

(f)	is for more than six months absent without permission of the Directors from meetings of the Directors held during that period, and they pass a resolution that he has by reason of such absence vacated office.

Any vacancy created by the removal of a Director pursuant to this article may be filled by the election of another Director in his place or, in the absence of any such election, by the Board in accordance with article ~~109~~110.

APPOINTMENT, ROTATION AND REMOVAL OF DIRECTORS

~~104~~105	At every annual general meeting of the Company, all of the Directors shall retire from office unless re-elected by Ordinary Resolution at the annual general meeting. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

~~105~~106	A retiring Director shall be eligible for re-election.

~~106~~107	The Company, at the meeting at which a Director retires in manner aforesaid, may fill the vacated office by electing a person thereto and in default the retiring Director shall, if offering himself for re-election, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office, or unless a resolution for the re-election of such Director has been put to the meeting and lost.

~~107~~108	The Board of Directors of the Company shall by resolution nominate such number of persons qualified to serve as independent Directors as shall be necessary or appropriate under applicable law or the rules and regulations of any securities exchange or automated quotation system on which the securities of the Company may be listed.

~~108~~109	Subject to the ~~Acts~~Act, no person other than a Director retiring at the meeting shall, be eligible for election to the office of Director unless:

(a)	in the case of a general meeting, such person is recommended by the Board;

(b)	~~(i) if the Company is a foreign private issuer within the meaning of Rule 405 of the United States Securities Act of 1933, as amended (a “foreign private issuer”),~~ in the case of an annual general meeting, ~~not less than 120 nor more than 150 days before the date fixed for the meeting, notice has been given to the Company by a shareholder qualified to vote at the meeting~~notice of the intention to propose such person for appointment or reappointment~~; or (ii) if the Company is not a foreign private issuer, in the case of an annual general meeting, not less than 120 nor more than 150 days before the date of the Company’s proxy statement released to shareholders in connection with the prior year’s annual general meeting, notice~~ executed by a shareholder (not being the person to be proposed) has been received by the Secretary of

C-20     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex C (continued)

the Company ~~of the intention to propose such person for appointment, in the case of each of clause (i) and (ii), setting~~ not less than 120 nor more than 150 days before the date of the Company’s proxy statement released to shareholders in connection with the prior year’s annual general meeting; provided, however, that if the annual general meeting is convened more than 30 days prior to or delayed by more than 60 days after the first anniversary of the date of the preceding year’s annual general meeting, the information must be so received not earlier than 120 days prior to such annual general meeting and not later than the close of business on the later of (x) the 90th day prior to such annual general meeting or (y) the 10th day following the day on which a public announcement of the date of the annual general meeting is first made. In no event shall any adjournment or postponement of an annual general meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of the notice described above. Such notice shall set forth:

(i)	as to each person whom the shareholder proposes to nominate for election or re-election as a Director:

(~~A)~~1)	the name, age, business address and residence address of such person~~, (B) the principal occupation or employment of such person, (C) the class, series and number of shares which are beneficially owned by such person,~~;

(2)	the principal occupation or employment of such person;

(3)	the class, series and number of shares which are beneficially owned by such person;

(~~D)~~4)	particulars which would, if he were so appointed, be required to be included in the Company’s Register of Directors and Secretaries ~~and~~;

(~~E),~~	~~in the case of clause (ii),~~5) all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of Directors pursuant to the rules and regulations of the United States Securities and Exchange Commission under Section 14 of the United States Exchange Act of 1934, as amended~~, together with notice executed by such person of his willingness to serve as a Director if so elected; provided~~(the “Exchange Act”);

(6)	a written consent executed by such person to serve as a Director if so elected;

(7)	a written representation and agreement that such person is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Company, will act or vote on any issue or question to be decided by the Board or that otherwise relates to the Company or the person’s service on the Board (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Company, with such person’s fiduciary duties under applicable law;

(8)	such other information as the Company may reasonably require, including but not limited to a written representation and agreement to comply with the Company’s Corporate Governance Guidelines, Code of Conduct, confidentiality, share ownership and trading policies and guidelines, or any rules, regulations and listing standards, in each case as applicable to Directors; and

(9)	such information or agreements necessary to determine the eligibility of such person to serve as a Director of the Company and to determine the independence of such person under the Exchange Act, related regulations thereunder and applicable stock exchange rules; and

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     C-21

Annex C (continued)

(ii)	as to each shareholder and each beneficial owner, if any, on whose behalf the nomination is made, any of their affiliates or associates and/or any others acting in concert with any of the foregoing, including the proposed nominee (each, a “Proponent Person” and collectively, the “Proponent Persons”):

(1)	the name and address of each such Proponent Person;

(2)	(aa) the class or series and number of shares of the Company’s capital stock that are, directly or indirectly, beneficially owned by each Proponent Person, (bb) any option, warrant, convertible security, stock appreciation right, swap or similar right or agreement with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, or which is intended to increase or decrease (or has the effect of increasing or decreasing) the voting power of any person with respect to the shares of any class or series of shares of the Company, whether or not such instrument or right or agreement shall be subject to settlement in the underlying class or series of shares of the Company or otherwise (a “Derivative Instrument”), owned beneficially, directly or indirectly, by such Proponent Person and any other direct or indirect opportunity of such Proponent Person to profit or share in any profit derived from any increase or decrease in the value of the shares of the Company, (cc) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such Proponent Person has a right to vote any shares of the Company or influence the voting over any such shares, (dd) any short interest of such Proponent Person in any security of the Company, (ee) any rights to dividends on the shares of the Company owned beneficially, directly or indirectly, by such Proponent Person that are separated or separable from the underlying shares of the Company, (ff) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proponent Person is a general partner or, which has a general partner in which such Proponent Person, directly or indirectly, beneficially owns an interest, (gg) any agreement, arrangement or understanding with respect to performance-related fees that any Proponent Person may directly or indirectly be entitled to based on the election of the proposed nominee or any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such Proponent Person’s immediate family sharing the same household or (hh) any personal or other direct or indirect material interest of any Proponent Person in the nomination to be submitted;

(3)	any other information relating to each such Proponent Person and the nomination that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors at an annual general meeting in a contested election pursuant to Section 14 of the Exchange Act, including the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act, regardless of whether such solicitation is subject to such provision) in such solicitation;

(4)	all other information relating to each such Proponent Person and the nomination which may be required to be disclosed under the Act or applicable listing standards of the primary exchange(s) on which the Company’s securities are listed; and

(5)	a representation that at least one Proponent Person is a shareholder of the Company at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such nomination and a representation whether or not each such shareholder will (A) deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares in the capital of the Company reasonably believed

C-22     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex C (continued)

by the shareholder or beneficial owner, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the shareholder and/or (B) otherwise solicit proxies from shareholders in support of such nomination.

In the event that a Proponent Person shall have breached any of their agreements with the Company or any information included in the notice described above ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading), such Proponent Person shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of any such breach, inaccuracy or omission in such previously provided information.

~~, however, that~~For the avoidance of doubt, no shareholder shall be entitled to propose any person to be appointed, elected or re-elected as a Director at any extraordinary general meeting.

~~109~~110	The Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an addition to the existing Directors, but so that the total, number of Directors shall not at any time exceed the number fixed in accordance with these Articles. Any Director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-election.

~~110~~111	The Company may, by Ordinary Resolution, of which ~~extended~~ notice has been given in accordance with Section ~~142~~146 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company, and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

~~111~~112	The Company may, by Ordinary Resolution, appoint another person in place of a Director removed from office under article ~~110~~111 and, without prejudice to the powers of the Directors under article ~~109~~110, the Company in general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director; provided, that the total number of Directors shall not at any time exceed the number fixed in accordance with these Articles. A person appointed in place of a Director so removed or to fill such a vacancy shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director. If at any general meeting resolutions are passed in respect of the election or re-election (as the case may be) of Directors which would result in the maximum number of Directors fixed in accordance with these Articles being exceeded, then those Director(s), in such number as exceeds such maximum fixed number, receiving the lowest total number of votes in favour of election or re-election (as the case may be) shall, notwithstanding the passing of any resolution in their favour, not be elected or re-elected (as the case may be) to the Board.

PROCEEDINGS OF DIRECTORS

~~112~~113	(a)	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they may think fit. The quorum necessary for the transaction of the business of the Directors shall be two or such higher number as may be fixed by the Directors. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     C-23

Annex C (continued)

(b)	No shareholder shall cause, directly or indirectly, any Director nominated by such shareholder to fail to attend any meeting of the Board for purposes of removing the quorum. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

(c)	Each Director present and voting shall have one vote and shall in addition to his own vote be entitled to one vote in respect of each other Director not present at the meeting who shall have authorised him in respect of such meeting to vote for such other Director in his absence. Any such authority may relate generally to all meetings of the Directors or to any specified meeting or meetings and must be in writing and may be sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed or facsimile signature of the Director giving such authority. The authority must be delivered to the Secretary for filing prior to or must be produced at the first meeting at which a vote is to be cast pursuant thereto.

~~113~~114	A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

~~114~~115	Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or, by word of mouth or sent to him by post, cable, telegram, telex, telecopier, electronic mail or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

~~115~~116	The continuing Directors may act notwithstanding any vacancy in their number; provided, however, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of summoning a general meeting of the Company but for no other purpose.

~~116~~117	The Directors may elect a chairman of the Board and determine the period for which each is to hold office. Any Director may be elected no matter by whom he was appointed but if no such chairman is elected, or if at any meeting the chairman is not present within a reasonable time (as determined by the Board) after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

~~117~~118	The Board may delegate any of its powers, authorities and discretions (including, without prejudice to the generality of the foregoing, all powers and discretions whose exercise includes or may include the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. Any such committee shall, unless the Board otherwise resolves, have power to sub-delegate to subcommittees any of the powers or discretions delegated to it. If no regulations are imposed by the Board the proceedings of a committee with two or more members shall be, as far as is practicable, governed by the Articles regulating the proceedings of the Board.

~~118~~119	All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

C-24     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex C (continued)

~~119~~120	A resolution in writing signed by all of the Directors shall be as effective as if it had been duly passed at a meeting of the Directors. Any such resolution may consist of several documents in the like form, each signed (whether by electronic signature, an advanced electronic signature or otherwise) by one or more of the Directors.

~~120~~121	A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

EXECUTIVES

~~121~~122	Subject to the ~~Acts~~Act, the Board may appoint any person to fill the positions of chairman and Chief Executive Officer who shall be Directors and shall be elected by the Board as soon as possible after each annual general meeting. In addition, the Board may appoint any person, whether or not he is a Director, to hold such executive or official position (except that of auditor) as the Board may from time to time determine. The Company may enter into an agreement or arrangement with any person elected or appointed pursuant to this article for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director and any such person shall serve for such period and upon such terms (including, without limitation, as to term and remuneration (which may be in addition to or in lieu of any ordinary remuneration as a Director)) as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such executive may have against the Company or the Company may have against such executive for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the ~~Acts~~Act or these Articles, the powers and duties of such executives of the Company shall be such (if any) as are determined from time to time by the Board.

~~122~~123	The emoluments of any Director holding executive office for his services as such shall be determined by the Board and may be of any description and (without limiting the generality of the foregoing) may include the admission to or continuance of membership of any plan (including any share acquisition plan) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependents or the payment of a pension or other benefits to him or his dependents on or after retirement or death, apart from membership or any such plan or fund.

SECRETARY/ASSISTANT/DEPUTY SECRETARIES

~~123~~124	The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them. In addition, the Directors may appoint an assistant company secretary (an “Assistant”) and/or a deputy company secretary (a “Deputy”) for such term, at such remuneration and upon such conditions as they may think fit; and any such Assistant or Deputy so appointed may be removed by them and references herein to “secretary” shall be construed, if permitted, as including references to an Assistant or a Deputy.

~~124~~125	A provision of the ~~Acts~~Act or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

THE SEAL

~~125~~126	The seal shall be used only by the authority of the Directors or of a committee authorised by the Directors on their behalf (a “Sealing Committee”).

~~126~~127	The Company may exercise the powers conferred by Section ~~41~~44 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors and any Sealing Committee.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     C-25

Annex C (continued)

~~127~~128	(a)	Every instrument to which the seal shall be affixed shall be signed by (i) a Director and shall also be signed by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose or (ii) by any two members of a Sealing Committee, save that as regards any certificates for shares or debentures or other securities of the Company the Directors may determine by resolution that such signatures or either of them shall be dispensed with, or be printed thereon or affixed thereto by some method or system of mechanical signature provided that in any such case the certificate to be sealed shall have been approved for sealing by the Secretary or by the registrar of the Company or by the auditors or by some other person appointed by the Directors for this purpose in writing (and, for the avoidance of doubt, it is hereby declared that it shall be sufficient for approval to be given and/or evidenced either in such manner (if any) as may be approved by or on behalf of the Directors or by having certificates initialled before sealing or by having certificates presented for sealing accompanied by a list thereof which has been initialled) and provided that the Secretary or a Director may affix a seal over his signature alone to authenticate copies of these Articles, the minutes of any meeting or any other documents requiring authentication.

(b)	For the purposes of this article, any instrument in electronic form to which the seal is required to be affixed, shall be sealed by means of an advanced electronic signature based on a qualified certificate of (i) a Director and the Secretary or of a second Director or by some other person appointed by the Directors for the purpose or (ii) by any two members of a Sealing Committee.

DIVIDENDS AND RESERVES

~~128~~129	The Company in general meeting may declare and pay dividends, but no dividends shall exceed the amount recommended by the Directors.

~~129~~130	The Directors may from time to time pay to the shareholders such interim dividends as appear to the Directors to be justified by the profits of the Company. If the share capital is divided into different classes, the Directors may declare and pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these Articles, under the terms of issue of any shares or under any agreement to which the Company is a party, or otherwise) relating to the application, or the priority of application, of the Company’s profits available for distribution or to the declaration or as the case may be the payment of dividends by the Company. Subject as aforesaid, the Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

~~130~~131	No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of ~~Part IV~~the Act (other than sections 124 and 125 of the ~~1983~~ Act which shall not apply).

~~131~~132	The Directors may, before declaring or recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

~~132~~133	Subject to article ~~145~~146 and the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this article as paid on the share. All dividends shall be apportioned and paid

C-26     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex C (continued)

proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

~~133~~134	The Directors may deduct from any dividend payable to any shareholder all sums of money (if any) immediately payable by such shareholder to the Company on account of calls or otherwise in relation to the shares of the Company.

~~134~~135	The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of the Company or any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may ~~authorize~~authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of an Ordinary Resolution.

~~135~~136	Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by: (i) cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered, address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct; (ii) by interbank transfer or other electronic means to such account as the payee or payees shall in writing direct or, where applicable, using the facilities of a relevant system; or (iii) by such other method of payment as the shareholder (or in the case of joint holders of a share, all of them) may agree to. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders. Payment of the cheque or warrant or other form of payment shall be a good discharge to the Company. Every such payment shall be sent at the risk of the person entitled to the money represented thereby.

~~136~~137	Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

~~137~~138	No dividend shall bear interest against the Company.

ACCOUNTS

~~138~~139	The Directors shall ~~cause proper books of account~~, in accordance with Chapter 2 of Part 6 of the Act, cause adequate accounting records to be kept, whether in the form of documents, electronic form or otherwise, that are sufficient to:-

(a)	correctly record and explain the transactions of the Company;

(b)	~~will~~enable at any time ~~enable the~~, the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     C-27

Annex C (continued)

(c)	~~will~~ enable the Directors to ensure that any ~~balance sheet, profit and loss account or income and expenditure account of the Company complies~~financial statements of the Company, required to be prepared under Sections 290 or 293 of the Act, and any directors’ reports required to be prepared under Section 235 of the Act, comply with the requirements of the ~~Acts~~Act and where applicable 4 of Regulation (EC) No. 1606/2002 of the European Parliament and of the Council of 19 July 2002 on the application of international accounting standards; and

(d)	~~will~~ enable the accounts of the Company to be readily and properly audited.

~~139~~140	The ~~books of account~~accounting records shall be at the office or, subject to Section ~~202~~283 of the ~~1990~~ Act, at such place as the Directors think fit and shall at all reasonable times be open to inspection by the officers of the Company and by any other persons entitled pursuant to the ~~Acts~~Act to inspect the books of account of the Company. No member (not being a director) shall have any right to inspect any financial statement or accounting record of the Company except as authorized by the directors under Section 284(4) of the Act or by the company in general meeting.

~~140~~141	In accordance with the provisions of the ~~Acts~~Act, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company such ~~profit and loss accounts, balance sheets, group accounts~~statutory financial statements of the Company and reports as are required by the ~~Acts~~Act to be prepared and laid before the annual general meeting of the Company.

~~141~~142	A copy of ~~every balance sheet~~the statutory financial statements of the Company (including every document required by law to be annexed thereto) which is required to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and auditors’ report, or summary financial statements prepared in accordance with Section 1119 of the Act, shall be sent by post, electronic mail or any other means of electronic communication, not less than 21 Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the ~~Acts~~Act to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent electronically with the consent of the recipient to the address of the recipient notified to the Company by the recipient for such purposes~~. The Company may send by post, electronic mail or any other means of electronic communication a~~ and provided, where the Directors elect to send summary financial ~~statement to its shareholders or persons nominated by any shareholder. The Company may meet, but shall be under no obligation to meet, any request from any of its shareholders to be sent additional copies of its full report and accounts or summary financial statement or other communications with its shareholders.~~statements to the members, any member may request that he be sent a copy of the statutory financial statements of the Company.

CAPITALISATION OF PROFITS

~~142~~143	(a)	The Company in general meeting may upon the recommendation of the Directors resolve that any sum for the time being standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund ~~or~~, share premium account or any undenominated capital) or to the credit of profit and loss account be capitalised and applied on behalf of the shareholders who would have been entitled to receive the same if the same had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any shares held by them respectively or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully-paid up to and amongst such holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which sums standing to the credit of the capital redemption reserve fund ~~or the~~, share premium account or any undenominated capital shall be applied shall be those permitted by ~~sections 62 and 64~~section 1021 of the Act.

C-28     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex C (continued)

(b)	The Company in general meeting may on the recommendation of the Directors resolve that any sum for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution be capitalised by applying such sum in paying up in full unissued shares to be allotted as fully-paid bonus shares to those shareholders of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions), and the Directors shall give effect to such resolution.

~~143~~144	Whenever a resolution shall have been passed pursuant to article ~~134~~135, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully-paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale amongst the shareholders otherwise entitled to such fractions in due proportions) and also to ~~authorise~~authorize any person to enter on behalf of all the shareholders concerned into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such shareholders.

~~144~~145	The Directors may from time to time at their discretion, subject to the provisions of the ~~Acts~~Act and, in particular, to their being duly authorised pursuant to Section ~~20~~1021 of the ~~1983~~ Act, to allot the relevant shares, to offer to the holders of ordinary shares the right to elect to receive in lieu of any dividend or proposed dividend or part thereof an allotment of additional ordinary ~~share’s~~shares credited as fully paid. In any such case the following provisions shall apply:

(a)	The basis of allotment shall be determined by the Directors.

(b)	The Directors shall give notice in writing (whether in electronic form or otherwise) to the holders of ordinary shares of the right of election offered to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective. The Directors may also issue forms under which holders may elect in advance to receive new ordinary shares instead of dividends in respect of future dividends not yet declared (and, therefore, in respect of which the basis of allotment shall not yet have been determined).

(c)	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which the right of election as aforesaid has been duly exercised (the “Subject Ordinary Shares”) and in lieu thereof additional ordinary shares (but not any fraction of a share) shall be allotted to the holders of the Subject Ordinary Shares on the basis of allotment determined aforesaid and for such purpose the Directors shall capitalise, out of such of the sums standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund ~~or~~ , share premium account or any undenominated capital) or to the credit of the profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional ordinary shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to and amongst the holders of the Subject Ordinary Shares on such basis.

(d)	The additional ordinary shares so allotted shall rank pari passu in all respects with the fully-paid ordinary shares then in issue save only as regards to participation in the relevant dividend or share election in lieu.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     C-29

Annex C (continued)

(e)	The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power to the Directors to make such provisions as they think fit where shares would otherwise have been distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded and the benefit of fractional entitlements accrues to the Company rather than to the holders concerned). The Directors may authorise any person to enter on behalf of all the holders interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

(f)	The Directors may on any occasion determine that rights of election shall not be offered to any holders of ordinary shares who are citizens or residents of any territory where the making or publication of an offer of rights of election or any exercise of rights of election or any purported acceptance of the same would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

RECORD DATE

~~145~~146	Notwithstanding any other provisions of these Articles, the Company may by Ordinary Resolution or the Board may fix any date as the record date for the purpose of identifying the persons entitled to receive any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of, and entitled to vote at, general meetings or entitled to express consent to corporate action in writing without a meeting. Any such record date may be on or at any time (i) not more than 60 days before any date on which such dividend, distribution, allotment or issue is declared, paid or made, (ii) not more than 90 days nor less than 10 days before the date of any such meetings and (iii) not more than 10 days after the date on which the resolution fixing the record date for a shareholder action by written consent is adopted by the Board.

AUDIT

~~146~~147	Auditors shall be appointed and their duties regulated in accordance with ~~sections 160 to 163 of~~ the Act ~~or any statutory amendment thereof~~.

NOTICES

~~147~~148	Any notice or other document (including a share certificate) may be served on or delivered to any shareholder by the Company either personally or by sending it by electronic record, facsimile, through the post (by airmail where applicable) in a pre-paid letter addressed to such shareholder at his address as appearing in the Register or by any other means. Acknowledgement of receipt shall not be required and is not a condition of valid service of due notice. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document (i) if given by facsimile, shall be deemed to have been served or delivered at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a Business Day, at the beginning of the following Business Day), (ii) if sent by post, shall be deemed to have been served or delivered three Business Days or, if to an address outside the United States, seven calendar days after it was put in the post with first-class postage prepaid or (iii) if given by electronic mail, shall be deemed to have been served or delivered 48 hours after the time such electronic mail is transmitted (or, if such time is not during a Business Day, at the beginning of the following Business Day), or (iv) if given by any other means, shall be deemed to have been served or delivered when delivered at the applicable address, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post, except for electronic means where the record of the Company’s or its agent’s system shall be deemed to be the definitive record of delivery.

~~148~~149	For the purposes of these Articles and the Act, a document shall be deemed to have been sent to a shareholder if a notice is given, served, sent or delivered to the shareholder and the notice specifies the website or hotlink or other electronic link at or through which the shareholder may obtain a copy of the relevant document.

C-30     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex C (continued)

~~149~~150	Any notice of a general meeting of the Company shall be deemed to be duly given to a shareholder, or other person entitled to it, if it is sent to him by cable, telex, telecopier, electronic mail or other mode of representing or reproducing words in a legible and ~~no~~not transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served 24 hours after its dispatch.

~~150~~151	Any notice or other document delivered, sent or given to a shareholder in any manner permitted by these Articles shall, notwithstanding that such shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

~~151~~152	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a shareholder by sending it through the post in a prepaid letter addressed to them by name or by title of representatives of the deceased or official assignee in bankruptcy or by any like description at the address supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

~~152~~153	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

WINDING UP

~~153~~154	The interests of the shareholders in the Company shall be liquidated upon the occurrence of any one of the following events (each a “Termination Event”):

(a)	the unanimous vote of the shareholders;

(b)	the involuntary liquidation of the Company; or

(c)	as otherwise provided or required by applicable law.

~~154~~155	Upon the occurrence of any Termination Event, the Company shall be wound up and dissolved. In connection with the winding up and dissolution of the Company, a liquidator appointed by the affirmative vote of a majority of the shares shall proceed, in its sole discretion, with the liquidation of all the assets of the Company and the final distribution of the assets of the Company, in the following manner and order of priority:

(a)	first, to the creditors (including any shareholders or their respective affiliates that are creditors) of the Company in satisfaction of all the Company’s debts and liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidator, reasonably necessary therefor); and

(b)	second, 100% to the shareholders, proportionate to their ownership of the total number of shares then outstanding.

~~155~~156	If any dividend or other distribution shall have been made by the Company to the shareholders prior to the winding-up and dissolution of the Company, any amounts received by any shareholder from such dividends or other distributions shall be deducted from the amount such shareholder would otherwise be entitled to receive in

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     C-31

Annex C (continued)

the winding-up and dissolution of the Company, and the aggregate amount of all dividends and other distributions previously made by the Company to the shareholders shall be deemed to be included in amounts available for distribution to shareholders in the event of the winding-up and dissolution of the Company.

~~156~~157	If the Company is wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the ~~Acts~~Act, divide among the shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

~~157~~158	Subject to the proviso below and the ~~Acts~~Act, every Director, officer of the Company, member of a committee of the Board and any other persons appointed pursuant to article ~~121~~122 (each, individually, a “Covered Person”) shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses payable) incurred or suffered by him as such Covered Person and the indemnity contained in this article shall extend to any person acting as a Covered Person in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election; provided always that the indemnity contained in this article shall not extend to any matter which would render it void pursuant to the ~~Acts~~Act.

~~158~~159	Every Covered Person shall be indemnified out of the funds of the Company against all liabilities incurred or suffered by him as such Covered Person in defending any proceedings, whether civil or criminal, and the Company shall pay such amounts unless expressly prohibited by the ~~Acts~~Act.

~~159~~160	To the extent that any Covered Person is entitled to claim an indemnity pursuant to these Articles in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

~~160~~161	To the maximum degree permitted under applicable law, each shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Covered Person on account of any action taken by such Covered Person or the failure of such Covered Person to take any action in the performance of his duties with or for the Company; provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Covered Person or to recover any gain, personal profit or advantage to which such Covered Person is not legally entitled.

~~161~~162	Subject to the ~~Acts~~Act, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to these Articles shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to these Articles. Each shareholder of the Company, by virtue of his acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this article, are made to meet expenditures incurred for the purpose of enabling such Covered Person to properly perform his duties as such Covered Person.

C-32     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex C (continued)

~~162~~163	The Directors shall have power to purchase and maintain for, or for the benefit of, any person (including themselves) who is or was at any time a Director, the Secretary or other officer, executive, employee or agent of the Company, or any director, executive, employee or agent of any of the Company’s subsidiaries, insurance against any liability as referred to in Section ~~200~~235 of the Act or otherwise.

~~163~~164	The Company may additionally indemnify any employee or agent of the Company or any director, executive, employee or agent of any of its subsidiaries to the fullest extent permitted by law.

~~164~~165	It being the policy of the Company that indemnification of the persons specified in this article shall be made to the fullest extent permitted by law, the indemnification provided by this article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Articles, any agreement, any insurance purchased by the Company, vote of shareholders or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth. As used in this article, references to the “Company” include all constituent companies in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved. The indemnification provided by this article shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of their heirs, executors, and administrators.

UNTRACED SHAREHOLDERS

~~165~~166	The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a shareholder or any share or stock to which a person is entitled by transmission if and provided that:

(a)	for a period of 12 years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the shareholder or to the person entitled by transmission to the share or stock at his address on the Register or other last known address given by the shareholder or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the shareholder or the person entitled by transmission;

(b)	at the expiration of the said period of 12 years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (a) of this article is located of its intention to sell such share or stock;

(c)	the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the shareholder or person entitled by transmission; and

(d)	if any shares in the Company are listed or dealt in on a stock exchange or automated quotation system, notice shall have been to the relevant department of such stock exchange or automated quotation system of the Company’s intention to make such sale or purchase prior to the publication of advertisements.

~~166~~167	If during any 12 year period referred to in article ~~165~~166(a) above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of article ~~165~~166 (other than the requirement that they be in issue for 12 years) have been satisfied in regard to the further shares, the Company may also sell or purchase the further shares.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     C-33

Annex C (continued)

~~167~~168	To give effect to any such sale the Company may appoint any person to execute as transferor an instrument, of transfer of such share or stock and such instrument of transfer shall be as effective’ as if it had been executed by the registered holder of or person entitled by transmission to such share or stock. The net proceeds of sale or purchase of shares shall belong to the Company which, for the period of six years after the transfer or purchase, shall be obliged to account to the former shareholder or other person previously entitled as aforesaid, for an amount equal to such proceeds and shall enter the name of such former shareholder or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit. After the said six-year period has passed, the net proceeds of sale shall become the property of the Company, absolutely, and any rights of the former shareholder or other person previously entitled as aforesaid shall terminate completely.

DESTRUCTION OF DOCUMENTS

~~168~~169	The Company may destroy:

(a)	any share certificate which has been cancelled, at any time after the expiry of one year from the date of such cancellation;

(b)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

(c)	any instrument of transfer of shares which has been registered, at any time after the expiry of six years from the date of registration; and

(d)	any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

and it shall be presumed conclusively in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(a)	the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(b)	nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(c)	references in this article to the destruction of any document include references to its disposal in any manner.

C-34     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex C (continued)

~~Names, Addresses and Descriptions of Subscribers~~

Names, Addresses and Descriptions of Subscribers
Willis Group Holdings Limited Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda	Thirty Nine Thousand, Nine Hundred and Ninety Four Ordinary ~~Share~~Shares
For and on behalf of Attleborough Limited Arthur Cox Building Earlsfort Terrace One Ordinary Share Dublin 2	One Ordinary Share
For and on behalf of Fand Limited Arthur Cox Building Earlsfort Terrace Dublin 2	One Ordinary Share
For and on behalf of AC Administration Services Limited Arthur Cox Building, Earlsfort Terrace Dublin 2	One Ordinary Share
Jacqueline McGowan-Smyth Arthur Cox Building, Earlsfort Terrace, Dublin 2 Company Secretary	One Ordinary Share
James Heary Arthur Cox Building, Earlsfort Terrace, Dublin 2 Chartered Accountant	One Ordinary Share
Emma Hickey Arthur Cox Building, Earlsfort Terrace, Dublin 2 Company Secretary	One Ordinary Share
Dated the 23rd day of September 2009

Witness to the above signatures: Louise Gaffney
Arthur Cox Building, Earlsfort Terrace, Dublin 2

~~Dated the 23rd day of September 2009~~

~~Witness to the above signatures: Louise Gaffney~~
~~Arthur Cox Building, Earlsfort Terrace, Dublin 2~~

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     C-35

Annex C (continued)

Part II - Companies Act Amendments to Memorandum of Association

Companies ~~Acts 1963 to 2013~~Act 2014

A PUBLIC COMPANY LIMITED BY SHARES

~~MEMORANDUM and ARTICLES OF ASSOCIATION~~

CONSTITUTION

of

Willis Towers Watson Public Limited Company

~~Arthur Cox~~

~~Arthur Cox Building~~

~~Earlsfort Terrace~~

~~Dublin 2~~

C-36     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex C (continued)

Companies ~~Acts 1963 to 2013~~Act 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

-of-

Willis Towers Watson Public Limited Company

(as amended by ~~Special Resolution dated 30 December 2009~~all resolutions passed up to and including [●] 2017)

1	The name of the Company is Willis Towers Watson Public Limited Company.

2	The Company is ~~to be~~ a public limited company registered for the purposes of Part 17 of the Companies Act 2014.

3	The objects for which the Company is established are:

3.1	(a)	To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

(b)	To acquire the entire issued share capital of Willis Group Holdings Limited, a Bermudan registered company.

(c)	To carry on the business of consulting, technology and solution services regarding global insurance brokerage, reinsurance, financial services, risk management, benefits, talent management, rewards and capital management, and to do all things usually dealt in by all persons carrying on the above mentioned businesses or any of them or likely to be required in connection with any of the said businesses.

3.2	To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.3	To facilitate and encourage the creation, issue or conversion of and to offer for public subscription shares, stocks, debentures, debenture stock, bonds, obligations and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.4	To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or encumbrances, for any estate or interest whatever, and any rights, privileges easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

3.5	To sell or otherwise dispose of any of the property or investments of the Company.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     C-37

Annex C (continued)

3.6	To establish and contribute to any scheme for the purchase of shares in the Company to be held for the benefit of employees and/or former employees of the Company and any of its subsidiaries and to lend or otherwise provide money to such schemes or the employees and/or former employees of the Company and any of its subsidiaries to enable them to purchase shares of the Company.

3.7	To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the directors of Company shall deem fit to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property asset for a rent or-return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the directors of the Company shall deem appropriate.

3.8	To acquire and undertake the whole or any part of the business, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the business which the Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, stocks, debentures, debenture stock, bonds, obligations and securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, stocks, debentures, debenture stock, bonds, obligations and securities so received.

3.9	To apply for, purchase or otherwise acquire any patents, brevets ~~d’invention~~d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

3.10	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly to benefit the Company.

3.11	To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

3.12	To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of the Company or not, and to give all kinds of indemnities.

3.13	To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

3.14	To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s

C-38     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex C (continued)

holding company ~~as~~or a subsidiary (as those terms are defined ~~by section 155 ofi~~n the Companies Act ~~1963 or a subsidiary as therein defined~~2014) of any such holding company or otherwise associated with the Company in business.

3.15	To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by, the issue of shares, stocks, debentures, debenture stock, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

3.16	To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures other negotiable or transferable instruments.

3.17	To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of the Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit the Company.

3.18	To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, debenture stock, bonds, obligations, securities, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

3.19	To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities.

3.20	To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

3.21	To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

3.22	To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including directors and ex-directors of the Company and the spouses, widows or widowers and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

3.23	To remunerate by cash payments or allotment of shares or securities of the Company credited as fully-paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     C-39

Annex C (continued)

3.24	To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

3.25	To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to the Company or of which the Company may have the power of disposing.

3.26	To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

3.27	To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

3.28	To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

3.29	To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

3.30	To procure the Company to be registered or recognised in any foreign country or in any colony or dependency of any such foreign country.

3.31	To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

3.32	To make gifts or grant bonuses to the directors of the Company or any other persons who are or have been in the employment of the Company.

3.33	To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

3.34	To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

3.35	To make or receive gifts by way of capital contribution or otherwise.

The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except, where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within objects of the first sub-clause of this clause.

NOTE:	It is hereby declared that the word “company” in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be in no way limited or restricted by reference to or inference from the terms of any other paragraph.

C-40     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex C (continued)

4	The liability of the members is limited.

5	The share capital of the Company is €40,000 divided into 40,000 ordinary shares of €1.00 each and US$575,000 divided into 1,510,003,775 ordinary shares of US$0.000304635 each and 1,000,000,000 preferred shares of US$0.000115 each.

6	The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended Articles of Association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s Articles of Association for the time being.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     C-41

Annex C (continued)

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this Memorandum of Association and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, Addresses and Descriptions of Subscribers	Number of Shares Taken by Each Subscriber
Willis Group Holdings Limited Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda	Thirty Nine Thousand, Nine Hundred and Ninety Four Ordinary Shares
For and on behalf of Attleborough Limited Arthur Cox Building Earlsfort Terrace Dublin 2	One Ordinary Share
For and on behalf of Fand Limited Arthur Cox Building Earlsfort Terrace Dublin 2	One Ordinary Share
For and on behalf of AC Administration Services Limited Arthur Cox Building, Earlsfort Terrace Dublin 2	One Ordinary Share
Jacqueline McGowan-Smyth Arthur Cox Building, Earlsfort Terrace, Dublin 2 Company Secretary	One Ordinary Share
James Heary Arthur Cox Building, Earlsfort Terrace, Dublin 2 Chartered Accountant	One Ordinary Share
Emma Hickey Arthur Cox Building, Earlsfort Terrace, Dublin 2 Company Secretary	One Ordinary Share
Dated the 23rd day of September 2009

Witness to the above signatures: Louise Gaffney Arthur Cox Building, Earlsfort Terrace, Dublin 2

~~Dated the 23rd day of September 2009~~

~~Witness to the above signatures:~~	 ~~Louise Gaffney~~
~~Arthur Cox Building,  Earlsfort Terrace, Dublin 2~~

C-42     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex D: Summary of Companies Act Amendments

Part I - Summary of Optional Provisions in the Companies Act 2014 from which the Company Proposes to Opt Out

Sections of the Companies Act 2014 from which the Company proposes to opt out	Relevant section of current Articles of Association	Company’s reason for opting out of the section
43(2) and (3)	125 and 127	Sections 43(2) and (3) deal with the use of the common seal of a company. We propose to opt out of these sections as an equivalent, but more detailed, provision for use of the Company’s common seal is made in Articles 125 and 127.
65(2) to (7)	Not applicable	Sections 65(2) to (7) deal with the power of a company to convert shares into stock and reconvert stock into shares. We propose to opt out of these sections as they are not contemplated in the Company’s existing Articles of Association and the intention is to preserve the status quo.
77 and 78 (other than 78(4))	22 to 27	Sections 77 and 78 deals with calls on shares. We propose to opt out of these sections (other than section 78(4)) as these matters are already provided for in Articles 22 to 27.
80	17 to 20	Section 80 deal with liens on shares. We propose to opt out of this section as these matters are already provided for in Articles 17 to 20.
81	39 to 46	Section 81 deals with forfeiture of shares. We propose to opt out of this section as these matters are already provided for in Articles 39 to 46.
94(8)	28	Section 94(8) deals with the instrument of transfer for shares and the regulation of such instruments under the Stock Transfer Act 1963. We propose to opt out of this section as such matter is already provided for in Article 28.
95(1)	30 and 31	Section 95(1) deals with restrictions on the transfer of shares. We propose to opt out of this section as such matter is already provided for in Articles 30 and 31.
96(2) to (11)	34 to 38	Sections 96(2) to (11) deal with transmission of shares in a company. We propose to opt out of these sections as such matter is already provided for in Articles 34 to 38.
124 and 125	128 to 137	Sections 124 and 125 deal with the declaration and payment of dividends by a company. We propose to opt out of these sections as such matters are already provided for in Articles 128 to 137.
126	142 and 143	Section 126 deals with the capitalization of a company’s reserves for the purposes of making bonus issues of shares. We propose to opt out of this section as such matter is already provided for in Articles 142 and 143.
144(3)	104 to 111	Section 144(3) deals with the appointment of directors. We propose to opt out of this section as such matter is already provided for in Articles 104 to 111.
148(2)	103	Section 148(2) deals with how the office of a director may be vacated before the end of the appointed term. We propose to opt out of this section as such matter is already provided for in Article 103.
157 to 164 (excluding 161(7), which is not applicable to the Company and 161(2) to 161(4))	93, 94, 97, 98, 113 to 122	Sections 157 to 164 deal with a board’s power of management and delegation, the appointment of a managing director, the establishment of board committees, matters relating to board procedures and the appointment of alternate directors. We propose to opt out of these sections as such matters are already provided for in Articles 93, 94, 97, 98, 113 to 122.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     D-1

Annex D (continued)

Sections of the Companies Act 2014 from which the Company proposes to opt out	Relevant section of current Articles of Association	Company’s reason for opting out of the section
165	Not applicable	We propose to opt out of this provision as it is not contemplated in the Company’s existing Articles of Association and the intention is to preserve the status quo.
178(1) and (2)	Not applicable	Section 178(1) and (2) deal with the convening of extraordinary general meetings by shareholders. We propose to opt out of these sections as such matter is not contemplated in the Company’s existing Articles of Association and the intention is to preserve the status quo.
180(5), 181(1) and 181(6)	57, 58 and 151	Sections 180(5), 181(1) and 181(6) deal with how notices of general meetings are given and who is entitled to receive such notices. We propose to opt out of these sections as such matters are already provided for in Articles 57, 58 and 151.
182(2), (4) and (5)	62 and 63	Sections 182(2), (4) and (5) deal with quorum requirements for a general meeting of a company. We propose to opt out of these sections as such matters are already provided for in Articles 62 and 63.
183(3)	80(a)	We propose to opt out of Section 183(3) as otherwise it would prohibit the appointment of multiple proxies which is expressly permitted by Article 80(a).
186(c)	59	Section 186(c) deals with one aspect of the business of the annual general meeting. We propose to opt out of this section as the entire business of the annual general meeting is already provided for in Article 59.
187 and 188	64 to 71 and 74 to 79	Sections 187 and 188 deal with the conduct of general meetings and voting at such meetings. We propose to opt out of these sections as such matters are already provided for in Articles 64 to 71 and 74 to 79.
218(1), (3), (4) and (5)	147 to 152	Sections 218(1), (3), (4) and (5) deal with the service of notice on members of a company. We propose to opt out of these sections as such matter is already provided for in Articles 147 to 152.
229(1) and 230	91 and 98	Sections 229(1) and 230 deal with potential conflicting interests of directors. We propose to opt out of these sections as such matters are provided for in Articles 91 and 98.
338(5) and (6) and 339(7)	141 and 149	Sections 338(5) and (6) and 339(7) deal with delivery of financial statements via the website of a company and the sending of financial statements to members. We propose to opt out of these sections as such matters are already provided for in Articles 141 and 149.
618(1)(b)	155	Section 618(1)(b) deals with the distribution of property on a winding up of a company. We propose to opt out of this section as such matter is already provided for in Article 155.
620(8)	136	Section 620(8) stipulates the timeframe for claiming dividends. We propose to opt out of this section as such matter is already provided for in Article 136.
1090	104 to 106	Section 1090 deals with the rotation of directors. We propose to opt out of this section as such matter is provided for in Articles 104 to 106.
1092	88	Section 1092 deals with the remuneration of directors. We propose to opt out of this section as this matter is already provided for in Article 88.
1093 and 193(1)	Not applicable	Section 1093 and 193(1) deal with written resolutions of members. We propose to opt out of these sections as they are not contemplated in the Company’s existing Articles of Association and the intention is to preserve the status quo.

D-2     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex D (continued)

Part II - Summary of Optional Provisions in the Companies Act 2014 from which the Company Does Not Propose to Opt Out

Sections of the Companies Act 2014 from which the Company does not propose to opt out	Reason the Company does not propose to opt out of the section
66(4)	Section 66(40 is being retained as it enables a company to issue redeemable shares.
78(4) and 79	Sections 78(4) and 79 are being retained as they enable a company to deal with the payment of calls on shares in a manner not currently provided for in the Articles of Association and which affords greater flexibility to the Directors.
83 and 84	Sections 83 and 84 are being retained as they contain the powers necessary for a company to implement capital reductions and capital variations under the Companies Act 2014.
97	Section 97 is being retained as it facilitates the transmission of shares.
Sections 161(2) to (4)	Sections 161(2) to (4) are being retained as they facilitate the passing of written resolutions of the directors notwithstanding that a director or directors are not permitted to sign them.

Part III - Summary of Other Amendments Being Made Relating to the Passing of the Companies Act 2014 or for Administrative or Housekeeping Reasons

Amendment to current Articles of Association	Reason for the Amendment
All references to the old Irish company law statutes, which were repealed when the Companies Act 2014 became effective on June 1, 2015 are replaced by references to the Companies Act 2014 or, where appropriate, have been deleted.	To ensure that our Memorandum and Articles of Association are consistent with the statutory references in the Companies Act 2014.
Insert references to undenominated capital	In various places in our Articles of Association, the expression “undenominated capital” is being inserted as this expression is now used in the Companies Act 2014 to refer to that part of a company’s issued share capital which is not represented by the nominal (or par) value paid up on a company’s issued shares.
Article 6	Article 6 is being updated to give additional flexibility to the Company in making acquisitions of its own shares in accordance with the provisions of the Companies Act 2014.
Deletion of Articles 11(c) and (d)	Articles 11(c) and (d) are being deleted as they concern the authority of our Board to allot shares and the dis-application of statutory pre-emption rights as the renewal of those authorities is now sought on a regular basis outside of our Articles of Association at our annual general meetings.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     D-3

Annex D (continued)

Amendment to current Articles of Association	Reason for the Amendment
Amendment to Article 16	Article 16 is being updated to reflect the revised wording in the corresponding provision (section 82) of the Companies Act 2014.
Amendment to Article 50	Article 50 is a minor administrative update to clarify that the Company will not be obliged to incur costs relating to the cashing out of fractional interests as part of an alteration or reorganization of its share capital.
Amendment to Article 59	Article 59 is being updated in order to ensure that it is consistent with section 186 of the Companies Act 2014.
Article 73	Article 73 is being amended to clarify that shareholders meetings may be held pursuant to Article 73 without the need for shareholders to be physically present at a designated location.
Article 82	Article 82 is being amended to give the directors greater flexibility to see the time for receipt of proxies in the notice of a shareholders meeting.
Amendment to Article 85	Article 85 is being amended by the deletion of the time limit within which a proxy may be revoked as this is now governed by Section 183(10) of the Companies Act 2014, which specifies that such revocation will be valid if received at a company’s registered office at any time before the commencement of the meeting or adjourned meeting at which the proxy is used.
New Article 90	Section 228(1)(d) of the Companies Act 2014 codifies the common law restriction on the use of company property by directors save to the extent permitted by a company’s constitution. A new Article 90 is being adopted so that our directors may continue to use Company property pursuant to or in connection with the exercise or performance of their duties, functions and powers as directors or employees; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorized by our Board from time to time.
New Article 102(c)	Sections 228(1)(e) and 228(2) of the Companies Act 2014 codify the common law rules on directors fettering their independent judgment and the new Article 102(c) makes it clear that section 228(1)(e) will not restrict anything which may be done by our directors in accordance with the prior authorization of our Board.
Amendment to Article 110	The word “extended” is being removed in Article 110 as “extended” notice is not a term used in the Companies Act 2014 in relation to the removal of directors (it was a term used in the statute replaced by the Companies Act 2014).
Article 119	Article 119 is being amended to make it clear that a written resolution of the directors may be executed by electronic signature or in any other manner by a director.
Amendment to Articles 138 to 141	Articles 138 to 141 are being amended in order to take account of the new requirements regarding the maintenance of accounting records set out in the Companies Act 2014.
Amendment to Article 142	Article 142 is being amended to ensure that it is consistent with the categories of capital reserves recognized by the Companies Act 2014 as being available to pay up unissued shares for distribution to shareholders as bonus shares.

D-4     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex E: Reconciliation of GAAP to

Non-GAAP Information

This Proxy Statement contains references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our GAAP information is set forth below. We present such non-GAAP supplemental financial information, as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company’s consolidated financial statements found in its Annual Report on Form 10-K.

Definitions of Non-GAAP Financial Measures

Effective from January 1, 2016, we have made changes to the non-GAAP financial measures that we use to provide additional meaningful methods of evaluating the Company’s financial performance and have replaced our underlying and organic measures with those described below.

These changes have been made both as a direct consequence of the Merger and to simplify and better align these measures with how we internally assess core performance and benchmark our operating results versus competitors.

In order to assist readers of our consolidated financial statements in understanding the core operating results that Willis Towers Watson’s management uses to evaluate the business and for financial planning, we present non-GAAP measures. The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating and liquidity results.

Within these measures, we have adjusted for significant items which will not be settled in cash, or which we believe to be items that are not core to our current or future operations. These items include the following:

●	Restructuring and transaction and integration expenses - Management believes it is appropriate to adjust for restructuring and transaction and integration expenses when they relate to a specific significant program with a defined set of activities and costs that are not expected to continue beyond a defined period of time. We believe the adjustment is necessary to present how the Company is performing, both now and in the future when these programs will have concluded.

●	Fair value adjustment to deferred revenue - Adjustment to normalize for the deferred revenue written down as part of the purchase accounting for the Merger.

●	Gains and losses on disposals of operations - Adjustment to remove the results of disposed operations.

●	Provision for Stanford litigation - The provision for the Stanford litigation matter, which we consider to be a non- ordinary course litigation matter.

●	Venezuelan currency devaluation - Foreign exchange losses incurred as a consequence of the Venezuelan government’s enforced changes to exchange rate mechanisms.

●	Deferred tax valuation allowance - Adjustment to remove the effects of a release of the valuation allowance against certain U.S. deferred tax assets.

●	Gain on remeasurement of equity interests - The Company recognized a gain as a result of remeasuring its prior equity interest in Gras Savoye held before the business combination.

Historical non-GAAP measures have been recalculated using management’s new metrics for 2016.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     E-1

Annex E (continued)

These non-GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our consolidated financial statements.

The pro forma financial information is only for Willis and Towers Watson and does not include Gras Savoye or other M&A activity on a pro forma basis.

Constant Currency Change and Organic Change

We evaluate our revenues on an as reported (U.S. GAAP), constant currency and organic basis. We believe providing constant currency and organic information provides valuable supplemental information regarding our comparable results, consistent with how we evaluate our performance internally.

●	Constant Currency Change - Represents the year over year change in revenues excluding the impact of foreign currency fluctuations. To calculate this impact, the prior year local currency results are first translated using the current year monthly average exchange rates. The change is calculated by comparing the prior year revenues, translated at the current year monthly average exchange rates, to the current year as reported revenues, for the same period. We believe constant currency measures provide useful information to investors because they provide transparency to performance by excluding the effect that foreign currency exchange rate fluctuations have on period-over-period comparability given volatility in foreign currency exchange markets.

●	Organic Change - The organic presentation excludes both the impact of fluctuations in foreign currency exchange rates, as described above, as well as the period-over-period impact of acquisitions and divestitures. We believe that excluding transaction-related items from our GAAP financial measures provides useful supplemental information to our investors, and it is important in illustrating what our core operating results would have been had we not incurred these transaction-related items, since the nature, size and number of these transaction-related items can vary from period to period.

Adjusted Revenues

We consider Adjusted Revenues to be an important financial measure, which is used to internally evaluate and assess our core operations and to benchmark our operating results against our competitors. Adjusted Revenues presents relevant period-over-period comparisons of revenues by excluding the impact of purchase accounting rules.

Adjusted Revenues is Total revenues adjusted for the fair value adjustment for deferred revenues that would otherwise have been recognized but for the purchase accounting treatment of these transactions. GAAP accounting requires the elimination of this revenue.

A reconciliation of Total revenues to Adjusted Revenues for the year ended December 31, 2016 and pro forma 2015, and a reconciliation of the pro forma change to the constant currency and organic change for the year ended December 31, 2016 is as follows:

	Year Ended December 31,			Components of Change
	2016	Pro Forma 2015	Pro Forma Change	Currency Impact	Constant Currency Change	Acquisitions/ Divestitures	Organic Change
	(in millions)
Total revenues	$7,887	$7,492	5%	(3)%	8%	7%	1%
Fair value adjustment for deferred revenue	58
Adjusted Revenues	$7,945	$7,492	6%	(3)%	9%	7%	2%

E-2     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Annex E (continued)

Adjusted EBITDA

We consider Adjusted EBITDA to be an important financial measure, which is used to internally evaluate and assess our core operations, to benchmark our operating results against our competitors, and to evaluate and measure our performance-based compensation plans.

Adjusted EBITDA is defined as Net Income adjusted for provision for income taxes, interest expense, depreciation and amortization, restructuring costs, transaction and integration expenses, the fair value adjustment for deferred revenue, gain on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period- over-period assessment of operating results.

A reconciliation of net income to Adjusted EBITDA for the year ended December 31, 2016 and pro forma year ended December 31, 2015 is as follows:

	Year Ended December 31, 2016	Year Ended December 31, 2015
	Willis Towers Watson	Legacy Willis	Pro Forma Towers Watson(i)	Pro Forma Willis Towers Watson
	(in millions)
NET INCOME	$438	$384	$268	$652
(Benefit from)/provision for income taxes	(96)	(33)	103	70
Interest expense	184	142	22	164
Depreciation	178	95	64	159
Amortization	591	76	459	535
EBITDA	1,295	664	916	1,580
Restructuring costs	193	126	—	126
Transaction and integration expenses	177	73	(58)	15
Provision for the Stanford litigation	50	70	—	70
Fair value adjustment for deferred revenue	58	—	—	—
Gain on disposal of operations	(2)	(25)	(55)	(80)
Venezuela currency devaluation	—	30	—	30
Gain on remeasurement of equity interests	—	(59)	—	(59)
Adjusted EBITDA	$1,771	$879	$803	$1,682

(i)	Includes pro forma adjustments made in the Supplementary Pro Forma Financial Information section in our Annual Report on Form 10-K.

Adjusted Net Income and Adjusted Diluted Earnings Per Share

Adjusted Net Income is defined as Net Income Attributable to Willis Towers Watson adjusted for amortization, restructuring costs, transaction and integration expenses, the fair value adjustment of deferred revenue, gain on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results and the related tax effect of those adjustments. This measure is used solely for the purpose of calculating adjusted diluted earnings per share.

Adjusted Diluted Earnings Per Share is used to internally evaluate and assess our core operations and to benchmark our operating results against our competitors. Adjusted Diluted Earnings Per Share is defined as Adjusted Net Income divided by the weighted average number of shares of common stock, diluted.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY     E-3

Annex E (continued)

A reconciliation of net income attributable to Willis Towers Watson to adjusted diluted earnings per share for the year ended December  31, 2016 and 2015 is as follows:

	Year Ended December 31,
	2016	2015(ii)
	Willis Towers Watson	Legacy Willis
	(in millions, except per share amounts)
NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$420	$373
Adjusted for certain items:
Amortization	591	76
Restructuring costs	193	126
Transaction and integration expenses	177	73
Provision for the Stanford litigation	50	70
Fair value adjustment for deferred revenue	58	—
Gain on disposal of operations	(2)	(25)
Venezuela currency devaluation	—	30
Gain on remeasurement of equity interests	—	(59)
Tax effect on certain items listed above(i)	(320)	(83)
Deferred tax valuation allowance	(69)	(96)
Adjusted Net Income	$1,098	$485

Weighted average shares of common stock — diluted (millions of shares)	138	69

Diluted earnings per share, as reported from continuing operations	$3.04	$5.41
Adjusted for certain acquisition related items:
Amortization	4.28	1.10
Restructuring costs	1.40	1.83
Transaction and integration expenses	1.28	1.06
Provision for the Stanford litigation	0.36	1.01
Fair value adjustment for deferred revenue	0.42	—
Gain on disposal of operations	(0.01)	(0.36)
Venezuela currency devaluation	—	0.43
Gain on remeasurement of equity interests	—	(0.86)
Tax effect on certain items listed above(i)	(2.31)	(1.20)
Deferred tax valuation allowance	(0.50)	(1.39)
Adjusted Diluted Earnings Per Share	$7.96	$7.03

(i)	The tax effect was calculated using the statutory tax rate applicable to the item being adjusted for in the jurisdiction from which each adjustment arises.

(ii)	We have not presented this measure on a comparative pro forma basis because it is not practical to present the 2015 adjusted income tax effects on a pro forma basis, as making tax-effected non-GAAP adjustments on a proforma basis would be highly speculative in nature.

E-4     WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 200 LIBERTY STREET NEW YORK, NEW YORK 10281

VOTE BY INTERNET - www.proxyvote.com

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E28215-P93094-Z70031	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

The Board of Directors recommends you vote FOR the following:

1.	Elect directors.		For	Against	Abstain

	1a.	Anna C. Catalano	☐	☐	☐

	1b.	Victor F. Ganzi	☐	☐	☐

	1c.	John J. Haley	☐	☐	☐

	1d.	Wendy E. Lane	☐	☐	☐

	1e.	James F. McCann	☐	☐	☐

	1f.	Brendan R. O’Neill	☐	☐	☐

	1g.	Jaymin Patel	☐	☐	☐

	1h.	Linda D. Rabbitt	☐	☐	☐

	1i.	Paul Thomas	☐	☐	☐

	1j.	Jeffrey W. Ubben	☐	☐	☐

	1k.	Wilhelm Zeller	☐	☐	☐

For address changes/comments, mark here.					☐
(see reverse for instructions)

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain
2.	Ratify, on an advisory basis, the appointment of (i) Deloitte & Touche LLP to audit our financial statements and (ii) Deloitte LLP to audit our Irish Statutory Accounts, and authorize in a binding vote the Board, acting through the Audit & Risk Committee, to fix the independent auditors’ remuneration.	☐	☐	☐
3.	Approve, on an advisory basis, the named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:	1 Year	2 Years	3 Years	Abstain

4.	Approve, on an advisory basis, the frequency of the advisory vote on named executive officer compensation. ☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 5, 6A, 6B, 7A, 7B, 8 and 9.		For	Against	Abstain

5.	Amend the Articles of Association to implement proxy access.	☐	☐	☐

6A.	Amend the Articles of Association to provide for a plurality voting standard in the event of a contested election when the number of director nominees exceeds the number of directors to be elected.	☐	☐	☐

6B.	Amend the Articles of Association to grant the Board the sole authority to determine its size.	☐	☐	☐

7A.	Amend the Articles of Association to enhance the advance notice provisions and make certain administrative amendments in connection with the Companies Act 2014.	☐	☐	☐

7B.	Amend the Memorandum of Association to make certain administrative amendments, including in connection with the Companies Act 2014.	☐	☐	☐

8.	Renew the Board’s existing authority to issue shares under Irish law.	☐	☐	☐

9.	Renew the Board’s existing authority to opt out of statutory pre-emption rights under Irish law.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report on Form 10-K, Notice and Proxy Statement and Irish Statutory Accounts are available
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E28216-P93094-Z70031

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY FOR THE

2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS ON JUNE 13, 2017

The undersigned being a shareholder of Willis Towers Watson Public Limited Company (the “Company”) hereby appoints Mr. James F. McCann and, if Mr. McCann is not present, any director of the Company, with full power of substitution, for and in the name of the undersigned, to vote all ordinary shares, nominal value U.S. $0.000304635 per share, of the Company, that the undersigned would be entitled to vote if personally present at the 2017 Annual General Meeting of Shareholders, to be held in New York, New York (or participating in such meeting from Dublin, Ireland) and at any adjournment or postponement thereof, upon the matters described in the Notice of 2017 Annual General Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1